UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION STATEMENT

Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

[X] Preliminary Information Statement

[   ] Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

[   ] Definitive Information Statement

ACQUIRED SALES CORP.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[  ] No fee required

[X]        Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies: common stock

(2)	Aggregate number of securities to which transaction applies: 5,000,000

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing is calculated and state how it was determined.): $19,500,000

Stock Consideration per Exchange Act Rule 0-11(a)(4):  5,000,000 common stock shares to be issued at a $3.50 per share market value (the average of the bid and asked price for other over-the-counter securities as of October 10, 2019, a specified date within 5 business days prior to the date of the filing) equals $17,500,000 times one-fiftieth of one percent or .0002 totals $3,500.

Cash Consideration per Exchange Act Rule 0-11(c)(1): One-fiftieth of one percent of the proposed $2,000,000 cash payment is $400.

(4)	Proposed maximum aggregate value of transaction:

(5)	Total Fee Paid: $3,900

[ ]           Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

   (4) Dated Filed:

ACQUIRED SALES CORP.

31 N. Suffolk Lane, Lake Forest, Illinois 60045

Telephone: 847-915-2446

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

To the stockholders of Acquired Sales Corp.:

This information statement is furnished to the stockholders of Acquired Sales Corp., a Nevada corporation (sometimes “Acquired Sales”, the “Corporation”, “Company”, “we”, “us” or “our”) in connection with the approval by our board of directors and holders of a majority of our common stock to do the following:

1.Approve the merger of CBD Lion LLC, an Illinois limited liability company (“CBD Lion”) into the Company.

2.Amend the Corporation's Articles of Incorporation with the Nevada Secretary of State to change the Corporation’s name to CBD Lion Corp.

The CBD Lion Transaction

Terms of the Merger

·Subject to a number of conditions, Acquired Sales Corp. will acquire 100% of the ownership of CBD Lion for two million dollars ($2,000,000) in cash, plus five million (5,000,000) shares of unregistered common stock of the Corporation (the "Stock Consideration").

·The effects of the Merger shall be that all assets, property, rights, privileges, immunities, powers, franchises, licenses, and authority of CBD Lion shall vest in the Corporation, and all debts, liabilities, obligations, restrictions, and duties of CBD Lion shall become the debts, liabilities, obligations, restrictions, and duties of the Corporation.

·The articles of incorporation of the Corporation shall be the articles of incorporation of the Surviving Entity; and (ii) the by-laws of the Corporation shall be the by-laws of the Surviving Entity.

·The directors of the Corporation shall be Gerard M. Jacobs (Chairman), Erik S. Lundgren (Vice Chairman),Vincent J. Mesolella (Lead outside director), Thomas W. Hines, James S. Jacobs, Joshua A. Bloom, Richard E. Morrissy, Michael D. McCaffrey and a ninth director who will be designated by Erik S. Lundgren and reasonably acceptable to Gerard M. Jacobs and the officers of the Corporation shall be as set forth below, each to hold the office until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation, or removal in accordance with applicable Law.

oGerard M. Jacobs - Chairman, CEO and Secretary

oWilliam C. Jacobs - President, CFO and Treasurer

oErik S. Lundgren - Co-Vice Chairman, Co-Chief Operating Officer

oKatie M. Nauert – Chief Branding Officer

oAndrew R. Stepniak - Co-Chief Technology Officer

Conditions of the Merger

·At least twenty (20) days shall have passed after the mailing of this information statement and after the requisite filings are made with the State of Nevada.

·The parties shall have received the necessary authorizations of relevant governmental authorities.

·All filings required under the Securities Act or the Exchange Act necessary to consummate the Merger shall have been made.

·CBD Lion shall have received a written opinion from Taft Stettinius & Hollister LLP that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code.

·The Parties executing and delivering to the Corporation an employment agreement of Erik S. Lundgren.

·Gerard M. Jacobs, William C. Jacobs and the CBD Lion owners executing and delivering a stockholders agreement to vote in concert regarding the election of directors of the Corporation and on certain other matters.

·The Corporation and each CBD Lion Owner executing and delivering an escrow agreement;

·Each of Chris Weiland and Chris Nauert individually and Gary S. Lundgren and Gayle Lundgren as trustees of the Katie M. Lundgren 2008 Trust and as trustees of the Erik S. Lundgren 2008 Trust executing and delivering estoppel letters indicated that they have no right, title or interest whatsoever in and to the ownership interests, business or assets of CBD Lion.

·The Corporation and each CBD Lion Owner executing and delivering to the Corporation a registration rights agreement.

·Erik S. Lundgren delivering to the Corporation a file containing all product recipes used in CBD Lion business.

·No event, change, or effect that would, individually or in the aggregate, reasonably be expected to negatively impact the value of CBD Lion or the Corporation as set out in the Merger Agreement.

·Completion of an audit by an independent accountant of CBD Lion’s financial statements, which audit is acceptable to the Corporation.

·The release of a personal guaranty executed by Erik Lundgren.

Stockholders of record at the close of business on October 1, 2019 (the “Record Date”) are entitled to notice of this stockholder action by written consent.  Stockholders representing a majority of our issued and outstanding shares of common stock have already consented to the action to be taken by written consent to be effective as of 20 days after the mailing of this information statement and after the requisite filings are made with the State of Nevada.

ACQUIRED SALES IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED TO NOT SEND A PROXY.   Because the written consent of the holders of a majority of our voting power satisfies all applicable stockholder voting requirements, we are not asking for a proxy: please do not send us one.

Only stockholders of record at the close of business on October 1, 2019 (the “Record Date”) shall be given a copy of the Information Statement.  The date on which this Information Statement will be sent to stockholders will be on or about November 12, 2019.

The accompanying information statement is for information purposes only.  Please read it carefully.

By Order of the Board of Directors

/s/ Gerard M. Jacobs

Chief Executive Officer

November 1, 2019

This information statement is being furnished to all holders of the common stock of Acquired Sales in connection with the proposed action by Written Consent to authorize the board of directors to carry out the process to facilitate the reorganization of the  Company in connection with the acquisition of CBD Lion, and to change the name of Company to CBD Lion Corp.

ITEM 1.

INFORMATION STATEMENT

This information statement is being furnished to all holders of the common stock of Acquired Sales, in connection with resolutions of the Board of Directors and the written consent of the holders of in excess of 50% of the voting rights of the shareholders of Acquired Sales. The Board of Directors, as approved by the written consent of the holders of in excess of 50% of the voting rights of the shareholders of Acquired Sales as of the Record Date, provides public notice of the approval and authorization to carry out activities in connection with (i) the merger with CBD Lion (“Merger”); and, (ii) amending the Corporation's Articles of Incorporation with the Nevada Secretary of State to change the Corporation’s name to CBD Lion Corp. (“Name Change”) (collectively, the “Corporate Actions”).

The Merger will be effectuated pursuant to the Agreement and Plan of Merger annexed hereto as Appendix A. The Name Change will be effectuated pursuant to a Certificate of Amendment (the “Amendment”) to our Articles of Incorporation in the form as annexed hereto as Appendix B.

The Company will pay all costs associated with the distribution of the definitive Information Statement.

The Board of Directors of the Company (the “Board”), and a majority of the Company's stockholders at the Board’s recommendation, have already approved of the Corporate Actions described above by written consent in lieu of meeting pursuant to Chapter 78 of the Nevada Revised Statutes of the State of Nevada (the “NRS”). Therefore, we are not seeking approval for the Amendment or any related capitalization change, or other Corporate Actions from any of the Company's remaining stockholders, and the Company's remaining stockholders will not be given an opportunity to vote on the Amendment or Corporate Actions.  All necessary Board approvals have been obtained as of July 31, 2019 with all stockholder approvals effective as of October 1, 2019, and this Information Statement is being furnished solely for the purpose of providing advance notice to the Company's stockholders of the Amendment as required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Nevada law.

DATE, TIME AND PLACE INFORMATION

Under Section 14(c) of the Exchange Act and Rule 14c-2 promulgated thereunder, the Merger and Name Change cannot be effectuated until 20 days after the date that a Definitive Information Statement is sent to the Company's stockholders.  This Preliminary Information Statement was filed with the Securities and Exchange Commission on November 1, 2019.  It is anticipated that a Definitive Information Statement will be mailed ten days thereafter, on or about November 12, 2019 (the “Mailing Date”) to the stockholders of the Company as of the close of business on October 1, 2019 (the “Record Date”).  The Company expects to file the Amendment so as to effectuate both the Merger and Name Change with the Nevada Secretary of State, approximately 20 days after the Mailing Date.  The effective date of the Amendment and the Merger therefore, is expected to be on or after December 2, 2019.

DISSENTER’S RIGHT OF APPRAISAL

Pursuant to the NRS, our stockholders are not entitled to dissenters' rights of appraisal with respect to the Merger and Name Change as effectuated by the Amendment and the Company will not independently provide shareholders with any such right.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Common Stock

There will be no changes to any of the rights or privileges associated with our Common Stock.  The following summarizes the rights of holders of our Common Stock before and after the filing of the Amendment relating to the capitalization change:

·Each holder of shares of Common Stock is entitled to one vote per share on all matters to be voted on by our stockholders generally, including the election of directors;

·There are no cumulative voting rights;

·The holders of our Common stock are entitled to dividends and other distributions as may be declared from time to time by the Board out of funds legally available for that purpose, if any, subject to any dividend rights of the preferred stock, if any;

·Upon our liquidation, dissolution or winding up, the holders of shares of Common Stock will be entitled to share ratably in the distribution of all of our assets remaining available for distribution after satisfaction of all our liabilities and the payment of the liquidation preference of any outstanding preferred stock; and

·The holders of Common Stock have no preemptive or other subscription rights to purchase shares of our stock, and are not entitled to the benefits of any redemption or sinking fund provisions.

Dividends

We have not declared or paid cash dividends or made distributions in the past, and we do not anticipate paying cash dividends or making distributions in the foreseeable future.  We currently intend to retain and reinvest future earnings, if any, in order to finance our operations.

Outstanding Shares And Voting Rights

Currently, our only class of securities entitled to vote on the matters to be acted upon is common stock, of which the total amount presently outstanding is 2,726,669 shares, each share being entitled to one vote.  The record date for determination of the security holders entitled to vote or give consent is October 1, 2019.  The consent of the holders of a majority of the shares entitled to vote upon the matter is required for approval of the actions.  The board of directors and Stockholders owning 1,488,974 which constitute a majority of 54.6% of the outstanding voting securities of Acquired Sales Corp. have unanimously adopted, ratified and approved resolutions to effect the actions listed above.  No other votes are required or necessary.  We anticipate effecting the name change, acquisition and all other actions set out herein within two months of the date that this information statement is filed.

On July 31, 2019, our Board adopted resolutions approving and authorizing the Merger and on May 24, 2019, our Board signed a unanimous written consent to the Amendment containing the Name Change. Effective as of October 1, 2019, a majority of the stockholders of the Company took action by written consent and approved the Merger and an amendment to the Company’s Articles of Incorporation with respect to the Name Change.

As of the Record Date, the Company has authorized capital stock of 110,000,000 shares, of which 100,000,000 are shares of Common Stock and 10,000,000 are shares of preferred stock. As of November 1, 2019, 2,726,669 shares of our common stock were issued and outstanding, held by 243 holders of record. As of November 1, 2019, 66,150 shares of our Series A Preferred Stock and 90,000 shares of our Series B Preferred Stock were issued and outstanding. Our common stock is traded on the OTC Markets under the ticker symbol ASQP.

The following 17 shareholders, being beneficial owners of an aggregate of 1,488,974 shares of Common Stock constituting approximately 54.6% of our 2,726,669 shares of outstanding authorized Common Stock, voted in favor of the Amendment effecting the Name Change and other Corporate Actions described above:

Name	Number of Shares
William C. Jacobs	200,000
Roger S. Greene	112,413
Daniel F. Terry	572,000
Steven M. Skinner	7,021
Robert John Jacobs	25,000
Roberti Jacobs Family Trust (1)	181,623
Miss Mimi Corporation	100,000
Liberty Capital LLC (2)	10,000
Michelle Stratton (2)	10,000
Leonard D. Hall (2)	30,000
Brian Peterson (2)	10,000
Kathy Carter (2)	60,917
Alison Brewer (2)	10,000
Alpine Securities FBO V Mark Peterson Roth IRA (2)	10,000
Richard E. Morrissy	25,000
Joshua A. Bloom	50,000
James S. Jacobs	75,000
Total	1,488,974

(1)The Roberti Jacobs Family Trust irrevocably conveyed all of its voting power to Gerard M. Jacobs pursuant to a 2007 shareholder agreement, Mr. Jacobs is one of the grantors of the trust corpus, Mr. Jacobs and his wife Grace Roberti are the trustees, and Mr. Jacobs’ children are the beneficiaries. The trust is irrevocable.

(2)Shares voted by Gerard M. Jacobs pursuant to an irrevocable proxy dated as of 7/25/2007

Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders.

Pursuant to Chapter 78 of the NRS, the approval of a majority of the Company's voting power is required in order to effectuate the Amendment and Corporate Actions.  Chapter 78 of the NRS eliminates the need to hold a special meeting of the Company's stockholders to approve the Corporate Actions, including the Amendment and related capitalization change by providing that, unless the Company's Articles of Incorporation or Bylaws state otherwise, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent is signed by stockholders holding at least a majority of the Company's voting power in favor of such action.  Neither the Articles of Incorporation nor the Bylaws of the Company state otherwise and a majority of the Corporation’s common stock have voted in favor of the Amendment and other Corporate Actions.

The Amendment would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

DIRECTORS AND EXECUTIVE OFFICERS

Our articles of incorporation and bylaws authorize a board of directors comprised of a number of not less than one.

Set forth below for each person who has been elected director, based on information supplied by him, are his name, age as of the date of the Information Statement, any presently held positions with us, his principal occupation now and for the past five years, other directorships in public companies and his tenure of service with us as a director.  Each shall hold office until their successors are elected and qualify. The information has been provided by the nominees without independent verification by our management.

Executive Officers and Directors

The following table sets forth certain information regarding our current Directors and Executive Officers as of November 1, 2019.

Name	Age	Position
Joshua A. Bloom, M.D.	63	Director
Gerard M. Jacobs	64	Chairman of the Board, Chief Executive Officer and Secretary
James S. Jacobs, M.D.	65	Director
William C. "Jake" Jacobs, CPA	31	President, Chief Financial Officer and Treasurer
Michael D. McCaffrey	73	Director
Vincent J. Mesolella	70	Director
Richard E. Morrissy	64	Director
Thomas W. Hines, CPA CFA	60	Director

Our Directors serve in such capacity until the next annual meeting of our shareholders and until their successors have been elected and qualified. Our Chief Executive Officer serves at the discretion of our Board of Directors, until his death, or until he resigns or has been removed from office.

Joshua A. Bloom, M.D., age 63, has been a member of our board of directors since July 2007. He has been a practicing physician in Kenosha, Wisconsin since completion of his training in 1988. He is board Certified in Internal Medicine, Pulmonary Diseases, Critical Care Medicine and in Hospice and Palliative Care. He has been employed by Froedtert South (formerly known as United Hospital System) in the Clinical Practice Division from 1995 to present. He had been in private practice at the same address from 1988 to 1995. Dr. Bloom served on the board of directors of Kenosha Health Services Corporation from 1993 to approximately 2010 and the board of Hospice Alliance, Inc. since 1994 and Medical Director there since 1998. He also served on the board of the Beth Israel Sinai Congregation 1998 to 2014, where he served as the President from 2004 until 2010. We believe that Dr. Bloom’s experience serving as a director of the Corporation since 2007, his intelligence and educational background, and his familiarity with the medical field which has in the past and is currently providing candidates for potential acquisitions by the Corporation, qualifies him to serve as a director of the Corporation.

Dr. Bloom received a medical degree from the University of Illinois in 1982 and completed his residency in internal medicine in 1985 and fellowship in Respiratory & Critical Care Medicine in 1988; both at the University of Illinois. He received an MS in Organic Chemistry from the University of Chicago in 1978 and a BS in Chemistry from Yale College in 1977.

Gerard M. Jacobs, age 64, is Chairman of our Board of Directors, Chief Executive Officer and Secretary of the Company. Mr. Jacobs has been a private investor since 2006. In 2001, Mr. Jacobs took control of CGI Holding Corporation, and served as its Chief Executive Officer and member of its board of directors until 2006. Under Mr. Jacobs’ guidance, CGI Holding Corporation changed its name to Think Partnership Inc., made 15 acquisitions primarily of businesses involved in online marketing and advertising, and succeeded in having its common stock listed on the American Stock Exchange. The company is now known as Inuvo Inc. (NYSE:MKT: INUV). Previously, in 1995, Mr. Jacobs took control of General Parametrics Corporation, and served as its Chief Executive Officer and member of its board of directors until 1999. Under Mr. Jacobs’ guidance, General Parametrics changed its name to Metal Management Inc., made 37 acquisitions primarily of businesses involved in scrap metal recycling, and succeeded in building one of the largest scrap metal recycling companies in the world. The company is now part of Sims Metal Management Ltd. (ASX trading symbol: SGM). Mr. Jacobs has also served as the lead outside director for America’s Car-Mart, Inc. (NASDAQ: CRMT) and Patient Home Monitoring Corp. (Toronto: PHM). We believe that Mr. Jacobs’ experience serving as the Chief Executive Officer of three publicly traded companies and as a director of two other publicly traded companies, his work as an investment banker and as an attorney, and his intelligence and educational background, qualifies him to serve as a director of the Corporation.

Mr. Jacobs received a law degree from the University of Chicago Law School, which he attended as a Weymouth Kirkland Law Scholar, in 1978; and an A.B from Harvard College, in 1976, where he was elected to Phi Beta Kappa. Mr. Jacobs’ brother, James S. Jacobs, M.D., is also a member of our board of directors and William C. Jacobs, our President and Chief Financial Officer and Treasurer, is Gerard M. Jacobs’ son.

Gerard M. Jacobs earns compensation from the Company at the rate of $7,500 per month. He is also entitled to reimbursement for all of his business-related expenses.

James S. Jacobs, M.D., age 65, has been a member of our board of directors since July 2007. He is a Physician in the Department of Radiation Oncology, at St. Joseph Hospital in Denver, Colorado. He was previously the Resident Physician in Radiation Oncology at Rush Medical Center in Chicago, Illinois. We believe that Dr. Jacobs’ experience serving as a director of the Corporation since 2007, his intelligence and educational background, and his familiarity with the medical field which has in the past and is currently providing candidates for potential acquisitions by the Corporation, qualifies him to serve as a director of the Corporation.

Dr. Jacobs did a residency in Radiation Oncology at Rush Medical Center in Chicago, Illinois and an internal medicine internship and residency at the University of Colorado Medical Center in Denver, Colorado. Dr. Jacobs received a BA in Neuroscience from Amherst College in Amherst, Massachusetts in 1976.

William C. “Jake” Jacobs, CPA, age 31, is President, Chief Financial Officer and Treasurer of the Company. Effective as of February 27, 2019, the Board appointed Mr. Jacobs, the son of our Company’s Chief Executive Officer Gerard M. Jacobs, to serve as the President, Chief Financial Officer and Treasurer of the Company. Prior to becoming President, Chief Financial Officer and Treasurer of the Company, Mr. Jacobs served as an independent contractor for the Company for the past several years. Previously, Mr. Jacobs worked in the Assurance Division of Ernst & Young (doing business as EY), auditing both publicly traded and privately held companies. Mr. Jacobs graduated from the University of Southern California, with a double major in Accounting and Finance. In 2015, Mr. Jacobs won a Gold Medal at the United States of America Snowboard and Freeski Association (USASA) National Championships in the Boardercross Snowboard Senior (23-29) Men’s division.

William C. Jacobs earns compensation from the Company at the rate of $5,000 per month. He is also entitled to reimbursement for all of his business-related expenses.

Michael D. McCaffrey, age 73, has been a member of our board of directors since July 2007. He is an attorney practicing in Irvine, California and specializing in commercial and business litigation. Mr. McCaffrey has tried more than 100 jury and non-jury trials, representing numerous large companies, institutional lenders, real estate developers, contractors and various public and private corporations, partnerships and sole proprietorships. He has had sole or primary responsibility for defense and prosecution of significant matters including real property secured transactions; real estate syndication/fraud; partnership disputes/accounting/dissolution actions; corporate control; insurance (policyholders’ interests and insurers’

interests); employment litigation; prosecution, defense and expert witness on professional liability claims involving attorneys and accountants; construction, including prosecution and defense of major defect cases; and various business tort cases. We believe that Michael D. McCaffrey’s experience serving as a litigator and advisor to corporations, and his intelligence and educational background, qualifies him to serve as a director of the Corporation.

Mr. McCaffrey received his Juris Doctor in 1974 from the University of Denver College of Law where he was a member of the University of Denver Law Review (qualified by class rank, top 5%) and received a B.S. in Engineering from UCLA in 1968.

Vincent J. Mesolella, age 70, has been a member of our board of directors since October 2010. He has served for many years as the Chairman of the Narragansett Bay Commission, Providence, Rhode Island, one of the largest wastewater treatment utilities in the U.S. Mr. Mesolella also served for over twenty years as a member of the Rhode Island House of Representatives, including serving as the Majority Whip. Mr. Mesolella is the founder, President and Chief Executive Officer of MVJ Realty, LLC, a diversified real estate investment firm. Mr. Mesolella has served on the board of directors of Think Partnership Inc., an American Stock Exchange company. Mr. Mesolella has raised a great deal of money for charities including the Make-A-Wish Foundation. Mr. Mesolella resides in Rhode Island. We believe that Vincent J. Mesolella’s experience serving as a director of two publicly traded companies including service as Chairman of the Audit Committee of both, his work as a developer and business owner, his experience as an elected public official, his Chairmanship of a major wastewater treatment organization that has been nationally recognized for its excellence, his intelligence and educational background, and his familiarity with the real estate industry which has in the past and is currently providing candidates for potential acquisitions by the Corporation, qualifies him to serve as a director of the Corporation.

Richard E. Morrissy, age 64, has been a member of our board of directors since July 2007. Since August 2016, Mr. Morrissy has been working at the UIC Department of Medicine’s Section of Infectious Disease in a research clinic called Project WISH as Clinical Coordinator in Regulatory Affairs. Previously, Mr. Morrissy was the Senior Research Specialist at the Department of Surgery – CS within the UIC College of Medicine. Mr. Morrissy was a project coordinator for the School of Pharmacy. His duties included serving as project coordinator on four clinical trial research projects funded by the National Institutes of Health’s National Cancer Institute. The School of Pharmacy projects have involved multiple research projects utilizing Lycopene in restoring DNA damage in men’s prostates. The project at UIC’s internationally acclaimed Occupational Therapy School involved the setup and running of focus groups with impaired individuals to create a movement and activity computer survey for the World Health Organization. During his tenure, Mr. Morrissy managed clinical research trials including the submission of institutional review board documents and grant proposals, recruitment of subjects and data management and storage. He also designed and led focus groups, designed and critiqued research surveys, and edited manuscripts and scientific journals. We believe that Mr. Morrissy’s experience serving as a director of the Corporation since 2007, his intelligence and educational background, and his familiarity with the medical field which has in the past and is currently providing candidates for potential acquisitions by the Corporation, qualifies him to serve as a director of the Corporation. He received a B.A. in History from Western Illinois University in 1976.

Thomas W. Hines, CPA CFA, age 60, has been a member of our board of directors since February 2019.  Mr. Hines is a Vice President with Lowery Asset Consulting. Previously, Mr. Hines served as the Executive Vice President at Good Harbor Financial, as the National Director of Financial Planning at The Northern Trust Company, and as a tax partner at Ernst & Young in the financial planning group. Mr. Hines is a Certified Public Accountant (CPA) and a Chartered Financial Analyst (CFA). Mr. Hines holds a Bachelor of Science degree in Accounting from Marquette University, and a Master of Science in Taxation from the University of Wisconsin-Milwaukee.  Mr. Hines has been featured in publications including Fortune, American Banker, and the Premier edition of Wealth magazine. We believe that Mr. Hines’ experience as a CPA and CFA, his intelligence and educational background, qualifies him to serve as a director of the Corporation. Mr. Hines has completed over 120 Triathlons, including the Hawaii Ironman World Championship.

There are no agreements or understandings for our Chief Executive Officer or directors to resign at the request of another person, and neither the Chief Executive Officer nor directors are acting on behalf of nor will any of them act at the direction of any other person. Directors are elected until their successors are duly elected and qualified.

Board Membership of Acquired Sales and CBD Lion Before and After the Proposed Acquisition.

CBD Lion board of directors pre-Merger:  CBD Lion is a limited liability company without a board of directors. It is managed by Erik Lundgren.

CBD Lion board of directors after Merger:  Upon the closing of the Merger, CBD Lion will disappear into Acquired Sales Corp. It will have no Board.

Acquired Sales board of directors pre-Merger:  The board of directors of Acquired Sales currently consists of seven people: Gerard M. Jacobs, Joshua A. Bloom, M.D., James S. Jacobs, M.D., Thomas W. Hines, CPA CFA, Michael D. McCaffrey, Vincent J. Mesolella, and Richard E. Morrissy. Gerard M. Jacobs serves as the Chairman of Acquired Sales. Neither Erik S. Lundgren, nor his designee is currently a director of Acquired Sales.

Acquired Sales board of directors after Merger:  Pursuant to the terms of the Merger Agreement, at the Closing of the Merger the Acquired Sales board of directors will consist of Gerard M. Jacobs, Joshua A. Bloom, M.D., James S. Jacobs, M.D., Thomas W. Hines, CPA CFA, Michael D. McCaffrey, Vincent J. Mesolella, Erik S. Lundgren and Richard E. Morrissy, plus a ninth director who will be designated by Erik S. Lundgren and reasonably acceptable to Gerard M. Jacobs who will continue to serve as the Chairman of Acquired Sales following the closing of the Merger. Each to hold the office until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation, or removal in accordance with applicable Law.

Board Leadership Structure

Prior to the closing of our acquisition of CBD Lion, our board of directors has seven members. Gerard M. Jacobs is serving as both our principal executive officer and as the Chairman of our board of directors. Mr. Jacobs, who is a Phi Beta Kappa graduate of Harvard College and attended the University of Chicago Law School as a Weymouth Kirkland Law Scholar, has extensive experience serving as the Chief Executive Officer of several publicly traded companies, and has served as an independent member of the board of directors of other publicly traded companies, in several industries. Our company pays Mr. Jacobs consulting fees of $7,500 per month. Upon AQSP closing its acquisition of CBD Lion or Lifted Liquids, we intend to enter into a formal, individual employment agreement with Mr. Jacobs pursuant to the terms set out in the Compensation Agreement attached as Exhibit 10.53 to the Current Report on Form 8-K filed on June 26, 2019. Vincent Mesolella is formally designated as our lead independent director. Mr. Jacobs regularly consults with several of our independent directors, and especially with Vincent J. Mesolella in regard to all aspects of our company’s affairs.

Mr. Mesolella has served on the boards of directors of publicly traded companies, and for many years has served as the Chairman of the Narragansett Bay Commission, a large wastewater treatment agency in Rhode Island that has won national awards under his leadership. Mr. Mesolella has been actively involved in our evaluation of CBD Lion as a potential acquisition candidate, and in our negotiations of the terms of our pending acquisition of CBD Lion. Mr. Mesolella also receives and reviews a copy of each of our monthly bank statements.

Our board of directors has appointed an Investment Committee currently consisting of our CEO Gerard M. Jacobs, our President and CFO William C. Jacobs CPA, and director Thomas W. Hines. Our Investment Committee evaluated CBD Lion as a potential acquisition candidate, and has approved the terms and conditions of the Merger.

We believe that our current leadership structure is appropriate given the current financial resources of our corporation, the extensive experience of our directors, and the collaborative decision-making style of Mr. Jacobs. The board of directors’ role in the risk oversight of our company involves periodic telephonic board meetings, and one-on-one and conference telephone calls and email correspondence questioning Mr. Jacobs regarding his decision-making thought process, reviewing available financial and other documents as appropriate, and brainstorming with Mr. Jacobs as to how to best advance and protect our shareholders’ interests in regard to potential acquisitions and capital raises.

The leadership structure of our board of directors will not change substantially following the closing of our acquisition of CBD Lion. Our board of directors is expected to expand to nine members with the addition of Erik S. Lundgren and also a new director designated by Mr. Lundgren and approved by Gerard M. Jacobs.

At the present time, Vincent Mesolella is our lead outside director. We also draw upon the knowledge, experience and contacts of all of our directors. We believe that this anticipated leadership structure, with an experienced Chairman and several strong independent directors providing counsel to him, is appropriate given the experience of our directors and the collaborative decision-making style of Mr. Jacobs. It is anticipated that, following the closing of our acquisition of CBD Lion, the board of directors’ role in the risk oversight of our company will continue to involve periodic telephonic board meetings, and one-on-one and conference telephone calls and email correspondence questioning Mr. Jacobs, regarding his decision-making thought process, reviewing available financial and other documents as appropriate, and brainstorming with Mr. as to how to best advance and protect our shareholders’ interests in regard to potential acquisitions and capital raises, and in regard to operational and growth issues that may face CBD Lion.

Family Relationships

Gerard M. Jacobs and James S. Jacobs, MD are brothers. Gerard M. Jacobs and William C. Jacobs are father and son. James S. Jacobs and William C. Jacobs are uncle and nephew. There is no other family relationship among any of our officers or directors.

There are no agreements or understandings for any of our executive officers or director to resign at the request of another person and no officer or director is acting on behalf of nor will any of them act at the direction of any other person. Directors are elected until their successors are duly elected and qualified.

Certain Relationships And Related Transactions

The following includes a summary of transactions during our fiscal years ended December 31, 2018 and December 31, 2017 to which we have been a party, in which the amount involved in the transaction exceeds the lesser of  $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described elsewhere in this registration statement.

Rights to Purchase Warrants

On April 1, 2018, we issued to director Dr. James S. Jacobs, brother of Chief Executive Officer Gerard M. Jacobs, rights to purchase warrants, for a purchase price of $1.00, an aggregate of 40,000 shares of common stock of the Company, at an exercise price of $0.01 per share, such warrants to be fully vested and to be exercisable on or prior to December 31, 2024.

On April 1, 2018, we issued to then independent contractor and now our President and Chief Financial Officer William C. Jacobs, son of chief executive officer Gerard M. Jacobs, rights to purchase warrants, for a purchase price of $1.00, an aggregate of 210,000 shares of common stock of the Company, at an exercise price of $0.01 per share, such warrants to be fully vested and to be exercisable on or prior to December 31, 2024. On March 13th, 2019, William C. Jacobs exercised these warrants to purchase 200,000 shares of common stock of the company, and assigned the remaining 10,000 warrants to a third party.

Operating Loans 2018

On July 16, 2018 and November 12, 2018, Joshua A. Bloom, a member of our Board of Directors, loaned the Company $10,025 and $10,000, respectively, for working capital needs. The loans bear interest at 15% per annum. The loans are payable on demand by lender. There is a default rate of 18% interest in the event that the loans are not paid on demand. The loans are secured by all of the assets of the Company. In addition, the loan terms grant Mr. Bloom a total of 25,000 financing warrants to purchase shares of common stock of Acquired Sales Corp., exercisable at $0.03 per share at any time through July 16, 2023.

On July 18, 2018 and November 8, 2018, Gerard M. Jacobs, our Chief Executive Officer and a member of our Board of Directors, loaned the Company $4,765.70 and $6,000, respectively, for working capital needs. The loans bear interest at 15% per annum. The loans are payable on demand by lender. There is a default rate of 18% interest in the event that the loans are not paid on demand. The loans are secured by all of the assets of the Company. In addition, the loan terms grant Mr. Jacobs a total of 12,500 financing warrants to purchase shares of common stock of Acquired Sales Corp., exercisable at $0.03 per share at any time through July 16, 2023.

Operating Loans 2019

On January 7, 2019, January 21, 2019 and February 6, 2019, Gerard M. Jacobs, our Chief Executive Officer and a member of our board of directors, loaned the Company $5,967.50, $804, and $8,000, respectively, for working capital needs. The loans bear interest at 15% per annum. The loans are payable on demand by lender. There is a default rate of 18% interest in the event that the loans are not paid on demand. The loans are secured by all of the assets of the Company. In addition, the loan terms grant Mr. Jacobs a total of 18,750 financing warrants to purchase shares of common stock of Acquired Sales Corp., exercisable at $0.03 per share at any time through July 16, 2023.

Investment in Series A Preferred Stock

On February 27, 2019, director Thomas W. Hines purchased 5,400 shares of our Series A Preferred Stock convertible into 540,000 shares of our common stock at $1.00 per share.

Acquisition of Real Estate in Rhode Island

As discussed in our prior public filings, we have attempted to acquire one or more parcels of real estate in Rhode Island, referred to as the Mesolella/Jacobs Properties that are owned by entities affiliated with Vincent J. Mesolella and his son Derek V. Mesolella, formerly an independent contractor to the Company. One of the Mesolella/Jacobs Properties is also partly owned by an affiliate of our Chief Executive Officer, Gerard M. Jacobs. Discussions among Messrs. Mesolella and Jacobs and our independent directors have made it highly likely that we will never purchase any of the Mesolella/Jacobs Properties.

Indemnification of Officers and Directors

Our bylaws specifically limit the liability of our Chief Executive Officer and directors to the fullest extent permitted by law. As a result, aggrieved parties may have a more limited right to action than they would have had if such provisions were not present. The bylaws also provide for indemnification of our Chief Executive Officer and directors for any losses or liabilities they may incur as a result of the manner in which they operated our business or conducted internal affairs, provided that in connection with these activities they acted in good faith and in a manner which they reasonably believed to be in, or not opposed to, our best interest. In the ordinary course of business, we also may provide indemnifications of varying scope and terms to customers, vendors, lessors, business partners, independent contractors and other parties with respect to certain matters, including, but not limited to, losses arising out of our breach of such agreements, services to be provided by us, or from intellectual property infringement claims made by third-parties. We may also agree to indemnify former officers, directors, employees and independent contractors of acquired companies in connection with the acquisition of such companies.

Director Independence

We are not listed on a national exchange, such as NASDAQ, at this time. As such, we are not required to have independent directors. Our management believes that, consistent with Rule 5605(a)(2) of the Nasdaq Listing Rules that a director will only qualify as an “independent director” if, in the opinion of our Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our management has reviewed the composition of our Board of Directors and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our Board of Directors has determined that each of our directors, with the exceptions of Gerard M. Jacobs and Dr. James S. Jacobs, is an “independent director”.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement.  Except as set forth in our discussion above in the section entitled “Certain Relationships and Related Transactions, and Director Independence,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Board Composition and Committees

Our Board of Directors is currently composed of seven members: Messrs. Gerard M. Jacobs, Joshua A. Bloom, M.D., Thomas W. Hines, James S. Jacobs, M.D., Michael D. McCaffrey, Richard E. Morrissy and Vincent J. Mesolella. Our Board has decided that it would judge the independence of its directors by the heightened standards established by the NASDAQ Stock Market, despite the Company not being subject to these standards at this time. Accordingly, the Board has determined that five of our six non-employee directors, Messrs. Joshua A. Bloom, M.D., Thomas W. Hines, Michael D. McCaffrey, Richard E. Morrissy and Vincent J. Mesolella, each meet the independence standards established by the NASDAQ Stock Market and the applicable independence rules and regulations of the SEC, including the rules relating to the independence of the members of our audit committee and compensation committee. Our Board of Directors considers a director to be independent when the director is not an officer or employee of the Company or its subsidiaries, does not have any relationship which would, or could reasonably appear to, materially interfere with the independent judgment of such director, and the director otherwise meets the independence requirements under the listing standards of the NASDAQ Stock Market and the rules and regulations of the SEC.

Audit Committee and Audit Committee Financial Expert

We have an audit committee consisting of Joshua A. Bloom, M.D., Thomas W. Hines, Michael D. McCaffrey, Vincent J. Mesolella and Richard E. Morrissy as members. We have not adopted an Audit Committee charter. Vincent J. Mesolella serves as our audit committee chairman and financial expert. Our audit committee performs the following functions including: (1) selection and oversight of our independent accountant; (2) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters; and (3) engaging outside advisors. Our Board of Directors has determined that each of its members is able to read and understand fundamental financial statements and has substantial business experience that results in that member’s financial sophistication. Accordingly, the Board of Directors believes that each of its members has the sufficient knowledge and experience necessary to fulfill the duties and obligations that an audit committee member should have for a business such as the Company.

Compensation Committee

Our compensation committee is comprised of Messrs. Bloom, Hines, McCaffrey, Mesolella and Morrissy. Joshua A. Bloom, M.D. is Chairman of the compensation committee. The compensation committee is responsible for, among other things, reviewing and recommending to our Board of Directors the annual salary, bonus, stock compensation and other benefits of our executive officers, including our Chief Executive Officer and Chief Financial Officer; reviewing and providing recommendations regarding compensation and bonus levels of other members of senior management; reviewing and making recommendations to our Board of Directors on all new executive compensation programs; reviewing the compensation of our Board of Directors; and administering our equity incentive plans. The compensation committee may delegate any or all of its duties or responsibilities to a subcommittee of the compensation committee, to the extent consistent with the Company's organizational documents and all applicable laws, regulations and rules of markets in which our securities trade, as applicable. The Board has determined that each member of the compensation committee is “independent,” as that term is defined by the rules of the NASDAQ Stock Market.

Corporate Governance and Nominating Committee

Our corporate governance and nominating committee is comprised of Messrs. Bloom, Hines, McCaffrey, Mesolella and Morrissy. Michael D. McCaffrey is Chairman of the corporate governance and nominating committee. The corporate governance and nominating committee is responsible for, among other things, annually assessing the composition, skills, size and tenure of the Board of Directors in advance of annual meetings and whenever individual directors indicate that their status may change; annually considering new members for nomination to the Board of Directors; causing the Board of Directors to annually review the independence of directors; and developing and monitoring our general approach to corporate governance issues as they may arise. The Board has determined that each member of the corporate governance and nominating committee is “independent,” as that term is defined by the rules of the NASDAQ Stock Market.

Investment Committee

Our board of directors has appointed an Investment Committee currently consisting of our Chief Executive Officer Gerard M. Jacobs, our President and Chief Financial Officer William C. Jacobs, CPA and director Thomas W. Hines, CPA, CFA. Future acquisitions by the Company of direct equity ownership interests in any entity other than Ablis, Bendistillery and Bend Spirits will be subject to unanimous approval by such Investment Committee and to majority approval by the Board of Directors of the Company, provided that the requirement of unanimous approval by such Investment Committee will be terminated if the investors in the Company’s Series A Preferred Stock no longer hold 25% or more of their investment in the form of Preferred Stock or common stock of the Company following conversion, or if the Company’s common stock has closed at $10.00 per share or higher for 20 consecutive trading days and there have been on average at least 50,000 shares traded on each of those 20 consecutive trading days, or if 84 months have passed since the first date that the registration statement covering the common shares of the company into which the Company's Series A Preferred Stock can be converted (the "Series A Registration Statement") is effective.

Code of Ethics

We currently have not adopted a code of ethics due to our limited size and operations. Following completion of acquisition of assets and expansion of our business in 2019, we intend to adopt a code of ethics consisting of written standards that are designed to deter wrongdoing and to promote (a) Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (b) Full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the Commission and in other public communications made by us; (c) Compliance with applicable governmental laws, rules and regulations; (d) The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and (e) Accountability for adherence to the code.

Section 16(a) Beneficial Ownership Compliance.

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common stock and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% shareholders are required by the SEC regulations to furnish us with copies of all Section 16(a) reports they file. Such persons are further required by SEC regulation to furnish us with copies of all Section 16(a) forms (including Forms 3, 4 and 5) that they file. Based solely on our review of the copies of such forms received by us with respect to fiscal year 2019, or written representations from certain reporting persons, we believe all of our directors, executive officers and 10% holders have met all applicable filing requirements, except as described in this paragraph:

Daniel F. Terry, Jr. is a holder of 10% of our common stock and has not filed a Form 3. Gerard M. Jacobs, Vincent Mesolella, Joshua A. Bloom, Thomas W. Hines, Richard E. Morrissy and James S. Jacobs, members of our board of directors, have not filed a Form 3 or Form 4

COMPENSATION OF DIRECTORS AND OFFICERS

Summary Compensation Table

Set forth below is information for the fiscal years indicated relating to the compensation of each person who served as our principal executive officer (the “Named Executive Officer”) during the past two fiscal years.

	Year	Salary($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings($)	All Other Compensation ($)	Total ($)
Gerard M. Jacobs,	2018	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -
CEO(1)	2017	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -
William C. Jacobs,	2018	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -
Pres CFO(2)	2017	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -

(1) As of December 31, 2018, we did not experience any cash flow events as a result of any payments to our Chief Executive Officer, Gerard M. Jacobs. We have not provided retirement benefits or severance or change of control benefits to Mr. Gerard M. Jacobs. Unexercised options or warrants issued as compensation held by our Chief Executive Officer at the years ended December 31, 2017 and 2018 are set out in the following table; no equity awards were made during these years.

(2) William C. Jacobs was an independent contractor of the Company from May 2014 until February 4, 2019, when he was promoted to President, Treasurer and CFO of the Company. As an independent contractor, William C. Jacobs earned fees of $5,000 per month, plus reimbursement for all of his business-related expenses. However, during 2017 and 2018, William C. Jacobs was not paid the independent contractor fees that he had earned, and he was not reimbursed for any of his business-related expenses, because the Company did not have the cash to pay him. All of the independent contractor fees that were owed to William C. Jacobs but were not paid because the Company did not have the cash to pay him, plus reimbursement for all of his business related expenses, were fully paid to him during 2019 out of the proceeds of the sale of the Company's Series A convertible preferred stock. These independent contractor fees totaled $60,000 for 2017 and $60,000 for 2018.

BOARD OF DIRECTORS COMPENSATION

Fees and Equity Awards for Non-Employee Directors

On April 1, 2018, we issued to director James S. Jacobs and to William C. Jacobs, then an independent contractor and now our President and Chief Financial Officer, rights to purchase warrants, for an aggregate purchase price of $2.00, an aggregate of 250,000 shares of common stock of the Company (40,000 to James S. Jacobs, and 210,000 to William C. Jacobs), at an exercise price of $0.01 per share, such warrants to be fully vested and to be exercisable on or prior to December 31, 2024. We recorded total stock compensation expense of $72,500 related to these rights to purchase warrants; this consists of $11,600 of stock compensation for the rights to purchase warrants issued to James S. Jacobs, and $60,900 of stock compensation for the rights to purchase warrants issued to William C. Jacobs.

The table below sets forth the compensation of our directors for the fiscal years ended December 31, 2018 and 2017.

Name	Year	Fees earned or paid in cash ($)	Stock awards ($)	Option awards	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Joshua A. Bloom, M.D. (2)	2018	-	-	-	-	-	-	-
	2017	-	-	-	-	-	-	-
Gerard M. Jacobs (1)	2018	-	-	-	-	-	-	-
	2017	-	-	-	-	-	-	-
James S. Jacobs, M.D. (2)	2018	-	$ 11,600	-	-	-	-	$ 11,600
	2017	-	-	-	-	-	-
Michael D. McCaffrey (2)	2018	-	-	-	-	-	-	-
	2017	-	-	-	-	-	-	-
Vincent J. Mesolella (3)	2018	-	-	-	-	-	-	-
	2017	-	-	-	-	-	-	-
Richard E. Morrissy (2)	2018	-	-	-	-	-	-	-
	2017	-	-	-	-	-	-	-
Thomas W. Hines CPA CFA	2018	-	-	-	-	-	-	-
	2017	-	-	-	-	-	-	-

(1) In 2014, Mr. Gerard M. Jacobs was granted the right to purchase from Acquired Sales, for an aggregate purchase price of $2.00: (1) warrants to purchase an aggregate of 750,000 shares of common stock, at an exercise price of $0.01 per share expiring on December 31, 2024, and (2) warrants to purchase an aggregate of 750,000 shares of common stock, at an exercise price of $1.85 per share expiring on December 31, 2024, if a required performance contingency is met. The combined fair value of these warrants was expensed in the 2014 income statement.

(2) In 2014, Dr. Joshua A. Bloom, Dr. James S. Jacobs, Mr. Michael D. McCaffrey, and Mr. Richard E. Morrissy each were granted the right to purchase from Acquired Sales, for an aggregate purchase price of $2.00: (1) warrants to purchase an aggregate of 25,000 shares of common stock, at an exercise price of $0.01 per share expiring on December 31, 2024, and (2) warrants to purchase an aggregate of 25,000 shares of common stock, at an exercise price of $1.85 per share expiring on December 31, 2024. The combined fair value of these warrants was expensed in the 2014 income statement.

(3) In 2014, Mr. Vincent J. Mesolella was granted the right to purchase from Acquired Sales, for an aggregate purchase price of $2.00: (1) warrants to purchase an aggregate of 500,000 shares of common stock, at an exercise price of $0.01 per share expiring on December 31, 2024, and (2) warrants to purchase an aggregate of 500,000 shares of common stock, at an exercise price of $1.85 per share expiring on December 31, 2024, if a required performance contingency is met. The combined fair value of these warrants was expensed in the 2014 income statement.

Compensation Discussion and Analysis

Throughout most of our history, rather than having full-time employees, our management has regularly engaged outside consultants, accountants and other professional service providers for purposes of providing services to the Company.  We also often issued options in lieu of cash compensation, so as to preserve capital where needed and limit cash risk exposure. Our Chief Executive Officer directly or indirectly owned equity in the Company, but was not paid cash. In the past year, the Company has significantly increased operations, and working capital. We hired a CFO and paid him $5,000 per month. In addition, our chief executive officer commenced receiving $7,500 per month as a consulting fee. In addition, upon the closing of the CBD Lion LLC and/or Warrender Enterprise Inc. d/b/a Lifted Liquids acquisitions, the salaries, equity incentives, expense reimbursements and bonuses will increase. There are also to be significant bonuses awarded to the CEO and CFO in the event the Company closes on the acquisitions of CBD Lion LLC and Warrender Enterprise Inc. d/b/a Lifted Liquids, and in the event that the Company raises $15 million and $25 million. For a further description of the proposed compensation arrangements, please refer to the current report on Form 8-K, and its exhibit, filed with the SEC on or about June 25, 2019.

Historically, funding for the Company was sourced from management affiliates through loans over the past years.  The Corporation limits cash compensation to outside or internal directors and does not have a cash compensation policy.  The Corporation believes that, given the extensive experience of Mr. Jacobs and the rest of the board of directors, and the current opportunity cost factor for each of them, combined with the fact that, until recently each of them has continued to provide services without cash compensation, that the amount of compensation provided in the form of options, which must be purchased for cash, is fair and reasonable for the Corporation. Additionally, the Corporation has, in the past, sought to retain management, which would require that the Corporation enter into long term, inflexible employment arrangements with persons that may have a limited stake in the Corporation’s success as compared to our principals.

Proposed Bonus Pool

In the event that we close the Merger with CBD Lion we have contracted to award annual bonuses to certain of our executives, including, Gerard M. Jacobs, William C. Jacobs, Erik S. Lundgren and Nicholas S. Warrender and several others.  For each fiscal year during each executive’s (“Executive”) employment term, which is anticipated to be rolling multi-year terms (each an “Employment Term”), each Executive shall be eligible to be considered for an annual bonus (the “Annual Bonus”) as part of a Company-wide management bonus pool arrangement. During the 4th quarter of each year, the Chairman of the

Compensation Committee of the Board (the “Compensation Committee”) shall recommend in writing a consolidated earnings before interest, taxes, depreciation and amortization (“EBITDA”) target (each, a “Target”) for the following year (the “Target Year”), which Target must be approved in writing by each of the following for as long as that Executive remains employed by the Company:  Gerard M. Jacobs, William C. Jacobs, Erik S. Lundgren and Nicholas S. Warrender (collectively, and with respect to each for only as long as he is an employee of the Company, the “Executive Management Group”).

If the Chairman of the Compensation Committee does not recommend in writing a Target for a Target Year that is approved in writing by all of the members of each Executive Management Group prior to the commencement of the Target Year, then the Target for the Target Year shall be equal to the actual consolidated EBITDA of the Company and its subsidiaries during the then-current year (i.e., the year preceding the Target Year) as certified in writing by the Company’s outside firm of independent certified public accountants. If the actual consolidated EBITDA of the Company and its subsidiaries during the Target Year as certified in writing by the Company’s outside firm of independent certified public accountants exceeds the Target (the amount by which the actual consolidated EBITDA of the Company and its subsidiaries during the Target Year as certified in writing by the Company’s outside firm of independent certified public accountants exceeds the Target, the “Excess Amount”), then cash equal to 33% of the Excess Amount shall be set aside by the Company as a cash management bonus pool (the “Bonus Pool”), and the amount of the Bonus Pool shall be allocated and paid out by the Company as bonuses or fees to the officers of the Company and its subsidiaries (and potentially, to directors or third parties who have significantly helped the Company and its subsidiaries during the Target Year), with the amount to be paid to each payee, including the amount of any Annual Bonus to be paid to each Executive, to be determined by unanimous written agreement of each Executive Management Group, in their sole discretion.

Each Executive expressly agrees and acknowledges that the amount of the Annual Bonus (if any) allocated and paid to each Executive as so determined by unanimous written agreement of each Executive Management Group shall be final, non-appealable, and binding upon each Executive, regardless of whether each Executive receives any Annual Bonus, and regardless of whether any Annual Bonus received by each Executive is higher or lower than any other person’s bonus, under any and all circumstances whatsoever.  The Company shall pay each Executive the Annual Bonus, if any, no later than March 15th of the year following the applicable Target Year.)

Compensation Committee

Our directors, Chief Executive Officer, and our President and Chief Financial Officer, do not receive remuneration from us unless approved by the Board of Directors, but we expect to enter into employment agreements with officers in the future pursuant to the Compensation Agreement. No such payment shall preclude any director from serving us in any other capacity and receiving compensation in connection with that service. We have a compensation committee consisting of Joshua A. Bloom, M.D., Thomas W. Hines, Michael D. McCaffrey, Vincent J. Mesolella and Richard E. Morrissy as members. Joshua A. Bloom, M.D. serves as the committee’s chairman.

Long-Term Incentive Plans

Except for the incentives set out in the Compensation Agreement in favor of our Chief Executive Officer, and our President/Chief Financial Officer, there are no current arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers, except that our directors and executive officers may receive stock options at the discretion of our Board of Directors. We do not have any material bonus or profit-sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options or warrants may be granted at the discretion of our Board.

Except for the incentives set out in the Compensation Agreement in favor of our Chief Executive Officer, and our President/Chief Financial Officer and the proposed Bonus Pool described above to be created in favor of several of our executives, we have no current plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $60,000 per executive officer.

Aggregate Option Exercise of Last Fiscal year and Fiscal Year-End Option Values

The table below sets forth unexercised options, stock that has not yet vested and equity incentive plan awards for our Chief Executive Officer outstanding as of December 31, 2018. The options are exercisable at the respective prices listed below.

Outstanding Equity Awards At Fiscal Year End
(see description of columns (a) through (j) below)

(a) (b) (c) (d) (e) (f) (g) (h) (i) (j)
Gerard M. Jacobs, 605,000 - - $2.00 9/29/2021 - - - -
CEO 471,698 - - $2.00 11/4/2020 - - - -

Description of Columns (a) Through (j):

Option awards

(a)  The name of the named executive officer;

(b)  Number of securities underlying unexercised options (#) exercisable

(c)  Number of securities underlying unexercised options (#) unexercisable;

(d)  Equity incentive plan awards: number of securities underlying unexercised unearned options;

(e)  Option exercise price;

(f)  Option expiration date;

Stock awards

(g)  Number of shares or units of stock that have not vested (i);

(h)  Market value of shares or units of stock that have not vested;

(i)   Equity incentive plan awards: number of unearned shares, units or other rights that have not vested; and

(j)  Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested.

INDEPENDENT PUBLIC ACCOUNTANTS

On April 13, 2017, Eide Bailly LLP resigned as the Company’s independent registered public accounting firm. On July 16, 2018, the Company engaged Fruci & Associates II, PLLC (“Fruci”) as the Company’s independent registered public accounting firm.

The following describes the audit fees, audit-related fees, tax fees, and all other fees for professional services provided by Fruci:

For the year ended December 31, 2018:For the year ended December 31, 2017:

Audit Fees: $12,500Audit Fees: $6,000

Audit-Related Fees: NoneAudit-Related Fees: None

Tax Fees: $2,000Tax Fees: $2,500

All Other Fees: NoneAll Other Fees: None

COMPENSATION PLANS

Equity Compensation Plans

None.

Option Plans

None.

AUTHORIZATION OR ISSUANCE OF SECURITIES

OTHERWISE THAN FOR EXCHANGE

Description of Securities

General

We are authorized to issue 100,000,000 shares of common stock, par value $0.001 per share, of which 2,726,669 shares are issued and outstanding.  We are authorized to issue 10,000,000 shares of preferred stock, par value $0.001 per share of which 66,150 Preferred A and 90,000 Preferred B shares are currently outstanding. Approximately 2,427,377 shares of the 2,726,669 shares of common stock presently issued and outstanding are "restricted securities" as that term is defined in Rule 144 adopted under the Securities Act.  The remaining 299,292 shares are believed to be free-trading.

Common Stock

Holders of common stock are entitled to one vote per share on each matter submitted to a vote at any meeting of stockholders.  Shares of common stock do not carry cumulative voting rights and, therefore, holders of a majority of the outstanding shares of common stock will be able to elect the entire board of directors, and, if they do so, minority stockholders would not be able to elect any members to the board of directors.  Our board of directors has authority, without action by the stockholders, to issue all or any portion of the authorized but unissued shares of common stock, which would reduce the percentage ownership of the stockholders and which may dilute the book value of the common stock.

Shareholders have no pre-emptive rights to acquire additional shares of common stock.  The common stock is not subject to redemption and carries no subscription or conversion rights.  In the event of liquidation, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities.  The shares of common stock, when issued, will be fully paid and non-assessable. We currently do not accumulate money on a regular basis in a separate custodial account, commonly referred to as a sinking fund, to be used to redeem debt securities.

Holders of common stock are entitled to receive dividends as the board of directors may from time to time declare out of funds legally available for the payment of dividends.  We have not paid dividends on common stock and do not anticipate that we will pay dividends in the foreseeable future.

Series A Preferred Stock

We have designated 400,000 shares of Series A Preferred Stock of which 66,150 shares are currently issued and outstanding. Each share of Series A Preferred Stock may be converted into 100 shares of common stock. The Series A Preferred Stock pays dividends at the rate of 3% annually. The Series A Preferred Stock dividends are cumulative if we do not have the necessary cash to pay the dividend when due. The Series A Preferred Stock dividends shall cease to accrue at such time as our Common Stock has closed at $3.00 per share or higher for 20 consecutive trading days after the first date that the Series A Registration Statement is effective, and there have been, on average, at least 25,000 shares traded on each of those 20 consecutive trading days. The Series A Preferred Stock have no voting rights. The holders of the Series A Preferred Stock have voluntary conversion rights. Shares of Series A Preferred Stock are subject to Mandatory Conversion (in the discretion of the Company) at such time as our Common Stock has closed at $5.00 per share or higher for 20 consecutive trading days after the first date that the Series A Registration Statement is effective, and there have been, on average, at least 50,000 shares traded on each of those 20 consecutive trading days.

Series B Preferred Stock

We have designated 5,000,000 shares of Series B Preferred Stock of which 90,000 shares are currently issued and outstanding. On June 28, 2019, we commenced an offering, on an any-or-all basis, to sell shares of preferred stock strictly to purchasers who are verified accredited investors pursuant to the safe-harbor exemption set out in Regulation D, Rule 506(c). The offering contemplates the sale of restricted “Series B Preferred Stock”. The principal amount of the offering is $25,000,000, which may be increased by any amount in the sole discretion of the Company. The proposed primary terms of the Series B Preferred Stock include a $5.00 per share purchase price, conversion rights into one share of common stock for each share of Series B preferred stock, and dividends at the rate of 3% annually. The proposed Series B Preferred Stock dividends are cumulative if the Company does not have the necessary cash to pay the dividend when due. The proposed Series B Preferred Stock dividends shall cease to accrue at such time as the Company’s Common Stock has closed at $7.00 per share or higher for 20 consecutive trading days after the first date that the registration statement covering the common shares of the company into which the Company's Series B Preferred Stock can be converted (the "Series B Registration Statement") is effective, and there have been, on average, at least 25,000 shares traded on each of those 20 consecutive trading days. The proposed Series B Preferred Stock shall have no voting rights. The holders of the proposed Series B Preferred Stock shall have voluntary conversion rights. Shares of the proposed Series B Preferred Stock shall be subject to Mandatory Conversion (in the discretion of the Company) at such time as the Company’s Common Stock has closed at $9.00 per share or higher for 20 consecutive trading days after the first date that the Series B Registration Statement is effective, and there have been, on average, at least 50,000 shares traded on each of those 20 consecutive trading days. As of November 1, 2019, we have accepted subscriptions from three accredited investors in private placements to purchase 90,000 shares of the Series B Preferred Stock for an aggregate purchase price of $450,000 in cash, convertible at the option of the holders into an aggregate of 90,000 shares of newly issued common stock of the Company, or $5.00 per share of common stock of the Company.

Our board of directors has the authority, without further action by the stockholders, to issue up to the 9,843,850 balance of 10,000,000 shares of authorized preferred stock. Preferred stock could be issued quickly with terms calculated to delay or prevent a change of control or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock, and may adversely affect the voting and other rights of the holders of common stock.

Nature and Approximate Amount of Consideration to be Received by Us in Exchange for our Share Issuance to CBD Lion.

In addition to $2,000,000 in cash, in connection with the proposed acquisition of CBD Lion, CBD Lion’s shareholders will exchange all of the outstanding equity of CBD Lion and receive 5,000,000 shares of our common stock.

Reasons for the proposed issuance and general effect on the rights of our security holders.

Our long stated objectives have been to seek, investigate and, if warranted, acquire an interest in one or more businesses, particularly focusing upon existing privately held businesses whose owners are willing to consider merging their businesses into our Company in order to establish a public trading market for their common stock, and whose managements are willing to operate the acquired businesses as divisions or subsidiaries of our company. CBD Lion fits into that longtime objective. The general effect on the rights of our security holders will be a dilution of their relative ownership, but an anticipated increase in the value and liquidity of their shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of November 1, 2019 by:

•each of our named executive officers;

•each of our directors;

•all of our current directors and executive officers as a group; and

•each stockholder known by us to own beneficially more than five percent of our common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of November 1, 2019, pursuant to the exercise of options or warrants, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage of ownership is based on 2,726,669 shares of common stock outstanding on November 1, 2019.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director, executive officer and stockholders listed is c/o Acquired Sales Corp., 31 N. Suffolk Lane, Lake Forest, Illinois 60045.

This table does not include any of the 5,000,000 shares to be issued pursuant to the Merger with CBD Lion LLC.

Name	Number of Series A Preferred Stock Shares Owned	Number of Series B Preferred Stock Shares Owned	Number of Common Stock Shares Owned or Controlled	Options/Warrants Owned	Amount and Nature of Beneficial Ownership (Total Voting Power)	Percent of Voting Securities
ZIE Partners LLC (1)	25,000	-	-	-	2,500,000	91.7%
Gerard M. Jacobs (2)	-	-	451,623	1,857,948	2,309,571	84.7%
Daniel F. Terry, Jr. (3)	-	-	597,000	-	597,000	21.9%
Thomas W. Hines, CPA CFA (4)	5,400	-	-	-	540,000	19.8%
Vincent J. Mesolella (5)	-	-	7,862	530,000	537,862	19.7%
Elana Knight (6)	4,000	60,000	-	-	460,000	16.9%
Reginald Carnick (7)	3,500	-	-	-	350,000	12.8%
Michael Forte (8)	2,500	-	-	-	250,000	9.2%
John Chris Jackson (9)	2,500	-	-	-	250,000	9.2%
Thomas J. and Karen D. Neckopulos (10)	2,500	-	-	-	250,000	9.2%
Nicholas W. Tiller (11)	2,500	-	-	-	250,000	9.2%
Minh N. Le (12)	-	-	211,986	-	211,986	7.8%
William C. "Jake" Jacobs, CPA (13)	-	-	200,000	-	200,000	7.3%
Cahill Ventures (14)	2,000	-	-	-	200,000	7.3%
Roberti Jacobs Family Trust (15)	-	-	181,623	-	181,623	6.7%
Janean Monroe (16)	1,500	-	-	-	150,000	5.5%
Charles Flieringa (17)	1,500	-	-	-	150,000	5.5%
Lincolnshire Associates II Ltd (18)	-	-	142,453	-	142,453	5.2%
Roger S. Greene (19)	-	-	113,208	5,000	118,208	4.3%
James S. Jacobs, M.D. (20)	-	-	75,000	25,000	100,000	3.7%
Joshua A. Bloom, M.D. (21)	-	-	50,000	30,000	80,000	2.9%
Michael D. McCaffrey (22)	-	-	-	55,000	55,000	2.0%
Richard E. Morrissy (23)	-	-	25,000	30,000	55,000	2.0%
Total Officers and Directors as group (8 persons) (24)	52,900	60,000	2,055,755	2,532,948	3,877,433	142.2%

(1) Christian Zann is the Manager of ZIE Partners LLC. The address for ZIE Partners LLC is 31 N. Suffolk Lane, Lake Forest, IL 60045. ZIE Partners LLC owns 25,000 shares of Acquired Sales Corp.'s Series A Preferred Stock, convertible into 2,500,000 shares of Acquired Sales Corp.'s common stock.

(2) The address for Mr. Gerard M. Jacobs is 31 N. Suffolk Lane, Lake Forest, Illinois 60045. Mr. Gerard M. Jacobs, our Chairman, Chief Executive Officer, Secretary, and Treasurer has voting control over the following: (a) 181,623 Company shares owned by the Roberti Jacobs Family Trust, over which Mr. Gerard M. Jacobs has voting control via a 2007 shareholders agreement; (b) 100,000 Company shares owned by his affiliate Miss Mimi Corporation; (c) 170,000 Company shares owned by unrelated shareholders of the Company, over which Mr. Gerard M. Jacobs has voting control via a 2007 shareholders agreement; (d) 605,000 options at $2.00 per share, the vesting of which occurred upon the closing of the merger with Cogility; (e) 471,698 options at $2.00 per share (originating from Cogility); (f) 750,000 warrants at $0.01 per share, which Mr. Jacobs or his designee have the right to purchase from the Company for an aggregate purchase price of $1.00; and (g) 31,250 financing warrants at $0.03 per share. The Company has issued to Mr. Jacobs rights to purchase 750,000 warrants at $1.85 per share, which Mr. Jacobs or his designee have the right to purchase from the Company for an aggregate purchase price of $1.00 subject to the condition that the Company shall have acquired at least one of certain real estate properties owned by entities controlled by Vincent J. Mesolella, a Director of the Company; the Company has no intention to acquire any of such real estate properties, so these warrants are not included in the table above.

(3) The address for Mr. Daniel F. Terry, Jr., is 31 N. Suffolk Lane, Lake Forest, Illinois 60045. Mr. Daniel F. Terry owns 597,000 shares of our stock.

(4) The address for Thomas W. Hines, CPA CFA, is 31 N. Suffolk Lane, Lake Forest, Illinois 60045. Mr. Hines owns 5,400 shares of preferred stock convertible into 540,000 shares of our common stock at $1.00 per share.

(5) The address for Mr. Vincent J. Mesolella is 27 Paddock Drive, Lincoln, Road Island 02865. Mr. Mesolella has voting control over the following: (a) 7,862 shares of our common stock; (b) 5,000 options at $2.00 per share and (c) 25,000 options exercisable at $0.001 per share, and (d) the right to purchase from the Company 500,000 warrants at $0.01 per share for an aggregate consideration of $1.00. The Company has issued to Mr. Mesolella rights to purchase 500,000 warrants at $1.85 per share, which Mr. Mesolella or his designee have the right to purchase from the Company for an aggregate purchase price of $1.00 subject to the condition that the Company shall have acquired at least one of certain real estate properties owned by entities controlled by Mr. Mesolella; the Company has no intention to acquire any of such real estate properties, so these warrants are not included in the table above.

(6) The address for Elana Knight is 31 N. Suffolk Lane, Lake Forest, IL 60045. Elana Knight owns 4,000 shares of Acquired Sales Corp.'s Series A Preferred Stock, convertible into 400,000 shares of Acquired Sales Corp.'s common stock. Elana Knight also owns 60,000 shares of Acquired Sales Corp.'s Series B Preferred Stock, convertible into 60,000 shares of Acquired Sales Corp.'s common stock.

(7) The address for Reginald Carnick is 31 N. Suffolk Lane, Lake Forest, IL 60045. Reginald Carnick owns 3,500 shares of Acquired Sales Corp.'s Series A Preferred Stock, convertible into 350,000 shares of Acquired Sales Corp.'s common stock.

(8) The address for Michael Forte is 31 N. Suffolk Lane, Lake Forest, IL 60045. Michael Forte owns 2,500 shares of Acquired Sales Corp.'s Series A Preferred Stock, convertible into 250,000 shares of Acquired Sales Corp.'s common stock.

(9) The address for John Chris Jackson is 31 N. Suffolk Lane, Lake Forest, IL 60045. John Chris Jackson owns 2,500 shares of Acquired Sales Corp.'s Series A Preferred Stock, convertible into 250,000 shares of Acquired Sales Corp.'s common stock.

(10) The address for Thomas J. and Karen D. Neckopulos  is 31 N. Suffolk Lane, Lake Forest, IL 60045. Thomas J. and Karen D. Neckopulos  own 2,500 shares of Acquired Sales Corp.'s Series A Preferred Stock, convertible into 250,000 shares of Acquired Sales Corp.'s common stock.

(11) The address for Nicholas W. Tiller is 31 N. Suffolk Lane, Lake Forest, IL 60045. Nicholas W. Tiller owns 2,500 shares of Acquired Sales Corp.'s Series A Preferred Stock, convertible into 250,000 shares of Acquired Sales Corp.'s common stock.

(12) The address for Mr. Minh N. Le is 31 N. Suffolk Lane, Lake Forest, Illinois 60045. Mr. Minh N. Le owns 211,986 shares of our stock, 100,000 of which he received in the acquisition of DSTG and 111,986 of which he purchased from Acquired Sales for $3.18 per share.

(13) The address of William C. “Jake” Jacobs, CPA, is 31 N. Suffolk Lane, Lake Forest, Illinois 60045. Mr. Jacobs owns 200,000 shares of common stock of the Company.

(14) Benjamin Cahill is the President and CEO of Cahill Ventures. The address for Cahill Ventures is 31 N. Suffolk Lane, Lake Forest, IL 60045. Cahill Ventures owns 2,000 shares of Acquired Sales Corp.'s Series A Preferred Stock, convertible into 200,000 shares of Acquired Sales Corp.'s common stock.

(15) The address for the Roberti Jacobs Family Trust is 31 N. Suffolk Lane, Lake Forest, Illinois 60045. The Roberti Jacobs Family Trust irrevocably conveyed all of its voting power to Mr. Gerard M. Jacobs pursuant to the 2007 shareholder agreement described above. Mr. Gerard M. Jacobs is one of the grantors of the trust corpus, Mr. Gerard M. Jacobs’ mother-in-law, Joan B. Roberti, is the trustee, and Mr. Gerard M. Jacobs’ children are the beneficiaries. The trust is irrevocable. The Trust owns 181,623 shares.

(16) The address for Janean Monroe is 31 N. Suffolk Lane, Lake Forest, IL 60045. Janean Monroe owns 1,500 shares of Acquired Sales Corp.'s Series A Preferred Stock, convertible into 150,000 shares of Acquired Sales Corp.'s common stock.

(17) The address for Charles Flieringa is 31 N. Suffolk Lane, Lake Forest, IL 60045. Charles Flieringa owns 1,500 shares of Acquired Sales Corp.'s Series A Preferred Stock, convertible into 150,000 shares of Acquired Sales Corp.'s common stock.

(18) The address for Lincolnshire Associates II Ltd is 555 Skokie Blvd. #555, Northbrook, Illinois 60062. Lincolnshire Associates II Ltd owns 142,453 shares of Acquired Sales Corp.'s common stock.

(19) The address for Mr. Roger S. Greene is 31 N. Suffolk Lane, Lake Forest, Illinois 60045. Mr. Roger S. Greene owns 113,208 shares of stock. In addition, he holds options to purchase a total of 5,000 shares of our common stock at $2.00 per share.

(20) The address for Dr. James S. Jacobs is 1785 Krameria Street, Denver, Colorado 80220. Dr. James S. Jacobs owns 75,000 shares of stock. He or his designee has the right to purchase from the Company 25,000 warrants at $1.85 per share for a purchase price of $1.00.

(21) The address for Dr. Joshua A. Bloom is 1520 South Main Street, Racine, Wisconsin 53403. Dr. Joshua A. Bloom owns 50,000 shares of stock. He also owns: (a) he holds options to purchase 5,000 shares of our common stock at $2.00 per share; and (b) he or his designee has the right to purchase from the Company 25,000 warrants at $1.85 per share for a purchase price of $1.00.

(22) The address for Mr. Michael D. McCaffrey is 10 Celano Court, Newport Coast, California 92657. Mr. Michael D. McCaffrey does not own any shares of stock. However: (a) he holds options to purchase 5,000 shares of our common stock at $2.00 per share; and (b) he or his designee has the right to purchase from the Company 50,000 warrants at between $0.01 and $1.85 per share for an aggregate purchase price of $2.00.

(23) The address for Mr. Richard E. Morrissy is 117 South Euclid Avenue, Oak Park, Illinois 60302. Mr. Richard E. Morrissy owns 25,000 shares of stock. He also owns: (a) options to purchase 5,000 shares of our common stock at $2.00 per share; and (b) he or his designee has the right to purchase from the Company 25,000 warrants at $1.85 per share for a purchase price of $1.00.

(24) Due to the combination of proxies and a shareholder agreement, all of the shares of the Roberti Jacobs Family Trust and Mr. Gerard M. Jacobs, collectively total 2,309,571 shares (which total includes unexercised options, warrants and the right to purchase warrants to purchase shares of our common stock, all of which may be exercised at any time in the discretion of the holder or his designee, except for the right to purchase warrants to purchase an aggregate of 750,000 shares of our common stock, which may not be exercised until a required performance contingency is met) which may be voted together (without any double counting). The other directors hold a total of 3,877,433 shares (which total includes unexercised options, warrants and rights to purchase warrants to purchase shares of our common stock which may be exercised at any time in the discretion of the holder or his designee, except for the right to purchase warrants to purchase an aggregate of 500,000 shares of our common stock, which may not be exercised until a required performance contingency is met) which may be voted together (without any double counting).

Pro Forma Post-CBD Lion Merger Ownership Table

Name	Number of Series A Preferred Stock Shares Owned	Number of Series B Preferred Stock Shares Owned	Number of Common Stock Shares Owned or Controlled	Options/ Warrants Owned	Amount and Nature of Beneficial Ownership (Total Voting Power)	Percent of Voting Securities
Gerard M. Jacobs (1)	-	-	451,623	2,607,948	3,059,571	39.6%
Erik S. Lundgren (2)			2,600,000	-	2,600,000	33.6%
ZIE Partners LLC (3)	25,000	-	-	-	2,500,000	32.4%
William C. "Jake" Jacobs, CPA (4)	-	-	200,000	675,000	875,000	11.3%
Katie M. Nauert (5)			700,000		700,000	9.1%
Andrew R. Stepniak (6)			700,000		700,000	9.1%
Daniel F. Terry, Jr. (7)	-	-	597,000	-	597,000	7.7%
Thomas W. Hines, CPA CFA (8)	5,400	-	-	-	540,000	7.0%
Vincent J. Mesolella (9)	-	-	7,862	530,000	537,862	7.0%
Gary S. Lundgren (10)			500,000		500,000	6.5%
Gayle S. Lundgren (11)			500,000		500,000	6.5%
Elana Knight (12)	4,000	60,000	-	-	460,000	6.0%
Roberti Jacobs Family Trust (13)	-	-	181,623	-	181,623	2.4%
James S. Jacobs, M.D. (14)	-	-	75,000	25,000	100,000	1.3%
Joshua A. Bloom, M.D. (15)	-	-	50,000	30,000	80,000	1.0%
Michael D. McCaffrey (16)	-	-	-	55,000	55,000	0.7%
Richard E. Morrissy (17)	-	-	25,000	30,000	55,000	0.7%
Total Officers and Directors as group (11 persons) (18)	34,400	60,000	6,588,108	3,952,948	9,302,433	120.4%

(1) The address for Mr. Gerard M. Jacobs is 31 N. Suffolk Lane, Lake Forest, Illinois 60045. Mr. Gerard M. Jacobs, our Chairman, Chief Executive Officer, Secretary, and Treasurer has voting control over the following: (a) 181,623 Company shares owned by the Roberti Jacobs Family Trust, over which Mr. Gerard M. Jacobs has voting control via a 2007 shareholders agreement; (b) 100,000 Company shares owned by his affiliate Miss Mimi Corporation; (c) 170,000 Company shares owned by unrelated shareholders of the Company, over which Mr. Gerard M. Jacobs has voting control via a 2007 shareholders agreement; (d) 605,000 options at $2.00 per share, the vesting of which occurred upon the closing of the merger with Cogility; (e) 471,698 options at $2.00 per share (originating from Cogility); (f) 750,000 warrants at $0.01 per share, which Mr. Jacobs or his designee have the right to purchase from the Company for an aggregate purchase price of $1.00; and (g) 31,250 financing warrants at $0.03 per share. Also, simultaneously with the execution of an employment agreement, Acquired Sales Corp. shall issue to Gerard M. Jacobs or his designee(s) five-year warrants containing a "cashless exercise" feature giving Gerard M. Jacobs or his designee(s): (a) the right to purchase 250,000 shares of common stock of Acquired Sales Corp. exercisable at $2.50 per share, vesting upon the closing of Acquired Sales Corp.'s acquisition of CBD Lion; (b) the right to purchase 250,000 shares of common stock of Acquired Sales Corp. exercisable at $5.00 per share, vesting upon the closing of Acquired Sales Corp.'s acquisition of Warrender Enterprise Inc. d/b/a Lifted Liquids; and (c) the right to purchase 250,000 shares of common stock of Acquired Sales Corp. exercisable at $7.50 per share, vesting upon the closing of Acquired Sales Corp.'s acquisition of both CBD Lion and Warrender Enterprise Inc. d/b/a Lifted Liquids. The Company has issued to Mr. Jacobs rights to purchase 750,000 warrants at $1.85 per share, which Mr. Jacobs or his designee have the right to purchase from the Company for an aggregate purchase price of $1.00 subject to the condition that the Company shall have acquired at least one of certain real estate properties owned by entities controlled by Vincent J. Mesolella, a Director of the Company; the Company has no intention to acquire any of such real estate properties, so these warrants are not included in the table above.

(2) Post merger, Erik S. Lundgren will serve as Co-Vice Chairman, Co-Chief Operating Officer, and he will own 2,600,000 shares of Acquired Sales Corp.'s common stock. The address for Erik S. Lundgren is  31 N. Suffolk Lane, Lake Forest, Illinois 60045.

(3) Christian Zann is the Manager of ZIE Partners LLC. The address for ZIE Partners LLC is 31 N. Suffolk Lane, Lake Forest, IL 60045. ZIE Partners LLC owns 25,000 shares of Acquired Sales Corp.'s Series A Preferred Stock, convertible into 2,500,000 shares of Acquired Sales Corp.'s common stock.

(4) The address of William C. “Jake” Jacobs, CPA, is 31 N. Suffolk Lane, Lake Forest, Illinois 60045. Mr. Jacobs owns 200,000 shares of common stock of the Company. Also, simultaneously with the execution of an employment agreement, Acquired Sales Corp. shall issue to William C. Jacobs or his designee(s) five-year warrants containing a "cashless exercise" feature giving William C. Jacobs or his designee(s): (a) the right to purchase 225,000 shares of common stock of Acquired Sales Corp. exercisable at $2.50 per share, vesting upon the closing of Acquired Sales Corp.'s acquisition of CBD Lion; (b) the right to purchase 225,000 shares of common stock of Acquired Sales Corp. exercisable at $5.00 per share, vesting upon the closing of Acquired Sales Corp.'s acquisition of Warrender Enterprise Inc. d/b/a Lifted Liquids; and (c) the right to purchase 225,000 shares of common stock of Acquired Sales Corp. exercisable at $7.50 per share, vesting upon the closing of Acquired Sales Corp.'s acquisition of both CBD Lion and Warrender Enterprise Inc. d/b/a Lifted Liquids.

(5) Post merger, Katie M. Nauert will serve as Chief Branding Officer, and she will own 700,000 shares of Acquired Sales Corp.'s common stock. The address for Katie M. Nauert is  31 N. Suffolk Lane, Lake Forest, Illinois 60045.

(6) Post merger, Andrew R. Stepniak will serve as Co-Chief Technology Officer, and he will own 700,000 shares of Acquired Sales Corp.'s common stock. The address for Andrew R. Stepniak is  31 N. Suffolk Lane, Lake Forest, Illinois 60045.

(7) The address for Mr. Daniel F. Terry, Jr., is 31 N. Suffolk Lane, Lake Forest, Illinois 60045. Mr. Daniel F. Terry owns 597,000 shares of our stock.

(8) The address for Thomas W. Hines, CPA CFA, is 31 N. Suffolk Lane, Lake Forest, Illinois 60045. Mr. Hines owns 5,400 shares of preferred stock convertible into 540,000 shares of our common stock at $1.00 per share.

(9) The address for Mr. Vincent J. Mesolella is 27 Paddock Drive, Lincoln, Road Island 02865. Mr. Mesolella has voting control over the following: (a) 7,862 shares of our common stock; (b) 5,000 options at $2.00 per share; (c) 25,000 options exercisable at $0.001 per share, and (d) the right to purchase from the Company 500,000 warrants at $0.01 per share for an aggregate consideration of $1.00. The Company has issued to Mr. Mesolella rights to purchase 500,000 warrants at $1.85 per share, which Mr. Mesolella or his designee have the right to purchase from the Company for an aggregate purchase price of $1.00 subject to the condition that the Company shall have acquired at least one of certain real estate properties owned by entities controlled by Mr. Mesolella; the Company has no intention to acquire any of such real estate properties, so these warrants are not included in the table above.

(10) Post merger, Gary S. Lundgren will own 500,000 shares of Acquired Sales Corp.'s common stock. The address for Gary S. Lundgren is 31 N. Suffolk Lane, Lake Forest, Illinois 60045.
(11) Post merger, Gayle S. Lundgren will own 500,000 shares of Acquired Sales Corp.'s common stock. The address for Gayle S. Lundgren is 31 N. Suffolk Lane, Lake Forest, Illinois 60045.

(12) The address for Elana Knight is 31 N. Suffolk Lane, Lake Forest, IL 60045. Elana Knight owns 4,000 shares of Acquired Sales Corp.'s Series A Preferred Stock, convertible into 400,000 shares of Acquired Sales Corp.'s common stock. Elana Knight also owns 60,000 shares of Acquired Sales Corp.'s Series B Preferred Stock, convertible into 60,000 shares of Acquired Sales Corp.'s common stock.

(13) The address for the Roberti Jacobs Family Trust is 31 N. Suffolk Lane, Lake Forest, Illinois 60045. The Roberti Jacobs Family Trust irrevocably conveyed all of its voting power to Mr. Gerard M. Jacobs pursuant to the 2007 shareholder agreement described above. Mr. Gerard M. Jacobs is one of the grantors of the trust corpus, Mr. Gerard M. Jacobs’ mother-in-law, Joan B. Roberti, is the trustee, and Mr. Gerard M. Jacobs’ children are the beneficiaries. The trust is irrevocable. The Trust owns 181,623 shares.

(14) The address for Dr. James S. Jacobs is 1785 Krameria Street, Denver, Colorado 80220. Dr. James S. Jacobs owns 75,000 shares of stock. He or his designee has the right to purchase from the Company 25,000 warrants at $1.85 per share for a purchase price of $1.00.

(15) The address for Dr. Joshua A. Bloom is 1520 South Main Street, Racine, Wisconsin 53403. Dr. Joshua A. Bloom owns 50,000 shares of stock. He also owns: (a) he holds options to purchase 5,000 shares of our common stock at $2.00 per share; and (b) he or his designee has the right to purchase from the Company 25,000 warrants at $1.85 per share for a purchase price of $1.00.

(16) The address for Mr. Michael D. McCaffrey is 10 Celano Court, Newport Coast, California 92657. Mr. Michael D. McCaffrey does not own any shares of stock. However: (a) he holds options to purchase 5,000 shares of our common stock at $2.00 per share; and (b) he or his designee has the right to purchase from the Company 50,000 warrants at between $0.01 and $1.85 per share for an aggregate purchase price of $2.00.

(17) The address for Mr. Richard E. Morrissy is 117 South Euclid Avenue, Oak Park, Illinois 60302. Mr. Richard E. Morrissy owns 25,000 shares of stock. He also owns: (a) options to purchase 5,000 shares of our common stock at $2.00 per share; and (b) he or his designee has the right to purchase from the Company 25,000 warrants at $1.85 per share for a purchase price of $1.00.

(18) Due to the combination of proxies and a shareholder agreement, all of the shares of the Roberti Jacobs Family Trust and Mr. Gerard M. Jacobs, collectively total 2,309,571 shares (which total includes unexercised options, warrants and the right to purchase warrants to purchase shares of our common stock, all of which may be exercised at any time in the discretion of the holder or his designee, except for the right to purchase warrants to purchase an aggregate of 750,000 shares of our common stock, which may not be exercised until a required performance contingency is met) which may be voted together (without any double counting). The other directors hold a total of 3,877,433 shares (which total includes unexercised options, warrants and rights to purchase warrants to purchase shares of our common stock which may be exercised at any time in the discretion of the holder or his designee, except for the right to purchase warrants to purchase an aggregate of 500,000 shares of our common stock, which may not be exercised until a required performance contingency is met) which may be voted together (without any double counting).

FINANCIAL AND OTHER INFORMATION

Changes In And Disagreements With Accountants On Accounting And Financial Disclosure

None.

Management Discussion and Analysis

Please refer to the section of this information statement entitled “Management's Discussion and Analysis of Financial Condition and Results of Operations of CBD Lion” for an analysis of our business post-merger with CBD Lion. For a Management Discussion and Analysis of Acquired Sale’s business pre-merger, please refer to the Company’s transitional report on Form 10-K filed on or about March 13, 2019.

Financial Statements

The full text of our audited consolidated and pro forma financial statements begins on page F-1 of this Information Statement and include the following:

CBD Lion LLC

Balance Sheets

December 31, 2018 and 2017

CBD Lion LLC

Statements of Operations

For the Year Ended December 31, 2018 and for the Period August 5, 2017 (Inception) to December 31, 2017

CBD Lion LLC

Statements of Cash Flows

For the Year Ended December 31, 2018 and for the Period August 5, 2017 (Inception) to December 31, 2017

CBD Lion LLC

Statements of Members Equity (Deficit)

For the Year Ended December 31, 2018 and for the Period August 5, 2017 (Inception) to December 31, 2017

CBD Lion LLC

Balance Sheets

June 30, 2019 (Unaudited) and December 31, 2018

CBD Lion LLC

Statements of Operations

For the Three and Six Months Ended June 30, 2019 and 2018 (Unaudited)

CBD Lion LLC

Statements of Members Equity (Deficit)

For the Three and Six Months Ended June 30, 2018 and 2019 (Unaudited)

CBD Lion LLC

Statements of Cash Flows

For the Six Months Ended June 30, 2019 and 2018 (Unaudited)

CBD Lion LLC

Pro Forma Consolidated Balance Sheet

As of December 31, 2018

CBD Lion LLC

Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2018

CBD Lion LLC

Pro Forma Consolidated Balance Sheet

As of June 30, 2019

CBD Lion LLC

Pro Forma Consolidated Statement of Operations

For the Six Month Ended June 30, 2019

Acquired Sales Corp.

Balance Sheets

December 31, 2018 And 2017

Acquired Sales Corp.

Statements of Operations

For the Years Ended December 31, 2018 and 2017

Acquired Sales Corp.

Statements of Shareholders' Equity (Deficit)

For the Years Ended December 31, 2018 and 2017

Acquired Sales Corp.

Statements of Cash Flows

For the Years Ended December 31, 2018 and 2017

Acquired Sales Corp.

Balance Sheets

June 30, 2019 (Unaudited) and December 31, 2018

Acquired Sales Corp.

Statements of Operations

For the Three and Six Months Ended June 30, 2019 and 2018 (Unaudited)

Acquired Sales Corp.

Statements of Shareholders’ Equity (Deficit)

For the Three and Six Months Ended June 30, 2018 and 2019 (Unaudited)

Acquired Sales Corp.

Statements of Cash Flows

For the Six Months Ended June 30, 2019 and 2018 (Unaudited)

34

Table of Contents for the Audited Financial Statements of CBD Lion LLC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-1
CBD LION LLC BALANCE SHEETS	F-2
CBD LION LLC STATEMENTS OF OPERATIONS	F-3
CBD LION LLC STATEMENTS OF CASH FLOWS	F-4
CBD LION LLC STATEMENTS OF MEMBERS EQUITY (DEFICIT)	F-5
CBD LION LLC NOTES TO THE FINANCIAL STATEMENTS	F-6

35

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Information Statement on Schedule 14C of our audit report dated October 15, 2019, with respect to the balance sheets of CBD Lion LLC as of December 31, 2018 and December 31, 2017, and the related statements of operations, changes in members’ equity (deficit), and cash flows for the period from inception (August 5, 2017) to December 31, 2017 and the year ended December 31, 2018. Our report relating to those financial statements includes an emphasis of matter paragraph regarding an uncertainty about CBD Lion LLC’s ability to continue as a going concern.

/s/ Fruci & Associates II, PLLC

Fruci & Associates II, PLLC

Spokane, Washington

November 1, 2019

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Managers, Members, and Stakeholders of CBD Lion LLC

Opinion on the Financial Statements

We have audited the accompanying balance sheets of CBD Lion LLC  (“the Company”) as of December 31, 2018 and 2017, and the related statements of operations, changes in members’ equity (deficit), and cash flows for the period from inception (August 5, 2017) to December 31, 2017 and the year ended December 31, 2018, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the periods then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is a start-up, has yet to achieve profitable operations, and there are uncertainties about the ability to continue to sell its products. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

We have served as the Company’s auditor since 2019. Spokane, Washington
October 15, 2019

CBD LION LLC BALANCE SHEETS

	December 31,
	2018	2017
ASSETS
Current Assets:
Cash and Cash Equivalents	$ 78,837	$ 18,094
Accounts Receivable, net of $0 allowance in 2018 and $0 in 2017	31,062	0
Inventory, net allowance of $6,000 in 2018 and $6,000 in 2017	217,405	63,009
Prepaid inventory	7,298	0
Receivables from Related Parties	0	17,200
Total Current Assets	334,601	98,303
Fixed Assets, less accumulated depreciation of $5,217 in 2018 and $417 in 2017	94,688	24,621
Security Deposit	2,465	715
Total Assets	$ 431,754	$ 123,638
LIABILITIES AND EQUITY
Current Liabilities:
Credit Cards	$ 29,427	$ 0
Accrued Expenses	12,688	0
Interest Payable	10,066	1,297
Notes Payable	362,430	155,630
Total Current Liabilities	414,610	156,927
Total Liabilities	414,610	156,927

Commitments and Contingencies	0	0

Equity:
Capital Contributions	10,000	10,000
Retained Earnings	7,143	(43,288)
Total Equity	17,143	(33,288)
Total Liabilities and Equity	$ 431,754	$ 123,638

CBD LION LLC STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2018 AND FOR THE PERIOD AUGUST 5, 2017 (INCEPTION) TO DECEMBER 31, 2017

	For the Year Ended December 31, 2018	For the Period From August 5, 2017 (Inception) To December 31, 2017
Net Sales	$ 706,648	$ 0
Cost of Goods Sold	224,731	0
Gross Profit	481,916	0
Selling, General and Administrative Expenses	118,842	36,382
Depreciation	4,799	417
Professional Fees	21,325	3,115
Payroll Expenses	160,736	0
Trade Show Expenses	112,158	2,077
Income (Loss) From Operations	64,056	(41,992)
Other Expenses
Interest Expense	13,624	1,297
Net Income/(Loss)	$ 50,432	$ (43,288)

CBD LION LLC STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2018	For the Period From August 5, 2017 (Inception) To December 31, 2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income/(Loss)	$ 50,432	$ (43,288)
Adjustments to reconcile net income to net cash provided by operations:
Depreciation	4,799	417
Effect on cash of changes in operating assets and liabilities
Accounts receivable	(31,062)	0
Inventory	(154,396)	(63,009)
Prepaid inventory	(7,298)	0
Security deposit	(1,750)	(715)
Receivable from related party	17,200	(17,200)
Interest Payable	8,769	1,297
Credit cards and Accrued Expenses	42,114	0
Net cash provided by (used in) operating activities	$ (71,190)	$ (122,498)
INVESTING ACTIVITIES
Purchase of fixed assets	(74,867)	(25,038)
Net cash provided by (used in) investing activities	$ (74,867)	$ (25,038)
FINANCING ACTIVITIES
Proceeds from notes payable	206,800	155,630
Members contributions	0	10,000
Net cash provided by financing activities	$ 206,800	$ 165,630
Net cash increase for period	$ 60,743	$ 18,094
Cash at beginning of period	18,094	0
Cash at end of period	$ 78,837	$ 18,094

SUPPLEMENTAL INFORMATION
Cash paid during the year for:
Interest	$ 4,855	0
Income taxes	0	0

CBD LION LLC STATEMENTS OF MEMBERS EQUITY (DEFICIT)
FOR THE YEAR ENDED DECEMBER 31, 2018 AND FOR THE PERIOD AUGUST 5, 2017 (INCEPTION) TO DECEMBER 31, 2017

Total
		Retained	Members'
	Members Contributions	Earnings	Equity (Deficit)
Balance, August 5, 2017 (Inception)
Capital Contributions	$ 10,000		$ 10,000
Net Loss		$ (43,288)	$ (43,288)
Balance, December 31, 2017	$ 10,000	$ (43,288)	$ (33,288)
Net Income		$ 50,432	$ 50,432
Balance, December 31, 2018	$ 10,000	$ 7,143	$ 17,143

CBD LION LLC
NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION, NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Organization – CBD Lion LLC (hereinafter sometimes referred to as “CBD LION” or the “Company”) was formed in the state of Illinois on August 5, 2017.

Nature of Operations – CBD LION’s slogan is “PRIDE IN QUALITY.” CBD LION’s focus is manufacturing effective, quality cannabidiol (CBD)-infused products such as CBD vape pens, cartridges, concentrates, tinctures, gummies and lotions.

Basis of Presentation – The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and include the accounts of the Company.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates – The preparation of financial statements in conformity with U.S. Generally Accepted Accounting Principles (“GAAP”) typically requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions.

Cash and Cash Equivalents – The Company considers all highly liquid investments with an original maturity date within 90 days. Cash equivalents are carried at cost. The Company maintains its cash balance at a credit-worthy financial institution that is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. Deposits with this bank may exceed the amount of insurance provided on such deposits; however, these deposits typically may be redeemed upon demand and, therefore, bear minimal risk.

Fair Value of Financial Instruments – The historical carrying amount of the financial instruments, which principally include cash, trade receivables, historical accounts payable and accrued expenses, approximates fair value due to the relative short maturity of such instruments. Accounting Standards Codification (“ASC”) 820 defines fair value, establishes a framework for measuring fair value under GAAP and enhances disclosures about fair value measurements. Fair value is defined under ASC 820 as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value under ASC 820 must maximize the use of observable inputs and minimize the use of unobservable inputs. The standard describes a fair-value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value as follows:

Level 1 – Quoted prices in active markets for identical assets or liabilities

Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quotes prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Accounts Receivable – The Company evaluates the collectability of its trade accounts receivable based on a number of factors. In circumstances where the Company becomes aware of a specific customer’s inability to meet its financial obligations to the Company, a specific reserve for bad debts is estimated and recorded, which reduces the recognized receivable to the estimated amount the Company believes will ultimately be collected. In addition to specific customer identification of potential bad debts, bad debt charges are recorded based on the Company’s recent loss history and an overall assessment of past due trade accounts receivable outstanding. No allowances for bad debts were recorded at December 31, 2017 because the Company did not make any sales in 2017. No allowances for bad debts were recorded at December 31, 2018 because typically, products are not released to customers until funds are received.

Inventory – Inventory is valued at the lower of first-in, first-out, cost or market value (net realizable value). Inventory consisted of the following at December 31, 2017 and 2018:

	December 31, 2018		December 31, 2017
Raw Goods	$104,209		$63,009
Finished Goods	$113,196	$
Total Inventory	$217,405		$63,009

Fixed Assets – Fixed assets are recorded and stated at cost. Fixed assets that cost less than $2,500 are expensed, and fixed assets that cost $2,500 or more are capitalized. Depreciation of furniture and fixtures, office and computer equipment, computer software, equipment, and vehicles is based on the asset’s estimated useful life and is calculated using the straight-line method. Amortization of leasehold improvements is based on the lesser of their estimated useful lives or the terms of the related leases and is calculated using the straight-line method. Normal repairs and maintenance costs are expensed as incurred. Expenditures that materially increase values or extend useful lives are capitalized. The related costs and accumulated depreciation of disposed assets are eliminated and any resulting gain or loss on disposition is included in net income.

Management regularly reviews property and equipment and other long-lived assets, including certain definite-lived intangible assets, for possible impairment. This review occurs annually, or more frequently if events or changes in circumstances indicate the carrying amount of the asset may not be recoverable. If there is indication of impairment, management then prepares an estimate of future cash flows (undiscounted and without interest charges) expected to result from the use of the asset and its eventual disposition. If these cash flows are less than the carrying amount of the asset, an impairment loss is recognized to write down the asset to its estimated fair value. The fair value is estimated using the present value of the future cash flows discounted at a rate commensurate with management’s estimates of the business risks.

Preparation of estimated expected future cash flows is inherently subjective and is based on management’s best estimate of assumptions concerning expected future conditions. Long-lived assets held for sale are recorded at the lower of their carrying amount or fair value less cost to sell.

Security Deposits – The Company has paid a security deposit to its sublessor for the Company’s current office, manufacturing and warehouse space. The Company expects to be repaid its security deposit from another office, manufacturing and warehouse space that the Company no longer leases.

Revenue

Revenue Recognition – The Company recognizes revenue in accordance with Accounting Standards Codification ("ASC") 606. The Company primarily sells its products to distributors, which the sell CBD LION’s products to vape shops, CBD stores, convenience stores, health food stores, and other locations. The Company also sells its products to wholesalers and directly to consumers online.

The Company’s revenue is recognized when it satisfies a single performance obligation by transferring control of its products to a customer. Control is generally transferred when the Company’s products are either shipped or delivered based on the terms contained within the underlying contracts or agreements.

The Company excludes from revenues all taxes assessed by a governmental authority that are imposed on the sale of its products and collected from customers.

Promotional and other allowances (variable consideration) recorded as a reduction to gross sales, primarily include consideration given to the Company’s distributors or retail customers including, but not limited to discounted or free products.

The Company’s promotional and other allowance accruals are established during the year for its anticipated liabilities. These accruals require management’s judgment. Differences between such estimated expenses and actual expenses for promotional and other allowance costs are recognized in earnings in the period such differences are determined.

Management believes that adequate provision has been made for cash discounts, returns and spoilage based on the Company’s historical experience.

End customers have the right to return their purchases, but the Company charges end customers a restocking fee of 30% of the sale price for returns. Historically, this restocking fee has dissuaded customers from making any returns, so there have not been any effects on the recognized revenue. In the rare event that a wholesaler or distributor wants to return a purchase, the Company will exchange the wholesaler’s or distributor’s purchase for items of the same value; as such, any difference in sale price is immaterial.

Disaggregation of Revenue

The Company did not make any sales in 2017. In 2018, all of the Company’s sales in 2018 occurred in the United States of America.

Contract Liabilities

Amounts received from distributors at inception of their distribution contracts or at the inception of certain sales or marketing programs would be accounted for as deferred revenue. There was no deferred revenue recognized at December 31, 2017 or at December 31, 2018.

Cost of Goods Sold – Cost of goods sold consists of the costs of raw materials utilized in the manufacture of CBD-infused products, co-packing fees, repacking fees, in-bound freight charges, as well as internal transfer costs, warehouse expenses incurred prior to the manufacture of the CBD LION’s finished products and certain quality control costs. Raw materials account for the largest portion of cost of sales. Raw materials include ingredients, product components and packaging materials.

Operating Expenses – Operating expenses include payroll costs, trade show travel costs, professional service fees, insurance, utility charges, advertising and marketing, depreciation and other general and administrative costs.

Recently Issued Accounting Pronouncements – In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606)”, which superseded previous revenue recognition guidance. ASU No. 2014-09 and its amendments were included in ASC 606, “Revenue from Contracts with Customers”. ASC 606 requires that a company recognizes revenue at an amount that reflects the consideration to which the company expects to be entitled in exchange for transferring goods or services to a customer. The Company adopted and implemented ASC 606 effective January 1, 2018. The Company did not make any sales in 2017, thus no retrospective adjustments to the financials were required.

In February 2016, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2016-02, “Leases” (Topic 842) (“ASU 2016-02”).  The amended guidance, which is effective for the Company on January 1, 2019, requires the recognition of lease assets and lease liabilities on the balance sheet for those leases with terms in excess of 12 months and currently classified as operating leases. Disclosure of key information about leasing arrangements will also be required. We are currently evaluating the impact that this guidance will have on our financial statements.

Advertising and Marketing Expenses – Advertising and marketing expenses are expensed as incurred. During the year ended December 31, 2018, the Company incurred $10,674 in advertising and marketing expenses. In comparison, during the year ended December 31, 2017, the Company incurred $4,896 in advertising and marketing expenses.

Trade Show Expenses – The Company participates in trade shows throughout the year in the United States of America. For the period August 5, 2017 (inception) through December 31, 2017, the Company incurred $2,077 in trade show expenses. In comparison, during the year ended December 31, 2018, the Company incurred $112,158 in trade show expenses.

Product Warranty – The Company will replace any malfunctioning devices or broken products free of charge to customers that provide the Company with a picture of the malfunctioning or broken product, and a receipt. Warranty costs are immaterial and expensed as incurred.

Off Balance Sheet Arrangements – We have no off-balance sheet arrangements.

NOTE 3 – RISKS AND UNCERTAINTAINES

Going Concern – The Company is a start-up entity. There are no guarantees or assurances that the Company will be able to continue selling its products. As a result, there is substantial doubt that the Company will be able to continue as a going concern. Bankruptcy of the Company at some point in the future is a possibility. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management plans to sustain the Company as a going concern by taking the following actions: (1) anticipating consumer demands to manufacture products that consumers will buy; (2) acquiring and/or developing profitable businesses that will create positive income from operations; and/or (3) completing private placements of the Company’s common stock and/or preferred stock. Management believes that by taking these actions, the Company will be provided with sufficient future operations and cash flow to continue as a going concern. However, there can be no assurances or guarantees whatsoever that the Company will be successful in consummating such actions on acceptable terms, if at all. Moreover, many of such actions can be expected to result in substantial dilution to the existing shareholders of the Company.

Note 4 – Property and Equipment, Net

Property and Equipment consist of the following at December 31:

NOTE 5 – RELATED PARTY TRANSACTIONS

Receivables From Related Parties – During 2017, the Company made advances to its officers which were subsequently repaid as a part of those officers' capital contributions and/or note agreements during 2018. Two officers’ loans were not actually funded until 2018, resulting in a credit balance as of December 31, 2017. As such, the Company reclassified the balances to receivables from related parties, for amounts that were still due from the officers but were not funded until 2018.

Notes and Accrued Interest Owed to Related Parties – At December 31, 2017, there were notes payable on demand of $155,630 and related interest of $1,297 owed by the Company to its owners. At December 31, 2018, there were notes payable on demand of $362,430 and related interest of $10,066 owed by the Company to its owners. Annual interest rates on the notes range from 3% to 7%.

NOTE 6 – SHAREHOLDERS’ EQUITY

Ownership  – The Company’s owners, whose names are listed below, made the following initial capital contributions to the Company, and have the following membership interests:

There are familial ties between all of the Company's owners except for Andrew Stepniak.

NOTE 7 – CONTINGENT CONTRACTUAL OBLIGATIONS AND COMMERCIAL COMMITMENTS AND LITIGATION

Operating Lease Commitments – Since its inception, the Company has leased three different office, manufacturing and warehouse spaces.

The first occupied space was leased for $715 per month, and this lease ended June 30, 2019. As the Company grew in size, the Company moved to a larger location. This second space was leased from mid-November 2018 through March 31, 2019 at rate of $1,750 per month.

Then, the Company moved to its current, larger location, where the Company subleases its space. This sublease started on April 1, 2019 and ends on June 30, 2024. A security deposit of $5,236 was paid upon the execution of the sublease. The sum of $62,838 will be paid per year in monthly installments of $5,236.46. An agreement within the sublease was made to have the rent installments for the months of April and May of 2019 be abated. However, in the event of any default under the Agreement such abatement shall be forfeited and immediately become due and payable by the Company to the sublessor.

Minimum future rental payments under the Company’s existing sublease for each of the next five years and in the aggregate are as follows:

2019 $   46,195

2020 $   62,838

2021 $   62,838

2022 $   62,838

2023 $   62,838

2024 $   31,419

$ 328,966

Litigation – The Company may be involved in certain legal proceedings that arise from time to time in the ordinary course of its business. Except for income tax contingencies, the Company records accruals for contingencies to the extent that management concludes that the occurrence is probable and that the related amounts of loss can be reasonably estimated. Legal expenses associated with the contingency are expensed as incurred.

NOTE 8 – INCOME TAX PROVISION

The Company elected tax treatment as an S corporation. As such, income flows through to the Company’s owners, and no tax provision has been recorded.

NOTE 9 – SUBSEQUENT EVENTS

We have evaluated subsequent events through the date of filing this information statement and we have identified the following for disclosure:

Subleasing of Manufacturing, Office and Storage Space - The Company's current sublease of manufacturing, office and storage space started on the April 1, 2019 and ends on June 30, 2024. A security deposit of $5,236 was paid upon the execution of the sublease. The sum of $62,838 will be paid per year in monthly installments of $5,236.46. An agreement within the sublease was made to have the rent installments for the months of April and May of 2019 be abated. However, in the event of any default under the Agreement such abatement shall be forfeited and immediately become due and payable by the Company to the sublessor.

Minimum future rental payments under the Company’s existing sublease for each of the next five years and in the aggregate are as follows:"

2019 $   46,195

2020 $   62,838

2021 $   62,838

2022 $   62,838

2023 $   62,838

2024 $   31,419

$ 328,966

Loans From Related Parties - On January 18, 2019, one of the Company's owners made a loan of $50,000 to the Company, accruing simple interest at 5% per year. On March 20, 2019, another one of the Company's owners made a loan of $50,000 to the Company, accruing simple interest of 5% per year.

Advertising Contract – On June 21, 2019, the Company executed a three-month contract with a third-party advertising firm for a total of $23,600.

Loan for Growth Capital Made by Acquired Sales Corp. – On May 8, 2019, Acquired Sales Corp., its CEO Gerard M. Jacobs and its President and CFO William C. “Jake” Jacobs, entered into a Letter of Intent with the Company and its owners (the “Lion Owners”) to, subject to a number of conditions, acquire 100% of the ownership of the Company (the “Transaction”).

On August 8, 2019, after the preparation of draft definitive documentation regarding the Transaction, including a draft merger agreement, stockholders agreement, registration rights agreement, and employment agreements, Acquired Sales Corp. made an unsecured $300,000 loan to the Company (the “Loan”) evidenced by a promissory note (the “Note”). The proceeds of the Loan are to be used by the Company exclusively for growth capital and not to be used to repay any related party debt of the Company nor to pay any increased salaries or bonuses to any of the executives of the Company. If the Transaction closes, then the Loan shall be extinguished, because post-closing of the Transaction, the Company and Acquired Sales Corp. will constitute the same entity. Pursuant to the terms of the Note, if the Transaction does not close and the merger agreement is terminated, then the Loan shall be repaid by the Company to Acquired Sales Corp. in six equal monthly installments of principal, together with accrued interest at the rate of 6% per year, with the first such installment due and payable by the Company to Acquired Sales Corp. on the first day of the first calendar month following the termination of the merger agreement.

CBD LION LLC

CBD LION LLC
BALANCE SHEETS

	June 30, 2019	December 31, 2018
ASSETS
Current Assets:
Cash and Cash Equivalents	$ 77,379	$ 78,837
Accounts Receivable, net of $0 allowance at June 30, 2019 and $0 at December 31, 2018	194,616	31,062
Inventory, net allowance of $6,000 in 2019 and $6,000 in 2018	314,439	217,405
Prepaid inventory	7,298	7,298
Total Current Assets	593,732	334,601
Fixed Assets, less accumulated depreciation of $15,306 in 2019 and $5,217 in 2018	228,101	94,688
Security Deposit	5,951	2,465
Total Assets	$ 827,784	$ 431,754
LIABILITIES AND EQUITY
Current Liabilities:
Trade Accounts Payable	3,505	0
Credit Cards	54,266	29,427
Accrued Expenses	1,078	12,688
Interest Payable	19,270	10,066
Notes Payable	462,430	362,430
Total Current Liabilities	540,549	414,610
Total Liabilities	540,549	414,610

Commitments and Contingencies	0	0

Equity:
Capital Contributions	10,000	10,000
Retained Earnings	277,235	7,143
Total Equity	287,235	17,143
Total Liabilities and Equity	$ 827,784	$ 431,754

CBD LION LLC
STATEMENTS OF OPERATIONS
	(UNAUDITED)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Net Sales	$ 537,263	$ 134,105	$ 1,068,803	$ 161,151
Cost of Goods Sold	166,322	52,107	330,362	64,647
Gross Profit	370,942	81,999	738,441	96,504
Selling, General and Administrative Expenses	118,709	17,638	168,395	29,984
Depreciation	7,545	2,561	10,090	3,662
Professional Fees	25,603	6,729	30,919	11,029
Payroll Expenses	76,850	29,660	155,517	47,660
Trade Show Expenses	42,115	3,020	94,224	11,463
Income (Loss) From Operations	100,120	22,391	279,296	(7,295)
Other Expenses
Interest Expense	8,622	3,667	9,204	7,375
Net Income/(Loss)	$ 91,498	$ 18,724	$ 270,092	$ (14,670)

CBD LION LLC
STATEMENTS OF MEMBERS EQUITY (DEFICIT)
(UNAUDITED)

Total
		Retained	Members'
	Members Contributions	Earnings	Equity (Deficit)
Balance, December 31, 2017	$ 10,000	$ (43,288)	$ (33,288)
Net Loss		$ (29,686)	$ (29,686)
Balance, March 31, 2018	$ 10,000	$ (72,974)	$ (62,974)
Net Income		$ 23,851	$ 23,851
Balance, June 30, 2018	$ 10,000	$ (49,123)	$ (39,123)

Balance, December 31, 2018	$ 10,000	$ 7,143	$ 17,143
Net Income		$ 178,119	$ 178,119
Balance, March 31, 2019	$ 10,000	$ 185,262	$ 195,262
Net Income		$ 91,023	$ 91,023
Balance, June 30, 2019	$ 10,000	$ 276,285	$ 286,285

CBD LION LLC
STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Six Months Ended June 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income/(Loss)	$ 270,092	$ (14,670)
Adjustments to reconcile net income to net cash provided by operations:
Depreciation	10,090	3,662
Effect on cash of changes in operating assets and liabilities
Accounts receivable	(163,554)	(22,800)
Inventory	(97,034)	(56,764)
Security deposit	(3,486)	0
Receivable from related party	0	0
Trade Accounts Payable	3,505	0
Interest Payable	9,204	7,375
Credit cards and Accrued Expenses	13,229	18
Net cash provided by (used in) operating activities	$ 42,045	$ (83,179)
INVESTING ACTIVITIES
(Purchase)/Sale of fixed assets	(143,502)	0
Net cash provided by (used in) investing activities	$ (143,502)	$ -
FINANCING ACTIVITIES
Proceeds from notes payable	100,000	124,000
Members contributions	0	0
Net cash provided by financing activities	$ 100,000	$ 124,000
Net cash increase/(decrease) for period	$ (1,458)	$ 40,821
Cash at beginning of period	78,837	18,094
Cash at end of period	$ 77,379	$ 58,915

SUPPLEMENTAL INFORMATION
Cash paid during the period for:
Interest	0	0
Income taxes	0	0

Table of Contents for Unaudited Proforma Financial Statements

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION	F-18
CBD LION LLC PRO FORMA CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 2018	F-19
CBD LION LLC PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2018	F-21
CBD LION LLC PRO FORMA CONSOLIDATED BALANCE SHEET AS OF JUNE 30, 2019	F-22
CBD LION LLC UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2019	F-24
CBD LION LLC NOTES TO THE PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS	F-25

ACQUIRED SALES CORP.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

On August 15, 2019, Acquired Sales Corp. (the “Company”), Gerard M. Jacobs and William C. “Jake” Jacobs entered into an Agreement and Plan of Merger with CBD Lion LLC (“CBD Lion”) wherein Acquired Sales, is to acquire CBD Lion for $2,000,000 in cash and 5,000,000 shares of stock. CBD Lion is a manufacturer and seller of CBD related products, including CBD vape pens, cartridges, concentrates, concentrated liquid herbal extracts or tinctures, gummies, and lotions. Closing of the acquisition of CBD Lion is subject to a number of conditions, including but not limited to completion of the audit of CBD Lion, receipt of a tax opinion on the transaction, obtaining all necessary approvals, the completion of all necessary securities filings, informational notice to stockholders, at least a 20 day waiting period after stockholder notice, government consents, entry into key person employment agreements, a stockholders agreement and a registration rights agreement.  In the event that the proposed acquisition of CBD Lion is completed, the Merger Agreement requires that as soon as practicable following the closing of the proposed sale, the Company will change its name to "CBD Lion Corp.” and request a new trading symbol that better relates to the new proposed name.

The following unaudited pro forma financial information includes adjustments to the historical financial statements of Acquired Sales and CBD Lion that give effect to events that are directly attributable to the transaction and factually supportable. The following unaudited pro forma consolidated balance sheet has been prepared to present the effects on the historical financial position of Acquired Sales and CBD Lion as though the Merger had occurred. The unaudited pro forma consolidated statement of operations for the years ended December 31, 2018 and from the period August 5, 2017 (inception) to December 31, 2017 and for the six months ended June 30, 2019 have been prepared to present the effects on the historical results of operations of Acquired Sales and CBD Lion assuming the merger had occurred at the beginning of each period.

The accompanying pro forma financial information includes only the issuance of securities issued through June 30, 2019 and December 31, 2018, as applicable, and management has no obligation to update this pro forma information for events or transactions occurring after that date. However, if additional securities are issued, the effects of those issuances would affect the pro forma information included herein. The unaudited pro forma consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the combined results of operations to be expected in any future period or the results that actually would have been realized had the entities been combined during the six months ended June 30, 2019 or during the year ended December 31, 2018.

F-19

CBD LION LLC PRO FORMA CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 2018

	CBD LION	Acquired Sales Corp.	Combined Totals	Pro Forma Adjustments	Ref	Adjusted Pro Forma Totals
ASSETS
Current Assets:
Cash and Cash Equivalents	$ 78,837	$ 0	$ 78,837	$ 0		$ 78,837
Accounts Receivable, net of $0 allowance in 2018 and $0 in 2017	31,062	0	31,062			31,062
Inventory, net allowance of $6,000 in 2018 and $6,000 in 2017	217,405	0	217,405			217,405
Prepaid inventory	7,298		7,298			7,298
Receivables from Related Parties	0	0	0			0
Total Current Assets	334,601	0	334,601	0		334,601
Fixed Assets, less accumulated depreciation of $5,217 in 2018 and $417 in 2017	94,688	0	94,688			94,688
Security Deposit	2,465	0	2,465			2,465
Total Assets	$ 431,754	$ 0	$ 431,754	$ 0		$ 431,754
LIABILITIES AND EQUITY
Current Liabilities:
Accounts Payable - Related Party	0	193,000	193,000			193,000
Trade Accounts Payable	0	113,450	113,450			113,450
Credit Cards	29,427		29,427			29,427
Accrued Expenses	12,688		12,688			12,688
Interest Payable	10,066	1,381	11,447			11,447
Notes Payable	362,430	30,791	393,221			393,221
Total Current Liabilities	414,610	338,622	753,232	0		753,232
Total Liabilities	414,610	338,622	753,232	0		753,232

Commitments and Contingencies	0	0	0	0		0

Equity:
Preferred Stock, $0.001 par value; 10,000,000 shares authorized; none outstanding		0	0			0
Common Stock, $0.001 par value; 100,000,000 shares authorized; 2,369,648 shares outstanding		2,370	2,370	5,000	Ref 1	7,370
Additional Paid-in Capital	0	13,664,697	13,664,697	5,000	Ref 1	0
				(14,005,689)	Ref 2
				335,992	Ref 3
Accumulated Deficit	0	(14,005,689)	(14,005,689)	14,005,689	Ref 2	(328,849)
				(335,992)	Ref 3
				7,143	Ref 4
Capital Contributions	10,000		10,000	(10,000)	Ref 1	0
Retained Earnings	7,143		7,143	(7,143)	Ref 4
Total Equity	17,143	(338,622)	(321,479)			(321,479)
Total Liabilities and Equity	$ 431,754	$ 0	$ 431,754	$ 0		$ 431,753

References:
Ref 1: The issuance of 5,000,000 shares of common stock of Acquired Sales Corp. in exchange for all of the members contributions of CBD Lion LLC.
Ref 2: Eliminate Acquired Sales Corp. accumulated deficit.
Ref 3: To bring Additional Paid-in Capital to 0.
Ref 4: Eliminate CBD LION Retained Earnings.

CBD LION LLC PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2018

	CBD LION	Acquired Sales Corp.	Combined Totals	Pro Forma Adjustments	Ref	Adjusted Pro Forma Totals
Net Sales	$ 706,648	$ 0	$ 706,648	$ 0		$ 706,648
Cost of Goods Sold	224,731		224,731			224,731
Gross Profit	481,916	0	481,916	0		481,916
Selling, General and Administrative Expenses	118,842	71,299	190,141			190,141
Depreciation	4,799	0	4,799			4,799
Payroll Expenses	160,736	0	160,736			160,736
Trade Show Expenses	112,158	0	112,158			112,158
Stock Compensation Expense	0	72,500	72,500			72,500
Professional Fees	21,325	37,767	59,092			59,092
Income (Loss) From Operations	64,056	(181,566)	(117,510)			(117,510)
Other Expenses
Interest Expense	13,624	39,055	52,679			52,679
Net Income/(Loss)	$ 50,432	$ (220,621)	$ (170,189)	$ -		$ (170,189)

Pro forma net loss per common share, basic and diluted:		$ (0.09)				$ (0.02)

Pro forma weighted average number of common shares outstanding:		2,369,648		5,000,000	Ref 1	7,369,648

References:
Ref 1: The issuance of 5,000,000 shares of common stock of Acquired Sales Corp. in exchange for all of the members contributions of CBD Lion LLC.

CBD LION LLC
PRO FORMA CONSOLIDATED BALANCE SHEET
As of June 30, 2019

	CBD LION	Acquired Sales Corp.	Combined Totals	Pro Forma Adjustments	Ref	Adjusted Pro Forma Totals
ASSETS
Current Assets:
Cash and Cash Equivalents	$ 77,379	$ 4,341,023	$ 4,418,402	$ 0		$ 4,418,402
Accounts Receivable	194,616	0	194,616			194,616
Inventory, net allowance of $6,000 in 2019	314,439	0	314,439			314,439
Prepaid inventory	7,298	0	7,298			7,298
Prepaid expenses	0	2,083	2,083			2,083
Receivables from Related Parties	0	0	0			0
Total Current Assets	593,732	4,343,106	4,936,838	0		4,936,838
Fixed Assets, less accumulated depreciation of $15,306 in 2019 and $5,217 in 2018	228,101	0	228,101			228,101
Security Deposit	5,951	0	5,951			5,951
Investment in Ablis	0	399,200	399,200			399,200
Investment in Bendistillery and Bend Spirits	0	1,497,000	1,497,000			1,497,000
Total Assets	$ 827,784	$ 6,239,306	$ 5,170,890	$ 0		$ 7,067,090
LIABILITIES AND EQUITY
Current Liabilities:
Accounts Payable - Related Party	0	19,070	19,070			19,070
Trade Accounts Payable	3,505	22,052	25,557			25,557
Credit Cards	54,266	0	54,266			54,266
Accrued Expenses	1,078	0	1,078			1,078
Interest Payable	19,270	0	19,270			19,270
Notes Payable	462,430	0	462,430			462,430
Series A Convertible Preferred Stock Dividends Payable	0	44,977	44,977			44,977
Total Current Liabilities	540,549	86,099	626,648	0		626,648
Total Liabilities	540,549	86,099	626,648	0		626,648

Commitments and Contingencies	0	0	0	0		0

Equity:
Preferred Stock, $0.001 par value; 10,000,000 total shares authorized; out of which 400,000 shares of Series A Convertible Preferred Stock are authorized, and 66,150 shares of Series A Convertible Preferred Stock shares were issued and outstanding	0	66	66			66
Common Stock, $0.001 par value; 100,000,000 shares authorized; 2,579,648 shares outstanding	0	2,580	2,580	5,000	Ref 1	7,580
Additional Paid-in Capital	0	21,142,482	21,142,482	5,000	Ref 1	0
				(14,991,921)	Ref 2
				(6,155,561)	Ref 3
Accumulated Earnings/(Deficit)	0	(14,991,921)	(14,991,921)	14,991,921	Ref 2	6,431,846
				6,155,561	Ref 3
				276,285	Ref 4
Capital Contributions	10,000		10,000	(10,000)	Ref 1	0
Retained Earnings	277,235		277,235	(277,235)	Ref 4	0
Total Equity	287,235	6,153,207	6,440,442			6,439,492
Total Liabilities and Equity	$ 827,784	$ 6,239,306	$ 7,067,090	-$950		$ 7,066,140

References:
Ref 1: The issuance of 5,000,000 shares of common stock of Acquired Sales Corp. in exchange for all of the members contributions of CBD Lion LLC.
Ref 2: Eliminate Acquired Sales Corp. accumulated deficit.
Ref 3: To bring Additional Paid-in Capital to 0.
Ref 4: Eliminate CBD LION Retained Earnings.

CBD LION LLC UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2019

	CBD LION	Acquired Sales Corp.	Combined Totals	Pro Forma Adjustments	Ref	Adjusted Pro Forma Totals
Net Sales	$ 1,068,803	$ 0	$ 1,068,803	$ 0		$ 1,068,803
Cost of Goods Sold	330,362	0	330,362			330,362
Gross Profit	738,441	0	738,441	0		738,441
Selling, General and Administrative Expenses	168,395	71,221	239,616			239,616
Depreciation	11,040	0	11,040			11,040
Payroll Expenses	155,517	0	155,517			155,517
Trade Show Expenses	94,224	0	94,224			94,224
Stock Compensation Expense	0	834,186	834,186			834,186
Professional Fees	30,919	44,971	75,890			75,890
Income (Loss) From Operations	278,346	(950,378)	(672,032)	0		(672,032)
Other Income (Expenses)
Gain on Settlement	0	29,196	29,196			29,196
Interest Income	0	7,925	7,925			7,925
Interest Expense	(9,204)	(27,998)	(37,202)			(37,202)
Net Income/(Loss)	$ 269,142	$ (941,255)	$ (597,709)	$ -		$ (597,709)

Pro forma net loss per common share, basic and diluted:		$ (0.38)				$ (0.08)

Pro forma weighted average number of common shares outstanding:		2,492,713		5,000,000	Ref 1	7,492,713

References:
Ref 1: Exchange all membership interest of CBD Lion LLC for 5,000,000 shares of common stock of Acquired Sales Corp.

CBD LION LLC
NOTES TO THE PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – BASIS OF PRESENTATION

Signing of Agreement and Plan of Merger (“Merger Agreement”) for Acquired Sales Corp. to Acquire 100% of the Ownership Interests of CBD Lion LLC

On August 15, 2019, Acquired Sales Corp. (“AQSP”), its CEO Gerard M. Jacobs (“GJacobs”), its President and CFO William C. “Jake” Jacobs (“WJacobs”) entered into a Merger Agreement with CBD Lion LLC (“CBD Lion”) and its owners (the “CBD Lion Owners”) to, subject to a number of conditions, acquire 100% of the ownership of CBD Lion (the “Merger”). The consideration to be paid by AQSP in the proposed acquisition of CBD Lion is: two million dollars ($2,000,000) in cash, plus five million (5,000,000) unregistered common stock of AQSP (the "Stock Consideration"). Subject to certain limitations, the Lion Owners shall have "piggyback registration rights" for the common stock shares underlying the Stock Consideration and "demand registration rights" that are triggered if no registration statement covering the Stock Consideration is filed with the SEC within 120 days following the closing of the Merger. In addition, the Merger Agreement requires that at the closing of the Merger, AQSP shall cause up to four hundred sixty-two thousand four hundred thirty dollars ($462,430) of related party debt owed by CBD Lion to be repaid in full.

There are no assurances that that the proposed Merger will be consummated. There are many conditions to closing of the Merger, many of which are outside of the parties’ control and we cannot predict whether these conditions will be satisfied. There are no assurances when or if closing of the Merger will occur.

Closing of the acquisition of CBD Lion is subject to a number of conditions, including but not limited to the completion of due diligence investigation of CBD Lion by AQSP that is acceptable to AQSP, completion of a capital raise by AQSP of at least $4 million, completion of an audit of CBD Lion acceptable to AQSP, execution of definitive acquisition documents, execution of employment agreements with certain key CBD Lion executives, obtaining necessary third-party approvals, including a tax opinion to be provided by CBD Lion’s tax counsel indicating that the proposed Merger will qualify as a tax-free reorganization, and completion of all necessary securities filings.

AQSP has substantially completed its due diligence of CBD Lion. The Merger Agreement is subject to termination if (i) no audit of CBD Lion satisfactory to AQSP has been delivered by August 31, 2019; (ii) AQSP fails to raise $4 million by September 30, 2019; or (iii) the proposed Merger has not closed by October 31, 2019, and the outside closing date has not been extended by mutual agreement of the parties.

The Merger Agreement contains customary provisions prohibiting CBD Lion from soliciting or encouraging any other acquisition proposal or entering into any negotiations or agreements for an alternative acquisition or financing Merger prior to the termination of the Merger Agreement.

In the event that the proposed acquisition of CBD Lion is completed, the Merger Agreement requires that as soon as practicable following the closing of the proposed sale, AQSP will change its name to "CBD Lion Corp.” and request a new trading symbol that better relates to the new proposed name.

Proposed Merger Accounting Treatment

These pro forma consolidated financial statements have been compiled from and include:

a)A pro forma consolidated balance sheet combining the audited balance sheet of CBD Lion and the audited balance sheet of AQSP as of December 31, 2018, giving the effect to the Merger as if it had occurred on December 31, 2018;

b)A pro forma consolidated statement of operations combining the audited statement of operation of CBD Lion and the audited statement of operation of AQSP for the year ended December 31, 2018, giving the effect to the Merger as if it had occurred on January 1, 2018;

c)A pro forma consolidated balance sheet combining the unaudited balance sheet of CBD Lion and the unaudited balance sheet of AQSP as of June 30, 2019, giving the effect to the Merger as if it had occurred on June 30, 2019; and

d)An unaudited pro forma consolidated statement of operations combining the unaudited statement of operation of CBD Lion and the unaudited statement of operation of AQSP for the six months ended June 30, 2019, giving the effect to the Merger as if it had occurred on January 1, 2019.

The pro forma financial consolidated statements have been compiled using the significant accounting policies as set out in the audited financial statements of AQSP and CBD Lion for the periods presented.

The Merger is treated as a reverse merger with CBD Lion deemed the accounting acquirer and Acquired Sales Corp. deemed the accounting acquiree under the acquisition method of accounting. The reverse merger is deemed to be a recapitalization and the pro forma consolidated financial statements represent the continuation of the financial statements of CBD Lion, while the capital structure of AQSP remains intact. Assets acquired and liabilities assumed are reported at their historical amounts.

The following is a detail of the pro forma adjustments:

References:

Ref 1: The issuance of 5,000,000 shares of common stock of Acquired Sales Corp. in exchange for all of the members contributions of CBD Lion LLC.

Ref 2: Eliminate Acquired Sales Corp. accumulated deficit.

Ref 3: To bring Additional Paid-in Capital to 0.

Ref 4: Eliminate CBD LION Retained Earnings.

Table of Contents for the Audited Financial Statements of Acquired Sales Corp.

REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM	F-23
ACQUIRED SALES CORP. BALANCE SHEETS	F-24
ACQUIRED SALES CORP. STATEMENTS OF OPERATIONS	F-25
ACQUIRED SALES CORP. STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)	F-26
ACQUIRED SALES CORP. STATEMENTS OF CASH FLOWS	F-27
ACQUIRED SALES CORP. NOTES TO THE FINANCIAL STATEMENTS	F-28

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Information Statement on Schedule 14C of our audit report dated March 11, 2019, with respect to the balance sheets of Acquires Sales Corp. as of December 31, 2018 and December 31, 2017, and the related statements of operations, shareholders’ equity (deficit), and cash flows for the years then ended. Our report relating to those financial statements includes an emphasis of matter paragraph regarding an uncertainty about Acquires Sales Corp.’s ability to continue as a going concern.

/s/ Fruci & Associates II, PLLC

Fruci & Associates II, PLLC

Spokane, Washington

November 1, 2019

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Acquired Sales Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Acquired Sales Corp. (“the Company”) as of December 31, 2018 and 2017, and the related statements of operations, shareholders’ equity (deficit), and cash flows for each of the years then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a history of recurring losses and does not have any business or sources of revenue. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2018.

Spokane, Washington

March 11, 2019

ACQUIRED SALES CORP.
BALANCE SHEETS

	December 31,
	2018	2017
ASSETS
Total Assets	$ -	$ -
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts Payable - Related Party
Accounts Payable - Related Party - Payable to William C. Jacobs	$ 164,417	$ 103,907
Accounts Payable - Related Party - Payable to Gerard M. Jacobs	24,583	13,841
Accounts Payable - Related Party - Payable to Other Related Party	4,000	4,000
Accounts Payable - Related Party	193,000	121,748
Notes Payable - Related Party
Notes Payable - Payable to Joshua A. Bloom	20,025	-
Notes Payable - Payable to Gerard M. Jacobs	10,766	-
Notes Payable - Related Party	30,791	-
Interest Payable - Related Party
Interest - Payable to Joshua A. Bloom	914	-
Interest - Payable to Gerard M. Jacobs	467	-
Interest Payable - Related Party	1,381	-
Trade Accounts Payable	113,450	106,426
Total Current Liabilities	$ 338,622	$ 228,174
Commitments and Contingencies	-	-
Shareholders' Equity
Preferred Stock, $0.001 par value; 10,000,000 shares authorized;
none outstanding	-	-
Common Stock, $0.001 par value; 100,000,000 shares authorized;
2,369,648 shares outstanding	2,370	2,370
Additional Paid-in Capital	13,664,697	13,554,524
Accumulated Deficit	(14,005,689)	(13,785,068)
Total Shareholders' Equity (Deficit)	(338,622)	(228,174)
Total Liabilities and Shareholders' Equity	$ -	$ -

ACQUIRED SALES CORP.
STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31,
	2018	2017
Selling, General and Administrative Expenses	$ (71,299)	$ (65,021)
Stock Compensation Expense	(72,500)	-
Professional Fees	(37,767)	(15,012)
Interest Expense	(39,055)	-
Provision for Income Taxes	-	-
Net Loss	$ (220,621)	$ (80,033)

Basic and Diluted Earnings (Loss) per Share	$ (0.09)	$ (0.03)

Basic and diluted weighted average number of common shares outstanding:	2,369,648	2,369,648

ACQUIRED SALES CORP.
STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2018

			Additional		Total
	Common Stock		Paid-in	Accumulated	Shareholders'
	Shares	Amount	Capital	Deficit	Equity (Deficit)
Balance, December 31, 2016	2,369,648	$ 2,370	$ 13,554,524	$ (13,705,035)	$ (148,141)
Net Loss	-	-	-	$ (80,033)	$ (80,033)
Balance, December 31, 2017	2,369,648	$ 2,370	$ 13,554,524	$ (13,785,068)	$ (228,174)
Stock Compensation Expense			$ 72,500		$ 72,500
Issuance of warrants to purchase common stock			$ 37,673		$ 37,673
Net Loss				$ (220,621)	$ (220,621)
Balance, December 31, 2018	2,369,648	$ 2,370	$ 13,664,697	$ (14,005,689)	$ (338,622)

ACQUIRED SALES CORP.
STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31,
	2018	2017
Cash Flows From Operating Activities
Net Loss	$ (220,621)	$ (80,033)
Adjustments to Reconcile Loss to Net Cash Used in Operating Activities:
Stock Compensation Expense	72,500	-
Financing Cost - Issuance of Warrants to Purchase Common Stock	37,673	-
Changes in Operating Assets and Liabilities:
Accounts Payable to Related Parties	71,251	64,915
Trade Accounts Payable	7,025	14,513
Net Cash Used in Operating Activities	(32,172)	(605)
Cash Flows From Financing Activities
Financing Cost - Proceeds From Borrowing Under Notes Payable to Related Parties	30,791	-
Financing Cost - Interest Payable to Related Parties	1,381	-
Net Cash Provided by Financing Activities	32,172	-
Net Decrease in Cash	-	(605)
Cash and Cash Equivalents at Beginning of Year	-	605
Cash and Cash Equivalents at End of Year	$ -	$ -

	For the Years Ended
	December 31,
	2018	2017
Supplemental Cash Flow Information
Cash paid for interest	$ -	$ -
Cash paid for income taxes	$ -	$ -

ACQUIRED SALES CORP.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 – BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation – Acquired Sales Corp. (hereinafter sometimes referred to as “Acquired Sales”, the “Company”, “AQSP”, “Acquired”, the “Company”, “we”, “us”, “our”, etc.) was organized under the laws of the State of Nevada on January 2, 1986.

The Company currently is a shell corporation and does not currently have any business or any sources of revenue.

The Company wants to acquire all or a portion of one or more operating businesses.

Management of the Company currently is exclusively exploring potential acquisitions of all or a portion of one or more operating businesses involving the manufacture and sale of cannabidiol (CBD)-infused products such as beverages, muscle/joint rubs, oils, crystals, tinctures, bath bombs, isolate, relief balms, elixirs, body washes, med sticks, lotions, vape pens and cartridges, shatter, and gummies (a “CBD-Infused Products Company”).

In order to consummate a particular acquisition of a CBD-Infused Products Company, management of the Company is open-minded to the concept of also acquiring all or a portion of one or more operating businesses and/or assets that are related to such CBD-Infused Products Company, for example operating businesses and/or assets involving distilled spirits, beer, wine, hemp, paraphernalia, cannabis, tetrahydrocannabinol (THC)-infused products, and real estate.

Execution of Stock Purchase Agreement to Purchase up to 19.99% of CBD-Infused Beverage Maker Ablis, and of Craft Distillers Bendistillery and Bend Spirits

On February 27, 2019, the Company signed a Stock Purchase Agreement to purchase up to 19.99% of the common stock of CBD-infused beverage maker Ablis Inc. (formerly Ablis LLC) (www.AblisBev.com), and of craft distillers Bendistillery Inc. d/b/a Crater Lake Spirits (www.CraterLakeSpirits.com) and Bend Spirits, Inc. (www.Bendistillery.com), Bend, Oregon, for a total of $7,596,200 in cash.

Founded in 1996, Bendistillery is America's most award winning craft distillery, with an outstanding reputation for producing Crater Lake Spirits brands including vodkas, gins, whiskeys, and white label brands offered through Bend Spirits.

Ablis is a rapidly growing leader in the exciting CBD-infused beverage industry. Ablis' all-natural, shelf-stable, GMO-free, non-alcoholic, lemon ginger, cranberry blood orange, and 0 calorie lemon water beverages target the mainstream health market and contain no THC. Ablis also manufactures and sells CBD-infused rubs, oils and crystals. Ablis' beverages are now being distributed in 11 states, online throughout the country, Puerto Rico and Guam. Also, Ablis has recently received state approval to co-brand with a local brewery in Bend to produce Oregon's first hemp CBD-infused draft beer.

Closing of the purchase is subject to a number of conditions, including the completion of mutually acceptable due diligence, completion of a capital raise, execution of definitive documentation, obtaining necessary third party approvals, and completion of all necessary securities filings.

The Company expects to close the purchase in tranches, starting with a first tranche purchase of 4.99% of the common stock of each of Ablis, Bendistillery and Bend Spirits for an aggregate purchase price of $1,896,200. The Company has raised sufficient capital through the sale of convertible preferred stock to allow the Company to close this first tranche purchase, and this first tranche purchase is expected to close during March 2019.

Following the expected closing of this first tranche purchase of 4.99% of the common stock of each of Ablis, Bendistillery and Bend Spirits, the Company desires to purchase up to an additional 15% of the common stock of each of Ablis, Bendistillery and Bend Spirits under the Stock Purchase Agreement, but doing so will only be possible if the Company closes on the sale of additional preferred stock or otherwise raises capital, and receives approval to do so from the Oregon Liquor Control Commission.

The stock purchase will make capital available for expanded off-line and online advertising, additional staff and equipment, and repayment of debt, for Bendistillery, Bend Spirits, and Ablis.

The management teams of Ablis, Bendistillery and Bend Spirits will continue to lead their respective companies following the closing of the transaction. Gerard M. Jacobs, CEO of the Company, will join the board of directors of each of the companies, and William C. Jacobs, CFO of the Company, will be paid quarterly by the companies in regard to financial oversight of the companies.

Use of Estimates – The preparation of financial statements in conformity with Generally Accepted Accounting Principles (“GAAP”) typically requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions.

Cash and Cash Equivalents – Cash and cash equivalents as of December 31, 2018 and 2017 included cash on-hand. Cash equivalents are considered all accounts with an original maturity date within 90 days. Cash equivalents are carried at cost.

Fair Value of Financial Instruments – The carrying amount of the financial instruments, which principally include cash, trade receivables, accounts payable and accrued expenses, approximates fair value due to the relative short maturity of such instruments.

Accounting Standards Codification (ASC) 820 defines fair value, establishes a framework for measuring fair value under U.S. GAAP and enhances disclosures about fair value measurements. Fair value is defined under ASC 820 as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value under ASC 820 must maximize the use of observable inputs and minimize the use of unobservable inputs. The standard describes a fair-value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value as follows:

Level 1 – Quoted prices in active markets for identical assets or liabilities

Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quotes prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Income Taxes – Provisions for income taxes are based on taxes payable or refundable for the current year and deferred income taxes. Deferred income taxes are provided on differences between the tax bases of assets and liabilities and their reported amounts in the financial statements and on tax carry forwards. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. A valuation allowance is provided against deferred income tax assets when it is not more likely than not that the deferred income tax assets will be realized.

Basic and Diluted Earnings (Loss) Per Common Share – Basic earnings (loss) per common share is determined by dividing earnings (loss) by the weighted-average number of common shares outstanding during the period. Diluted earnings (loss) per common share is calculated by dividing earnings (loss) by the weighted-average number of common shares and dilutive common share equivalents outstanding during the period. When dilutive, the incremental potential common shares issuable upon exercise of stock options and warrants are determined by the treasury stock method. The following table summarizes the calculations of basic and diluted earnings (loss) per common share for the years ended December 31, 2018 and 2017:

	For the Year Ended
	December 31,
	2018	2017
Net Loss	$ (220,621)	$ (80,033)
Weighted-Average Shares Outstanding	2,369,648	2,369,648

Basic and Diluted Earnings Loss per Share	$ (0.09)	$ (0.03)

At December 31, 2018, there were outstanding options to purchase 1,186,132 shares of common stock at between $0.001 and $0.60 per share, (b) rights to purchase warrants to purchase 2,950,000 shares of common stock at between $0.01 and $1.85 per share, and (c) financing warrants to purchase 37,500 shares of common stock at $0.03. As of the date of this report, none of these outstanding options, rights to purchase warrants or financing warrants have been exercised into shares of common stock. However, all of them may be exercised at any time in the sole discretion of the holder except for the rights to purchase warrants to purchase 1.25 million shares of our commons stock, are not exercisable until a performance contingency is met.

In comparison, at December 31, 2017, there were 1,358,774 stock options and rights to purchase warrants to purchase 2,700,000 shares of the Company’s common stock outstanding that were excluded from the computation of diluted earnings loss per share because their effects would have been anti-dilutive.

Recent Accounting Pronouncements - Effective January 2017, FASB issued ASU No. 2016-15 “Statement of Cash Flows” (Topic 230). This guidance clarifies diversity in practice on where in the Statement of Cash Flows to recognize certain transactions, including the classification of payment of contingent consideration for acquisitions between Financing and Operating activities. We are currently evaluating the impact that this amendment will have on our financial statements.

On January 5, 2017, the FASB issued ASU No. 2017-01, “Clarifying the Definition of a Business” (Topic ASC 805), guidance to clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The amendments in this ASU provide a screen to determine when an integrated set of assets and activities (collectively referred to as a “set”) is not a business. The screen requires that when substantially all of the fair value of the gross assets acquired (or disposed of) is concentrated in a single identifiable asset or a group of similar identifiable assets, the set is not a business. This screen reduces the number of transactions that need to be further evaluated. If the screen is not met, the amendments require that to be considered a business, a set must include, at a minimum, an input and a substantive process that together significantly contribute to the ability to create output and remove the evaluation of whether a market participant could replace the missing elements. This ASU is effective for public business entities in annual periods beginning after December 15, 2017, including interim periods therein. We are currently evaluating the impact that this amendment will have on our financial statements.

In May 2017, the FASB issued ASU No. 2017-09, “Compensation – Stock Compensation” (Topic 718) - Scope of Modification Accounting. This ASU clarifies when to account for a change to the terms or conditions of a share-based payment award as a modification. Under the new guidance, modification accounting is required only if the fair value, the vesting conditions, or the classification of the award (as equity or liability) changes as a result of the change in terms or conditions. This ASU is effective prospectively for the annual period ending December 31, 2018 and interim periods within that annual period. We are currently evaluating the impact that this amendment will have on our financial statements.

In June 2018, the FASB issued ASU No. 2018-07, Compensation – Stock Compensation (Topic 718), Improvements to Nonemployee Share-Based Payment Accounting, which is intended to improve the usefulness of the information provided to the users of financial statements while reducing cost and complexity in financial reporting. Under the new standard, nonemployee share-based payment awards within the scope of Topic 718 are measured at grant-date fair value of the equity instruments that an entity is obligated to issue when conditions necessary to earn the right to benefit from the instruments have been satisfied. These equity-classified non-employee share-based payment awards are measured at the grant date. Consistent with the accounting for employee share-based payment awards, an entity considers the probability of satisfying performance conditions when nonemployee share-based payment awards contain such conditions. The new standard also eliminates the requirement to reassess classification of such awards upon vesting. The new standard is effective for annual periods, and interim periods within those annual periods, beginning after December 15, 2018. We are currently evaluating the impact that this amendment will have on our financial statements.

Off Balance Sheet Arrangements – We have no off balance sheet arrangements.

NOTE 2 - RISKS AND UNCERTAINTIES

Going Concern – The Company has a history of recurring losses which have resulted in an accumulated deficit of $14,005,689 as of December 31, 2018. During the year ended December 31, 2018, the Company recognized a net loss of $220,621.

The Company currently is a shell corporation and does not have any business or any sources of revenue. As a result, there is substantial doubt that the Company will be able to continue as a going concern. Bankruptcy of the Company at some point in the future is a possibility. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company currently has no revenue-generating subsidiaries. Management plans to sustain the Company as a going concern by taking the following actions: (1) acquiring and/or developing profitable businesses that will create positive income from operations; and/or (2) completing private placements of the Company’s common stock and/or preferred stock. Management believes that by taking these actions, the Company will be provided with sufficient future operations and cash flow to continue as a going concern. However, there can be no assurances or guarantees whatsoever that the Company will be successful in consummating such actions on acceptable terms, if at all. Moreover, any such actions can be expected to result in substantial dilution to the existing shareholders of the Company.

NOTE 3 – NOTES RECEIVABLE

The William Noyes Webster Foundation, Inc.

The Foundation, a non-profit Massachusetts corporation, has received a provisional registration from the Commonwealth of Massachusetts to own and operate a medical marijuana cultivation facility in Plymouth, Massachusetts, and a medical marijuana dispensary in Dennis, Massachusetts. Jane W. Heatley (“Heatley”) is the founder and a member of the board of directors of the Foundation.

Teaming Agreement – The Company believes it is highly likely that the board of directors of the Foundation will only approve contracts that have been negotiated and approved by Heatley. Consequently, on July 8, 2014, the Company entered into a Teaming Agreement (the "Teaming Agreement") with Heatley, in which, among other things: (1) the Company and Heatley agreed to use their respective best efforts, working exclusively together as a team, and not as a partnership or other entity, in order to consummate transactions, agreements, contracts or other arrangements pursuant to which the Company will provide capital and expertise to the Foundation; and (2) Heatley agreed that Heatley shall not, and shall not permit the Foundation to, discuss or negotiate for debt or equity financing, or consulting services or other expertise, from any third party. The Company claims that Heatley violated the Teaming Agreement by discussing and negotiating for debt or equity financing, or consulting services or other expertise, from at least one third party. Heatley claims that the Company violated the Teaming Agreement alleging that the Company failed to lend funds to the Foundation in accordance with the Teaming Agreement. The Company believes Heatley's claim to be baseless. No assurances whatsoever can be made that Heatley will comply with the terms of the Teaming Agreement, nor that the Company will be able to adequately enforce the terms of the Teaming Agreement if it is ever the subject of litigation.

Promissory Note – On July 14, 2014, the Foundation signed and delivered to the Company a Secured Promissory Note (the "Note") which is in the stated loan amount of $1,500,000, and is secured by a Security Agreement of even date therewith (the “Security Agreement”). The Note provides that the $1,500,000 loan may be advanced in one or more installments as the Foundation and the Company may mutually agree upon. The Foundation and the Company mutually agreed that the first installment of this loan would be $602,500. Pursuant to instructions from the Foundation, on July 14, 2014, the Company paid $2,500 owed by the Foundation to one of its consultants, and the Company advanced $600,000 directly to the Foundation. The amount and timing of subsequent loan installments under the Note, which could have totaled $897,500, had not yet been mutually agreed upon between the Foundation and the Company as of the date of the Note.

Between April and July 2015, the Company loaned an additional $135,350 to the Foundation, evidenced by the Note and secured by the Security Agreement. Following such additional loans, the principal of the loan from the Company to the Foundation, evidenced by the Note and secured by the Security Agreement, is now $737,850. The principal balance outstanding under the Note bore interest at the rate of 12.5% per annum, compounded monthly. It was contemplated that the first payment of accrued interest by the Foundation under the Note would be made as soon after the Foundation commences operations of the Plymouth Cultivation Facility and the Dennis Dispensary as the Foundation's cash flows shall reasonably permit, but in any event no later than one year after the Foundation commences operations. The principal of the Note would be payable in eight consecutive equal quarterly installments, commencing on the last day of the calendar quarter in which the Foundation commences operations. Principal on the Note and related accrued interest would be considered past due if the aforementioned payments were not received by their due dates.

Uncollectable Note and Interest Receivable – The Company assessed the collectability of the Note based on the adequacy of the Foundation’s collateral and the Foundation’s capability of repaying the Note according to its terms. Based on this assessment, on September 1, 2015, the Company concluded that Note and interest receivable would not be collectible. As such, the Company wrote off the Note totaling $737,850 and interest receivable totaling $97,427 as bad debt expense on September 1, 2015.

NOTE 4 – AMOUNTS OWED TO RELATED PARTIES

On June 21, 2016, a company affiliated with Gerard M. Jacobs, Chief Executive Officer of Acquired Sales, made a non-interest bearing loan of $4,000 to the Company, which is payable upon demand.

At December 31, 2018, there are expense reimbursements owed to Gerard M. Jacobs totaling $24,583. In comparison, at December 31, 2017, there were expense reimbursements owed to Gerard M. Jacobs totaling $13,841.

At December 31, 2018, there are independent contractor fees of $160,000 and expense reimbursements of $4,417 owed to William C. Jacobs totaling $164,417. In comparison, at December 31, 2017, there were independent contractor fees of $100,000 and expense reimbursements of $3,907 owed to William C. Jacobs totaling $103,907. William C. Jacobs is the son of Gerard M. Jacobs, Chief Executive Officer of Acquired Sales, and the nephew of director James S. Jacobs.

Financing Warrants – On July 13, 2018, the Audit Committee, Compensation Committee, and full Board of Directors of AQSP approved by unanimous written consent borrowings by AQSP on the following terms:(1) proceeds of the borrowings will be used to pay professional fees owed to our outside auditors, our stock transfer agent, and our securities counsel, and to pay other obligations of AQSP; (2) the borrowings will be evidenced by promissory notes of AQSP, accruing interest at the rate of 15% annually; (3) the notes will be jointly secured by a first lien security interest in all of the assets of AQSP, pursuant to a security agreement signed by AQSP in favor of the lenders, UCC filings in favor of the lenders, and a pledge to the lenders of the note payable by the William Noyes Webster Foundation Inc. to AQSP; (4) the notes shall be due and payable upon demand by the lenders delivered to AQSP; and (5) for each $1,000 loaned by AQSP on these terms, the lender of such $1,000 shall receive warrants to purchase 1,250 shares of common stock of AQSP, at an exercise price of $0.03 per share, exercisable at the discretion of such lender any time on or before July 16, 2023.

As of December 31, 2018, a total of $30,791 has been borrowed by AQSP on such terms, and warrants to purchase 25,000 shares of common stock of AQSP have been issued to Joshua A. Bloom and warrants to purchase 12,500 shares of common stock of AQSP have been issued to Gerard M. Jacobs.

The warrants to purchase common stock that were issued to Joshua A. Bloom and Gerard M. Jacobs on July 16, 2018 and July 18, 2018 were valued using the Black-Scholes valuation model as of the date they were issued. The values of these warrants were fully expensed because the notes are payable upon demand. The expense recognized related to the issuance of the warrants to Joshua A. Bloom on July 16, 2018 was $3,250. Gerard M. Jacobs’ warrants were issued to him on July 18, 2018, and the expense recognized related to the issuance of these warrants was $1,300.

The warrants to purchase common stock that were issued to Gerard M. Jacobs on November 8, 2018, and to Joshua A. Bloom on November 12, 2018, were valued using the Black-Scholes valuation model, which incorporated the following assumptions: expected future stock volatility 465%; risk-free interest rates of 2.98% and 2.94%, respectively; dividend yield of 0% and an expected terms of 2.38 years and 2.37 years, respectively. The expected future stock volatility was based on the volatility of Acquired Sales Corp.’s historical stock prices. The risk-free interest rate was based on the U.S. Federal treasury rate for instruments due over the expected term of the warrants. The expected term of each warrant was based on the midpoint between the date the warrant vests and the contractual term of the warrant. The values of the warrants were fully expensed as of the date of issuance because they are payable upon demand. The expense recognized related to the issuance of the warrants to Gerard M. Jacobs on November 8, 2018 was $11,250. The expense recognized related to the issuance of the warrants to Joshua A. Bloom on November 12, 2018 was $21,874.

NOTE 5 – SHAREHOLDERS’ EQUITY

Share-Based Compensation – Share-based compensation expense recognized during the years ended December 31, 2018 and 2017 was $72,500 and $0, respectively.

The following is a summary of share-based compensation, stock option and warrant activity as of December 31, 2018 and changes during the year then ended:

	Shares	Weighted-Average Exercise Price (a)	Weighted-Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Outstanding, December 31, 2017	4,058,774	$ 1.29	5.59	$ 577,725
Rights to Purchase Warrants Issued During Period	250,000
Financing Warrants Issued During Period	37,500
Options Expired During Period	172,642
Options, Rights to Purchase Warrants and Financing Warrants Outstanding, December 31, 2018	4,173,632	$ 1.16	4.95	$ 2,410,100
Exercisable Options, Rights to Purchase Warrants and Financing Warrants Outstanding, December 31, 2018	2,923,632	$ 0.87	4.93	$ 2,410,100

Note:
(a) The Weighted-Average Exercise Price column excludes those warrants that have an exercise price for the common stock priced at the Capital Raise Price Per Share.

Rights to Purchase Warrants Issued During Period – On April 1, 2018, we issued to James S. Jacobs and to William C. Jacobs, an independent contractor, rights to purchase warrants, for an aggregate purchase price of $2.00, an aggregate of 250,000 shares of common stock of the Company (40,000 to James S. Jacobs, and 210,000 to William C. Jacobs), at an exercise price of $0.01 per share, such warrants to be fully vested and to be exercisable on or prior to December 31, 2024. We recorded total stock compensation expense of $72,500 related to these rights to purchase warrants; this consists of $11,600 of stock compensation for the rights to purchase warrants issued to James S. Jacobs, and $60,900 of stock compensation for the rights to purchase warrants issued to William C. Jacobs. On October 1, 2018, William C. Jacobs assigned rights to purchase warrants to purchase 10,000 shares of common stock to a separate entity.

NOTE 6 – INCOME TAXES

On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (the “Tax Act”).  The Tax Act reduced the U.S. federal statutory tax rate, broadened the corporate tax base through the elimination or reduction of deductions, exclusions, and credits, limited the ability of U.S. corporations to deduct interest expense, and transitioned to a territorial tax system which allows for the repatriation of foreign earnings to the U.S. with a 100% federal dividends received deduction prospectively. In addition, the Tax Act required a one-time transitional tax on foreign cash equivalents and previously unremitted earnings. Several of the new provisions enacted as part of the Tax Act require clarification and guidance from the U.S. Internal Revenue Service (“IRS”) and Treasury Department. These or other changes in U.S. tax laws could impact our profits, effective tax rate, and cash flows.

During the years ended December 31, 2018 and 2017, the Company did not incur any current tax on its continuing operations and there was no deferred tax provision or benefit from continuing operations. At December 31, 2018, the Company has U.S. Federal net operating loss carry forwards of $2,115,050 that will expire in 2030 through 2034 if not used by those dates.

As of December 31, 2018, the Company had no unrecognized tax benefits that, if recognized, would affect the Company’s effective income tax rate over the next 12 months. The Company currently believes that all significant filing positions are highly certain and that all of its significant income tax filing positions and deductions would be sustained upon audit. Therefore, the Company has no significant reserves for uncertain tax positions and no adjustments to such reserves were required by generally accepted accounting principles. The Company’s policy is to recognize accrued interest and penalties related to unrecognized tax benefits in the provision for income taxes. The Company’s tax returns are subject to examination for the years ended December 31, 2013 through 2017. A reconciliation of the amount of tax benefit computed using the U.S. federal statutory income tax rate to the provision for income taxes on continuing operations is as follows:

	For the Years Ended
	December 31,
	2018	2017
Tax expenses (benefit) at statutory rate (21%)	$ (46,330)	$ (27,211)
State tax benefit, net of federal benefit	$ -	(2,641)
Non-deductible expenses	$ 276	40
Revision of prior years' deferred tax assets	$ (30,034)	67,252
Change in valuation allowance	$ (1,488,585)	(37,439)
Provision for Income Taxes	$ -	$ -

The tax effects of temporary differences and carry forwards that gave rise to the net deferred income tax asset as of December 31, 2018 and 2017 were as follows:

	December 31,
	2018	2017
Operating loss carry forwards	$ 428,393	$ 676,116
Stock-based compensation	1,633,366	2,874,127
Other	131	233
Less: Valuation allowance	(2,061,891)	(3,550,475)
Net Deferred Income Tax Asset	$-	$-

The deferred tax asset valuation allowance decreased by $1,488,585 and $37,439 during the years ended December 31, 2018 and 2017, respectively.

NOTE 7 – CONTINGENT CONTRACTUAL OBLIGATIONS AND COMMERCIAL COMMITMENTS

The Board of Directors of the Company has committed to pay compensation to Gerard M. Jacobs, our Chief Executive Officer, as an inducement to him to introduce attractive acquisitions to the Company. The amount of the compensation will be 10% of the consideration paid by the Company to acquire equity ownership interests in target companies. The timing and structure of such compensation is currently expected to be determined pursuant to negotiations to be held between Gerard M. Jacobs and the chairman of the Compensation Committee of the Board of Directors.

NOTE 8 – SUBSEQUENT EVENTS

Additional Borrowings in Exchange for Notes, Accrued Interest and Financing Warrants

On July 13, 2018, the Audit Committee, Compensation Committee, and full Board of Directors of AQSP approved by unanimous written consent borrowings by AQSP on the following terms: (1) proceeds of the borrowings will be used to pay professional fees owed to our outside auditors, our stock transfer agent, and our securities counsel, and to pay other obligations of AQSP; (2) the borrowings will be evidenced by promissory notes of AQSP, accruing interest at the rate of 15% annually; (3) the notes will be jointly secured by a first lien security interest in all of the assets of AQSP, pursuant to a security agreement signed by AQSP in favor of the lenders, UCC filings in favor of the lenders, and a pledge to the lenders of the note payable by the William Noyes Webster Foundation Inc. to AQSP; (4) the notes shall be due and payable upon demand by the lenders delivered to AQSP; and (5) for each $1,000 loaned by AQSP on these terms, the lender of such $1,000 shall receive warrants to purchase 1,250 shares of common stock of AQSP, at an exercise price of $0.03 per share, exercisable at the discretion of such lender any time on or before July 16, 2023. During the year ended December 31, 2018, $30,791 was borrowed on these terms. Following the end of the period ended December 31, 2018, a total of $14,772 has been borrowed by AQSP on such terms.

Signing of a Definitive Stock Purchase Agreement with Ablis, Bendistillery and Bend Spirits

On February 27, 2019, the Company signed a definitive Stock Purchase Agreement (the "SPA") with Ablis, Bendistillery, Bend Spirits, Bendis Homes Pinehurst, LLC, James A. Bendis, Alan T. Dietrich, Gerard M. Jacobs and William C. "Jake" Jacobs to purchase 4.99% of the common stock of Ablis for $399,200 in cash, to purchase 4.99% of the common stock of Bendistillery for $1,347,300 in cash, and to purchase 4.99% of the common stock of Bend Spirits for $149,700 in cash. The purchases are expected to close during March 2019. Under the SPA the Company will have the right to purchase up to an additional 15% of the common stock of each of Ablis, Bendistillery and Bend Spirits.

Acceptance of Subscriptions From Accredited Investors to Purchase Newly Issued Series A Convertible Preferred Stock

On February 27, 2019, the Company accepted subscriptions from accredited investors to purchase 23,400 shares of newly issued Series A Convertible Preferred Stock ("Preferred Stock") for an aggregate purchase price of $2,340,000 in cash. These 23,400 shares of Preferred Stock are convertible at the option of the holders into 2,340,000 shares of newly issued common stock of the Company, or $1.00 per share of common stock of the Company. The Company has committed to file a registration statement covering the shares of newly issued common stock of the Company into which the Preferred Stock can be converted (the "Registration Statement"). The Preferred Stock will receive an annual dividend, and will be subject to mandatory conversion, under terms and conditions set forth in the Certificate of Designation of the Preferred Stock.

Newly Elected Director of the Company: Thomas W. Hines, CPA CFA

Thomas W. Hines, CPA CFA, a Vice President of Lowery Asset Consulting in Chicago, has been elected to serve as a Director of the Company.

William C. "Jake" Jacobs, CPA: Elected to serve as the President, Chief Financial Officer and Treasurer of the Company

William C. "Jake" Jacobs, CPA, the son of our Company's Chief Executive Officer Gerard M. Jacobs, has been elected to serve as the President, Chief Financial Officer and Treasurer of the Company. Gerard M. Jacobs will remain as the Company's Chairman, Chief Executive Officer and Secretary.

Establishment of an Investment Committee

The Board of Directors of the Company has voted to establish an Investment Committee, the initial members of which will be Gerard M. Jacobs, William C. "Jake" Jacobs, CPA, and Thomas W. Hines, CPA CFA. Future acquisitions by the Company of direct equity ownership interests in any entity other than

Ablis, Bendistillery and Bend Spirits will be subject to unanimous approval by such Investment Committee and to majority approval by the Board of Directors of the Company, provided that the requirement of unanimous approval by such Investment Committee will be terminated if the investors in the Preferred Stock no longer hold 25% or more of their investment in the form of Preferred Stock or common stock of the Company following conversion, or if the Company's common stock has closed at $10.00 per share or higher for 20 consecutive trading days and there have been on average at least 50,000 shares traded on each of those 20 consecutive trading days, or if 84 months have passed since the first date that the Registration Statement is effective.

ACQUIRED SALES CORP.

INDEX TO THE CONDENSED FINANCIAL STATEMENTS

Condensed Balance Sheets, June 30, 2019 (Unaudited) and December 31, 2018	F-39
Condensed Statements of Operations for the Three and Six Months Ended June 30, 2019 and 2018 (Unaudited)	F-41
Condensed Statements of Shareholders’ Equity (Deficit) for the Three and Six Months Ended June 30, 2018 and 2019 (Unaudited)	F-42
Condensed Statement of Cash Flows for the Six Months Ended June 30, 2019 and 2018 (Unaudited)	F-43

ACQUIRED SALES CORP. BALANCE SHEETS

	June 30,	December 31,
	2019 (Unaudited)	2018
ASSETS
Current Assets
Cash and Cash Equivalents	$ 4,341,023	$ -
Prepaid Expenses	2,083
Total Current Assets	4,343,106	-
Investment in Ablis	399,200	-
Investment in Bendistillery and Bend Spirits	1,497,000	-
Total Assets	$ 6,239,306	$ -
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts Payable - Related Parties
Accounts Payable - Related Party - Payable to William C. Jacobs	$ 8,015	$ 164,417
Accounts Payable - Related Party - Payable to Gerard M. Jacobs	11,055	24,583
Accounts Payable - Related Party - Payable to Other Related Party	-	4,000
Accounts Payable - Related Parties	19,070	193,000
Trade Accounts Payable	22,052	113,450
Notes Payable - Related Party
Notes Payable - Payable to Joshua A. Bloom	-	20,025
Notes Payable - Payable to Gerard M. Jacobs	-	10,766
Notes Payable - Related Party	-	30,791
Interest Payable - Related Party
Interest - Payable to Joshua A. Bloom	-	914
Interest - Payable to Gerard M. Jacobs	-	467
Interest Payable - Related Party	-	1,381
Series A Convertible Preferred Stock Dividends Payable	44,977	-
Total Current Liabilities	$ 86,099	$ 338,622
Commitments and Contingencies	-	-

Shareholders' Equity
Preferred Stock, $0.001 par value; 10,000,000 total shares authorized; out of which 400,000 shares of Series A Convertible Preferred Stock are authorized, and 66,150 shares of Series A Convertible Preferred Stock shares were issued and outstanding at June 30, 2019, and 0 shares of Series A Convertible Preferred Stock were issued or outstanding at December 31, 2018	66	-
Common Stock, $0.001 par value; 100,000,000 shares authorized; 2,579,648 and 2,369,648 shares outstanding at June 30, 2019 and December 31, 2018, respectively	2,580	2,370
Additional Paid-in Capital	21,142,482	13,664,697
Accumulated Deficit	(14,991,921)	(14,005,689)
Total Shareholders' Equity (Deficit)	$ 6,153,207	$ (338,622)
Total Liabilities and Shareholders' Equity	$ 6,239,306	$ -

ACQUIRED SALES CORP. STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Three Month Ended		For the Six Month Ended
	June 30,		June 30,
	2019	2018	2019	2018
Selling, General and Administrative Expense	$ (44,749)	$ (16,579)	$ (71,221)	$ (33,574)
Stock Compensation Expense	$ (834,186)	$ (72,500)	$ (834,186)	$ (72,500)
Professional Fees	$ (23,503)	$ (2,322)	$ (44,971)	$ (5,395)
Interest Expense	$ -	$ -	$ (27,998)	$ -
Loss From Operations	$ (902,438)	$ (91,401)	$ (978,376)	$ (111,469)
Other Income
Gain on Settlement	$ -	$ -	$ 29,196	$ -
Interest Income	$ 5,623	$ -	$ 7,925	$ -
Total Other Income	$ 5,623	$ -	$ 37,121	$ -
Loss Before Provision for Income Taxes	$ (896,815)	$ (91,401)	$ (941,255)	$ (111,469)
Provision for Income Taxes	$ -	$ -	$ -	$ -
Net Loss	$ (896,815)	$ (91,401)	$ (941,255)	$ (111,469)

Basic and Diluted Earnings Loss per Share	$ (0.35)	$ (0.04)	$ (0.38)	$ (0.05)

Basic and diluted weighted average number of common shares outstanding:	2,579,648	2,369,648	2,492,713	2,369,648

ACQUIRED SALES CORP. CONDENSED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
(UNAUDITED)

					Additional		Total
	Preferred Stock		Common Stock		Paid-in	Accumulated	Shareholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance, December 31, 2017	-	$ -	2,369,648	$ 2,370	$ 13,554,524	$ (13,785,068)	$ (228,174)
Net Loss						$ (20,068)	$ (20,068)
Balance, March 31, 2018	-	$ -	2,369,648	$ 2,370	$ 13,554,524	$ (13,805,136)	$ (248,242)
Stock Compensation Expense					$ 72,500		$ 72,500
Net Loss			-	-	-	$ (91,401)	$ (91,401)
Balance, June 30, 2018	-	$ -	2,369,648	$ 2,370	$ 13,627,024	$ (13,896,537)	$ (267,143)

Balance, December 31, 2018	-	$ -	2,369,648	$ 2,370	$ 13,664,697	$ (14,005,689)	$ (338,622)
Exercise of rights to purchase warrants to purchase shares of common stock			210,000	$ 210	$ 1,892		$ 2,102
Issuance of warrants to purchase common stock					$ 26,773		$ 26,773
Issuance of Series A Convertible Preferred Stock for cash	29,900	$ 30			$ 2,989,970		$ 2,990,000
Series A Preferred Stock dividend payable						$ (18,552)	$ (18,552)
Net Loss			-	-		$ (44,440)	$ (44,440)
Balance, March 31, 2019	29,900	$ 30	2,579,648	$ 2,580	$ 16,683,332	$ (14,068,681)	$ 2,617,261
Issuance of Series A Convertible Preferred Stock for cash	36,250	$ 36			$ 3,624,964		$ 3,625,000
Stock Compensation Expense					$ 834,186		$ 834,186
Series A Preferred Stock dividend payable						$ (26,425)	$ (26,425)
Net Loss			-	-		$ (896,815)	$ (896,815)
Balance, June 30, 2019	66,150	$ 66	2,579,648	$ 2,580	$ 21,142,482	$ (14,991,921)	$ 6,153,207

ACQUIRED SALES CORP. STATEMENTS OF CASH FLOWS

	For the Six Months Ended
	June 30,
	2019	2018
Cash Flows From Operating Activities
Net Loss	$ (941,255)	$ (111,469)
Adjustments to Reconcile Loss to Net Cash Used in Operating Activities:
Financing Cost - Issuance of Warrants to Purchase Common Stock	26,773
Stock Compensation Expense	834,186	72,500
Changes in Operating Assets and Liabilities:
Prepaid Expenses	(2,083)	-
Accounts Payable to Related Parties	(172,706)	33,574
Trade Accounts Payable	(91,398)	5,395
		-
Net Cash Used in Operating Activities	(346,483)	-
Cash Flows From Investing Activities
Investment in Ablis	(399,200)	-
Investment in Bendistillery and Bend Spirits	(1,497,000)	-
Net Cash Used in Investing Activities	(1,896,200)	-
Cash Flows From Financing Activities
Financing Cost - Proceeds From Borrowings Under Notes Payable to Related Parties	14,772	-
Financing Cost - Repayment of Borrowings Under Notes Payable to Related Parties	(45,562)	-
Financing Cost - Repayment of Interest Payable to Related Parties	(2,606)	-
Exercise of Rights to Purchase Warrants to Purchase Shares of Common Stock	2,102	-
Issuance of Series A Convertible Preferred Stock	6,615,000	-
Net Cash Provided by Financing Activities	6,583,706	-
Net Increase/(Decrease) in Cash	4,341,023	-
Cash and Cash Equivalents at Beginning of Period	-	-
Cash and Cash Equivalents at End of Period	$ 4,341,023	$ -

	For the Six Months Ended
	June30,
	2019	2018
Supplemental Cash Flow Information
Cash paid for interest	$ 2,606	$ -
Cash paid for income taxes	$ -	$ -

MERGERS, CONSOLIDATIONS, ACQUISITIONS AND SIMILAR MATTERS.

The Terms of the CBD Lion Transaction

Since we do not currently own 100% of any other operating company, we consider the acquisition of 100% of CBD Lion to be highly significant to our Company.

Terms of the Merger

·Subject to a number of conditions, Acquired Sales Corp. will acquire 100% of the ownership of CBD Lion for two million dollars ($2,000,000) in cash, plus five million (5,000,000) shares of unregistered common stock of CBD Lion (the "Stock Consideration").

·The effects of the Merger shall be that all assets, property, rights, privileges, immunities, powers, franchises, licenses, and authority of CBD Lion shall vest in the Corporation, and all debts, liabilities, obligations, restrictions, and duties of CBD Lion shall become the debts, liabilities, obligations, restrictions, and duties of the Corporation. We believe that the foregoing assets to be acquired, and the foregoing liabilities to be assumed, meet the definition of a business.

·The articles of incorporation of the Corporation shall be the articles of incorporation of the Surviving Entity; and (ii) the by-laws of the Corporation shall be the by-laws of the Surviving Entity.

·The directors of the Corporation shall be Gerard M. Jacobs (Chairman), Erik S. Lundgren (Vice Chairman),Vincent J. Mesolella (Lead outside director), Thomas W. Hines, James S. Jacobs, Joshua A. Bloom, Richard E. Morrissy, Michael D. McCaffrey and a ninth director who will be designated by Erik S. Lundgren and reasonably acceptable to Gerard M. Jacobs and the officers of the Corporation shall be as set forth below, each to hold the office until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation, or removal in accordance with applicable Law.

oGerard M. Jacobs - Chairman, CEO and Secretary

oWilliam C. Jacobs - President, CFO and Treasurer

oErik S. Lundgren - Co-Vice Chairman, Co-Chief Operating Officer

oKatie M. Nauert – Chief Branding Officer

oAndrew R. Stepniak - Co-Chief Technology Officer

Conditions of the Merger

The following steps remain to complete the CBD Lion merger:

·At least twenty (20) days shall have passed after the mailing of this information statement and after the requisite filings are made with the State of Nevada.

·The parties shall have received the necessary authorizations of relevant governmental authorities.

·All filings required under the Securities Act or the Exchange Act necessary to consummate the Merger shall have been made.

·CBD Lion shall have received a written opinion from Taft Stettinius & Hollister LLP that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code.

·The Parties executing and delivering to the Corporation an employment agreement of Erik S. Lundgren.

·Gerard M. Jacobs and William C. Jacobs and the CBD Lion owners executing and delivering a stockholders agreement to vote in concert regarding the election of directors of the company and on certain other matters.

·The Corporation and each CBD Lion Owner executing and delivering an escrow agreement;

· Each of Chris Weiland and Chris Nauert individually and Gary S. Lundgren and Gayle Lundgren as trustees of the Katie M. Lundgren 2008 Trust and as trustees of the Erik S. Lundgren 2008 Trust executing and delivering estoppel letters indicated that they have no right, title or interest whatsoever in and to the ownership interests, business or assets of CBD Lion.

·The Corporation and each CBD Lion Owner executing and delivering to the Corporation a registration rights agreement.

·Erik S. Lundgren delivering to the Corporation a file containing all product recipes used in CBD Lion business.

·No event, change, or effect that would, individually or in the aggregate, reasonably be expected to negatively impact the value of CBD Lion or the Corporation as set out in the Merger Agreement.

·Completion of an audit by an independent accountant of CBD Lion’s financial statements, which audit is acceptable to the Company.

·The release of a personal guaranty executed by Erik Lundgren.

At the present time, we consider the consummation of this CBD Lion Merger to be probable of occurring.

Contact Information

ACQUIRED SALES CORP.

31 N. Suffolk Lane

Lake Forest, Illinois 60045

Attention: Gerard M. Jacobs

Email: gerardmjacobs@acquiredsalescorp.com

CBD LION LLC

750 Tower Rd., Unit B

Mundelein, Illinois 60060

Attention: Erik Lundgren

Email: erik@cbdlion.com

The CBD Lion Business

CBD Lion LLC was incorporated in the state of Illinois on August 5, 2017. CBD Lion’s slogan is “PRIDE IN QUALITY.” CBD Lion’s focus is manufacturing effective, quality products in an ISO 7 Certified Clean Room. CBD Lion’s current list of products include: CBD vape pens, cartridges, concentrates, concentrated liquid herbal extracts or tinctures, gummies, and lotions. CBD Lion’s products are two-time third-party lab tested, something that it believes most of its competitors do not do.

The founders and executives of CBD Lion have a background in medical cannabis processing, the medical supply industry, and graphic design and marketing, skills that have helped CBD Lion distinguish itself from the competition. The CBD Lion team consistently attends trade shows throughout the USA to promote CBD Lion’s products and brand.

CBD Lion has been recognized in the industry for its award-winning products, including: Best Edible at CBD EXPO WEST and Best Vape at CBD EXPO MIDWEST. CBD Lion’s products have been featured on CBS – Chicago News Post, Buzzfeed: Top 10 CBD Companies of 2018, Buzzfeed: Top 10 CBD Companies to watch out for in 2019, Edibles Magazine, and MSNBC: Top 5 CBD Companies of 2018.

Source of Funds for the CBD Lion Transaction

The source of funds for the acquisition of CBD Lion is proceeds from the sale of our Series A Preferred Stock and our authorized common stock. Funds to cover professional costs in connection with the transaction was cash on hand that was sourced from the sale of our Series A Preferred Stock.

Company Approval of the CBD Lion Transaction, Shareholder Rights and Accounting Treatment

The vote required for approval of this transaction is a majority of the Board voting in favor of the CBD Lion Transaction and majority stockholder approval by written consent.  There are no material differences in the rights of the Company’s shareholders as a result of the CBD Lion Transaction as the nature of the common stock shares will not change. However, there will be stockholder dilution.

The accounting treatment of the transaction is as a reverse merger with CBD Lion deemed the accounting acquirer and Acquired Sales Corp. deemed the accounting acquiree under the acquisition method of accounting. The reverse merger is deemed to be a recapitalization and the pro forma consolidated financial statements represent the continuation of the financial statements of CBD Lion, while the capital structure of AQSP remains intact. Assets acquired and liabilities assumed are reported at their historical amounts.

The federal income tax consequences of the transaction are as follows: The transaction is expected to be booked as a tax-free exchange of stock pursuant to Internal Revenue Code Section 368, resulting in no federal income tax consequences of the transaction.

Regulatory Approvals of the CBD Lion Transaction

There are no federal or state regulatory requirements that must be complied with or approvals that must be obtained in connection with the CBD Lion Transaction, other than filings required under the Securities Act or the Exchange Act necessary to consummate the Merger.

Reports, Opinions and Appraisals Relating to the CBD Lion Transaction

No report, opinion or appraisal materially relating to the CBD Lion Transaction has been received from an outside party.

Past Contacts, Transactions or Negotiations.

In the past two years, we engaged in several negotiations that resulted in the Corporation owning a minority interest in CBD-infused beverage maker Ablis Holding Company (“Ablis HC” or “Ablis”), and of craft distillers Bendistillery Inc. d/b/a Crater Lake Spirits and Bend Spirits, Inc. We also entered into a letter of intent, and later a Merger Agreement, to acquire CBD Lion LLC. Finally, we entered into a letter of intent to acquire Warrender Enterprise Inc. d/b/a Lifted Liquids. These contacts, transactions, negotiations and agreements are further described below.

Ablis, Bendistillery Inc. d/b/a Crater Lake Spirits and Bend Spirits, Inc. (“Bendis Companies”)

In September 2018, Nicholas Keller introduced Gerard M. Jacobs, our CEO, to Steven Skinner who, in turn introduced Mr. Jacobs to Jim Bendis, majority owner and controlling party of the Bendis Companies. In connection with the introduction, Messrs. Keller and Skinner were granted warrants to purchase shares of the Corporation’s common stock at $1.00 per share. Over a period of months, the Corporation negotiated terms to take an interest in the Bendis Companies. On November 21, 2018, we announced that we signed a letter of intent to purchase up to 19.99% ownership interest in the Bendis Companies for an aggregate purchase price of $7,596,200.

On April 30, 2019, we, along with Gerard M. Jacobs, our CEO and William C. Jacobs, our CFO entered into a Stock Sale and Purchase Agreement with Ablis HC, Ablis, Inc., and James Bendis (“Bendis”) wherein we paid $399,200 for a post transaction 4.99% ownership of Ablis HC’s equity. The Stock Sale and Purchase Agreement requires that Ablis HC use a portion of the purchase proceeds to pay off at least $381,000 of its liabilities.

The Stock Sale and Purchase Agreement also sets out terms for an additional equity purchase of Ablis HC such that we may purchase up to an additional 15% of Ablis HC for $1,200,000 so that we would then own 19.99% of the ownership equity of Ablis HC.  However, the option to purchase the additional equity in the company expired on July 31, 2019. As a result, we do not have a contractual right to purchase any more of the company than 4.99%.

On April 30, 2019, we, along with Gerard M. Jacobs, our CEO and William C. Jacobs, our CFO also entered into a Stock Purchase Agreement with Bendistillery, Bend Spirits, Bendis Homes Pinehurst, LLC, an Oregon limited liability company (“Landowner”), James Bendis, and Alan T. Dietrich (“Dietrich”) wherein we paid $1,347,300 for a post transaction 4.99% ownership of Bendistillery’s equity and $149,700 for a post transaction 4.99% ownership of Bend Spirits’ equity. Bendistillery and Bend Spirits are in the business of manufacturing and sale of alcoholic beverages, CBD-infused beverages, and CBD-infused products. The Stock Purchase Agreement requires that Bendistillery and Bend Spirits use a portion of the purchase proceeds to pay off at least $835,000 of their collective liabilities.

The Stock Purchase Agreement also sets out terms for an additional equity purchase of Bendistillery such that the Company may purchase up to an additional 15% of Bendistillery for $4,050,000 so that the Company would then own 19.99% of the ownership equity of Bendistillery. Per the terms of the Agreement, the Company may also purchase up to an additional 15% of Bend Spirits for $450,000 such that the Company would then own 19.99% of the ownership equity of Bend Spirits. However, the option to purchase the additional equity in the company expired on July 31, 2019. As a result, we do not have a contractual right to purchase any more of the company than 4.99%.

CBD Lion (“Lion”)

In December 2018, Mr. Skinner also introduced us to Erik Lundgren, CEO of Lion. Our CEO and CFO discussed the possibility of a merger with Mr. Lundgren over the ensuing months. For his introduction, Mr. Skinner will receive warrants to purchase up to 55,000 of our common stock shares for $0.01 per share if the merger closes. On May 8, 2019, we entered into a Letter of Intent with Lion and its owners to, subject to a number of conditions, acquire 100% of the ownership of Lion for consideration of $2,000,000 in cash, plus 5,000,000 shares of our unregistered common stock. On August 8, 2019, as we drew closer to a transaction with Lion, we made an unsecured $300,000 loan to Lion via a promissory note.

On August 15, 2019, we, along with Gerard M. Jacobs, our CEO and William C. Jacobs, our CFO entered into an Agreement and Plan of Merger (“Merger Agreement”) with CBD Lion LLC (“Lion”) and its owners Erik Lundgren, Katie Nauert, Andrew Stepniak, Gary Lundgren, and Gayle Lundgren (the “Lion Owners”) to, subject to a number of conditions, acquire 100% of the ownership of Lion pursuant to the Merger Agreement wherein we agreed to pay $2,000,000 in cash, plus 5,000,000 shares of our unregistered common stock.

On May 24, 2019, the Board of Directors signed a unanimous written consent to change the name of the Corporation to CBD Lion Corp. On July 31, 2019, the Board of Directors adopted resolutions approving and authorizing the Merger with Lion. Effective October 1, 2019, the holders of a majority of our common stock signed a written consent to acquire Lion, subject to stockholder and regulatory notice and approvals.

Warrender Enterprise Inc. d/b/a Lifted Liquids (“Lifted”)

In the second quarter of 2019, our relationship and interactions with Erik Lundgren resulted in Mr. Lundgren introducing us to Nicholas Warrender, principal of Lifted. On May 23, 2019, we, along with Gerard M. Jacobs, our CEO, William C. Jacobs, our CFO and Erik Lundgren, entered into a Letter of Intent with Lifted, and its owner Mr. Warrender to, subject to a number of conditions, acquire 100% of the ownership of Lifted including its affiliated vape shops. The consideration to be paid by us in the proposed purchase of Lifted is (i) cash in the amount of $7,500,000; and (ii) equity in the amount of 4,545,455 shares of our common stock. Our management remains fully committed to the transaction, but it is unclear whether the transaction will occur.

Description of Business of Acquired Sales

Business Overview

For the past many years, our stated objective has been to acquire all or a portion of one or more operating businesses. In the past year, we have been exploring potential acquisitions of all or a portion of one or more operating businesses involving the manufacture and sale of cannabidiol (CBD)-infused products such as beverages, muscle/joint rubs, oils, crystals, tinctures, bath bombs, isolate, relief balms, elixirs, body washes, med sticks, lotions, vape pens and cartridges, shatter, and gummies (a “CBD-Infused Products Company”). In order to consummate a particular acquisition of a CBD-Infused Products Company, management of the Company is open-minded to the concept of also acquiring all or a portion of one or more operating businesses and/or assets that are related to such CBD-Infused Products Company, for example operating businesses and/or assets involving distilled spirits, beer, wine, hemp, paraphernalia, cannabis, tetrahydrocannabinol (THC)-infused products, and real estate. We have entered into agreements with a number of operating business to acquire some or all of the businesses.

Stock Sale and Purchase Agreement - Ablis Holding Company

On April 30, 2019, we entered into a Stock Sale and Purchase Agreement with Ablis Holding Company, an Oregon corporation (“Ablis HC”), Ablis, Inc., an Oregon corporation (“Ablis”), and James A. Bendis (“Bendis”) wherein the Company paid $399,200 for a post transaction 4.99% ownership of Ablis HC’s equity. Ablis HC is in the business of manufacturing and sale of CBD-infused beverages, and CBD-infused products. The Stock Sale and Purchase Agreement requires that Ablis HC use a portion of the purchase proceeds to pay off at least $381,000 of its liabilities.

The Stock Sale and Purchase Agreement also sets out terms for an additional equity purchase of Ablis HC such that the Company may purchase up to an additional 15% of Ablis HC for $1,200,000 so that the Company would then own 19.99% of the ownership equity of Ablis HC. However, the option to purchase the additional equity in the company expired on July 31, 2019. As a result, we do not have a contractual right to purchase any more of the company than 4.99%.

The terms of the Stock Sale and Purchase Agreement entitle Gerard M. Jacobs to be a member of the board of directors of Ablis HC and entitles William C. Jacobs to be provided with access to financial information and grants William C. Jacobs financial oversight functions over Ablis HC. It further allows William C. Jacobs the right to provide consulting/advisory services. William C. Jacobs’ reasonable expenses will be covered by Ablis HC. The Stock Sale and Purchase Agreement also requires that Gerard M. Jacobs and William C. Jacobs be introduced to the owners of Ablis’ CBD isolate suppliers, and any other companies in the hemp, CBD and cannabis industries with whom Ablis HC and/or Bendis have relationships, and whom may potentially be interested in entering into a stock sale or merger with the Company.

The Stock Sale and Purchase Agreement requires that Ablis HC evaluate and seriously consider a sale of Ablis HC or taking Ablis HC public within 60 months from April 30, 2019 and that it use commercially reasonable best efforts, to close a mutually acceptable alternative exit opportunity for the Company within 72 months from April 30, 2019.

Stock Purchase Agreement Bendistillery Inc. and Bend Spirits

On April 30, 2019, the Company, Gerard M. Jacobs, and William C. Jacobs entered into a Stock Purchase Agreement with Bendistillery Inc., an Oregon corporation (“Bendistillery”), Bend Spirits, Inc., an Oregon corporation (“Bend Spirits”), Bendis Homes Pinehurst, LLC, an Oregon limited liability company (“Landowner”), Bendis, and Alan T. Dietrich (“Dietrich”) wherein the Company paid $1,347,300 for a post transaction 4.99% ownership of Bendistillery’s equity and $149,700 for a post transaction 4.99% ownership of Bend Spirits’ equity. Bendistillery and Bend Spirits are in the business of manufacturing and sale of alcoholic beverages, CBD-infused beverages, and CBD-infused products. The Stock Purchase Agreement requires that Bendistillery and Bend Spirits use a portion of the purchase proceeds to pay off at least $835,000 of their collective liabilities.

The Stock Purchase Agreement also sets out terms for an additional equity purchase of Bendistillery such that the Company may purchase up to an additional 15% of Bendistillery for $4,050,000 so that the Company would then own 19.99% of the ownership equity of Bendistillery. Per the terms of the Agreement, the Company may also purchase up to an additional 15% of Bend Spirits for $450,000 such that the Company would then own 19.99% of the ownership equity of Bend Spirits. However, the option to purchase the additional equity in the company expired on July 31, 2019. As a result, we do not have a contractual right to purchase any more of the company than 4.99%.

Landowner (as landlord) and Bendistillery (as tenant) have entered into a long-term recorded lease (the “Lease”) of the 23 acres in Tumalo outside Bend, Oregon, where Bendistillery and Bend Spirits conduct their businesses (the “Real Estate”) The initial term of the Lease is 20 years at a rent of $17,500 per month; Tenant has  the right, in its sole discretion, to exercise a series of options to extend the term of the Lease up to a maximum of 99 years; and Tenant has a 60-day right of first refusal if Landowner ever decides to sell all or any portion of the Real Estate. Bendis is the owner of Landowner.

The terms of the Stock Purchase Agreement entitle Gerard M. Jacobs to be a member of the board of directors of Bendistillery and Bend Spirits and entitles William C. Jacobs to be provided with access to financial information. The Stock Purchase Agreement also grants William C. Jacobs financial oversight functions over Bendistillery and Bend Spirits and allows William C. Jacobs the right to provide consulting/advisory services. William C. Jacobs’ reasonable expenses will be covered by Bendistillery and Bend Spirits as well as an advisory fee of not less than $5,000 per quarter. The Stock Purchase Agreement also requires that Gerard M. Jacobs and William C. Jacobs be introduced to the owners of Deschutes Brewery, Silver Moon Brewing, LBD Beverage, and any other companies in the distilled spirits, beer, wine, hemp, CBD and cannabis industries with whom Bendistillery, Bend Spirits, Bendis and/or Dietrich have relationships, and whom may potentially be interested in entering into a stock sale or merger with the Company.

The Stock Purchase Agreement requires that Bendistillery and Bend Spirits evaluate and seriously consider a sale of Bendistillery and Bend Spirits or taking them public within 60 months from April 30, 2019 and that they use commercially reasonable best efforts, to close a mutually acceptable alternative exit opportunity for the Company within 72 months from April 30, 2019.

Merger Agreement – CBD Lion LLC

On August 15, 2019, we, along with Gerard M. Jacobs, our CEO, and William C. Jacobs, our President and CFO,  entered into an Agreement and Plan of Merger ("Merger Agreement") with CBD Lion LLC (“Lion”) and its owners to, subject to a number of conditions, acquire 100% of the ownership of Lion in a merger (the “Merger”). The consideration to be paid by us in the proposed purchase of Lion is (i) cash in the amount of $2,000,000; (ii) equity in the amount of 5,000,000 shares of our common stock; and, (iii) debt payments totaling $462,430 of Lion’s debts owed to its current affiliates. In the event that the merger with Lion occurs, the owners of Lion shall, subject to certain conditions, enjoy so-called “demand registration rights” in regard to such stock consideration if no piggyback registration statement is filed with the SEC within 120 days following the closing of the Merger.

Closing of the acquisition of Lion is subject to a number of conditions, including but not limited to the completion of a due diligence investigation of Lion by us that is acceptable to us, completion of a capital raise by us of at least $4 million, completion of an audit of Lion acceptable to us, execution of an employment agreement with Erik S. Lundgren, CEO/founder of CBD Lion, obtaining necessary third-party approvals, including a tax opinion to be provided by Lion’s tax counsel indicating that the proposed acquisition will qualify as a tax-free merger, execution of a shareholders agreement among Gerard M. Jacobs, William C. Jacobs and the owners of Lion, and completion of all necessary securities filings. On August 8, 2019, we made a $300,000 loan to Lion to be used by Lion exclusively for growth capital.

Lion’s financial statements are currently being audited. The Merger Agreement is subject to termination if (i) no audit of Lion satisfactory to us has been delivered by August 31, 2019; (ii) we fail to raise $4 million; or (iii) the proposed Merger has not closed by October 31, 2019.

The Merger Agreement contains customary provisions prohibiting Lion from soliciting or encouraging any other acquisition proposal or entering into any negotiations or agreements for an alternative acquisition transaction prior to the termination of the Merger Agreement.

In the event that the proposed acquisition of Lion is completed, the Merger Agreement requires that as soon as practicable following the closing of the proposed Merger, we will change our name to "CBD Lion Corp.” and request a new trading symbol that better relates to the new proposed name.

Following the closing of the merger, we expect Erik S. Lundgren to continue to manage the CBD Lion business on a day-to-day basis, as a division of CBD Lion Corp. Gerard M. Jacobs, our CEO, and William C. Jacob's, our president and CFO, will assist and advise Erik S. Lundgren as needed.

Letter of Intent – Warrender Enterprise Inc. d/b/a Lifted Liquids

On May 23, 2019, we entered into a Letter of Intent with Warrender Enterprise Inc. d/b/a Lifted Liquids (“Lifted”), and its owner Nicholas S. Warrender to, subject to a number of conditions, acquire 100% of the ownership of Lifted including its affiliated vape shops. The consideration to be paid by us in the proposed purchase of Lifted is (i) cash in the amount of $7,500,000; and (ii) equity in the amount of 4,545,455 shares of our common stock (“Stock Consideration”). In the event that the acquisition of Lifted occurs, Warrender shall, subject to certain conditions, enjoy so-called “piggyback registration rights” in regard to the Stock Consideration, and provided further that Warrender shall enjoy so-called "demand registration rights" in regard to the Stock Consideration if no piggyback registration statement is filed with the SEC within 120 days following the closing of the proposed acquisition.

Closing of the acquisition of Lifted is subject to a number of conditions, including but not limited to the completion of a due diligence investigation of Lifted by us that is acceptable to us, completion of a capital raise by us of at least $9 million, completion of an audit of Lifted acceptable to us, execution of definitive acquisition documents, execution of an employment agreement with Nicholas S. Warrender, obtaining necessary third-party approvals, including a tax opinion to be provided by Lifted’s tax counsel indicating that the proposed acquisition will qualify as a tax-free merger, execution of a shareholders agreement among Gerard M. Jacobs, William C. Jacobs, Nicholas S. Warrender and Erik S. Lundgren, and completion of all necessary securities filings. In the event that most of the foregoing conditions are met, as detailed in the Letter of Intent, prior to the closing of the proposed acquisition, but only if AQSP is requested by Lifted in writing to do so, we will make a $300,000 loan to Lifted to be used by Lifted exclusively for growth capital.

We are currently engaged in due diligence of Lifted, Lifted’s financial statements are currently being audited and we are negotiating a definitive merger agreement for the proposed acquisition. The Letter of Intent is subject to termination if (i) no audit of Lifted satisfactory to us has been delivered by September

30, 2019; (ii) we fail to raise $9 million by October 31, 2019; or (iii) the proposed acquisition has not closed by November 30, 2019 (or such other date as mutually agreed by the parties).

The letter of intent contains customary provisions prohibiting Lifted from soliciting or encouraging any other acquisition proposal or entering into any negotiations or agreements for an alternative acquisition transaction prior to the termination of the Letter of Intent.

In the event that the proposed acquisition of Lifted is completed, the Letter of Intent requires that Lifted shall operate as a wholly-owned subsidiary of CBD Lion Corp. under the Lifted brand, led by Nicholas S. Warrender as Lifted’s CEO.

The terms of the proposed Lifted Liquids transaction must be set forth in a definitive agreement. There are no assurances that we will be successful in negotiating an acceptable definitive agreement, when or whether a definitive agreement will be reached between the parties, or that the proposed acquisition will be consummated. Even if a definitive agreement is executed, the terms of the proposed acquisition may change materially from the terms set forth in the letter of intent. There will be many conditions to closing, many of which are outside of the parties’ control and we cannot predict whether these conditions will be satisfied. There are no assurances when or if closing will occur, even if the parties successfully negotiate and sign a definitive agreement.

Future Acquisitions

An Investment Committee appointed by our Board of Directors, currently consisting of our CEO Gerard M. Jacobs, director Thomas W. Hines, CPA CFA, and our President and CFO William C. Jacobs, CPA, will review material furnished to it and will ultimately decide if a transaction is in our best interests and the interests of our shareholders. We intend to source acquisition opportunities through our Chief Executive Officer and directors and their contacts, and in some cases through finders. These contacts include the shareholders of Ablis, CBD Lion and Lifted Liquids, professional advisors such as attorneys and accountants, securities broker dealers, venture capitalists, members of the financial community, other businesses and others who may present solicited and unsolicited proposals. Management believes that business opportunities may become available to us due to a number of factors, including, among others: (1) Our ownership of shares in one or more CBD-Infused Products Companies; (2) management’s historical experience building large public companies; (3) management’s contacts and acquaintances; and (4) our flexibility with respect to the manner in which we may be able to structure, finance, merge with or acquire any business opportunity.

The analysis of new business opportunities will be undertaken by or under the supervision of an Investment Committee appointed by our Board of Directors. Inasmuch as we will have limited funds available to search for business opportunities, we will not be able to expend significant funds on a complete and exhaustive investigation of such business or opportunity. We will, however, investigate, to the extent believed reasonable by such Investment Committee, such potential business opportunities by conducting a so-called “due diligence investigation”.

In a due diligence investigation, we intend to obtain and review materials regarding the business opportunity. Typically, such materials will include information regarding a target business’ products, services, contracts, management, ownership, and financial information. In addition, we intend to cause our Investment Committee to meet personally with management and key personnel of target businesses, ask questions regarding the target businesses’ prospects, tour facilities, and conduct other reasonable investigation of the target businesses to the extent of our limited financial resources and management and technical expertise.

There is no guarantee that we can obtain or maintain the funding needed for our operations, including the funds necessary to search for and investigate acquisition candidates, and to close an acquisition including paying the substantial costs of legal, accounting and other relevant professional services.

As of October 4, 2019, we have cash on hand of $4,358,456. In prior years, our payables have been greater than our cash on hand. We have inconsistent income generating ability and are therefore reliant on raising money from loans or stock sales.

Properties

Acquired Sales Corp. is currently provided rent-free office space by our Chief Executive Officer, Gerard M. Jacobs, at 31 N. Suffolk Lane, Lake Forest, Illinois 60045. Acquired Sales Corp. pays the phone, facsimile, internet, travel and other business expenses of our Chief Executive Officer Gerard M. Jacobs and of our President and Chief Financial Officer, William C. Jacobs, CPA, who is the son of Gerard M. Jacobs.

Employees

Our Chief Executive Officer, Gerard M. Jacobs, runs our operations on a part-time basis and is compensated with equity; see the section entitled “Executive Compensation”. Mr. Gerard M. Jacobs has not historically received cash compensation, but has begun to receive a consulting fee of $7,500 per month and is expected to receive cash salary and bonuses in the future, pursuant to a compensation agreement entered into between the Company, Gerard M. Jacobs and William C. Jacobs in June 2019 (the “Compensation Agreement”). Our President and Chief Financial Officer, William C. Jacobs, CPA, who is the son of our Chief Executive Officer, Gerard M. Jacobs, handles our financial matters on a part-time basis and is currently compensated at the rate of $5,000 per month, but, like Gerard M. Jacobs, is expected to receive a larger cash salary and bonuses in the future pursuant to the Compensation Agreement. Both Gerard M. Jacobs and William C. Jacobs are entitled to reimbursement for all of their business-related expenses. We currently have no full-time employees.

In the future, we plan to engage full-time employees, including Gerard M. Jacobs and William C. Jacobs under employment agreements, with full-time salaries, bonuses and benefits appropriate to the nature and scope of our future business operations. We expect to continue to use consultants, attorneys, accountants and independent contractors as necessary. Such consultants may include director Thomas W. Hines, CPA CFA, who is a member of our Investment Committee.

DESCRIPTION OF BUSINESS OF CBD LION

CBD Lion LLC was incorporated in the state of Illinois on August 5, 2017. CBD Lion’s slogan is “PRIDE IN QUALITY.” CBD Lion’s focus is manufacturing effective, quality products in an ISO 7 Certified Clean Room.

The Market

The CBD market is rapidly changing and growing. CBD is an acronym for cannabidiol, a chemical compound from the cannabis plant. On December 20, 2018, President Donald Trump signed the Agricultural Improvement Act of 2018, which is more commonly known as the "2018 Farm Bill."  The 2018 Farm Bill legalizes hemp cultivation and declassifies hemp as a Schedule I controlled substance. The US Food and Drug Administration (“FDA”) has stated that although hemp is no longer an illegal substance under federal law, the FDA continues to regulate cannabis products under the Food, Drug, and Cosmetic Act (“FD&C Act”) and Section 351 of the Public Health Service Act.

CBD Lion believes that the entire CBD market in 2018 was approximately $620 million. According to Brightfield Group, a predictive analysis and market research company based in Illinois, CBD sales in 2019 could reach as high as $5 billion, based largely due to the 2018 Farm Bill passed at the end of 2018.

CBD sales are typically made online, at natural food stores and at smoke and vape shops. CBD Lion believes that mass retailers such as Kroger, Walgreens and CVS will commence or increase CBD related product offerings.

Products

CBD Lion’s current list of products include: CBD vape pens, cartridges, concentrates, concentrated liquid herbal extracts or tinctures, gummies, lotions. CBD Lion has been recognized in the industry for its award-

winning products, including: Best Edible at CBD EXPO WEST and Best Vape at CBD EXPO MIDWEST.

Marketing

CBD Lion markets through its website, social media influencers, and press. For instance, CBD Lion’s products have been featured on CBS – Chicago News Post, Buzzfeed: Top 10 CBD Companies of 2018, Buzzfeed: Top 10 CBD Companies to watch out for in 2019, Edibles Magazine, and MSNBC: Top 5 CBD Companies of 2018.

Sources of Supply

Tinctures. CBD Lion sources CBD isolate from independent suppliers, which is third-party lab tested. CBD Lion then, in its clean-room lab, formulates the CBD isolate into its proprietary tinctures.

Lotions and Gummies. CBD Lion formulates its lotions and then has them manufactured by a third party in accordance with CBD Lion’s specifications. CBD Lion also produces its edible CBD infused gummy products through third party manufacturers.

Disposable Vape Pens and Vape Cartridges. CBD Lion acquires its disposable vape pens and cartridges from third party manufacturers and, in its clean room, adds CBD Lion’s proprietary vape solutions into the disposal vape pens and vape cartridges. CBD Lion believes that it would be able to find replacement manufacturers with minimal negative impact on its business. However, the vape pens and cartridges are sourced exclusively from China. There is a risk that tariffs imposed on products sourced from China could drastically increase our product costs. Price increases could have a detrimental impact on CBD Lion’s profit margins.

Distribution

Third Party Distributors. CBD Lion’s primary distribution is done through approximately five distributors based in Chicago Illinois. These distributors distribute CBD Lion’s products to vape shops, physical therapy clinics, convenience stores, and natural food stores. Third party distribution accounts for approximately 60% of CBD Lion’s sales. CBD Lion believes but cannot guarantee that in the event that it lost its relationship with one or more of its current distributors that other replacement distributors could be found without significant disruption to CBD Lion’s business.

Online Sales. CBD Lion sells its products through its website www.cbdlion.com. Web sales account for approximately 40% of CBD Lion’s product sales.

Competition

CBD Lion faces intense competition in the CBD industry from both existing and emerging companies that offer similar products to CBD Lion. Some of CBD Lion’s current and potential competitors may have longer operating histories, greater financial, marketing and other resources and larger customer bases. Given the rapid changes affecting the CBD industry nationally and locally, CBD Lion may not be able to create and maintain a competitive advantage in the marketplace. CBD Lion’s success will depend on its ability to keep pace with any changes in local and national markets, especially in light of legal and regulatory changes. CBD Lion’s success will depend on its ability to respond to, among other things, changes in the economy, market conditions and competitive pressures. Any failure to anticipate or respond adequately to such changes could have a material adverse effect on the Company’s financial condition, operating results, liquidity, cash flow and operational performance.

Vape Product Risks

CBD Lion’s inhalable products do not contain nicotine. However, according to the U.S. Surgeon General, besides nicotine, e-cigarettes can contain harmful and potentially harmful ingredients, including, ultrafine particles that can be inhaled deep into the lungs, flavorants such as diacetyl, a chemical linked to serious lung disease, volatile organic compounds, and heavy metals, such as nickel, tin, and lead. There is a risk that CBD Lion could be targeted by regulators or consumers with claims that its products are unsafe.

The market for CBD vapes and cartridges is currently subjected to prohibitions of certain products in certain jurisdictions in response to deaths and illnesses that have occurred and that are apparently associated with vaping. These various prohibitions and regulations may have a material adverse effect on CBD Lion's and Lifted Liquids’ financial condition, operating results, liquidity, cash flow and operational performance.

Intellectual Property

CBD Lion is a registered trademark in the United States. The trademark covers body lotion, dietary and nutritional supplements in the form of tinctures and drops and edible form, gummies, electronic cigarettes, vape pens, cartridges sold filled with flavorings in liquid form, other than essential oils, for electronic cigarettes; vaping e-liquid in the nature of flavorings, other than essential oils, for use in electronic cigarettes; cannabidiol (CBD) concentrate and extracts for use in electronic cigarettes and smokeless vaporizer pipes. CBD Lion’s lion logo is also trademarked.

CBD Lion also maintains proprietary formulations and other trade secrets. However, CBD Lion owns no registered patents.

R&D expenditures

CBD Lion’s research and development expenses consist primarily of compensation and related costs for personnel responsible for the research and development of new and existing products. CBD Lion spent less than $50,000 on research and development efforts over the past two years. Research and development costs are expensed as they are incurred.

Costs and effects of compliance with environmental laws

Not-applicable.

Description of Property

Neither Acquired Sales nor CBD Lion own principal plants, mines or other materially important physical properties.

Description of legal proceedings

Neither Acquired Sales nor CBD Lion are subject to any material pending legal proceedings, other than ordinary routine litigation incidental to their respective businesses.

Management's Discussion And Analysis Or Plan Of Operation of Acquired Sales

You should read the following discussion and analysis of our financial condition and plan of operations together with our financial statements and the related notes appearing elsewhere in this information statement. In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ materially from those discussed below. Factors that could cause or contribute to such differences include, but are not limited to, those identified below, and those discussed in the section titled “Risk Factors” included elsewhere in this information statement.

Basis of Presentation

Our Company has a history of recurring losses, which has resulted in an accumulated deficit of $14,005,689 as of December 31, 2018. Additionally, our Company has no sources of revenue. These matters raise substantial doubt about our ability to continue as a going concern.

This MD&A section discusses our Company’s results of operations, liquidity and financial condition and certain factors that may affect our future results. You should read this MD&A in conjunction with our financial statements and accompanying notes included elsewhere in this information statement.

Overview

Acquired Sales Corp. (hereinafter sometimes referred to as “Acquired Sales”, the “Company”, “AQSP”, “Acquired”, the “Company”, “we”, “us”, “our”, etc.) was organized under the laws of the State of Nevada on January 2, 1986.

The Company wants to acquire all or a portion of one or more operating businesses.

Management of the Company currently is exclusively exploring potential acquisitions of all or a portion of one or more operating businesses involving the manufacture and sale of cannabidiol (CBD)-infused products such as beverages, muscle/joint rubs, oils, crystals, tinctures, bath bombs, isolate, relief balms, elixirs, body washes, med sticks, lotions, vape pens and cartridges, shatter, and gummies (a “CBD-Infused Products Company”).

In order to consummate a particular acquisition of a CBD-Infused Products Company, management of the Company is open-minded to the concept of also acquiring all or a portion of one or more operating businesses and/or assets that are related to such CBD-Infused Products Company, for example operating businesses and/or assets involving distilled spirits, beer, wine, hemp, paraphernalia, cannabis, tetrahydrocannabinol (THC)-infused products, and real estate.

Execution of Stock Purchase Agreement to Purchase up to 19.99% of CBD-Infused Beverage Maker Ablis, and of Craft Distillers Bendistillery and Bend Spirits

On April 30, 2019, the Company signed stock purchase agreements to purchase up to 19.99% of the common stock of CBD-infused beverage maker Ablis (formerly Ablis LLC) (www.AblisBev.com), and of craft distillers Bendistillery Inc. d/b/a Crater Lake Spirits (www.CraterLakeSpirits.com) and Bend Spirits, Inc. (www.Bendistillery.com), Bend, Oregon, for a total of $7,596,200 in cash.

Founded in 1996, Bendistillery is America's most award-winning craft distillery, with an outstanding reputation for producing Crater Lake Spirits brands including vodkas, gins, whiskeys, and white label brands offered through Bend Spirits.

Ablis is a rapidly growing leader in the exciting CBD-infused beverage industry. Ablis' all-natural, shelf-stable, GMO-free, non-alcoholic, lemon ginger, cranberry blood orange, and 0 calorie lemon water beverages target the mainstream health market and contain no THC. Ablis also manufactures and sells CBD-infused rubs, oils and crystals. Ablis' beverages are now being distributed in 11 states, online throughout the country, Puerto Rico and Guam. Also, Ablis has recently received state approval to co-brand with a local brewery in Bend to produce Oregon's first hemp CBD-infused draft beer.

Pursuant to such stock purchase agreements, on April 30, 2019, we closed on a purchase of 4.99% of the common stock of each of Ablis, Bendistillery and Bend Spirits for an aggregate purchase price of $1,896,200.

The management teams of Ablis, Bendistillery and Bend Spirits are continuing to lead their respective companies following the closing of our purchase of 4.99% of each of Ablis, Bendistillery and Bend Spirits. Gerard M. Jacobs, CEO of the Company, has joined the board of directors of each of the companies, and William C. Jacobs, President and CFO of the Company, will be paid quarterly by the companies in regard to financial oversight of the companies.

Liquidity and Capital Resources

The following table summarizes our Company’s current assets, current liabilities and working capital as of December 31, 2018 and December 31, 2017, as well as our Company’s cash flows for the years ended December 31, 2018 and 2017:

	December 31,
	2018	2017
Current Assets	$ -	$ -
Current Liabilities	338,622	228,174
Working Capital	(338,622)	(228,174)

	For the Years Ended December 31,
	2018	2017
Net Cash Used in Operating Activities	$ (32,172)	$ (605)
Net Cash Provided by Financing Activities	32,172	0

We do not have sufficient capital to fund our current operations and our plans to acquire Lifted Liquids. The cash portion of the merger consideration for Lifted Liquids is $7,500,000, and we want to invest at least a total of $3,000,000 into CBD Lion and Lifted Liquids as growth capital. So, the minimum amount of additional capital we will need to obtain to fund planned operations for the next twelve months is $12,500,000.

Comparison of the balance sheet at December 31, 2018 and December 31, 2017

Total current assets at December 31, 2018 of $0 are not adequate to fund current operations nor to fulfill corporate obligations or to fund growth and potential acquisitions. At December 31, 2017, we had total current assets of $0.

Current liabilities at December 31, 2018 of $338,622 primarily consisted of accounts payable to related parties of $193,000 and trade accounts payable of $113,450. Accounts payable to related parties consisted mainly of liabilities for independent contractor fees payable to William C. Jacobs, CPA, who now is the Company’s President and Chief Financial Officer and is the son of the Company’s Chief Executive Officer, Gerard M. Jacobs, and expense reimbursements to William C. Jacobs and Gerard M. Jacobs. Current liabilities at December 31, 2017 of $228,174 consisted of accounts payable to related parties of $121,748 and trade accounts payable of $106,426. Accounts payable to related parties consisted mainly of liabilities for independent contractor fees payable to William C. Jacobs, CPA, who now is the Company’s President and Chief Financial Officer and is the son of the Company’s Chief Executive Officer, Gerard M. Jacobs, and expense reimbursements to William C. Jacobs and Gerard M. Jacobs.

On June 21, 2016, a company affiliated with Gerard M. Jacobs, our Chief Executive Officer, made a non-interest-bearing loan of $4,000 to the Company, which is payable upon demand. The $4,000 note payable to the company affiliated with Gerard M. Jacobs was still outstanding at December 31, 2018.

The Company had an accumulated deficit of $14,005,689 and $13,785,068 as of December 31, 2018 and 2017, respectively.

Comparison of operations for the year ended December 31, 2018 to the year ended December 31, 2017

The Company did not generate revenue from continuing operations during the years ended December 31, 2018 and 2017.

Selling, general and administrative expenses primarily consist of independent contractor fees, travel expenses, phone, internet and hotspot expense, meals and entertainment, and other less material accounts.

Selling, general and administrative expenses were $71,299 for the year ended December 31, 2018, compared to $65,021 for the year ended December 31, 2017, an increase of $6,278.

During the year ended December 31, 2018, the Company incurred a net loss of $220,621. During the year ended December 31, 2017, the Company incurred a net loss of $80,033.

Net cash used in operating activities was $32,172 for the year ended December 31, 2018, compared to $605 net cash used in operating activities for the year ended December 31, 2017. Net cash used in operating activities in 2018 and 2017 was primarily used for professional fees.

The Company had net cash provided by investing activities of $0 for the year ended December 31, 2018; similarly, the Company had net cash provided by investing activities of $0 for the year ended December 31, 2017.

Net cash provided by financing activities was $32,172 during the year ended December 31, 2018. Cash provided by financing activities was used to pay professional fees, and interest is accruing and payable to the lenders for this money that was lent to the Company. In comparison, there was no net cash provided by financing activities during the year ended December 31, 2017.

During the year ended December 31, 2018, cash decreased by $0, and the Company had $0 in unrestricted cash at December 31, 2018. In comparison, during the year ended December 31, 2017, cash decreased by $605, leaving the Company with $0 in unrestricted cash at December 31, 2017.

The Company is currently negotiating regarding certain potential investment opportunities, but there can be no assurance at this time that any investments will come to fruition and that the Company will have future operating income. The Company has a history of losses as evidenced by the accumulated deficit at December 31, 2018 of $14,005,689.

Business Plan for Combined Business, and Anticipated Cash Needs and Uses

Business Plan

Following the closing (the "CBD Lion Closing") of the merger of CBD Lion LLC ("CBD Lion") and Acquired Sales Corp. (the "Company"):

(1) CBD Lion will cease to exist as a separate entity following the CBD Lion Closing, and the current business of CBD Lion will be conducted as an unincorporated division of the Company ("CBD Lion Division"). Erik S. Lundgren, the CEO of CBD Lion, will serve as the CEO of the CBD Lion Division, and will be responsible for managing all aspects of the CBD Lion Division's operations, reporting to Gerard M. Jacobs, the CEO of the Company, and to the Board of Directors of the Company (the "Board"). The Company cannot provide any guarantees or assurances that Erik S. Lundgren will be able to successfully manage the CBD Lion Division, nor that the CBD Lion Division will grow or be profitable following the CBD Lion Closing; and

(2) Gerard M. Jacobs, the CEO of the Company, and William C. "Jake" Jacobs, the President and CFO of the Company, will continue to explore potential acquisitions for the Company following the CBD Lion Closing, including identifying potential acquisition candidates, performing due diligence investigations of potential acquisition candidates, negotiating the terms and conditions of potential acquisitions, and seeking to close potential acquisitions that have been approved by the Board. The Company cannot provide any guarantees or assurances that Gerard M. Jacobs and William C. "Jake" Jacobs will be able to successfully close any additional potential acquisitions following the CBD Lion Closing, nor that any additional potential acquisitions will grow or be profitable following their acquisition by the Company.

Risks and Uncertainties

Significant risks and uncertainties regarding the Company's business plan following the CBD Lion Closing include the following:

(1) The overhead of the Company including the CBD Lion Division following the CBD Lion Closing will be significant. The aggregate base salaries of seven officers of the Company following the CBD Lion Closing will be $700,000 annually, and in addition, the Company will be obligated to provide health insurance to those officers. The Company expects to pay its securities counsel at least $90,000 annually. And the Company's costs for accounting and transfer agent fees and expenses are likely to exceed $40,000 annually;

(2) The aggregate 3% annual dividends accruing on the Company's currently outstanding shares of Series A and B convertible preferred stock will be $211,950 annually;

(3) The CBD Lion Division's products include vape pens and cartridges. The vape industry is currently undergoing intensive scrutiny due to deaths and illnesses associated with vaping. The Company cannot provide any guarantees or assurances that the CBD Lion Division's vape products will not be prohibited or extensively regulated by federal, state and/or local authorities; and

(4) Many additional Risk Factors as discussed in the Company's annual and quarterly reports on Forms 10-K and 10-Q filed with the U.S. Securities and Exchange Commission.

Anticipated Cash Needs and Uses

The Company needs to raise many millions of dollars of additional capital in order to allow the Company to close and to provide cash infusions into additional acquisitions.

The most immediate needs are for the Company to raise $7,500,000 to pay the cash portion of the merger consideration needed to close (the "Lifted Liquids Closing") the acquisition of Warrender Enterprise Inc. d/b/a Lifted Liquids ("Lifted Liquids"), and an additional $3,000,000 that is needed as growth capital for Lifted Liquids and the CBD Lion Division.

In addition, the Company is in discussions/negotiations with several other potential acquisition candidates, and the cash portions of the merger consideration needed to close those acquisitions could easily exceed an additional $10 million.

The Company cannot provide any guarantees or assurances that the Company will be successful in raising sufficient capital on acceptable terms, if at all, to allow the Company to close the acquisition of Lifted Liquids and additional acquisitions.

The Company is currently attempting to raise up to $25 million via a private placement of Series B convertible preferred stock, but only $450,000 has been raised so far in this private placement.

As of October 30, 2019, the Company has $4,333,056 cash on hand. The Company expects to use $2,000,000 of that cash on hand to pay the cash portion of the merger consideration to acquire CBD Lion, and $462,430 of that cash on hand to pay off certain related party debts of CBD Lion.

The Company expects to use the remaining $1,870,626 of the cash on hand over the twelve months following the CBD Lion Closing, roughly as follows: (a) $211,950 to pay 3% dividends on the outstanding shares of the Company's Series A and B convertible preferred stock; (b) $200,000 to pay the aggregate base salaries of the Company's CEO and CFO; (c) $200,000 to pay bonuses to the Company’s CEO and CFO; (d) $130,000 to pay the fees and expenses of the Company's securities counsel, outside accountants and transfer agent; (e) $30,000 to pay the premiums for health insurance for the Company's officers; and (f) $1,098,676 as general working capital for the Company.

Critical Accounting Policies

Critical accounting policies are discussed in Note 2 of the financial statements accompanying this prospectus.

The William Noyes Webster Foundation, Inc.

The William Noyes Webster Foundation, Inc. (the “Foundation”), a non-profit Massachusetts corporation, has received a provisional registration from the Commonwealth of Massachusetts to own and operate a medical marijuana cultivation facility in Plymouth, Massachusetts, and a medical marijuana dispensary in Dennis, Massachusetts. Jane Heatley is the founder and a member of the board of directors of the Foundation.

Teaming Agreement – We believe it is highly likely that the board of directors of the Foundation will only approve contracts that have been negotiated and approved by Heatley. Consequently, on July 8, 2014, we entered into a Teaming Agreement (the "Teaming Agreement") with Heatley, in which, among other things: (1) we and Heatley agreed to use our respective best efforts, working exclusively together as a team, and not as a partnership or other entity, in order to consummate transactions, agreements, contracts or other arrangements pursuant to which we will provide capital and expertise to the Foundation; and (2) Heatley agreed that Heatley shall not, and shall not permit the Foundation to, discuss or negotiate for debt or equity financing, or consulting services or other expertise, from any third party. We claim that Heatley violated the Teaming Agreement by discussing and negotiating for debt or equity financing, or consulting services or other expertise, from at least one third party. Heatley claims that we violated the Teaming Agreement alleging that we failed to lend funds to the Foundation in accordance with the Teaming Agreement. We believe Heatley's claim to be baseless. No assurances whatsoever can be made that Heatley will comply with the terms of the Teaming Agreement, nor that we will be able to adequately enforce the terms of the Teaming Agreement if it is ever the subject of litigation.

Promissory Note – On July 14, 2014, the Foundation signed and delivered to us a Secured Promissory Note (the "Note") which is in the stated loan amount of $1,500,000, and is secured by a Security Agreement of even date therewith (the “Security Agreement”). The Note provides that the $1,500,000 loan may be advanced in one or more installments as the Foundation and we may mutually agree upon. The Foundation and we mutually agreed that the first installment of this loan would be $602,500. Pursuant to instructions from the Foundation, on July 14, 2014, we paid $2,500 owed by the Foundation to one of its consultants, and we advanced $600,000 directly to the Foundation. The amount and timing of subsequent loan installments under the Note, which could have totaled $897,500, had not yet been mutually agreed upon between the Foundation and us as of the date of the Note.

Between April and July 2015, we loaned an additional $135,350 to the Foundation, evidenced by the Note and secured by the Security Agreement. Following such additional loans, the principal of the loan from us to the Foundation, evidenced by the Note and secured by the Security Agreement, is now $737,850.

The principal balance outstanding under the Note bore interest at the rate of 12.5% per annum, compounded monthly. It was contemplated that the first payment of accrued interest by the Foundation under the Note would be made as soon after the Foundation commences operations of the Plymouth Cultivation Facility and the Dennis Dispensary as the Foundation's cash flows shall reasonably permit, but in any event no later than one year after the Foundation commences operations. The principal of the Note would be payable in eight consecutive equal quarterly installments, commencing on the last day of the calendar quarter in which the Foundation commences operations. Principal on the Note and related accrued interest would be considered past due if the aforementioned payments were not received by their due dates.

Uncollectable Note and Interest Receivable – We assessed the collectability of the Note based on the adequacy of the Foundation’s collateral and the Foundation’s capability of repaying the Note according to its terms. Based on this assessment, on September 1, 2015, we concluded that Note and interest receivable would not be collectible. As such, we wrote off the Note totaling $737,850 and interest receivable totaling $97,427 as bad debt expense on September 1, 2015.

Acquisition of Real Estate in Rhode Island

As discussed in our prior public filings, we have attempted to acquire one or more of the Mesolella/Jacobs Properties. The Mesolella/Jacobs Properties are parcels of real estate in Rhode Island that are owned by entities affiliated with Vincent J. Mesolella and his son Derek V. Mesolella, formerly one of our independent contractors. One of the Mesolella/Jacobs Properties is also partly owned by an affiliate of our Chief Executive Officer, Gerard M. Jacobs.

Discussions among Messrs. Mesolella and Jacobs and our independent directors have made it highly likely that we will never purchase any of the Mesolella/Jacobs Properties.

Simultaneous with Vincent J. Mesolella’s agreement to negotiate in good faith regarding the possibility of us acquiring the Mesolella/Jacobs Properties, in November 2014, the officers and directors of the Company were awarded the right to purchase, directly or using a designee, for an aggregate price of $2 per director: (a) warrants to purchase an aggregate of 1.35 million shares of common stock of the Company at an exercise price of $0.01 per share; and (b) warrants to purchase an aggregate of 1.35 million shares of common stock of the Company at an exercise price of $1.85 per share, 100,000 of which warrants are vested, and 1.25 million of which warrants are subject to the condition that the Company shall have acquired at least one of the Mesolella/Jacobs Properties.

Other Matters

We may be subject to other legal proceedings, claims, and litigation arising in the ordinary course of business. We intend to defend vigorously against any such claims. Although the outcome of these other matters is currently not determinable, our management does not expect that the ultimate costs to resolve these matters will have a material adverse effect on its financial position, results of operations, or cash flows.

Management's Discussion and Analysis of Financial Condition and Results of Operations of CBD Lion.

As used in this Information Statement, references to the “Company,” “CBD LION,” “we,” “our” or “us” refer to CBD Lion LLC, unless the context otherwise indicates.

We are a start-up entity. There are no guarantees or assurances that we will be able to continue selling our products. As a result, there is substantial doubt that we will be able to continue as a going concern. Bankruptcy of the Company at some point in the future is a possibility.

This Management’s Discussion and Analysis or Plan of Operations (“MD&A”) section discusses our results of operations, liquidity and financial condition, contractual relationships and certain factors that may affect our future results. You should read this MD&A in conjunction with our financial statements and accompanying notes included for CBD LION.

Forward-Looking Statements

This Information Statement contains statements that are considered forward-looking statements. Forward-looking statements give the Company's current expectations and forecasts of future events. All statements other than statements of current or historical fact contained in this quarterly report, including statements regarding the Company's future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “plan,” and similar expressions, as they relate to the Company, are intended to identify forward-looking statements. These statements are based on the Company's current plans, and the Company's actual future activities and results of operations may be materially different from those set forth in the forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. Any or all of the forward-looking statements in this annual report may turn out to be inaccurate. The Company has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. The forward-looking statements can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and assumptions. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events occurring after the date hereof. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained in this quarterly report.

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and related notes included for CBD LION. In addition to historical financial information, the following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Certain information included herein contains statements that may be considered forward-looking statements, such as statements relating to our anticipated revenues and operating results, future performance and operations, plans for future expansion, capital spending, sources of liquidity and financing sources. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future, and accordingly, such results may differ from those expressed in any forward-looking statements made herein.

Overview

CBD Lion LLC (hereinafter sometimes referred to as “CBD Lion”, the “Company”, the “Company”, “we”, “us”, “our”, etc.) was organized under the laws of the State of Illinois on August 5, 2017. The Company is a start-up entity.

Our slogan is “PRIDE IN QUALITY.” Our focus is manufacturing effective, quality cannabidiol (CBD)-infused products such as CBD vape pens, cartridges, concentrates, tinctures, gummies and lotions.

Liquidity and Capital Resources

The following table summarizes our current assets, current liabilities, and working capital as of December 31, 2018 and December 31, 2017, as well as cash flows for the year ended December 31, 2018 and for the period from August 5, 2017 (inception) to December 31, 2017.

Results of Operations

Comparison of the balance sheet at December 31, 2018 and December 31, 2017

At December 31, 2018, we had cash and cash equivalents of $78,837; in comparison, at December 31, 2017, we had cash and cash equivalents of $18,094. Also, at December 31, 2018, we had accounts receivable of $31,062, inventory of $217,405 (net allowance of $6,000), and prepaid inventory of $7,298. This is compared to accounts receivable of $0, inventory of $63,009 (net allowance of $6,000), prepaid inventory of $0, and receivables from related parties of $17,200 at December 31, 2017.

Total current assets at December 31, 2018 of $334,601 are not adequate to fund current operations or to fulfill corporate obligations or to fund growth. In comparison, total current assets at December 31, 2017 of $98,303 were not adequate to fund current operations or to fulfill corporate obligations or to fund growth.

Current liabilities at December 31, 2018 of $414,610 consisted credit card payable balances, accrued expenses, interest payable and notes payable to related parties. In comparison, current liabilities at December 31, 2017 of $156,927 consisted interest payable and notes payable to related parties.

Comparison of operations for the year ended December 31, 2018 to the period from August 5, 2017 (inception) to December 31, 2017

During the year ended December 31, 2018, we recognized net sales of $706,648; we made no sales during the period from August 5, 2017 (inception) to December 31, 2017.

Selling, general and administrative expense primarily consist of supplies and materials, bank and credit card service fees, rent and utility expenses, insurance, advertising and marketing expenses. Selling, general and administrative expenses were $118,842 for the year ended December 31, 2018; this is compared to selling, general and administrative expenses of $36,382 for the period from August 5, 2017 (inception) to December 31, 2017.

During the year ended December 31, 2018, the Company generated net income of $50,432. During the period from August 5, 2017 (inception) to December 31, 2017, the Company incurred a net loss of $43,288.

Net cash used in operating activities was $71,190 for the year ended December 31, 2018, compared to $122,498 net cash used in operating activities for the period from August 5, 2017 (inception) to December 31, 2017. Net cash used in operating activities in 2018 and 2017 was primarily used for the buildup of inventory.

Net cash used in investing activities was $74,867 for the year ended December 31, 2018, compared to $25,038 net cash used in investing activities for the period from August 5, 2017 (inception) to December 31, 2017. Net cash used in investing activities in 2018 and 2017 was related to the purchase of fixed assets.

Net cash provided by financing activities was $206,800 for the year ended December 31, 2018, compared to $165,630 net cash provided by financing activities for the period from August 5, 2017 (inception) to December 31, 2017. Net cash provided by financing activities in 2018 and 2017 was related to the proceeds from notes payable to related parties.

During the year ended December 31, 2018, cash increased by $60,743, and we had $78,837 in unrestricted cash at December 31, 2018. In comparison, during the period from August 5, 2017 (inception) to December 31, 2017, cash increased by $18,094, leaving us with $18,094 in unrestricted cash at December 31, 2017.

We are a start-up entity. There are no guarantees or assurances that we will be able to continue selling our products. As a result, there is substantial doubt that we will be able to continue as a going concern. Bankruptcy of the Company at some point in the future is a possibility.

Critical Accounting Policies

Use of Estimates – Please refer to Note 2 – Organization, Nature of Operations and Basis of Operations.

Income Taxes – Please refer to Note 8 – Income Tax Provision.

Recently Issued Accounting Pronouncements – Please refer to Note 2 – Summary of Significant Accounting Policies.

Off Balance Sheet Arrangements – We have no off-balance sheet arrangements.

Changes In And Disagreements With Accountants On Accounting And Financial Disclosure

CBD Lion hired Fruci & Associates II, PLLC (“Fruci”) as its auditor in 2019 in connection with the pending merger with Acquired Sales. On July 16th, 2018, Acquired Sales Corp. engaged Fruci as Acquired Sales Corp.'s independent registered accounting firm. Acquired Sales Corp. has not had any disagreements with Fruci.

AMENDMENT OF CHARTER, BYLAWS

OR OTHER DOCUMENTS

Amendment of Articles to Change the Name to CBD Lion Corp.

Our board of directors adopted resolutions and a majority of our stockholders approved such resolutions to amend the Corporation’s articles of incorporation to change the Corporation’s name to CBD Lion Corp.

Reasons for the name change

We are changing the name of the Company to better reflect our operations and sales in the CBD space. We will accomplish the name change by filing of the Amendment to our Articles of Incorporation with the Nevada Secretary of State subsequent to notice to our stockholders and approval by FINRA. We expect to be able to change our name in November 2019 or as soon thereafter as possible.

RISK FACTORS

An investment in the securities offered hereby is highly speculative and involves a high degree of risk and should be made only by investors who can afford to lose their entire investment.  Acquired Sales Corp. expects (but cannot be guaranteed) in 2019 to purchase all of CBD Lion LLC, all of Warrender Enterprise Inc. d/b/a Lifted Liquids (“Lifted Liquids” or “Lifted”), and owns 4.99% of each of Ablis Holding Company, Bend Spirits, Inc. and Bendistillery Inc. d/b/a Crater Lake Spirits. Acquired Sales Corp. will  only be positioned to receive any potential financial benefit from Ablis Holding Company, Bend Spirits, Inc. and Bendistillery Inc. d/b/a Crater Lake Spirits if the equity acquisitions occur and they, in turn, subsequently pay dividends or if they are sold to a third party, neither of which is guaranteed to occur. The description of the Company’s business and financial condition is contained in the Company’s SEC filings at www.sec.gov. This disclosure does not contain all of the risk factors that may relate to the Company’s operations. Other risk factors are set out in Acquired Sales Corp.’s Form 10-K filed on March 13, 2019 and are incorporated by reference herein. Prospective investors, prior to making any investment decision should carefully consider along with other matters referred to herein those risk factors.

Because we have a limited operating history, we may not be able to successfully manage our business or achieve profitability.

We have a limited operating history with respect to our CBD related operations upon which you can evaluate our prospects and our potential value. Prior to that, we have not been profitable during most of our years of operation. We face many risks that could prevent us from achieving profits in future years. We cannot assure you that we will be profitable in the future. Our potential acquisitions of CBD Lion LLC and Warrender Enterprise Inc. d/b/a Lifted Liquids, if those acquisitions occur, and our prior acquisition of 4.99% of the outstanding equity of each of Ablis Holding Company, Bend Spirits, Inc., Bendistillery Inc. d/b/a Crater Lake Spirits, CBD Lion LLC and Lifted Liquids involve significant risk, and there can be no assurance that the business of Ablis Holding Company, Bend Spirits, Inc. and Bendistillery Inc. d/b/a Crater Lake Spirits will be successful or generate any profit or other financial benefit. An inability by Acquired Sales Corp. to achieve financial benefit from Ablis Holding Company, Bend Spirits, Inc.,  Bendistillery Inc., CBD Lion LLC or Lifted Liquids could materially adversely affect our Company and the trading price of our Stock.

We have incurred substantial losses in the past and it may be difficult to achieve profitability

We have a history of losses and are anticipated to incur additional losses in the development of our business. For the six months ended June 30, 2019, we had a net loss of ($941,255). As of June 30, 2019 and December 31, 2018 we had an accumulated deficit of ($14,991,992) and ($14,005,689), respectively. There exists substantial doubt regarding our ability to continue as a going concern. We intend to continue to invest in the CBD space, including by hiring additional personnel, upgrading our management systems and integrating several businesses into or as a part of our operations. To the extent we are successful in integrating several businesses into our operations, we may also incur increased losses in the short term because costs associated with these activities are expected to commence in advance of service and transactional revenues at future dates if at all. Our efforts to grow our business may be more costly than we expect, and we may not be able to increase our revenues enough to offset our higher operating expenses. We may incur significant losses in the future for a number of reasons, including the other risks described in this section, and unforeseen expenses, difficulties, complications and delays and other unknown events. If we are unable to achieve and sustain profitability, the value of our business and common stock may significantly decrease. Our ability to continue as a going concern is dependent upon continuing to generate profits from operations in the future and/or our ability to obtain necessary financing required to meet our obligations and repay our liabilities arising from normal business operations. We intend to finance our operating costs over the next twelve months with existing cash on hand, cash from operations, debt financings, and/or the sale of equity which we may not be available to us on favorable terms, or at all. Our ability to obtain additional financing will be subject to a number of factors, including market conditions, our operating performance and investor sentiment. If we are unable to raise additional capital when required or on acceptable terms, we may have to curtail or cease our operations.

Our Chief Executive Officer is not required to work full-time and he and our President and CFO are entitled to significant bonus compensation

Our Chief Executive Officer, Gerard M. Jacobs, runs our operations on a part-time basis and is compensated with equity. Mr. Gerard M. Jacobs has not historically received cash compensation and William “Jake” Jacobs, President and CFO, has worked for approximately $5,000 per month. However, effective as of June 19, 2019 through the earlier of the closing of the Company's acquisition of CBD Lion LLC or the closing of the Company's acquisition of Warrender Enterprise Inc. d/b/a Lifted Liquids, the Company has agreed to pay Gerard M. Jacobs, and William “Jake” Jacobs, consulting fees of $7,500 per month and $5,000 per month, respectively. In addition, upon the closing of one or more of the acquisitions described above, the salaries, equity incentives, expense reimbursements and bonuses will increase. There are also to be significant bonuses awarded to the CEO and CFO in the event the Company closes on the acquisitions of CBD Lion LLC and/or Warrender Enterprise Inc. d/b/a Lifted Liquids, and in the event that the Company raises $15 million and $25 million. For a further description of the proposed compensation arrangements, please refer to the current report on Form 8-K, and its exhibit, filed with the SEC on or about June 25, 2019.

Increases in taxes and regulatory compliance costs may reduce our revenue

Costs resulting from changes in or new income taxes, value added taxes, service taxes, sales and use taxes, or other taxes may adversely affect our margins. These costs could materially adversely affect our Company and the trading price of our common stock.

Tax interpretations and changes in tax regulations and legislation could adversely affect us

Tax interpretations, regulations and legislation in the various jurisdictions in which we operate are subject to measurement uncertainty and the interpretations can impact net income, income tax expense or recovery, and deferred income tax assets or liabilities. Tax rules and regulations, including those relating to foreign jurisdictions, are subject to interpretation and require judgment by us that may be challenged by the applicable taxation authorities upon audit. Although we believe our assumptions, judgements and estimates are reasonable, changes in tax laws or our interpretation of tax laws and the resolution of any tax audits could significantly impact the amounts provided for income taxes in our consolidated financial statements.

On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (the “Tax Act”).  The Tax Act reduced the U.S. federal statutory tax rate, broadened the corporate tax base through the elimination or reduction of deductions, exclusions, and credits, limited the ability of U.S. corporations to deduct interest expense, and transitioned to a territorial tax system which allows for the repatriation of foreign earnings to the U.S. with a 100% federal dividends received deduction prospectively. In addition, the Tax Act required a one-time transitional tax on foreign cash equivalents and previously unremitted earnings. Several of the new provisions enacted as part of the Tax Act require clarification and guidance from the U.S. Internal Revenue Service (“IRS”) and Treasury Department. These or other changes in U.S. tax laws could impact our profits, effective tax rate, and cash flows.

We have accumulated net operating losses (“NOLs”) arising from our operations and foreign and domestic acquisitions of approximately $2.1 million as of December 31, 2018.  We have recognized valuation allowances to reduce these amounts to our current estimate for NOLs that will be recoverable against future taxable income prior to their expiration in accordance with the appropriate tax regulations.  If our estimates change or we do not generate sufficient taxable income prior to the expiration of these NOLs we may have to record additional valuation allowances resulting in higher income tax expense.

In addition, we may periodically restructure our legal entities and if taxing authorities were to disagree with our tax positions in connection with any such restructurings, our effective tax rate could be materially affected.  In connection with such restructurings we could also incur additional charges associated with consulting fees and other charges. This could materially adversely affect our Company and the trading price of our common stock.

We are adversely affected by regulatory uncertainties

Regulatory uncertainties regarding potential adverse changes in federal and state laws and governmental regulations materially adversely affect our business and the trading price of our common stock.

A small number of stockholders have significant influence over us

A small number of our stockholders and members of our board of directors and management acting together would be able to exert significant influence over us through their ability to influence the election of directors and all other matters that require action by our stockholders. The voting power of these individuals could have the effect of preventing or delaying a change in control of our Company which they oppose even if our other stockholders believe it is in their best interests. At the present time, Gerard M. Jacobs, Chief Executive Officer, beneficially owns a substantial majority of our shares of common stock. In addition, our shareholders have authorized Gerard M. Jacobs to seek shareholders agreements and/or proxies from other parties, including potential future capital sources and the owners of potential future acquisition candidates. Pursuant to this authorization, Gerard M. Jacobs our CEO, and William C. Jacobs our President, CFO and Gerard M. Jacobs' son, are expected to sign a stockholders agreement with the owners of CBD Lion and with the owner of Lifted Liquids, that will ensure that all 9,545,455 shares of our common stock issued in the CBD Lion and Lifted Liquid mergers, which greatly exceed our current number of outstanding shares of common stock, will be voted in all elections of our directors and in other significant matters, in concert with the shares voted by Gerard M. Jacobs and William C. Jacobs. Accordingly, Gerard M. Jacobs has, and following the closings of the CBD Lion and Lifted Liquids acquisitions will have even greater, substantial influence over our policies and management. We may take actions supported by Gerard M. Jacobs that may not be viewed by some stockholders to be in our best interest, or Gerard M. Jacobs could prevent or delay a change in our control which he opposes even if our other stockholders believe it is in their best interests. This could materially adversely affect our Company and the trading price of our common stock.

State law and our articles of incorporation and bylaws help preserve insiders’ control over us

Provisions of Nevada state law, our articles of incorporation and bylaws may discourage, delay or prevent a change in our management team that stockholders may consider favorable. These provisions may include: (1) authorizing the issuance of “blank check” preferred stock without any need for action by stockholders; (2) permitting stockholder action by written consent; and (3) establishing advance notice requirements for nominations for election to the board of directors, or for proposing matters that can be acted on by stockholders at stockholder meetings. These provisions, if included in our articles of incorporation or by-laws, could allow our board of directors to affect an investor’s rights as a stockholder since our board of directors could make it more difficult for preferred stockholders or common stockholders to replace members of the board of directors. Because the board of directors is responsible for appointing the members of the management team, these provisions could in turn affect any attempt to replace the current or future management team. These factors could adversely affect our Company or the trading price of our Stock.

Retaining and attracting directors and officers may be expensive

We cannot make any assurances regarding the future roles of our current directors, Gerard M. Jacobs, Chief Executive Officer, and William “Jake” Jacobs, President and Chief Financial Officer. Our directors are and will in the future be involved in other businesses, and are not required to, and do not, commit their full time to our affairs, thereby causing conflicts of interest in allocating their time between our operations and the operations of other businesses. We have no employment agreements with any of our existing directors, Gerard M. Jacobs, Chief Executive Officer, and William “Jake” Jacobs, President and Chief Financial Officer. Some or all of our current directors, Gerard M. Jacobs, Chief Executive Officer, and William “Jake” Jacobs, President and Chief Financial Officer may resign upon our raising money, upon our consummation of a business combination, or otherwise. Attracting and retaining our directors and officers may be expensive, and may require that we enter into long term employment agreements, issue stock options, warrants, rights to purchase warrants, and otherwise incentivize our directors and officers. The costs of these incentives could materially adversely affect our Company and the trading price of our common stock.

We indemnify our directors and officers, and certain other parties

Our bylaws specifically limit the liability of our officers and directors to the fullest extent permitted by law. As a result, aggrieved parties may have a more limited right to action than they would have had if such provisions were not present. The bylaws also provide for indemnification of our Chief Executive Officer and directors for any losses or liabilities they may incur as a result of the manner in which they operated our business or conducted internal affairs, provided that in connection with these activities they acted in good faith and in a manner which they reasonably believed to be in, or not opposed to, our best interest. In the ordinary course of business, we also may provide indemnifications of varying scope and terms to customers, vendors, lessors, business partners, independent contractors and other parties with respect to certain matters, including, but not limited to, losses arising out of our breach of such agreements, services to be provided by us, or from intellectual property infringement claims made by third-parties. We may also agree to indemnify former officers, directors, employees and independent contractors of acquired companies in connection with the acquisition of such companies. Such indemnification agreements may not be subject to maximum loss clauses. It is not possible to determine the maximum potential amount of exposure in regard to these obligations to indemnify, due to the limited history of prior indemnification claims and the unique facts and circumstances involved in each particular situation. Use of our capital or assets for such indemnification would reduce amounts available for the operations or for distribution to our investors, which could materially adversely affect our Company and the trading price of our common stock.

Risk Factors Relating to Our Company and Our Securities

Our common stock may be subject to significant dilution

Our capital raising may include the sale of significant numbers of shares of our common stock or other securities convertible into our common stock, and may also include the issuance of significant numbers of options, warrants or other securities convertible into shares of our common stock. We also may issue significant numbers of shares of our common stock, or options, warrants, or other securities convertible into shares of our common stock, as a portion of the consideration for acquisitions. We are also likely to issue significant numbers of options and/or warrants, or rights to purchase warrants, to our officers, directors and/or independent contractors, and to investment bankers and finders, especially in connection with the closing of capital raises and acquisitions. Such transactions may significantly increase the number of outstanding shares of our common stock, and may be highly dilutive to our existing stockholders. In addition, the securities that we issue may have rights, preferences or privileges senior to those of the holders of our outstanding common stock. This dilution could have a material adverse effect on our Company and the trading price of our common stock. In addition, we have options, warrants, and rights to purchase warrants, outstanding covering several million shares of our common stock. If all of these millions of options and warrants were to be exercised, the number of outstanding shares of our common stock would increase significantly. Moreover, additional shares may be issued in connection with future acquisition and business operations. This dilution could have a material adverse effect on our Company and the trading price of our common stock.

Our common stock lacks a meaningful public market

At present no active market exists for our common stock and there is no assurance that a regular trading market will develop and if developed, that it will be sustained. An owner of our common stock may, therefore, be unable to sell our common stock should he or she desire to do so. Or, if an owner of our common stock decides to sell our common stock, such sales could drive the price of our common stock significantly lower. Furthermore, it is unlikely that a lending institution will accept our common stock as pledged collateral for loans. This lack of liquidity could materially adversely affect our Company and the trading price of our common stock.

Our common stock may never be listed on a national exchange

Our common stock may never meet the listing requirements of a national exchange. You should not assume that an effort to list our common stock would be successful, or if successful, that such listing requirements will be maintained, including but not limited to requirements associated with maintenance of a minimum net worth, minimum stock price, and ability to establish a sufficient number of market makers.

Our common stock may be considered a “penny stock” and may be difficult to trade

The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define “penny stock” to be an equity security that has a market or exercise price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock may be less than $5.00 per share and, therefore, may be designated as a penny stock according to SEC rules. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, to obtain a written agreement from the purchaser, and to determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may adversely affect the ability of investors to sell our common stock, and may materially adversely affect our business and the trading price of our common stock.

Our common stock lacks institutional or analyst support

Our Company lacks institutional support. In addition, investment banks with research capabilities do not currently follow our common stock. This lack of institutional or analyst support lessens the trading volume and general market interest in our common stock, and may adversely affect an investor’s ability to trade a significant amount of our common stock. This lack of institutional or analyst support could materially adversely affect our Company and the trading price of our common stock.

The public float of our common stock is small

The public float of our common stock is small, which may limit the ability of some institutions to invest in our common stock. This lack of liquidity could materially adversely affect our Company and the trading price of our common stock.

The trading price of our common stock may be volatile and could drop quickly and unexpectedly

The stocks of micro-cap and small-cap companies have experienced substantial volatility in the past, often based on factors unrelated to the financial performance or prospects of the companies involved. These factors include macro-economic developments in North America and globally, and market perceptions of the attractiveness of particular industries. This volatility could materially adversely affect our Company by making it more difficult to raise capital or complete acquisitions. In addition, securities class-action litigation often has been brought against companies following periods of volatility in the market price of their securities. Our Company may in the future be the target of similar litigation. Securities litigation could result in substantial costs and damages and divert our management’s attention and resources away from our business. For these reasons and others, quick and unexpected drops in the trading price of our common stock are likely from time to time. Volatility in our common stock price could materially adversely affect our Company and the trading price of our common stock.

We are adversely affected by a difficult economy and by turmoil in the financial markets

Businesses are materially adversely affected by periods of significant economic slowdown or recession, fears of inflation or deflation, rising interest rates, or a public perception that any of these events are occurring or may occur, which could adversely affect our revenues, results of operations, and cash flow. In addition, as they relate to our proposed acquisitions, the capital and credit markets have experienced volatility and disruption. National and global financial and business conditions have been difficult. Access to financing has been negatively impacted. Credit is limited. In many cases, the markets have exerted downward pressure on stock prices and credit capacity for certain issuers. Prominent risks include issues involving rising interest rates, trade disputes, turmoil in the Middle East and around the world, oil prices, rising health care costs, social and political unrest, and many other issues. These factors could materially adversely affect our Company and the trading price of our common stock.

We may not be able to raise needed capital

We need to raise substantial amounts of additional capital both for our proposed acquisitions, to pay dividends on our preferred stock, and to cover overhead costs. In addition, our aggregate future capital requirements are uncertain. The amount of capital that we will need in the future will depend on many factors that we cannot predict with any certainty, including: the market acceptance of our products and services; the levels of promotion and advertising that will be required to launch our new products and services and achieve and maintain a competitive position in the marketplace; our business, product, capital expenditures and technology plans, and product and technology roadmaps; technological advances; our competitors’ responses to our products and services; our pursuit of mergers and acquisitions; and our relationships with our customers.

We cannot assure you that we will be able to raise the needed capital on commercially acceptable terms, or at all. Delay, disruption, or failure to obtain sufficient financing may result in the delay or failure of our business plans. Our inability to raise sufficient capital on commercially acceptable terms, or at all, could have a material adverse effect on our Company and the trading price of our common stock.

Future sales of shares of our common stock, or the perception in the public markets that these sales may occur, may depress our stock price.

The market price of our common stock could decline significantly as a result of sales of a large number of shares of our common stock in the market. In addition, if our significant stockholders sell a large number of shares, or if we issue a large number of shares, the market price of our stock could decline. Any issuance of additional common stock or common stock equivalents by us would result in dilution to our existing shareholders. Such issuances could be made at a price that reflects a discount to the then-current trading price of our common stock. Moreover, the perception in the public market that stockholders may sell shares of our stock or that we may issue additional shares of common stock could depress the market for our shares and make it more difficult for us to sell equity securities in the future at any time, if at all.

We may issue additional shares of common stock without stockholder approval, which would dilute the current holders of our common stock.

Our Board of Directors has authority, without action or vote of our shareholders, to issue shares of common stock. We may issue shares of our common stock to complete a business combination or to raise capital. Such stock issuances could be made at a price that reflects a discount from the then-current trading price of our common stock. These issuances would dilute our stockholders’ ownership interest, which, among other things, would have the effect of reducing their influence on matters on which our stockholders vote. In addition, our stockholders and prospective investors may incur additional dilution if holders of stock options and warrants, whether currently outstanding or subsequently granted, exercise their options or warrants to purchase shares of our common stock.

The rights of the holders of our common stock may be impaired by the potential issuance of preferred stock.

Our certificate of incorporation gives our Board of Directors the right to create one or more new series of preferred stock. As a result, the Board of Directors may, without stockholder approval, issue preferred stock with voting, dividend, conversion, liquidation or other rights that could adversely affect the voting power and equity interests of the holders of our common stock. Preferred stock, which could be issued with the right to more than one vote per share, could be used to discourage, delay or prevent a change of control of our Company, which could materially adversely affect the price of our common stock.

Raising capital by selling our common stock or convertible preferred stock could be expensive

If we were to raise capital by selling common stock or securities convertible into common stock, it could be expensive. We may be required to pay cash fees and/or fees in the form of warrants equal to 7% or more of the gross sales proceeds raised, in addition to legal, accounting and other fees and expenses. In addition, when it becomes known within the investment community that an issuer is seeking to raise equity capital, it is common for the common stock of that issuer to be sold off in the market, lowering the trading price of the issuer’s common stock in advance of the pricing of the issue. This could make our raising capital by selling equity securities significantly more expensive and materially adversely affect the trading price of our common stock.

Debt financing is difficult to obtain and could be expensive

Debt financing is difficult to obtain in the current credit markets. This difficulty may make future acquisitions either unlikely, or too difficult and expensive. Providers of debt may also be issued options, warrants, or rights to purchase warrants, to purchase shares of our common stock. This could materially adversely affect our Company and the trading price of our common stock.

Raising capital by borrowing could be risky

If we were to raise capital by borrowing to fund our operations or acquisitions, it could be risky. Cash is required to service the debt, ongoing covenants are typically employed which can restrict the way in which we operate our business, and if the debt comes due either upon maturity or an event of default, we may lack the resources at that time to either pay off or refinance the debt, or if we are able to refinance, the refinancing may be on terms that are less favorable than those originally in place, and may require additional equity or quasi-equity accommodations. These risks could materially adversely affect our Company and the trading price of our common stock.

Our financing decisions may be made without stockholder approval

Our financing decisions and related decisions regarding levels of debt, capitalization, distributions, acquisitions and other key operating parameters are determined by our Board of Directors in its discretion, in many cases without any notice to or vote by our stockholders. This could materially adversely affect our Company and the trading price of our common stock.

We lack investor relations, public relations and advertising resources

We lack the resources to properly support investor relations, public relations, and advertising efforts. This puts us at a disadvantage with potential acquisition candidates, investors, research analysts, customers, and job applicants. These disadvantages could materially adversely affect our Company and the trading price of our common stock.

Sales of our common stock could cause the trading price of our common stock to fall

Since the trading volume of our common stock is very low and the amount of our common stock in the public float is very small, any sales or attempts to sell our common stock, or the perception that sales or attempts to sell our common stock could occur, could adversely affect the trading price of our common stock.

An increase in interest rates may have an adverse effect on the trading price of our Stock

An increase in market interest rates may tend to make our common stock less attractive relative to other investments, which could adversely affect the trading price of our common stock.

We do not expect to pay dividends to holders of our common stock

For the foreseeable future, it is anticipated that earnings, if any, which may be generated from our operations will be used to finance our growth and that dividends may not be paid to the holders of our common stock, which may have a material adverse effect on our Company and the trading price of our common stock.

Our cost of being a publicly traded company will increase significantly as our business operations expand

Our costs of being a publicly traded company currently are relatively limited. However, as we grow, our management expenses, legal and accounting fees, and other costs associated with being a publicly traded company will increase significantly. We will eventually need to hire additional employees and/or additional consultants and professionals, in order to have appropriate internal financial controls and accurate financial reporting, and otherwise to comply with the requirements of the Sarbanes-Oxley Act. While we cannot state with certainty what all of these costs will be, we believe that our management expenses, legal and accounting fees, and other costs associated with being a publicly traded company will eventually increase to at least $250,000 per year.

Risk Factors Relating to Future Acquisitions

Prohibition, banning or regulation of vaping products, or lawsuits related to the use of CBD Lion’s or Lifted Liquids’ vaping products, could have a material adverse effect on the Company, and could have a material adverse effect on the trading price of our common stock

Federal, state and local authorities are investigating deaths and illnesses apparently related to vaping. We can provide no guarantees or assurances that vaping will not be prohibited, banned and/or heavily regulated in response to these deaths and illnesses, nor that CBD Lion and/or Lifted Liquids will not be sued by customers who use CBD Lion and/or Lifted Liquids vaping products. Prohibition, banning or regulation of vaping products, or lawsuits related to the use of CBD Lion’s or Lifted Liquids’ vaping products, could have a material adverse effect on the Company.

A lawsuit between Lifted Liquids and Mile High Labs is a risk to our business

Lifted Liquids has been sued by CBD isolate supplier Mile High Labs in connection with alleged contractual commitments between the two companies that are in dispute. We can provide no guarantees or assurances that Lifted Liquids will be able to win or settle this lawsuit on favorable terms, if at all. Any unfavorable verdict or settlement of this lawsuit could have a material adverse effect on Lifted Liquids and upon the trading price of our common stock.

We may not be able to identify, audit, negotiate, finance or close future acquisitions

A significant component of our growth strategy focuses on acquiring minority or majority equity ownership interests in CBD-Infused Products Companies. We may not, however, be able to identify, audit, or acquire such equity ownership interests on acceptable terms, if at all. Additionally, we may need to finance all or a portion of the purchase price for an acquisition by incurring indebtedness or by selling shares of our common or convertible preferred stock. There can be no assurance that we will be able to obtain financing on terms that are favorable, if at all, which will limit our ability to acquire such equity ownership interests in the future. Failure to acquire such equity ownership interests on acceptable terms, if at all, would have a material adverse effect on our ability to increase assets, revenues and net income and on the trading price of our common stock.

CBD-Infused Products Companies are subject to regulatory risks

CBD-Infused Products Companies are subject to risks associated with the federal government’s and state and local governments’ evolving regulation of hemp, hemp oil, CBDs, and CBD-infused products. We can provide no assurance that one or more federal agencies, such as the US Food and Drug Administration (the “FDA”), or state and local governments will not attempt to impose rules, regulations, moratoriums, prohibitions, or other restrictions or impediments upon CBD-Infused Products Companies. Such regulatory action could have a material adverse effect on our Company and the trading price of our common stock.

The US FDA considers the sale of most CBD-infused products to be illegal

The FDA appears to believe that CBDs are drugs, and that the sale of most CBD-infused products without FDA approval is illegal. In deference to the FDA’s position, various states and municipalities have similarly declared that the sale of certain CBD-infused products are illegal. There can be no guarantee or assurance whatsoever that this regulatory hostility to CBDs will be resolved favorably to the CBD products industry. Aggressive law enforcement against the CBD industry by federal, state or local authorities and agencies could have a material adverse effect upon our Company and the trading price of our common stock.

CBD-infused products may be shown to have negative health and/or safety impacts upon consumers

The health and safety impacts of CBDs have not yet been established via traditional scientific and/or clinical studies. If scientific and/or clinical studies ultimately demonstrate negative health and/or safety impacts upon consumers, our Company's business and the trading price of our common stock could be materially adversely affected.

Hemp and CBD-infused products are illegal if they exceed 0.3% THC

Hemp and CBD-infused products which exceed a THC concentration of 0.3% are illegal. Any failure to keep the THC concentration in hemp or CBD-infused products below 0.3% could subject us to action by regulatory authorities and/or to lawsuits by consumers, which could have a material adverse effect upon our Company's business and the trading price of our common stock.

In addition, the approval of medical and recreational marijuana by many states has created a situation in which it may be difficult or impossible for regulators and courts to determine whether the THC levels reflected in consumers’ blood tests are the result of CBD-infused products or THC-infused products. This may result in regulatory actions or lawsuits that could have a material adverse effect upon our Company's business and the trading price of our common stock.

Also, certain hemp products may, over time, gradually increase their THC concentration, and this may ultimately cause such products to exceed the 0.3% THC concentration level, making such products illegal in certain jurisdictions. If this happens, we could be subject to regulatory action that could have a material adverse effect upon our Company and the trading price of our common stock.

The price of CBD raw materials could spike as demand for CBD-infused products increases dramatically

Although considerable additional hemp acreage is being developed around the country which is expected to increase the supply of CBD isolate, distillate and water-soluble CBD, the demand for these raw materials is also growing dramatically, and any spike in the price of these raw materials could materially adversely affect our Company and the trading price of our common stock.

Target companies' management may not fit well into our corporate culture

If target companies' management does not fit well into our corporate culture, this could make us less attractive to potential investors, future acquisition targets may be uninterested in merging with us, and the overall chemistry among the executives in our Company could be damaged, which would materially adversely affect our Company and the trading price of our common stock.

The target companies may rely on contract manufacturers to manufacturer their products. If the target companies are unable to maintain good relationships with their existing contract manufacturers and/or secure such contract manufacturers, their businesses could suffer

Many of the target companies’ contract manufacturers are affiliated with and manufacture other CBD-infused product brand products. In many cases, such products compete directly with the target companies’ products. If the target companies are unable to maintain good relationships with their existing contract manufacturers and/or secure such contract manufacturers, their businesses, financial conditions and results of operations could be adversely affected. This could have a material adverse effect on our Company and the trading price of our common stock.

Large competitors are expected to enter the CBD-infused product industry

We expect that over the next few years several major beverage and other consumer products companies with tremendous financial resources will emerge to compete against our Company in the CBD-infused products industry. We may not have the personnel, products, marketing and distribution capabilities, and/or financial resources to compete effectively against such larger companies, which could materially adversely affect our Company and the trading price of our common stock.

Regulatory risks related to alcohol and CBD

We purchased 4.99%, of CBD-infused beverage maker Ablis, and of craft distillers Bendistillery and Bend Spirits. Two of those companies produce and sell alcohol. Federal, state, local, and foreign authorities regulate how companies produce, store, transport, distribute, and sell products containing alcohol and distilled spirits. Some countries and local jurisdictions prohibit or restrict the marketing or sale of distilled spirits in whole or in part. In the United States, at the federal level, the Alcohol and Tobacco Tax and Trade Bureau of the U.S. Department of the Treasury regulates the spirits and wine industry with respect to the production, blending, bottling, labeling, sales, advertising, and transportation of beverage alcohol. Similar regulatory regimes exist at the state level and in most non-U.S. jurisdictions where craft distillers Bendistillery and Bend Spirits sell their products. In addition, beverage alcohol products are subject to customs duties or excise taxation in many countries, including taxation at the federal, state, and local level in the United States. Laws of each nation define distilling and maturation requirements; for example, under U.S. federal and state regulations, bourbon and Tennessee whiskeys must be aged in new charred oak barrels. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state are required in connection with the lawful selling of liquor. As 4.99%, or greater, owner of craft distillers Bendistillery and/or Bend Spirits, we are impacted by the regulatory risks relating to the production and sale of alcohol which is subject to extensive regulatory requirements regarding production, exportation, importation, marketing and promotion, labeling, distribution, pricing, and trade practices, among others. Changes in laws, regulatory measures, or governmental policies, or the manner in which current ones are interpreted, could cause the target companies to incur material additional costs or liabilities, and jeopardize the growth of their businesses in any affected market. For instance, federal, state, or local governments may prohibit, impose, or increase limitations on advertising and promotional activities, or times or locations where beverage alcohol may be sold or consumed, or adopt other measures that could limit the target companies’ opportunities to reach consumers or sell products. It is conceivable that television, newspaper, magazine, and/or internet advertising for beverage alcohol products could be limited or banned completely. Increases in regulation of this nature could substantially reduce consumer awareness of the products of the target companies in the affected markets and make the introduction of new products more challenging. The impact of increased taxation on alcohol and distilled spirits may have additional negative financial impacts on the target companies craft distillers Bendistillery and Bend Spirits.

Alcoholic beverage sales are subject to slowdowns and are seasonal

Bendistillery Inc. and Bend Spirits, Inc. are involved in the sale of a variety of distilled alcoholic beverages including vodka, whiskey and gin, and their sales of such beverages are subject to occasional slowdowns and are seasonal. Also, some health-conscious consumers are reducing or eliminating their alcohol consumption entirely. These factors could adversely affect the value of our ownership interest in those companies, which could materially adversely affect our Company and the trading price of our common stock.

Alcoholic beverage distributors are powerful and control much of the marketplace

Bendistillery Inc. and Bend Spirits, Inc. distribute their distilled alcoholic beverages through a limited number of powerful distributors that control much of the marketplace for alcoholic beverages. The loss of such distributors, or disruptions to the operations of such distributors, could adversely affect the value of our ownership interest in those companies, which could materially adversely affect our Company and the trading price of our common stock.

Increases in labor costs could harm the target companies' businesses

The U.S. in general, and Bend, Oregon in particular, are experiencing very low unemployment, and higher minimum wages, which generally results in rising labor costs. Such rising labor costs are adversely affecting the expenses of Bendistillery Inc. and Bend Spirits, Inc., and may adversely affect the expenses of other target companies' businesses, which could materially adversely affect our Company and the trading price of our common stock.

We cannot predict the effect of inquiries from and/or actions by the FDA, state attorneys general, other government agencies and/or quasi-government agencies into the production, advertising, marketing, promotion, labeling, ingredients, usage and/or sale of target companies’ products

Target companies are subject to the risks of investigations and/or enforcement actions by the FDA, state attorneys general and/or other government and/or quasi-governmental agencies relating to the advertising, marketing, promotion, ingredients, usage and/or sale of their products. If an inquiry by the FDA, a state attorney general or other government or quasi-government agency finds that the target companies’ products and/or the advertising, marketing, promotion, ingredients, usage and/or sale of such products are not in compliance with applicable laws or regulations, the target companies may become subject to fines, product reformulations, container changes, changes in the usage or sale of the target companies’ products, changes in their advertising, marketing and promotion practices, and/or injunctions on the sale of the products, each of which could have an adverse effect on our business, financial condition or results of operations and on the trading price of our common stock.

Litigation regarding target companies’ products, and related unfavorable media attention, could expose the target companies to significant liabilities and reduce demand for their products

From time to time third parties may claim that certain statements made in the target companies’ advertisements and/or on the labels of their products were false and/or misleading or otherwise not in compliance with food standards under local law, and/or that their products are not safe. Pending or threatened product-related litigation could consume significant financial and managerial resources and result in decreased demand for the target companies’ products, significant monetary awards against the target companies and injury to the target companies' reputations. This could have a material adverse effect on our Company and the trading price of our common stock.

Criticism of the target companies’ products and/or criticism or a negative perception of the target companies’ industries, could adversely affect the target companies

An unfavorable report on the health effects of the target companies’ products, including product safety concerns, could have an adverse effect on the target companies’ businesses, financial conditions and results of operations. This could have a material adverse effect on our Company and the trading price of our common stock.

The target companies’ inability to innovate successfully and to provide new cutting edge products could adversely affect the target companies’ businesses and financial results

The target companies’ ability to compete in their highly competitive industries and to achieve their business growth objectives depends, in part, on their ability to develop new products and packaging. The success of their innovation, in turn, depends on their ability to identify consumer trends and cater to consumer preferences. If they are not successful in our innovation activities, their businesses, financial conditions and results of operations could be adversely affected. This could have a material adverse effect on our Company and the trading price of our common stock.

Changes in consumer preferences may reduce demand for some of the target companies’ products

The target companies’ industries are subject to changing consumer preferences and shifts in consumer preferences may adversely affect the target companies. The target companies’ future success will depend, in part, upon their continued ability to develop and introduce different and innovative products that appeal to consumers. In order to retain and expand their market share, the target companies must continue to develop and introduce different and innovative products, although there can be no assurance of the target companies’ ability to do so. There is no assurance that consumers will continue to purchase the target companies’ products in the future. Product lifecycles for some brands, products and/or packages may be limited to a few years before consumers’ preferences change. The products the target companies currently market are in varying stages of their product lifecycles, and there can be no assurance that such products will become or remain profitable for the target companies. The target companies may be unable to achieve volume growth through product and packaging initiatives. The target companies may also be unable to penetrate new markets. Additionally, as shopping patterns are being affected by the digital evolution, with customers embracing shopping by way of mobile device applications, e-commerce retailers and e-commerce websites or platforms, the target companies may be unable to address or anticipate changes in consumer shopping preferences. If the target companies’ revenues decline, their businesses, financial conditions and results of operations could be adversely affected. This could have a material adverse effect on our Company and the trading price of our common stock.

The target companies’ expansion outside of the United States exposes the target companies to uncertain conditions and other risks in international markets

As some target companies’ growth strategy includes expanding internationally, if the target companies are unable to expand distribution of their products outside the United States, their growth rate could be adversely affected. In many international markets, the target companies have limited operating experience and in some areas they have no operating experience. It is costly to establish, develop and maintain international operations and develop and promote their brands in international markets. Their percentage gross profit margins in many international markets are expected to be less than the comparable percentage gross profit margins obtained in the United States. The target companies face and will continue to face substantial risks associated with having foreign operations, including: economic and/or political instability in their international markets; unfavorable foreign currency exchange rates; restrictions on or costs relating to the repatriation of foreign profits to the United States, including possible taxes and/or withholding obligations on any repatriations; and tariffs and/or trade restrictions. These risks could have a significant impact on their ability to sell their products on a competitive basis in international markets and could have a material adverse effect on their businesses, financial conditions and results of operations. Also, their operations outside of the United States are subject to risks relating to appropriate compliance with legal and regulatory requirements in local jurisdictions, potential difficulties in staffing and managing local operations, higher product damages, particularly when products are shipped long distances, potentially higher incidence of fraud and/or corruption, credit risk of local customers and distributors and potentially adverse tax consequences. This could have a material adverse effect on our Company and the trading price of our common stock.

Global or regional catastrophic events could impact target companies’ operations and affect their ability to grow their businesses

Target companies’ businesses could be affected by unstable political conditions, civil unrest, large-scale terrorist acts, especially those directed against the United States or other major industrialized countries where their products are distributed, the outbreak or escalation of armed hostilities, major natural disasters or widespread outbreaks of infectious diseases. Such events could impact the production and/or distribution of their products. In addition, such events could disrupt global or regional economic activity, which could affect consumer purchasing power, thereby reducing demand for their products. If they are unable to grow their businesses internationally as a result of these factors, their growth rate could decline. This could have a material adverse effect on our Company and the trading price of our common stock.

The target companies may rely on bottlers and other contract packers to manufacture their products. If the target companies are unable to maintain good relationships with their bottlers and contract packers and/or their ability to manufacture their products becomes constrained or unavailable to them, their businesses could suffer

The target companies may not manufacture finished goods, but instead outsource manufacturing of their finished goods to bottlers and other contract packers. As a result, in the event of a disruption and/or delay, the target companies may be unable to procure alternative packing facilities at commercially reasonable rates and/or within a reasonably short time period. In addition, recently there has been a consolidation of co-packers.  If the target companies are unable to maintain good relationships with their largest co-packers, or if their costs of co-packing increase, their businesses, financial conditions and results of operations could be adversely affected. This could have a material adverse effect on our Company and the trading price of our common stock.

The target companies may rely on bottlers and distributors to distribute their products. If the target companies are unable to maintain good relationships with their existing bottlers and distributors and/or secure such bottlers and distributors, their businesses could suffer

Many of the target companies’ bottlers/distributors are affiliated with and manufacture and/or distribute other soda, carbonated and non-carbonated brands and other beverage products. In many cases, such products compete directly with the target companies’ products.

Unilateral decisions could be taken by the target companies’ bottlers/distributors, convenience and gas chains, grocery chains, specialty chain stores, club stores and other customers to discontinue carrying certain or all of the target companies’ products that they are carrying at any time, which could cause the target companies’ businesses to suffer.

The marketing efforts of the target companies’ distributors are important for the target companies’ success. If the target companies’ brands prove to be less attractive to the target companies’ existing bottlers and distributors, if the target companies fail to attract additional bottlers and distributors, and/or the target companies’ bottlers/distributors do not market, promote and distribute the target companies’ products effectively, their businesses, financial conditions and results of operations could be adversely affected. This could have a material adverse effect on our Company and the trading price of our common stock.

Increases in costs and/or shortages of raw materials and/or ingredients and/or fuel and/or costs of co-packing could harm the target companies’ businesses

The costs and availability of the raw materials used by the target companies are subject to fluctuations. For certain flavors purchased from third-party suppliers, these third-party flavor suppliers own the proprietary rights to certain of their flavor formulas. The target companies do not have possession of the list of such flavor ingredients or formulas used in the production of certain of their products and certain of their blended concentrates, and the target companies may be unable to obtain comparable flavors or concentrates from alternative suppliers on short notice. Industry-wide shortages of certain flavors, fruits and fruit juices, coffee, tea, dairy-based products, dietary ingredients and sweeteners have been, and could from time to time in the future be, encountered, which could interfere with and/or delay production of certain of the target companies’ products. In addition, certain of the target companies’ co-packing arrangements may allow such co-packers to increase their fees based on certain of their own cost increases. The prices of any of the above or any other raw materials or ingredients, certain of which have recently risen, may continue to rise or may rise in the future. The target companies may or may not be able to pass any of such increases on to their customers. In 2018, the United States imposed tariffs on steel and aluminum as well as on goods imported from China and certain other countries. Additional tariffs imposed by the United States on a broader range of imports, or further retaliatory trade measures taken by China or other countries in response, could result in an increase in supply chain costs. In addition, some of these raw materials, including certain sizes of cans, are available from limited suppliers. This could have a material adverse effect on our Company and the trading price of our common stock.

The target companies’ failure to accurately estimate demand for their products could adversely affect their businesses and financial results

The target companies may not correctly estimate demand for their existing products and/or new products. Their ability to estimate demand for their products is imprecise, particularly with regard to new products, and may be less precise during periods of rapid growth, particularly in new markets. If the target companies materially underestimate demand for their products or are unable to secure sufficient ingredients or raw materials or experience difficulties with their co-packing arrangements, including production shortages or quality issues, they might not be able to satisfy demand on a short-term basis. Moreover, industry-wide shortages of certain juice concentrates, dietary ingredients and sweeteners have been and could, from time to time in the future, be experienced, resulting in production fluctuations and/or product shortages. Such shortages could interfere with and/or delay production of certain of their products and could have a material adverse effect on their business and financial results. This could have a material adverse effect on our Company and the trading price of our common stock.

If the target companies do not maintain sufficient inventory levels, if the target companies are unable to deliver their products to their customers in sufficient quantities, and/or if the target companies’ customers’ or retailers’ inventory levels are too high, the target companies’ operating results could be adversely affected

If the target companies do not accurately anticipate the future demand for a particular product or the time it will take to obtain new inventory, their inventory levels may be inadequate and their results of operations may be negatively impacted. If the target companies fail to meet their shipping schedules, the target companies could damage their relationships with distributors and/or retailers, increase their distribution costs and/or cause sales opportunities to be delayed or lost. In order to be able to deliver their products on a timely basis, the target companies need to maintain adequate inventory levels of the desired products. If the inventory of their products held by their distributors and/or retailers is too high, they will not place orders for additional products, which could unfavorably impact the target companies’ future sales and adversely affect their operating results. This could have a material adverse effect on our Company and the trading price of our common stock.

The costs of packaging supplies are subject to price increases from time to time, and the target companies may be unable to pass all or some of such increased costs on to their customers

The target companies’ packaging supply contracts may allow their suppliers to alter the costs they charge the target companies for packaging supplies based on changes in the costs of the underlying commodities that are used to produce those packaging supplies. If the costs of these packaging supplies increase, the target companies may be unable to pass these costs along to their customers through corresponding adjustments to the prices they charge, which could have a material adverse effect on their results of operations. This could have a material adverse effect on our Company and the trading price of our common stock.

If the target companies encounter product recalls, their businesses may suffer and they may incur material losses

The target companies may be required from time to time to recall products entirely or from specific co-packers, markets or batches if such products become contaminated, damaged, mislabeled or otherwise materially non-compliant with applicable regulatory requirements. Material product recalls could adversely affect the target companies’ profitability and their brand images. The target companies may not maintain recall insurance. This could have a material adverse effect on our Company and the trading price of our common stock.

If the target companies are not able to retain the full-time services of senior management, there may be an adverse effect on their operations and/or their operating performance until the target companies find suitable replacements

The target companies’ businesses are dependent, to a large extent, upon the services of their senior management. The target companies may not maintain key person life insurance on any members of their senior management. The loss of services of the target companies’ senior management could adversely affect their businesses until suitable replacements can be found. There may be a limited number of personnel with the requisite skills to serve in these positions, and the target companies may be unable to locate or employ such qualified personnel on acceptable terms. This could have a material adverse effect on our Company and the trading price of our common stock.

Climate change may negatively affect the target companies’ businesses

There is concern that a gradual increase in global average temperatures due to increased carbon dioxide and other greenhouse gases in the atmosphere could cause significant changes in weather patterns around the globe and an increase in the frequency and severity of natural disasters. Changing weather patterns could result in decreased agricultural productivity in certain regions, which may limit availability and/or increase the cost of certain key ingredients, juice concentrates, and dietary and other ingredients used in the target companies’ products and could impact the food security of communities around the world. Increased frequency or duration of extreme weather conditions could also impair production capabilities, disrupt the target companies’ supply chains (including, without limitation, the availability of, and/or result in higher prices for, juice concentrates, natural flavors and dietary and other ingredients) and/or impact demand for the target companies’ products. Natural disasters and extreme weather conditions, such as hurricanes, wildfires, earthquakes or floods, may affect the target companies’ operations and the operation of the target companies’ supply chains and unfavorably impact the demand for, or the target companies’ consumers’ ability to purchase, the target companies’ products. The predicted effects of climate change may also result in challenges regarding availability and quality of water, or less favorable pricing for water, which could adversely impact the target companies’ businesses and results of operations. In addition, public expectations for reductions in greenhouse gas emissions could result in increased energy, transportation and raw material costs, and may require the target companies to make additional investments in facilities and equipment. As a result, the effects of climate change could have a long-term adverse impact on the target companies’ businesses and results of operations. Sales of the target companies’ products may also be influenced to some extent by weather conditions in the markets in which the target companies operate. Weather conditions may influence consumer demand for certain of the target companies’ beverages, which could have an effect on the target companies’ operations, either positively or negatively. This could have a material adverse effect on our Company and the trading price of our common stock.

Potential changes in accounting standards or practices and/or taxation may adversely affect the target companies’ financial results

Future changes in accounting standards or practices may have an impact on the target companies’ financial results. New accounting standards could be issued that change the way the target companies record revenues, expenses, assets and liabilities. These changes in accounting standards could adversely affect the target companies’ reported earnings. Increases in direct and indirect income tax rates could affect after-tax income. Equally, increases in indirect taxes (including environmental taxes pertaining to the disposal of beverage containers and/or indirect taxes on beverages) could affect the target companies’ products’ affordability and reduce the target companies’ sales. This could have a material adverse effect on our Company and the trading price of our common stock.

Fluctuations in the target companies’ effective tax rates could adversely affect their financial conditions and results of operations

The target companies may be subject to income and other taxes in both the U.S. and certain foreign jurisdictions. Therefore, the target companies may be subjected to audits for multiple tax years in various jurisdictions at once. At any given time, events may occur which change the target companies’ expectations about how any such tax audits will be resolved and thus, there could be variability in the target companies’ quarterly and/or annual tax rates, because these events may change the target companies’ plans for uncertain tax positions. On December 22, 2017, the President of the United States signed into law the Tax Cuts and Jobs Act, which imposes broad and complex changes to the U.S. tax code and may have tax implications for the target companies. This could have a material adverse effect on our Company and the trading price of our common stock.

Growth of operations will depend on the acceptance of the target companies’ products and consumer discretionary spending

The acceptance of the target companies’ products by both retailers and by consumers is critically important to their success. Shifts in retailer priorities and shifts in user preferences away from target companies’ products, target companies’ inability to develop products that appeal to both retailers and consumers, or changes in target companies’ products that eliminate items popular with some consumers could harm their business. Also, their success will depend to a significant extent on discretionary user spending, which is influenced by general economic conditions and the availability of discretionary income. Accordingly, target companies may experience an inability to generate revenue during economic downturns or during periods of uncertainty, when users may decide to purchase products that are cheaper or to forego purchasing any type of the target companies’ products, due to a lack of available capital. Any material decline in the amount of discretionary spending could have a material adverse effect on the target companies’ sales, results of operations, business and financial condition. This could have a material adverse effect on our Company and the trading price of our common stock.

We cannot be certain that the products that the target companies offer will become, or continue to be, appealing and as a result there may not be any demand for these products and the target companies’ sales could decrease, which would result in a loss of revenue. Additionally, there is no guarantee that interest in the target companies’ products will continue, which could adversely affect the target companies’ business and revenues

Demand for products that the target companies sell depends on many factors, including the number of customers that the target companies are able to attract and retain over time, and the competitive environments in the target companies’ industries. This may force the target companies to reduce prices below their desired pricing levels or increase promotional spending. Inability to anticipate changes in user preferences and to meet consumer’s needs in a timely and cost-effective manner all could result in immediate and longer term declines in the demand for the products the target companies plan to offer, which could adversely affect the target companies’ sales, cash flows and overall financial conditions. This could have a material adverse effect on our Company and the trading price of our common stock.

Competition that target companies face is varied and strong

The target companies’ products and industries are subject to competition. There is no guarantee that the target companies can develop or sustain a market position or expand their businesses. We anticipate that the intensity of competition in the future will increase.

The target companies compete with a number of entities in providing products to their customers. Such competitor entities include: (1) a variety of large multinational corporations, including but not limited to companies that have established loyal customer bases over several decades; (2) companies that have an established customer base, and have the same or a similar business plan as the target companies do and may be looking to expand nationwide; and (3) a variety of other local and national companies with which the target companies either currently or may, in the future, compete.

Many of the target companies’ current and potential competitors are well established and have longer operating histories, significantly greater financial and operational resources, and greater name and brand recognition than the target companies have. As a result, these competitors may have greater credibility with both existing and potential customers. They also may be able to offer more products and more aggressively promote and sell their products. The target companies’ competitors may also be able to support more aggressive pricing than the target companies will be able to, which could adversely affect sales, cause the target companies to decrease their prices to remain competitive, or otherwise reduce the overall gross profit earned on the target companies’ products. This could have a material adverse effect on our Company and the trading price of our common stock.

The target companies’ industries require the attraction and retention of talented employees

Success in the target companies’ industries does and will continue to require the acquisition and retention of highly talented and experienced individuals. Due to the growth in the targeted market segments, such individuals and the talent and experience they possess is in high demand. There is no guarantee that the target companies will be able to attract and maintain access to such individuals. If the target companies fail to attract, train, motivate and retain talented personnel, the target companies’ businesses, financial conditions, and operating results may be materially and adversely impacted. This could have a material adverse effect on our Company and the trading price of our common stock.

The target companies depend on a limited number of suppliers of raw and packaging materials

The target companies rely upon a limited number of suppliers for raw and packaging materials used to make and package their products. The target companies’ success will depend in part upon their ability to successfully secure such materials from suppliers that are delivered with consistency and at a quality that meets their requirements. The price and availability of these materials are subject to market conditions. Increases in the price of the target companies’ products due to the increase in the cost of raw materials could have a negative effect on their business.

If the target companies are unable to obtain sufficient quantities of raw and packaging materials, delays or reductions in product shipments could occur which would have a material adverse effect on the target companies’ businesses, financial conditions and results of operations. The supply and price of raw materials used to produce the target companies’ products can be affected by a number of factors beyond the target companies’ control, such as frosts, droughts, other weather conditions, economic factors affecting growing decisions, and various plant diseases and pests. If any of the foregoing were to occur, no assurance can be given that such condition would not have a material adverse effect on the target companies’ businesses, financial conditions and results of operations. In addition, the target companies’ results of operations are dependent upon their ability to accurately forecast their requirements of raw materials. Any failure by the target companies to accurately forecast its demand for raw materials could result in an inability to meet higher than anticipated demand for products or producing excess inventory, either of which may adversely affect their results of operations. This could have a material adverse effect on our Company and the trading price of our common stock.

The target companies depend on a small number of retailers for a significant portion of their sales

Food and beverage retailers across all channels in the U.S. and other markets have been consolidating, increasing margin demands of brand suppliers, and increasing their own private brand offerings, resulting in large, sophisticated retailers with increased buying power. They are in a better position to resist target companies’ price increases and demand lower prices. They also have leverage to require target companies to provide larger, more tailored promotional and product delivery programs. If the target companies and their distributor partners do not successfully provide appropriate marketing, product, packaging, pricing and service to these retailers, the target companies’ product availability, sales and margins could suffer. Certain retailers make up an important percentage of the target companies’ products’ retail volume, including volume sold by the target companies’ distributor partners. Some retailers also offer their own private label products that compete with some of the target companies’ brands. The loss of sales of any of our products by a major retailer could have a material adverse effect on our business and financial performance. This could have a material adverse effect on our Company and the trading price of our common stock.

The target companies depend on third party manufacturers for a portion of their businesses

A portion of the target companies’ sales revenue is dependent on third party manufacturers that the target companies do not control. The majority of these manufacturers’ business comes from producing and/or selling either their own products or their competitors’ products. As independent companies, these manufacturers make their own business decisions. They may have the right to determine whether, and to what extent, they manufacture the target companies’ products, the target companies’ competitors’ products and their own products. They may devote more resources to other products or take other actions detrimental to their brands. In most cases, they are able to terminate their manufacturing arrangements with the target companies without cause. The target companies may need to increase support for their brands in their territories and may not be able to pass on price increases to them. Their financial condition could also be adversely affected by conditions beyond the target companies’ control, and the target companies’ business could suffer as a result. Deteriorating economic conditions could negatively impact the financial viability of third party manufacturers. Any of these factors could negatively affect the target companies’ business and financial performance. This could have a material adverse effect on our Company and the trading price of our common stock.

Failure of third-party distributors upon which the target companies rely could adversely affect their businesses

The target companies rely heavily on third party distributors for the sale of their products to retailers. The loss of a significant distributor could have a material adverse effect on the target companies’ businesses, financial conditions and results of operations. The target companies’ distributors may also provide distribution services to competing brands, as well as larger, national or international brands, and may be to varying degrees influenced by their continued business relationships with other larger companies. The target companies’ independent distributors may be influenced by a large competitor if they rely on that competitor for a significant portion of their sales. There can be no assurance that the target companies’ distributors will continue to effectively market and distribute the target companies’ products. The loss of any distributor or the inability to replace a poorly performing distributor in a timely fashion could have a material adverse effect on the target companies’ businesses, financial conditions and results of operations. Furthermore, no assurance can be given that the target companies will successfully attract new distributors as they increase their presence in their existing markets or expand into new markets. This could have a material adverse effect on our Company and the trading price of our common stock.

Disruptions to production at the target companies’ manufacturing and distribution facilities could occur

Disruptions in production at the target companies’ manufacturing facilities could have material adverse effects on their businesses. In addition, disruptions could occur at any of the target companies’ other facilities or those of the target companies’ suppliers or distributors. The disruptions could occur for many reasons, including fire, natural disaster, weather, water scarcity, manufacturing problems, disease, strikes, transportation or supply interruption, government regulation, cybersecurity attacks or terrorism. Alternative facilities with sufficient capacity or capabilities may not be available, may cost substantially more or may take a significant time to start production, each of which could negatively affect the target companies’ business and financial performance. This could have a material adverse effect on our Company and the trading price of our common stock.

The target companies may be subject to seasonality related to sales of their products

The target companies’ businesses may be subject to substantial seasonal fluctuations. The target companies’ operating results for any particular quarter may not necessarily be indicative of any other results. If for any reason the target companies’ sales were to be substantially below seasonal norms, the target companies’ annual revenues and earnings could be materially and adversely affected. This could have a material adverse effect on our Company and the trading price of our common stock.

The target companies may fail to comply with applicable government laws and regulations

The target companies are subject to a variety of federal, state and local laws and regulations in the U.S. These laws and regulations apply to many aspects of their businesses including the manufacture, safety, labeling, transportation, advertising and sale of their products. Violations of these laws or regulations in the manufacture, safety, labeling, transportation and advertising of their products could damage their reputation and/or result in regulatory actions with substantial penalties. In addition, any significant change in such laws or regulations or their interpretation, or the introduction of higher standards or more stringent laws or regulations, could result in increased compliance costs or capital expenditures. For example, changes in recycling and bottle deposit laws or special taxes on the target companies’ beverages and their ingredients could increase in their costs. Regulatory focus on the health, safety and marketing of beverage products is increasing. Certain federal or state regulations or laws affecting the labeling of the target companies’ products, such as California’s “Prop 65,” which requires warnings on any product with substances that the state lists as potentially causing cancer or birth defects, are or could become applicable to the target companies’ products. This could have a material adverse effect on our Company and the trading price of our common stock.

The target companies face various operating hazards that could result in the reduction of their operations

The target companies’ operations are subject to certain hazards and liability risks faced by beverage companies that manufacture and distribute water, tea, wellness and energy drink products, such as defective products, contaminated products and damaged products. The occurrence of such problems could result in a costly product recall and serious damage to the target companies’ reputations for product quality, as well as potential lawsuits. Although the target companies sometimes may maintain insurance against certain risks under various general liability and product liability insurance policies, no assurance can be given that their insurance (if any) will be adequate to fully cover any incidents of product contamination or injuries resulting from their operations and their products. The target companies may not be able to continue to maintain insurance (if any) with adequate coverage for liabilities or risks arising from their business operations on acceptable terms. Even if the insurance (if any) is adequate, insurance premiums could increase significantly which could result in higher costs for the target companies. This could have a material adverse effect on our Company and the trading price of our common stock.

Litigation and publicity concerning product safety or quality, health, human and workplace rights, and other issues could damage the target companies’ brand image and corporate reputation, and may adversely affect the target companies’ results of operations, business and financial conditions

The target companies’ success depends on their ability to build and maintain the brand images for their existing products, new products and brand extensions and maintain their corporate reputations. There can be no assurance that their advertising, marketing and promotional programs and their commitments to product safety and quality and human rights will have the desired impact on their products’ brand image and on consumer preference and demand. Product safety, quality and/or ingredient content issues, efficacy or lack thereof (real or imagined), or allegations of product contamination, even if false or unfounded, could tarnish the image of the affected brands and may cause consumers to choose other products. Furthermore, the target companies’ brand images or perceived product quality could be adversely affected by litigation, unfavorable reports in the media (internet or elsewhere), studies in general and regulatory or other governmental inquiries (in each case whether involving their products or those of their competitors)

and proposed or new legislation affecting their industries. In addition, from time to time, there may be public policy endeavors that are either directly related to the target companies’ products and packaging or to their businesses. These public policy debates can occasionally be the subject of backlash from advocacy groups that have a differing point of view and could result in adverse media and consumer reaction, including product boycotts.

Similarly, the target companies’ sponsorship relationships could subject the target companies to negative publicity as a result of actual or alleged misconduct by individuals or entities associated with organizations or individuals the target companies sponsor or support.  Likewise, campaigns by activists connecting the target companies, or their supply chains, with human and workplace rights issues could adversely impact the target companies’ corporate images and reputations. Allegations, even if untrue, that the target companies are not respecting one or more of the 30 human rights found in the United Nations Universal Declaration of Human Rights; actual or perceived failure by the target companies’ suppliers or other business partners to comply with applicable labor and workplace rights laws, including child labor laws, or their actual or perceived abuse or misuse of migrant workers; and adverse publicity surrounding obesity and health concerns related to the target companies’ products, water usage, environmental impact, labor relations or the like could negatively affect the target companies’ overall reputations and brand images, which in turn could have negative impacts on the target companies’ products’ acceptance by consumers.

The target companies could also incur significant liabilities, if lawsuits or claims result in decisions against them, or litigation costs, regardless of the result. Further, any litigation may cause the target companies’ key employees to expend resources and time normally devoted to the operations of their businesses. This could have a material adverse effect on our Company and the trading price of our common stock.

It is difficult and costly for target companies to protect their proprietary rights

The target companies’ commercial success will depend in part on obtaining and maintaining trademark protection, patent protection, and trade secret protection of their products and brands, as well as successfully defending that intellectual property against third-party challenges, which they might not be able to do. The target companies will only be able to protect their intellectual property related to their trademarks, patents and brands to the extent that they have rights under valid and enforceable trademarks, patents or trade secrets that cover their products and brands, which they might not have. Changes in either the trademark and patent laws or in interpretations of trademark and patent laws in the U.S. and other countries may diminish the value of their intellectual property (if any). Accordingly, the target companies cannot predict the breadth of claims that may be allowed or enforced in their issued trademarks or their issued patents (if any). The degree of future protection for their proprietary rights is uncertain because legal means afford only limited protection and may not adequately protect their rights or permit them to gain or keep their competitive advantage. This could have a material adverse effect on our Company and the trading price of our common stock.

The target companies may face intellectual property infringement claims that could be time-consuming and costly to defend, and could result in their loss of significant rights and the assessment of treble damages

From time to time the target companies may face intellectual property infringement, misappropriation, or invalidity/non-infringement claims from third parties. Some of these claims may lead to litigation. The outcome of any such litigation can never be guaranteed, and an adverse outcome could affect the target companies negatively. For example, were a third party to succeed on an infringement claim against the target companies, the target companies may be required to pay substantial damages (including up to treble damages if such infringement were found to be willful). In addition, the target companies could face an injunction, barring them from conducting the allegedly infringing activity. The outcome of the litigation could require the target companies to enter into a license agreement which may not be under acceptable, commercially reasonable, or practical terms or the target companies may be precluded from obtaining a license at all. It is also possible that an adverse finding of infringement against the target companies may require them to dedicate substantial resources and time in developing non-infringing alternatives, which may or may not be possible. In the case of diagnostic tests, the target companies would also need to include non-infringing technologies which would require the target companies to re-validate their tests. Any such re-validation, in addition to being costly and time consuming, may be unsuccessful.

Finally, the target companies may initiate claims to assert or defend their own intellectual property against third parties. Any intellectual property litigation, irrespective of whether the target companies are the plaintiff or the defendant, and regardless of the outcome, is expensive and time-consuming, and could divert the target companies’ management’s attention from their businesses and negatively affect their operating results or financial condition. This could have a material adverse effect on our Company and the trading price of our common stock.

The target companies may be subject to claims by third parties asserting that the target companies’ employees or the target companies have misappropriated the third parties’ intellectual property, or claiming ownership of what the target companies regard as their own intellectual property

Although the target companies try to ensure that they, their employees, and independent contractors do not use the proprietary information or know-how of others in their work for the target companies, they may be subject to claims that they, their employees, or independent contractors have used or disclosed intellectual property in violation of others’ rights. These claims may cover a range of matters, such as challenges to the target companies’ trademarks, as well as claims that their employees or independent contractors are using trade secrets or other proprietary information of any such employee’s former employer or independent contractors. As a result, the target companies may be forced to bring claims against third parties, or defend claims they may bring against the target companies, to determine the ownership of what the target companies regard as their intellectual property. If the target companies fail in prosecuting or defending any such claims, in addition to paying monetary damages, the target companies may lose valuable intellectual property rights or personnel. Even if the target companies are successful in prosecuting or defending against such claims, litigation could result in substantial costs and be a distraction to management. This could have a material adverse effect on our Company and the trading price of our common stock.

We will not control businesses in which we own a minority equity ownership interest

We will not control any business in which we own a minority equity ownership interest. We can provide no assurance that the owner of the majority equity ownership interest of such business will be able to manage such business successfully. A failure by the owner to such majority equity ownership interest in such business could materially adversely affect our Company and the trading price of our common stock.

Under US generally accepted accounting principles (US GAAP), we will not be able to consolidate our financial statements with the financial statements of companies in which we own minority equity ownership interests

Under US GAAP, we will use the cost method to account for our minority equity ownership interests in CBD-Infused Products Companies because we will own less than 20% of a target companies’ equity ownerships, and because we will have no substantial influence over the management of the CBD-Infused Products Companies. Under the cost method of accounting, we will report the historical costs of the investments as assets on our balance sheet. However, US GAAP does not permit the consolidation of our financial statements with the financial statements of companies in which we own minority equity ownership interests. As such, we will not be allowed to consolidate into our financial statements any portion of the revenues, earnings or assets of companies in which we own minority equity ownership interests. Moreover, even if there is evidence that the fair market values of the investments have increased above their historical costs, US GAAP does not allow increasing the recorded values of the investments. Under US GAAP, the only adjustments that may be made to the historical costs of the investments are write downs of the values of the investments, which must be made if there is evidence that the fair market values of the investments have declined to below the recorded historical costs. As a result of these effects of US GAAP, potential buyers of our stock may be confused because they may not be able to immediately understand the financial results and the values of the ownership interests that we have in CBD-Infused Products Companies. This situation could materially adversely affect our Company and the trading price of our common stock.

We may not be able to exit from minority equity ownership interests

We may not be able to exit from minority equity ownership interests on acceptable terms, if at all. Because our minority equity ownership interests will not allow us to control the management, operations, and direction of the businesses, a potential sale or other exit from such investment may be extremely difficult or impossible to achieve on acceptable terms, if at all. The owners of the majority equity ownership interests in such businesses may refuse to cooperate with such a sale or exit, or may engage in business practices including but not limited to inflated salaries, stock dilution, or other behavior that would result in our minority equity ownership interests having an extremely limited or non-existent market. Such a situation could materially negatively affect our Company and the trading price of our common stock.

We may not be able to properly brand our Company

Because we intend to acquire equity ownership interests in many different CBD-Infused Products Companies, with a range of products, packaging, names and cultures, we may not be able to properly brand our Company or properly represent all of the companies in which we are invested. Consumers and potential investors may have difficulty assimilating all of our diverse business interests, and consequently may not give these equity ownership interests proper valuations. Even if we change the name of our Company to a name that more properly reflects our focus on acquiring equity ownership interests in CBD-Infused Products Companies, such a name change may not be embraced by consumers or potential investors. This situation could materially negatively affect our Company and the trading price of our common stock.

We may not be able to properly manage multiple businesses

We may not be able to properly manage multiple businesses in the CBD-infused products industry. Managing multiple businesses would be more complicated than managing a single line of business, and would require that we hire and manage executives with experience and expertise in different fields. We can provide no assurance that we will be able to do so successfully. A failure to properly manage multiple businesses could materially adversely affect our Company and the trading price of our common stock.

We may not be able to successfully integrate new acquisitions

Even if we are able to acquire additional companies or assets, we may not be able to successfully integrate those companies or assets. For example, we may need to integrate widely dispersed operations with different corporate cultures, operating margins, competitive environments, computer systems, accounting software, compensation schemes, business plans and growth potential requiring significant management time and attention. In addition, the successful integration of any companies we acquire will depend in large part on the retention of personnel critical to our combined business operations due to, for example, unique technical skills or management expertise. We may be unable to retain existing management, finance, accounting, engineering, sales, customer support, and operations personnel that are critical to the success of the integrated Company, resulting in disruption of operations, loss of key information, expertise or know-how, unanticipated additional recruitment and training costs, and otherwise diminishing anticipated benefits of these acquisitions, including loss of revenue and profitability. Failure to successfully integrate acquired businesses could have a material adverse effect on our Company and the trading price of our common stock.

Our acquisitions of businesses may be extremely risky and we could lose all of our investments

We may invest in the CBD-infused products industry or other risky industries. An investment in these companies may be extremely risky because, among other things, the companies we are likely to focus on:  (1) may be viewed as being illegal by the FDA, by state governments, or by other governmental or regulatory bodies and agencies; (2) typically have limited operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns; (3) tend to be privately-owned and generally have little publicly available information and, as a result, we may not learn all of the material information we need to know regarding these businesses; (4) are more likely to depend on the management talents and efforts of a small group of people; and, as a result, the death, disability, resignation or termination of one or more of these people could have an adverse impact on the operations of any business that we may acquire; (5) may have less predictable operating results; (6) may from time to time be parties to litigation; (7) may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence; (8) may require substantial additional capital to support their operations, finance expansion or maintain their competitive position; and (9) their financial statements may be unaudited, improperly prepared, and/or their internal financial controls may be inadequate or non-existent. Our failure to make acquisitions efficiently and profitably could have a material adverse effect on our business, results of operations, financial condition and the trading price of our common stock.

Future acquisitions may fail to perform as expected

Future acquisitions may fail to perform as expected. The acquisitions may be unaudited and we may be supplied inaccurate or misleading historical financial results. Also, non-financial information supplied to us regarding the acquisitions may be inaccurate or misleading. We may overestimate cash flow, underestimate costs, or fail to understand risks. This could materially adversely affect our Company and the trading price of our common stock.

Competition may result in overpaying for acquisitions

Other investors with significant capital may compete with us for attractive investment opportunities. These competitors may include publicly traded companies, private equity firms, privately held buyers, individual investors, and other types of investors. Such competition may increase the price of acquisitions, or otherwise adversely affect the terms and conditions of acquisitions. This could materially adversely affect our Company and the trading price of our common stock.

We may have insufficient resources to cover our operating expenses, dividends owed on our preferred stock, and the expenses of raising money and consummating acquisitions

We have limited cash to cover our operating expenses, dividends owed on our preferred stock, and the expenses incurred in connection with money raising and a business combination. It is possible that we could incur substantial costs in connection with money raising or a business combination. If we do not have sufficient proceeds available to cover our expenses, we may be forced to obtain additional financing, either from our management or third parties. We may not be able to obtain additional financing on acceptable terms, if at all, and neither our management nor any third party is obligated to provide any financing. This could have a negative impact on our Company and our common stock price.

The nature of our proposed future operations is speculative and will depend to a great extent on the businesses which we acquire

While management currently is exclusively exploring potential acquisitions of CBD-Infused Products Companies, there can be no assurance that we will be successful in locating an acquisition candidate meeting our criteria. In the event we complete a merger or acquisition transaction, of which there can be no assurance, our success, if any, will be dependent upon the operations, financial condition and management of the target company, and upon numerous other factors beyond our control. If the operations, financial condition or management of the target company were to be disrupted or otherwise negatively impacted following a transaction, our Company and our common stock price would be negatively impacted.

We may carry out actions that will not require our stockholders’ approval

The terms and conditions of any acquisition could require us to take actions that would not require our stockholders’ approval. In order to acquire certain companies or assets, we may issue additional shares of common or convertible preferred stock, borrow money or issue debt instruments including debt convertible into capital stock. Not all of these actions would require our stockholders’ approval even if these actions dilute our stockholders’ economic or voting interests as shareholders.

Our investigation of potential acquisitions will be limited

Our analysis of new business opportunities will be undertaken by or under the supervision of our Investment Committee. Inasmuch as we will have limited funds available to search for business opportunities and ventures, we will not be able to expend significant funds on a complete and exhaustive investigation of such business or opportunity. We will, however, investigate, to the extent believed reasonable by our Investment Committee, such potential business opportunities or ventures by conducting a “due diligence investigation”. In a due diligence investigation, we intend to obtain and review materials regarding the business opportunity. Typically, such materials will include information regarding a target companies’ products, services, contracts, management, ownership, and financial information. In addition, we intend to cause our Investment Committee to personally meet with management and key personnel of target companies, ask questions regarding the target companies’ prospects, tour facilities, and conduct other reasonable investigation of the target companies to the extent of our limited financial resources and management and technical expertise. Any failure of our typical due diligence investigation to uncover issues and problems relating to target companies could materially adversely affect our Company and the trading price of our common stock.

We will have only a limited ability to evaluate the directors and management of potential acquisitions

We may make a determination that our current directors and Chief Executive Officer should not remain, or should reduce their roles, following money raising or a business combination, based on an assessment of the experience and skill sets of new directors and officers and the management of target companies. We cannot assure you that our assessment of these individuals will prove to be correct. This could have a material adverse effect on our Company and the trading price of our common stock.

We will be dependent on outside advisors to assist us

In order to supplement the business experience of management, we may employ accountants, technical experts, appraisers, attorneys, independent contractors or other consultants or advisors. The selection of any such advisors will be made by management and without any control from shareholders. Additionally, it is anticipated that such persons may be engaged by us on an independent basis without a continuing fiduciary or other obligation to us. This could have a material adverse effect on our Company and the trading price of our common stock.

We may fail to manage our growth effectively

Future growth through acquisitions and organic expansion would place a significant strain on our managerial, operational, technical, training, systems and financial resources. We can give you no assurance that we will be able to manage our expanding operations properly or cost effectively. A failure to properly and cost-effectively manage our expansion could materially adversely affect our Company and the trading price of our common stock.

The management of companies we acquire may lose their enthusiasm or entrepreneurship after the sale of their businesses

We can give no assurance that the management of future companies we acquire will have the same level of enthusiasm for operating their businesses following their acquisition by us; or, if they cease performing services for the acquired businesses, that we will be able to install replacement management with the same skill sets and determination. There also is always a risk that management of companies we acquire will attempt to reenter the market and possibly seek to recruit some of our employees. This could materially adversely affect our business and the trading price of our common stock.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination

We believe we will not be subject to regulation under the Investment Company Act (the “Act”) insofar as we will not be engaged in the business of investing or trading in securities. However, in the event that we engage in business combinations which result in us holding passive investment interests in a number of entities, we may become subject to regulation under the Act. In such event, we may be required to register as an investment company and may incur significant registration and compliance costs. We have obtained no formal determination from the government as to our status under the Act, and consequently, any violation of such Act might subject us to material adverse consequences.

Risk Factors Relating to Accounting and Internal Financial Controls

We do not currently employ a full time chief executive officer or a full time chief financial officer

Our chief executive officer and our chief financial officer are part-time employees. There is no assurance that we will be able to retain full-time officers and compensate them at a level acceptable to us. This could materially adversely affect our Company and the trading price of our common stock.

New accounting standards could adversely impact us

From time to time, the Financial Accounting Standards Board, the SEC and other regulatory bodies may issue new and revised standards, interpretations and other guidance that change Generally Accepted Accounting Principles in the United States (“GAAP”). The effects of such changes may include prescribing an accounting method where none had been previously specified, prescribing a single acceptable method of accounting from among several acceptable methods that currently exist, or revoking the acceptability of a current method and replacing it with an entirely different method, among others. Such changes to GAAP could adversely impact our results of operations, financial condition and other financial measures. Such changes could materially adversely affect our Company and the trading price of our common stock.

Decreased effectiveness of stock options could adversely affect our ability to attract and retain employees

We expect to use stock options, warrants, and/or rights to purchase warrants to purchase common stocks as key components of our employee compensation program in order to align employees’ interests with the interests of our stockholders, encourage employee retention, and to provide competitive compensation packages. Volatility or lack of positive performance in our common stock price may adversely affect our ability to retain key employees or to attract additional highly-qualified personnel. At any given time, a portion of our outstanding employee stock options, warrants, and/or rights to purchase warrants, to purchase common stock may have exercise prices in excess of our then-current common stock price, or may have expired worthless. To the extent these circumstances occur, our ability to retain employees may be adversely affected. As a result, we may have to incur increased compensation costs, change our equity compensation strategy, or find it difficult to attract, retain and motivate employees. Any of these situations could materially adversely affect our Company and the trading price of our common stock.

OTHER PROPOSED ACTIONS

None.

ITEM 2.

STATEMENT THAT PROXIES ARE NOT SOLICITED

WE ARE NOT ASKING FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

ITEM 3.

INTEREST OF CERTAIN PERSONS IN OR

IN OPPOSITION TO MATTERS TO BE ACTED UPON

Gerard M. Jacobs, our CEO, and William C. Jacobs, our President and CFO, are interested in the acquisition of CBD Lion to the extent that the terms of the Merger require them to make certain representations to CBD Lion and enter into a stockholders agreement. In addition, pursuant to their compensation agreements, Messrs. Jacobs and Jacobs are entitled to a step-up in compensation and benefits in the event that the Merger closes. Other than that, none of the persons who have been directors or officers of the Company at any time since the beginning of the last fiscal year, nor any associate of any such persons, has any interest in the matters to be acted upon.  None of our directors has informed us in writing that he intends to oppose any action to be taken by us.  No proposals have been received from any of our stockholders.

ITEM 4.

PROPOSALS BY SECURITY HOLDERS

None.

ITEM 5.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

(a) Unless the Company has received contrary instructions from one or more such stockholder, we will only deliver one copy of this Information Statement to multiple stockholders sharing an address. This practice known as “householding” is intended to reduce the Company’s printing and postage costs. We will, upon request, promptly deliver a separate copy of this Information Statement to a stockholder who shares an address with another stockholder.

(b) We have undertaken to deliver promptly upon written or oral request a separate copy of the annual report to security holders, information statement, or Notice of Internet Availability of Proxy Materials, as applicable, to a security holder at a shared address to which a single copy of the documents was delivered and provide instructions as to how a security holder can notify the registrant that the security holder wishes to receive a separate copy of an annual report to security holders, information statement, or Notice of Internet Availability of Proxy Materials, as applicable;

(c) A stockholder who wishes to receive a separate annual report to security holders, information statement, or Notice of Internet Availability of Proxy Materials, as applicable, in the future by making either a written request to the Company at 31 N. Suffolk Lane, Lake Forest, Illinois 60045, or oral request via telephone at (847) 915-2446.

(d) Stockholders holders sharing an address can request delivery of a single copy of annual reports to security holders, information statements, or Notices of Internet Availability of Proxy Materials if they are receiving multiple copies of annual reports to security holders, information statements, or Notices of Internet Availability of Proxy Materials by making either a written request to the Company at 31 N. Suffolk Lane, Lake Forest, Illinois 60045, or oral request via telephone at (847) 915-2446.

FORWARD-LOOKING STATEMENTS

This Information Statement includes forward-looking statements. You can identify our forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us.  The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict.  In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement.  The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information.  You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the Commission. You can read and copy any materials that the Company files with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.   You can obtain information about the operation of the SEC’s Public Reference Room by calling the Commission at 1-800-SEC-0330.  The Commission also maintains a Web site that contains information we file electronically with the Commission, which you can access over the Internet at www.sec.gov.

Dated:  November 1, 2019

By Consent of the Board of Directors

/s/ Gerard M. Jacobs

Gerard M. Jacobs

Chairman, Chief Executive Officer and Secretary

EXHIBITS

Exhibit A – Written Consent of the Majority Shareholders

Exhibit B – Articles of Organization of CBD Lion LLC

Exhibit C – Certificate of Amendment Articles of Incorporation of Acquired Sales Corp.

Exhibit D – Agreement and Plan of Merger

Exhibit A –  Written Consent of the Majority Shareholder

ACTIONS BY WRITTEN CONSENT OF THE

STOCKHOLDERS OF

ACQUIRED SALES CORP.

In accordance with Section 78.320 of the Nevada Revised Statutes (the “NRS”) and Article II, Section 2.12 of the Bylaws of Acquired Sales Corp., a Nevada corporation (the “Corporation”), the undersigned, being holders of a majority of the voting power of the Corporation’s Common Stock entitled to vote hereby adopt the following recitals and resolutions effective as of the date this Written Consent has been signed by stockholders holding a majority of the voting power of the Corporation’s Common Stock entitled to vote.

Approval of Merger

WHEREAS, the Corporation desires to acquire CBD LION LLC, an Illinois limited liability company (“Lion”) (the “Merger”), pursuant to the terms and conditions set forth in that certain Agreement and Plan of Merger (the “Plan of Merger,” a copy of which is attached hereto as Exhibit A), by and among the Corporation, Lion and the Corporation and certain principals of the Corporation and Lion), with the Corporation as the surviving corporation, and hereby declaring that all terms not otherwise defined herein shall have the meanings ascribed to them in the Plan of Merger; and

WHEREAS, the total consideration to be paid by the Corporation to Lion is cash in the amount of $2,000,000 plus 5,000,000 shares of the Corporation’s common stock which shall be issued on a pro rata basis for each Lion membership interest issued and outstanding immediately prior to the Effective Time, as defined and described in the Plan of Merger;

WHEREAS, pursuant to the terms of the proposed Merger, each Company Membership Interest issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive: (i) such number of shares of AQSP Common Stock equal to the product of (A) the Interest Ratio, multiplied by (B) the Stock Consideration (such product, the “Per Interest Stock Consideration”); (ii) an amount in cash equal to the product of (A) the Interest Ratio, multiplied by (B) the Cash Consideration (such product, the “Per Interest Cash Consideration”); and (iii) any cash in lieu of fractional shares of AQSP Common Stock payable pursuant to Section 2.1(c) of the Plan of Merger (together the “Merger Consideration”); and

WHEREAS, the Corporation Shareholders have determined the Merger (i) to be in the best interests of the Corporation and the Corporation stockholders, and (ii) to be consistent with and in furtherance of the Corporation’s long-term business strategy;

NOW, THEREFORE, BE IT RESOLVED, that the Plan of Merger, pursuant to the terms of which Lion will be merged with and into the Corporation, with the Corporation  being the surviving corporation, such that that holders of Lion equity will be entitled to receive the Merger Consideration thereunder, is hereby approved and adopted;

RESOLVED FURTHER, that the Merger is intended to qualify as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended; and

RESOLVED FURTHER, that the appropriate executive officers of the Corporation be, and hereby are, authorized, empowered and directed, in the name and on behalf of the Corporation, to negotiate, execute and deliver the Plan of Merger, other agreements, documents and filings necessary to consummate the Merger, without qualification (collectively, the “Transaction Documents”), and to take such other action as may be necessary or appropriate to comply with the Plan of Merger.

Amendment Articles of Incorporation To Change Name to CBD Lion

WHEREAS, the Corporation’s Board of Directors has declared it advisable and in the best interests of the Corporation and directed that there be submitted to the stockholders a proposed amendment to Article I of the articles of incorporation of the Corporation to change its name from Acquired Sales Corp. to CBD LION CORP. (the "Amended Articles");

WHEREAS, the Corporation’s Board of Directors believes this name change to be in the best interest of the Corporation, because in light of the Corporation’s pending acquisition of Lion pursuant to the Plan of Merger, the name “Acquired Sales Corp.” no longer accurately reflects the Corporation’s operations and interests;

WHEREAS, the Amended Articles have been submitted for the approval of the Corporation’s stockholders in accordance with Section 78.390 of the Nevada Revised Statutes; and

WHEREAS, the Board of Directors of the Corporation has recommended that the stockholders approve the Amended Articles and the filing of the Amended Articles with the Nevada Secretary of State;

NOW THEREFORE, IT IS HEREBY RESOLVED, that the Amended Articles to change the name of the Corporation from Acquired Sales Corp., Inc. to CBD LION CORP. are hereby approved in all respects, and the officers of the Corporation are hereby authorized, on behalf of the Corporation, to execute, deliver, and file the Amended Articles, together with such modifications as may be approved by the Corporation’s officers, with the Nevada Secretary of State;

RESOLVED FURTHER, that the Corporation is authorized to file a certificate of amendment to amend its articles of incorporation to reflect the name change to CBD LION CORP.;

RESOLVED FURTHER, that prior to filing, the officers of the Corporation are hereby authorized, on behalf of the Corporation, to do any and all other things necessary in connection with the Amended Articles as any of them may approve, such approval to be conclusively evidenced by his execution or performance thereof; and

RESOLVED FURTHER, that at any time prior to the effectiveness of the filing of the Amended Articles with the Nevada Secretary of State, the Board of Directors of the Corporation may abandon such Amended Articles without further action by the stockholders.

Omnibus Resolutions

RESOLVED, that all actions of the Board of Directors of the Corporation and the officers of the Corporation previously taken in furtherance of or in connection with the matters described in the foregoing resolutions are hereby fully ratified and confirmed; and

RESOLVED, that the officers of the Corporation, and each of them, are hereby authorized and directed to prepare (or cause to be prepared) and execute any additional documents and to take such additional action as they deem necessary or advisable, to carry out the purposes and accomplish the intent of the foregoing resolutions.

* * *

This Written Consent shall be filed in the Minute Book of the Corporation and shall become a part of the records of the Corporation.  This Written Consent may be executed in counterparts, which together shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned holder of Common Stock of the Corporation has duly executed this Written Consent as of the date written below, understanding that this Written Consent will be effective as of the date it has been signed by stockholders holding a majority of the voting power of the Corporation’s Common Stock entitled to vote.

NAME OF SHAREHOLDER: ____________________________________________________

SIGNATURE: _________________________________________________________________

DATE: _______________________________________________________________________

NUMBER OF SHARES OF COMMON STOCK

OF THE CORPORATION OWNED BY SHAREHOLDER:_____________________________

Exhibit B –  Articles of Organization of CBD Lion LLC

Form **LLC-5.5**	**Illinois** **Limited Liability Company Act** **Articles of Organization**	FILE # **06426069**
Secretary of State Jesse White Department of Business Services Limited Liability Division www.cyberdriveillinois.com	**Filing Fee:** **$500** **Expedited Fee:** **$100** **Approved By:** **TLB**	**FILED** **AUG 05 2017** **Jesse White** **Secretary of State**

1. Limited Liability Company Name: CBD LION LLC

2. Address of Principal Place of Business where records of the company will be kept:
   1111 E TOUHY SUITE 230
   DES PLAINES, IL 60018

3. The Limited Liability Company has one or more members on the filing date.

4. Registered Agent's Name and Registered Office Address:

   KENNETH H BROWN
   600 CENTRAL AVE STE 325
   HIGHLAND PARK, IL 60035-5616

5. Purpose for which the Limited Liability Company is organized:
   "The transaction of any or all lawful business for which Limited Liability Companies may be organized under this Act."

6. The LLC is to have perpetual existence.

7. Name and business addresses of all the managers and any member having the authority of manager:

   LUNDGREN, ERIK S
   1111 E TOUHY STE 230
   DES PLAINES, IL 60018

8. **Name and Address of Organizer**
   I affirm, under penalties of perjury, having authority to sign hereto, that these Articles of Organization are to the best of my knowledge and belief, true, correct and complete.

   Dated: AUGUST 05, 2017

   KENNETH H BROWN
   600 CENTRAL
   HIGHLAND PARK, IL 60035

This document was generated electronically at www.cyberdriveillinois.com

Exhibit C –  Certificate of Amendment Articles of Incorporation  Acquired Sales Corp.

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Acquired Sales Corp.

2. The articles have been amended as follows: (provide article numbers, if available)

ARTICLE I

NAME

The name of the Corporation is CBD Lion Corp.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 1,488,974

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 1-5-15

Exhibit D –  Agreement and Plan of Merger

AGREEMENT AND PLAN OF MERGER

By and Among

ACQUIRED SALES CORP.

GERARD M. JACOBS

WILLIAM C. JACOBS

and

CBD LION LLC

ERIK LUNDGREN

KATIE NAUERT

ANDREW STEPNIAK

GARY LUNDGREN

and

GAYLE LUNDGREN

Dated as of August 15, 2019

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”), is entered into as of August 15, 2019, by and between Acquired Sales Corp., a Nevada corporation (“AQSP”), Gerard M. Jacobs (“GMJ”), William C. Jacobs (“WCJ” and together with GMJ, each, a “Jacobs Owner” and collectively, the “Jacobs Owners”) and CBD LION LLC, an Illinois limited liability company (the “Company”) and each of Erik Lundgren, Katie Nauert, Andrew Stepniak, Gary Lundgren and Gayle Lundgren (each, a “Company Owner” and collectively, the “Company Owners”). Capitalized terms used herein (including in the immediately preceding sentence) and not otherwise defined herein shall have the meanings set forth in Section 9.1.

RECITALS

WHEREAS, the parties intend for AQSP to acquire the Company, on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, in furtherance of such acquisition of the Company by AQSP, and on the terms and subject to the conditions set forth in this Agreement and in accordance with the Nevada Business Corporation Act (the “NVCA”) and the Illinois Limited Liability Company Act (the “IL LLCA”), the Company shall be merged with and into AQSP (the “Merger”), with AQSP as the surviving entity (the “Surviving Entity”), and each membership interest (as defined in the IL LLCA and issued by the Company in accordance with the Company Operating Agreement) in the Company (the “Company Membership Interests”) shall be converted into the right to receive the Merger Consideration;

WHEREAS, the Manager of the Company (the “Company Manager”) and its owners have: (a) determined that it is in the best interests of the Company and the holders of Company Membership Interests, and declared it advisable, to enter into this Agreement with AQSP; and (b) approved the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger;

WHEREAS, the Board of Directors of AQSP (the “AQSP Board”) has: (a) determined that it is in the best interests of AQSP and its stockholders, and declared it advisable, to enter into this Agreement; and (b) approved the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger;

WHEREAS, the AQSP Board has resolved to recommend that the holders of shares of AQSP’s common stock, par value $0.001 per share (the “AQSP Common Stock”) approve the issuance of shares of AQSP Common Stock in connection with the Merger on the terms and subject to the conditions set forth in this Agreement (the “AQSP Stock Issuance”);

WHEREAS, for U.S. federal income tax purposes, the parties intend that the Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement be, and is hereby, adopted as a plan of reorganization within the meaning of Section 368(a) of the Code; and

2

WHEREAS, the parties desire to make certain representations, warranties, covenants, and agreements in connection with the Merger and the other transactions contemplated by this Agreement and also to prescribe certain terms and conditions to the Merger.

NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants, and agreements contained in this Agreement, the parties, intending to be legally bound, agree as follows:

ARTICLE I

THE MERGER

Section 1.1The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the NVCA and the IL LLCA, at the Effective Time: (i) the Company shall merge with and into AQSP; (ii) the separate corporate existence of the Company shall cease; and (iii) AQSP shall continue its corporate existence under the NVCA as the surviving corporation in the Merger.

Section 1.2Closing. Upon the terms and subject to the conditions set forth herein, the closing of the Merger (the “Closing”) shall take place at 12:01 p.m., Chicago time, as soon as practicable (and, in any event, within three Business Days) after the satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted hereunder, waiver of all such conditions), unless this Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto. The Closing shall be held at the offices of Taft Stettinius & Hollister LLP, 111 E. Wacker Drive, Suite 2800, Chicago, Illinois 60601, unless another place is agreed to in writing by the parties hereto, and the actual date of the Closing is hereinafter referred to as the “Closing Date.”

Section 1.3Effective Time. Subject to the provisions of this Agreement, on the Closing Date, the Company and AQSP shall cause articles of merger (the “NV Articles of Merger”) to be executed, acknowledged, and filed with the Secretary of State of the State of Nevada in accordance with the relevant provisions of the NVCA and articles of merger (the “IL Articles of Merger”) with the Secretary of State of the State of Illinois in accordance with the relevant provisions of the IL LLCA and shall make all other filings or recordings required under the NVCA and the IL LLCA. The Merger shall become effective at such time as the NV Articles of Merger has been duly filed with the Secretary of State of the State of Nevada and the IL Articles of Merger have been duly filed with the Secretary of State of the State of Illinois or at such later date or time as may be agreed by the Company and AQSP in writing and specified in the NV Articles of Merger in accordance with the NVCA (the effective time of the Merger being hereinafter referred to as the “Effective Time”).

Section 1.4Effects of the Merger. The Merger shall have the effects set in this Agreement and in the applicable provisions of the NVCA and the IL LLCA. Without limiting the generality of the foregoing, and subject thereto from and after the Effective Time, the effects of the Merger shall be that all assets, property, rights, privileges, immunities, powers, franchises,

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licenses, and authority of the Company shall vest in AQSP, and all debts, liabilities, obligations, restrictions, and duties of the Company shall become the debts, liabilities, obligations, restrictions, and duties of AQSP.

Section 1.5Organizational Documents. At the Effective Time: (i) the articles of incorporation of AQSP shall be the articles of incorporation of the Surviving Entity; and (ii) the by-laws of AQSP shall be the by-laws of the Surviving Entity.

Section 1.6Directors and Officers. At the Effective Time, the directors of AQSP shall be Gerard M. Jacobs (Chairman), Erik S. Lundgren (Vice Chairman),Vincent J. Mesolella (Lead outside director), Thomas W. Hines, James S. Jacobs, Joshua A. Bloom, Richard E. Morrissy, Michael D. McCaffrey and a ninth director who will be designated by Erik S. Lundgren and reasonably acceptable to Gerard M. Jacobsand the officers of AQSP shall be as set forth below, each to hold the office until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation, or removal in accordance with applicable Law.

Gerard M. Jacobs - Chairman, CEO and Secretary

William C. Jacobs - President, CFO and Treasurer

Erik S. Lundgren - Co-Founder, Co-Vice Chairman, Co-Chief Operating Officer

Katie M. Nauert - Co-Founder and Chief Branding Officer

Andrew R. Stepniak - Co-Founder and and Co-Chief Technology Officer

ARTICLE II

EFFECT OF THE MERGER ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES

Section 2.1 Effect of the Merger. At the Effective Time, as a result of the Merger and without any action on the part of AQSP or the Company or the holder of any capital stock of AQSP or Company Membership Interests:

(a)Conversion of Membership Interests. Each Company Membership Interest issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive: (i) such number of shares of AQSP Common

Stock equal to the product of (A) the Interest Ratio, multiplied by (B) the Stock Consideration (such product, the “Per Interest Stock Consideration”); (ii) an amount in cash equal to the product of (A) the Interest Ratio, multiplied by (B) the Cash Consideration (such product, the “Per Interest Cash Consideration”); and (iii) any cash in lieu of fractional shares of AQSP Common Stock payable pursuant to Section 2.1(c).

(b)Cancellation of Membership Interests. At the Effective Time, all Company Membership Interests shall no longer be outstanding and shall be cancelled and retired and shall cease to exist, and each holder of a Company Membership Interest shall, subject to applicable Law, cease to have any rights with respect thereto, except the right to receive (A) the Merger Consideration in accordance with Section 2.2, and (B) any cash in lieu of fractional shares of AQSP Common Stock payable pursuant to Section 2.1(c).

25030699.144

(c)Fractional Shares. No certificates or scrip representing fractional shares of AQSP Common Stock shall be issued upon the conversion of Company Membership Interests pursuant to Section 2.1(a) and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a holder of shares of AQSP Common Stock. Notwithstanding any other provision of this Agreement, each holder of Company Membership Interests converted pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of AQSP Common Stock (after taking into account all Company Membership Interests exchanged by such holder) shall in lieu thereof, receive in cash (rounded to the nearest whole cent), without interest, an amount equal to such fractional amount multiplied by the 10-Day Trading Average.

Section 2.2 Payment of Merger Consideration.  For purposes of payment of the Merger Consideration (and the payment in lieu of fractions shares pursuant to Section 2.1(c)), AQSP shall be entitled to rely on the information set forth in Section 3.2(a) of the Company Disclosure Letter with respect to the number of Company Membership Interests held by each Company Owner and the wire instructions identified for payment to each Company Owner. At or promptly following the Effective Time, AQSP shall: (a) deliver to its transfer agent irrevocable instructions to issue to each Company Owner a number of whole shares of AQSP Common Stock equal to the excess of (i) the product of (A) the number of Company Membership Interests owned by the Company Owner, multiplied by (B) the Per Interest Stock Consideration reduced by (ii) the Company Owner’s Pro Rata Share of the Escrowed Shares and (b) deliver to each Company Owner cash, delivered by wire transfer, in an amount equal to the excess of (i) the product of (A) the number of Company Membership Interests owned by the Company Owner, multiplied by (B) the Per Interest Cash Consideration reduced by (ii) the Company Owner’s Pro Rata Share of the Escrowed Cash. At or promptly following the Effective Time, AQSP shall: (x) deliver to its transfer agent irrevocable instructions to issue to each Company Owner (but deliver to the Escrow Agent) a number of whole shares of AQSP Common Stock equal to the Company Owner’s Pro Rata Share of the Escrowed Shares, and (y) deliver to the Escrow Agent the Escrowed Cash.

Section 2.3 Adjustments. Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of AQSP Common Stock shall occur by reason of any reclassification, recapitalization, stock split (including a reverse stock split), or combination, exchange, readjustment of shares, or similar transaction, or any stock dividend or distribution paid in stock, the Stock Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted to reflect such change.

Section 2.4 Withholding Rights. AQSP shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article II such amounts as may be required to be deducted and withheld with respect to the making of such payment under any Tax Laws.

Section 2.5 Tax Treatment. The Merger is intended to constitute a “reorganization” within the meaning of Section 368(a) of the Code.

25030699.145

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE COMPANY OWNERS

Except as set forth in the correspondingly numbered Section of the Company Disclosure Letter that relates to such Section or in another Section of the Company Disclosure Letter to the extent that it is reasonably apparent on the face of such disclosure that such disclosure is applicable to such Section, the Company and each Company Owner (jointly and severally) hereby represents and warrants to AQSP as follows:

Section 3.1 Organization; Standing and Power; Charter Documents; Subsidiaries.

(a)Organization; Standing and Power. The Company is a limited liability company duly organized, validly existing, and in good standing under the Laws of the State of Illinois and has the requisite limited liability company power and authority to own, lease, and operate its assets and to carry on its business as now conducted. The Company is duly qualified or licensed to do business as a foreign limited liability company in each jurisdiction where the character of the assets and properties owned, leased, or operated by it or the nature of its business makes such qualification or license necessary, except where the failure to be so qualified or licensed or to be in good standing, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)Charter Documents. The Company has delivered or made available to AQSP a true and correct copy of the Company’s Charter Documents. The Company is not in violation of any of the provisions of its Charter Documents.

(c)Subsidiaries. The Company has no Subsidiaries.

Section 3.2 Capital Structure.

(a)Membership Interests. The Company Owners are the only owners of record and beneficial owners of Company Membership Interests. Section 3.2(a) of the Company Disclosure Letter accurately sets forth the outstanding Company Membership Interests as of the date hereof and the beneficial owner thereof. The Company Membership Interests have been duly authorized and validly issued, and are owned of record and beneficially by the applicable owner thereof free and clear of all Liens, other than those Liens set forth in Section 3.2(a) of the Company Disclosure Letter. There are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of the Company or obligating the Company to issue or sell any equity securities of, or any other interest in, the Company, its business or its assets. The Company does not have outstanding or authorized any stock appreciation, phantom stock, profit participation or similar rights. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Company Membership Interests except as set forth in Section 3.2(a) of the Company

25030699.146

Disclosure Letter. Except as provided in this Agreement, the Company does not have any legal obligation to effect any merger, consolidation or reorganization of the Company, nor to enter into any agreement with respect thereto, nor to redeem or repurchase any membership interests, nor to issue any dividends or to make any divestitures except the Estimated Tax Distribution.

Section 3.3Authority; Non-Contravention; Governmental Consents.

(a)Authority. The Company has all requisite limited liability company power and authority to enter into and to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary limited liability company action on the part of the Company and no other actions on the part of the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by AQSP, constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, and other similar Laws affecting creditors’ rights generally and by general principles of equity.

(b)Non-Contravention. The execution, delivery, and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated by this Agreement, including the Merger, do not and shall not: (i) contravene or conflict with, or result in any violation or breach of, the Charter Documents of the Company or any Company Permit; (ii) assuming that all Consents contemplated by Section 3.3(c) have been obtained or made, conflict with or violate any Law applicable to the Company or any of its properties or assets; (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the Company’s loss of any benefit or the imposition of any additional payment or other liability under, or alter the rights or obligations of any third party under, or give to any third party any rights of termination, amendment, acceleration, or cancellation, or require any Consent under, any Contract to which the Company is a party or otherwise bound as of the date hereof; or (iv) result in the creation of a Lien (other than Permitted Liens) on any of the properties or assets of the Company.

(c)Governmental Consents. No consent, approval, order, or authorization of, or registration, declaration, or filing with, or notice to (any of the foregoing being a “Consent”), any supranational, national, state, municipal, local, or foreign government, any instrumentality, subdivision, court, administrative agency or commission, or other governmental authority, or any quasi-governmental or private body exercising any regulatory or other governmental or quasi-governmental authority (a “Governmental Entity”) is required to be obtained or made by the Company in connection with the execution, delivery, and performance by the Company of this Agreement or the consummation by the Company of the Merger and other transactions contemplated hereby, except for: (i) the filing of the NV Articles of Merger with the Secretary of State

25030699.147

of the State of Nevada and the IL Articles of Merger with the Secretary of State of the State of Illinois; (ii) such Consents as may be required under applicable state securities or “blue sky” Laws and the securities Laws of any foreign country or the rules and regulations of the OTC; and (iii) the other Consents of Governmental Entities listed in Section 3.3(c) of the Company Disclosure Letter (the “Other Governmental Approvals”).

Section 3.4Company Financial Statements; Undisclosed Liabilities.

(a)Financial Statements. Attached as Section 3.4(a) of Company Disclosure Letter are (a) copies of the Company’s unaudited financial statements consisting of the balance sheet of the Company as of December 31 of each of the years 2018 and 2017 and the related statements of income for the calendar years (or partial calendar year, with respect to 2017) then ended (the “Annual Financial Statements”) and (b) an unaudited balance sheet of the Company as of June 30, 2019 (the “Interim Balance Sheet”) and the related statements of income for the six (6) month period then ended (together with the Interim Balance Sheet the “Interim Financial Statements” and the Interim Financial Statements, together with the Annual Financial Statements, the “Financial Statements”). The Financial Statements (i) have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and, in the case of Interim Financial Statements, subject, in the case of the Interim Financial Statements, to year-end adjustments; and (ii) are based on the books and records of the Company, and fairly present in all material respects the financial condition of the Company as of the respective dates they were prepared and the results of the operations of the Company for the periods indicated.

(b)Undisclosed Liabilities. The Company does not have any Liabilities other than Liabilities that: (i) are reflected or reserved against in the Interim Balance Sheet; (ii) were incurred since the date of the Interim Balance Sheet in the ordinary course of business consistent with past practice; or (iii) are incurred in connection with the transactions contemplated by this Agreement.

Section 3.5 Absence of Certain Changes or Events. Since the date of the Interim Balance Sheet, except in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, the business of the Company has been conducted in the ordinary course of business consistent with past practice and there has not been or occurred:

(a)any Company Material Adverse Effect or any event, condition, change, or effect that could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; or

(b)any event, condition, action, or effect that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 5.1.

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Section 3.6 Taxes.

(a)Tax Returns and Payment of Taxes. The Company has timely made all tax filings necessary to be treated as a subchapter S Corporation under the Code since its formation. The Company has duly and timely filed or caused to be filed (taking into account any valid extensions) all Tax Returns required to be filed by it and has not revoked its election to be treated as a subchapter S Corporation or elected to be classified as a partnership for federal income tax purposes. Such Tax Returns are true, complete, and correct in all material respects. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return other than extensions of time to file Tax Returns obtained in the ordinary course of business consistent with past practice. All Taxes due and owing by the Company (whether or not shown on any Tax Return) have been timely paid or, where payment is not yet due, the Company has made an adequate provision for such Taxes in the Financial Statements.

(b)Availability of Tax Returns. The Company has made available to AQSP complete and accurate copies of all federal, state, local, and foreign income, franchise, and other material Tax Returns filed by or on behalf of the Company or its Subsidiaries for any Tax period ending on or after December 31, 2017.

(c)Withholding. The Company has withheld and timely paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any Company Employee and complied with all information reporting and backup withholding provisions of applicable Law.

(d)Liens. There are no Liens for Taxes upon the assets of the Company other than for current Taxes not yet due and payable or for Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves has been made in the Company’s Financial Statements.

(e)Tax Deficiencies and Audits. No deficiency for any amount of Taxes which has been proposed, asserted, or assessed in writing by any taxing authority against the Company remains unpaid. There are no waivers or extensions of any statute of limitations currently in effect with respect to Taxes of the Company. There are no audits, suits, proceedings, investigations, claims, examinations, or other administrative or judicial proceedings ongoing or pending with respect to any Taxes of the Company.

(f)Tax Jurisdictions. No claim has ever been made in writing by any taxing authority in a jurisdiction where the Company does not file Tax Returns that the Company may be subject to Tax in that jurisdiction.

(g)Intended Tax Treatment. The Company has not taken or agreed to take any action, and the Knowledge of the Company there exists no facts or circumstances, that is reasonably likely to prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

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Section 3.7 Intellectual Property.

(a)Scheduled Company-Owned IP. Section 3.7(a) of the Company Disclosure Letter contains a true and complete list, as of the date hereof, of all: (i) Company-Owned IP that is the subject of any issuance, registration, certificate, application, or other filing by, to or with any Governmental Entity or authorized private registrar, including patents, patent applications, trademark registrations and pending applications for registration, copyright registrations and pending applications for registration, and internet domain name registrations; and (ii) material unregistered Company-Owned IP.

(b)Right to Use; Title. The Company or one of its Subsidiaries is the sole and exclusive owner of all right, title, and interest in and to the Company-Owned IP, and has the valid and enforceable right to use all other Intellectual Property used in or necessary for the conduct of the business of the Company as currently conducted and as proposed to be conducted (“Company IP”), in each case, free and clear of all Liens, other than Permitted Liens. None of any Company Owner, Chris Nauert, or Chris Weiland has any ownership interest in, or any claim in or with respect to, any Intellectual Property used by the Company in the conduct of its business.

(c)Validity and Enforceability. The Company’s rights in the Company-Owned IP are valid, subsisting, and enforceable.

(d)Non-Infringement. The conduct of the businesses of the Company has not infringed, misappropriated, or otherwise violated, and is not infringing, misappropriating, or otherwise violating, any Intellectual Property of any other Person. To the Knowledge of the Company, no third party is infringing upon, violating, or misappropriating any Company IP.

(e)IP Legal Actions and Orders. There are no Legal Actions pending or, to the Knowledge of the Company, threatened: (i) alleging any infringement, misappropriation, or violation by the Company of the Intellectual Property of any Person; or (ii) challenging the validity, enforceability, or ownership of any Company-Owned IP or the Company’s rights with respect to any Company IP. The Company is not subject to any outstanding Order that restricts or impairs the use of any Company-Owned IP.

(f)Company IT Systems. Since the Company’s formation, to the Company’s Knowledge there have been no security breaches of, unauthorized access to or use of, failures or unplanned outages in, or other adverse integrity or security events affecting any Company IT Systems or the data or transactions stored or processed thereon.

Section 3.8 Compliance; Permits.

(a)Compliance. The Company is and, since its formation, has been in material compliance with, all Laws or Orders applicable to the Company or by which the Company or any of its businesses or properties is bound. Since the Company’s formation, no Governmental Entity has issued any notice or notification stating that the Company is not in compliance with any Law.

25030699.1410

(b)Permits. The Company, to the extent necessary to operate its business as such business is being operated as of the date hereof, holds all permits, licenses, registrations, variances, clearances, consents, commissions, franchises, exemptions, orders, authorizations, and approvals from Governmental Entities (collectively, “Permits”). No suspension, cancellation, non-renewal, or adverse modifications of any Permits of the Company is pending or, to the Knowledge of the Company, threatened. The Company is and, since its formation, has been in compliance with the terms of all Permits. To the Company’s Knowledge, the consummation of the Merger will not require AQSP to obtain any additional Permits in order for AQSP to carry on the business of the Company (as the surviving entity) as currently conducted and be in compliance with all Laws.

Section 3.9Litigation; Other Activities.

(a)There is no Legal Action pending, or to the Knowledge of the Company, threatened against the Company or any of its properties or assets or, to the Knowledge of the Company, any officer or director of the Company in their capacities as such other than any such Legal Action that: (a) does not involve an amount in controversy in excess of $25,000; and (b) does not seek material injunctive or other material non-monetary relief. None of the Company or any of its properties or assets is subject to any order, writ, assessment, decision, injunction, decree, ruling, or judgment (“Order”) of a Governmental Entity or arbitrator, whether temporary, preliminary, or permanent.

(b)The Company has properly accounted (in all material respects) for all cash received by the Company and paid out by the Company in the operation of the business. Neither the Company nor any of the Owners or the Company’s officers or Managers, employees or agents have made or authorized any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any Law.

Section 3.10Brokers’ and Finders’ Fees. The Company has not incurred, nor shall it incur, directly or indirectly, any liability for investment banker, brokerage, or finders’ fees or agents’ commissions, or any similar charges in connection with this Agreement or any transaction contemplated by this Agreement.

Section 3.11Related Person Transactions. There are, and since January 1, 2018, there have been, no Contracts, transactions, arrangements, or understandings between the Company, on the one hand, and any Affiliate (including any director, officer, or employee) thereof or any holder of 5% or more of the Company Membership Interests other than those set forth on Section 3.11 of the Company Disclosure Letter.

Section 3.12Employee Matters.

(a)Schedule. Section 3.12(a) of the Company Disclosure Letter contains a true and complete list, as of the date hereof, of each employment agreement, bonus agreement, pension plan, other plan, program, policy, agreement, collective bargaining agreement, or other arrangement providing for compensation, severance, deferred

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compensation, performance awards, stock or stock-based awards, fringe, retirement, death, disability, medical, or wellness benefits, or other employee benefits or remuneration of any kind, including each employment, termination, severance, retention, change in control, or consulting or independent contractor plan, program, arrangement, or agreement, in each case whether written or unwritten or otherwise, funded or unfunded, insured or self-insured, including each “employee benefit plan,” within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, which is or has been sponsored, maintained, contributed to, or required to be contributed to, by the Company for the benefit of any current or former employee, independent contractor, consultant, or director of the Company (each, a “Company Employee”), or with respect to which the Company or any Company ERISA Affiliate has or may have any Liability (collectively, the “Company Employee Plans”).

(b)Documents. The Company has made available to AQSP correct and complete copies (or, if a plan or arrangement is not written, a written description) of all Company Employee Plans and amendments thereto, and, to the extent applicable: (i) all related trust agreements, funding arrangements, insurance contracts, and service provider agreements now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise; (ii) the most recent determination letter received regarding the tax-qualified status of each Company Employee Plan; (iii) the most recent financial statements for each Company Employee Plan; (iv) the Form 5500 Annual Returns/Reports and Schedules for the most recent plan year for each Company Employee Plan; (v) the current summary plan description for each Company Employee Plan; and (vi) all actuarial valuation reports related to any Company Employee Plans.

(c)Employee Plan Compliance. (i) Each Company Employee Plan (including any multiemployer plans within the meaning of Section 3(37) of ERISA (each a “Multiemployer Plan”)) has been established, administered, and maintained in all material respects in accordance with its terms and in material compliance with applicable Laws, including but not limited to ERISA and the Code; (ii) all the Company Employee Plans that are intended to be qualified under Section 401(a) of the Code are so qualified and have received timely determination letters from the IRS and no such determination letter has been revoked nor, to the Knowledge of the Company, has any such revocation been threatened, or with respect to a prototype plan, can rely on an opinion letter from the IRS to the prototype plan sponsor, to the effect that such qualified retirement plan and the related trust are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and to the Knowledge of the Company no circumstance exists that is likely to result in the loss of such qualified status under Section 401(a) of the Code; (iii) the Company and its Subsidiaries, where applicable, have timely made all contributions, benefits, premiums, and other payments required by and due under the terms of each Company Employee Plan and applicable Law and accounting principles, and all benefits accrued under any unfunded Company Employee Plan have been paid, accrued, or otherwise adequately reserved to the extent required by, and in accordance with GAAP; (iv) except to the extent limited by applicable Law, each Company Employee Plan can be amended, terminated, or otherwise discontinued after the Effective Time in accordance with its terms, without material liability to AQSP or the Company (other than ordinary administration Expenses and in respect of accrued benefits

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thereunder); (v) there are no investigations, audits, inquiries, enforcement actions, or Legal Actions pending or, to the Knowledge of the Company, threatened by the IRS, U.S. Department of Labor, Health and Human Services, Equal Employment Opportunity Commission, or any similar Governmental Entity with respect to any Company Employee Plan; (vi) there are no Legal Actions pending, or, to the Knowledge of the Company, threatened with respect to any Company Employee Plan (in each case, other than routine claims for benefits); and (vii) to the Knowledge of the Company, neither the Company nor any of its Company ERISA Affiliates has engaged in a transaction that could subject the Company or any Company ERISA Affiliate to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

(d)Plan Liabilities. Neither the Company nor any Company ERISA Affiliate has: (i) incurred or reasonably expects to incur, either directly or indirectly, any liability under Title I or Title IV of ERISA, or related provisions of the Code or foreign Law relating to any Company Employee Plan and nothing has occurred that constitute grounds under Title IV of ERISA to terminate, or appoint a trustee to administer, any Company Employee Plan; (ii) except for payments of premiums to the Pension Benefit Guaranty Corporation (“PBGC”) which have been timely paid in full, not incurred any liability to the PBGC in connection with any Company Employee Plan covering any active, retired, or former employees or directors of the Company or any Company ERISA Affiliate, including, without limitation, any liability under Sections 4069 or 4212(c) of ERISA or any penalty imposed under Section 4071 of ERISA, or ceased operations at any facility, or withdrawn from any such Company Employee Plan in a manner that could subject it to liability under Sections 4062, 4063 or 4064 of ERISA; (iii) failed to satisfy the health plan compliance requirements under the Affordable Care Act, including related information reporting requirements; (iv) failed to comply with Section 601 et. seq. of ERISA and Section 4980B of the Code, regarding the health plan continuation coverage requirements under COBRA; (v) failed to comply with the privacy, security, and breach notification requirements under HIPAA; or (vi) incurred any withdrawal liability (including any contingent or secondary withdrawal liability) within the meaning of Sections 4201 or 4204 of ERISA to any Multiemployer Plan and nothing has occurred that presents a material risk of the occurrence of any withdrawal from or the partition, termination, reorganization, or insolvency of any such Multiemployer Plan which could result in any liability of the Company or any Company ERISA Affiliate to any such Multiemployer Plan. No complete or partial termination of any Company Employee Plan has occurred or is expected to occur.

(e)Certain Company Employee Plans. With respect to each Company Employee Plan:

(i)no such plan is a “multiemployer plan” within the meaning of Section 3(37) of ERISA or a “multiple employer plan” within the meaning of Section 413(c) of the Code and neither the Company nor any of its Company ERISA Affiliates has now or at any time since the formation of the Company contributed to, sponsored, maintained, or had any liability or obligation in respect of any such Multiemployer Plan or multiple employer plan;

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(ii)no Legal Action has been initiated by the PBGC to terminate any such Company Employee Plan or to appoint a trustee for any such Company Employee Plan;

(iii)no Company Employee Plan is subject to the minimum funding standards of Section 302 of ERISA or Section 412 or 430 of the Code, and none of the assets of the Company or any Company ERISA Affiliate is, or may reasonably be expected to become, the subject of any lien arising under Section 303 of ERISA or Sections 430 or 436 of the Code; and

(iv)no “reportable event,” as defined in Section 4043 of ERISA, has occurred, or is reasonably expected to occur, with respect to any such Company Employee Plan.

(f)No Post-Employment Obligations. No Company Employee Plan provides post-termination or retiree health benefits to any person for any reason, except as may be required by COBRA or other applicable Law, and neither the Company nor any Company ERISA Affiliate has any Liability to provide post-termination or retiree health benefits to any person or ever represented, promised, or contracted to any Company Employee (either individually or to Company Employees as a group) or any other person that such Company Employee(s) or other person would be provided with post-termination or retiree health benefits, except to the extent required by COBRA or other applicable Law.

(g)Potential Governmental or Lawsuit Liability. Other than routine claims for benefits: (i) there are no pending or, to the Knowledge of the Company, threatened claims by or on behalf of any participant in any Company Employee Plan, or otherwise involving any Company Employee Plan or the assets of any Company Employee Plan; and (ii) no Company Employee Plan is presently or has since formation of the Company, been the subject of an examination or audit by a Governmental Entity or is the subject of an application or filing under, or is a participant in, an amnesty, voluntary compliance, self-correction, or similar program sponsored by any Governmental Entity.

(h)Section 409A Compliance. Each Company Employee Plan that is subject to Section 409A of the Code has been operated in compliance with such section and all applicable regulatory guidance (including, without limitation, proposed regulations, notices, rulings, and final regulations).

(i)Health Plan Compliance. The Company complies in all material respects with the applicable requirements under the Affordable Care Act, the Code, ERISA, COBRA, HIPAA, and other federal requirements for employer-sponsored health plans, and any corresponding requirements under state statutes, with respect to each Company Employee Plan that is a group health plan within the meaning of Section 733(a) of ERISA, Section 5000(b)(1) of the Code, or such state statute.

(j)Effect of Transaction. Neither the execution or delivery of this Agreement, the consummation of the Merger, nor any of the other transactions contemplated by this

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Agreement shall (either alone or in combination with any other event): (i) entitle any current or former director, employee, contractor, or consultant of the Company to severance pay or any other payment; (ii) accelerate the timing of payment, funding, or vesting, or increase the amount of compensation due to any such individual; (iii) limit or restrict the right of the Company to merge, amend, or terminate any Company Employee Plan; or (iv) increase the amount payable or result in any other material obligation pursuant to any Company Employee Plan. No amount that could be received (whether in cash or property or the vesting of any property) as a result of the consummation of the transactions contemplated by this Agreement by any employee, director, or other service provider of the Company under any Company Employee Plan or otherwise would not be deductible by reason of Section 280G of the Code nor would be subject to an excise tax under Section 4999 of the Code.

(k)Employment Law Matters. The Company: (i) is in compliance with all applicable Laws and agreements regarding hiring, employment, termination of employment, plant closing and mass layoff, employment discrimination, harassment, retaliation, and reasonable accommodation, leaves of absence, terms and conditions of employment, wages and hours of work, employee classification, employee health and safety, use of genetic information, leasing and supply of temporary and contingent staff, engagement of independent contractors, including proper classification of same, payroll taxes, and immigration with respect to Company Employees, and contingent workers; and

(ii) is in compliance with all applicable Laws relating to the relations between it and any labor organization, trade union, work council, or other body representing Company Employees.

(l)Labor. The Company is not party to, or subject to, any collective bargaining agreement or other agreement with any labor organization, work council, or trade union with respect to any of its or their operations. There are no Legal Actions, government investigations, or labor grievances pending, or, to the Knowledge of the Company, threatened relating to any employment related matter involving any Company Employee or applicant, including, but not limited to, charges of unlawful discrimination, retaliation or harassment, failure to provide reasonable accommodation, denial of a leave of absence, failure to provide compensation or benefits, unfair labor practices, or other alleged violations of Law.

Section 3.13Real Property and Personal Property Matters.

(a)Owned Real Estate. The Company does not own any Real Estate. The Company is not a party to any agreement or option to purchase any real property or interest therein.

(b)Leased Real Estate. Section 3.13(b) of the Company Disclosure Letter contains a true and complete list of all Leases (including all amendments, extensions, renewals, guaranties, and other agreements with respect thereto) as of the date hereof for each such Leased Real Estate (including the date and name of the parties to such Lease document). The Company has delivered to AQSP a true and complete copy of each such Lease. Except as set forth on Section 3.13(b) of the Company Disclosure Letter, with

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respect to each of the Leases: (i) such Lease is legal, valid, binding, enforceable, and in full force and effect; (ii) neither the Company, nor, to the Knowledge of the Company, any other party to the Lease, is in breach or default under such Lease, and no event has occurred or circumstance exists which, with or without notice, lapse of time, or both, would constitute a breach or default under such Lease; (iii) the Company’s possession and quiet enjoyment of the Leased Real Estate under such Lease has not been disturbed, and to the Knowledge of the Company, there are no disputes with respect to such Lease; and (iv) there are no Liens on the estate created by such Lease other than Permitted Liens. The Company has not assigned, pledged, mortgaged, hypothecated, or otherwise transferred any Lease or any interest therein nor has the Company subleased, licensed, or otherwise granted any Person  a right to use or occupy such Leased Real Estate or any portion thereof.

(c)Real Estate Used in the Business. The Leased Real Estate identified in Section 3.13(b) of the Company Disclosure Letter comprise all of the real property used or intended to be used in, or otherwise related to, the business of the Company.

(d)Personal Property. The Company is in possession of and have good and marketable title to the machinery, equipment, furniture, fixtures, and other tangible personal property and assets owned, leased, or used by the Company free and clear of all Liens other than Permitted Liens. All such machinery, equipment, furniture, fixtures and tangible person property are in good working condition and repair, ordinary wear and tear excepted.

Section 3.14Environmental Matters. Except for such matters as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(a)The Company is, and has been, in compliance with all Environmental Laws, which compliance includes the possession, maintenance of, compliance with, or application for, all Permits required under applicable Environmental Laws for the operation of the business of the Company as currently conducted.

(b)The Company has not disposed of, released, or discharged any Hazardous Substances on, at, under, in, or from any real property currently or, to the Knowledge of the Company, formerly owned, leased, or operated by it or at any other location that is: (i) currently subject to any investigation, remediation, or monitoring; or (ii) reasonably likely to result in liability to the Company, in either case of (i) or (ii) under any applicable Environmental Laws.

(c)The Company has not: (i) produced, processed, manufactured, generated, transported, treated, handled, used, or stored any Hazardous Substances, except in compliance with Environmental Laws, at any Leased Real Estate; or (ii) exposed any employee or any third party to any Hazardous Substances under circumstances reasonably expected to give rise to any material Liability or obligation under any Environmental Law.

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(d)The Company has not received written notice of and there is no Legal Action pending, or to the Knowledge of the Company, threatened against the Company, alleging any Liability or responsibility under or non-compliance with any Environmental Law or seeking to impose any financial responsibility for any investigation, cleanup, removal, containment, or any other remediation or compliance under any Environmental Law. The Company is not subject to any Order, settlement agreement, or other written agreement by or with any Governmental Entity or third party imposing any material Liability or obligation with respect to any of the foregoing.

(e)The Company has not expressly assumed or retained any Liabilities under any applicable Environmental Laws of any other Person, including in any acquisition or divestiture of any property or business.

Section 3.15Material Contracts.

(a)Material Contracts. For purposes of this Agreement, “Company Material Contract” shall mean the following to which the Company is a party or any of the respective assets are bound (excluding any Leases):

(i)any employment or consulting Contract (in each case with respect to which the Company has continuing obligations as of the date hereof) with any current or former (A) officer of the Company, (B) Company Manager, or (C) Company Employee;

(ii)any Contract providing for indemnification or any guaranty by the Company, other than any Contract providing for indemnification of customers or other Persons pursuant to Contracts entered into in the ordinary course of business;

(iii)any Contract that purports to limit the right of the Company (A) to engage in any line of business, (B) compete with any Person or solicit any client or customer, or (C) operate in any geographical location;

(iv)any Contract relating to the disposition or acquisition, directly or indirectly (by merger, sale of stock, sale of assets, or otherwise), by the Company after the date of this Agreement of assets or capital stock or other equity interests of any Person, outside the ordinary course of business;

(v)any Contract that grants any right of first refusal, right of first offer, or similar right with respect to any assets, rights, or properties of the Company;

(vi)any Contract that contains any provision that requires the purchase of all or a portion of the Company’s requirements for a given product or service from a given third party;

(vii)any Contract that obligates the Company to conduct business on an exclusive or preferential basis or that contains a “most favored nation” or similar

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covenant with any third party or upon consummation of the Merger shall obligate AQSP or any of its Subsidiaries to conduct business on an exclusive or preferential basis or that contains a “most favored nation” or similar covenant with any third party;

(viii)any partnership, joint venture, limited liability company agreement, or similar Contract relating to the formation, creation, operation, management, or control of any joint venture, partnership, or limited liability company;

(ix)any mortgages, indentures, guarantees, loans, or credit agreements, security agreements, or other Contracts, in each case relating to indebtedness for borrowed money, whether as borrower or lender, other than accounts receivables and payables;

(x)any employee collective bargaining agreement or other Contract with any labor union;

(xi)any Company IP Agreement, other than licenses for shrinkwrap, clickwrap, or other similar commercially available off-the-shelf software that has not been modified or customized by a third party for the Company;

(xii)any other Contract under which the Company is obligated to make payment or incur costs in excess of $25,000 in any year and which is not otherwise described in clauses (i)–(xii) above; or

(xiii)any Contract which is not otherwise described in clauses (i)-(xiii) above that is material to the Company.

(b)Schedule of Material Contracts; Documents. Section 3.15(b) of the Company Disclosure Letter sets forth a true and complete list as of the date hereof of all Company Material Contracts. The Company has made available to AQSP correct and complete copies of all Company Material Contracts, including any amendments thereto.

(c)No Breach. (i) All the Company Material Contracts are legal, valid, and binding on the Company, enforceable against it in accordance with its terms, and is in full force and effect; (ii) neither the Company nor, to the Knowledge of the Company, any third party has violated any provision of, or failed to perform any obligation required under the provisions of, any Company Material Contract; and (iii) neither the Company nor, to the Knowledge of the Company, any third party is in breach, or has received written notice of breach, of any Company Material Contract.

Section 3.16Insurance. All insurance policies of the Company are in full force and effect and provide insurance in such amounts and against such risks as the Company reasonably has determined to be prudent, taking into account the industries in which the Company operates, and as is sufficient to comply with applicable Law. The Company is not in breach or default, and the Company has not taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification of, any

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of such insurance policies. To the Knowledge of the Company: (i) no insurer of any such policy has been declared insolvent or placed in receivership, conservatorship, or liquidation; and (ii) no notice of cancellation or termination, other than pursuant to the expiration of a term in accordance with the terms thereof, has been received with respect to any such policy.

Section 3.17Information Supplied. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Schedule 14C information statement to be filed with the SEC and sent to the AQSP stockholders in connection with the AQSP Stockholder Approval Matters (including any amendments or supplements thereto, the “Information Statement”) shall contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information that was not supplied by or on behalf of the Company.

Section 3.18Outside CBD Business. As of the date hereof and as of the Closing, no Owner has any interest in any brand, product, Person or business engaged in the manufacturing, sale, distribution or transport of CBD-infused products other than through the Company (with any interests such businesses being referred to herein as an “Outside CBD Business Interests”). For the avoidance of doubt, Outside CBD Business Interests shall not include an Owner owning, solely as an investment, securities of any Person traded over the counter or on any national securities exchange if such Owner is not a controlling Person of, or a member of a group which controls, such Person and does not, directly or indirectly, own 3% or more of any class of securities of such Person.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF AQSP

Except: (a) as disclosed in the AQSP SEC Documents and that is reasonably apparent on the face of such disclosure to be applicable to the representation and warranty set forth herein (other than any disclosures contained or referenced therein under the captions “Risk Factors,” “Forward-Looking Statements,” “Quantitative and Qualitative Disclosures About Market Risk,” and any other disclosures contained or referenced therein of information, factors, or risks that are predictive, cautionary, or forward-looking in nature); or (b) as set forth in the correspondingly numbered Section of the AQSP Disclosure Letter that relates to such Section or in another Section of the AQSP Disclosure Letter to the extent that it is reasonably apparent on the face of such disclosure that such disclosure is applicable to such Section; AQSP hereby represents and warrants to the Company and each Company Owner as follows:

Section 4.1Organization; Standing and Power; Charter Documents; Subsidiaries.

(a)Organization; Standing and Power. Each of AQSP and its Subsidiaries is a corporation, limited liability company, or other legal entity duly organized, validly existing, and in good standing (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States) under the Laws of its

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jurisdiction of organization, and has the requisite corporate, limited liability company, or other organizational, as applicable, power and authority to own, lease, and operate its assets and to carry on its business as now conducted. Each of AQSP and its Subsidiaries is duly qualified or licensed to do business as a foreign corporation, limited liability company, or other legal entity and is in good standing (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States) in each jurisdiction where the character of the assets and properties owned, leased, or operated by it or the nature of its business makes such qualification or license necessary.

(b)Charter Documents. The copies of the articles of incorporation and by-laws of AQSP as most recently filed with the AQSP SEC Documents are true, correct, and complete copies of such documents as in effect as of the date of this Agreement. AQSP is not in violation of any of the provisions of its Charter Documents.

(c)Subsidiaries. All of the outstanding shares of capital stock of, or other equity or voting interests in, each Subsidiary of AQSP have been validly issued and are owned by AQSP, directly or indirectly, free of pre-emptive rights, are fully paid and non-assessable, and are free and clear of all Liens, including any restriction on the right to vote, sell, or otherwise dispose of such capital stock or other equity or voting interests, except for any Liens: (i) imposed by applicable securities Laws; or (ii) arising pursuant to the Charter Documents of any non-wholly-owned Subsidiary of AQSP. Except for the capital stock of, or other equity or voting interests in, its Subsidiaries, AQSP does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any Person.

Section 4.2Capital Structure.

(a)Capital Stock. Section 4.2 of the AQSP Disclosure Letter completely and accurately sets forth the capital structure of the Company as of the date of this Agreement (including but not limited to, as of the date hereof: (i) the number of shares of AQSP Common Stock authorized, issued and outstanding; and (ii) the number of shares of AQSP Preferred Stock authorized, issued and outstanding, (iii) the number of shares of AQSP Common Stock reserved for issuance pursuant to outstanding AQSP Equity Awards).

(i)Other than as set forth on Section 4.2 of the AQSP Disclosure Letter, as of the date hereof, there are no outstanding (A) securities of AQSP or any of its Subsidiaries convertible into or exchangeable for AQSP Voting Debt or shares of capital stock of AQSP, (B) options, warrants, or other agreements or commitments to acquire from AQSP or any of its Subsidiaries, or obligations of AQSP or any of its Subsidiaries to issue, any AQSP Voting Debt or shares of capital stock of (or securities convertible into or exchangeable for shares of capital stock of) AQSP, or (C) restricted shares, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights, “phantom” stock, or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital stock of AQSP, in each case that have been issued by AQSP

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or its Subsidiaries (the items in clauses (A), (B), and (C), together with the capital stock of AQSP, being referred to collectively as “AQSP Securities”). All outstanding shares of AQSP Common Stock, all outstanding AQSP Equity Awards, and all outstanding shares of capital stock, voting securities, or other ownership interests in any Subsidiary of AQSP, have been issued or granted, as applicable, in compliance in all material respects with all applicable securities Laws.

(ii)Other than as set forth on Section 4.2 of the AQSP Disclosure Letter, as of the date hereof, there are no outstanding Contracts requiring AQSP or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any AQSP Securities or AQSP Subsidiary Securities. Neither AQSP nor any of its Subsidiaries is a party to any voting agreement with respect to any AQSP Securities or AQSP Subsidiary Securities.

(b)Voting Debt. No bonds, debentures, notes, or other indebtedness issued by AQSP or any of its Subsidiaries: (i) having the right to vote on any matters on which stockholders or equityholders of AQSP or any of its Subsidiaries may vote (or which is convertible into, or exchangeable for, securities having such right); or (ii) the value of which is directly based upon or derived from the capital stock, voting securities, or other ownership interests of AQSP or any of its Subsidiaries, are issued or outstanding (collectively, “AQSP Voting Debt”).

(c)AQSP Subsidiary Securities. As of the date hereof, there are no outstanding: (i) securities of AQSP or any of its Subsidiaries convertible into or exchangeable for AQSP Voting Debt, capital stock, voting securities, or other ownership interests in any Subsidiary of AQSP; (ii) options, warrants, or other agreements or commitments to acquire from AQSP or any of its Subsidiaries, or obligations of AQSP or any of its Subsidiaries to issue, any AQSP Voting Debt, capital stock, voting securities, or other ownership interests in (or securities convertible into or exchangeable for capital stock, voting securities, or other ownership interests in) any Subsidiary of AQSP; or (iii) restricted shares, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights, “phantom” stock, or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or voting securities of, or other ownership interests in, any Subsidiary of AQSP, in each case that have been issued by a Subsidiary of AQSP (the items in clauses (i), (ii), and (iii), together with the capital stock, voting securities, or other ownership interests of such Subsidiaries, being referred to collectively as “AQSP Subsidiary Securities”).

Section 4.3Authority; Non-Contravention; Governmental Consents; Board Approval.

(a)Authority. AQSP has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and, subject to, in the case of the consummation of the Merger the need to obtain the affirmative vote or consent of a majority of the outstanding shares of the AQSP Common Stock to the AQSP Stockholder Approval Matters (the “Requisite AQSP Vote”), to consummate the transactions

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contemplated by this Agreement. The execution and delivery of this Agreement by AQSP, and the consummation by AQSP of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of AQSP are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger, the AQSP Stock Issuance, and the other transactions contemplated by this Agreement, subject only, in the case of consummation of the Merger the need to obtain the Requisite AQSP Vote. This Agreement has been duly executed and delivered by AQSP and, assuming due execution and delivery by the Company, constitutes the legal, valid, and binding obligation of AQSP, enforceable against AQSP in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, and other similar Laws affecting creditors’ rights generally and by general principles of equity.

(b)Non-Contravention. The execution, delivery, and performance of this Agreement by AQSP and the consummation by AQSP of the transactions contemplated by this Agreement, do not and shall not: (i) contravene or conflict with, or result in any violation or breach of, AQSP’s Charter Documents; (ii) assuming that all of the Consents contemplated by Section 4.3(c) have been obtained or made, and in the case of the consummation of the Merger, obtaining the Requisite AQSP Vote, conflict with or violate any Law applicable to AQSP or any of its properties or assets; (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in AQSP’s or any of its Subsidiaries’ loss of any benefit or the imposition of any additional payment or other liability under, or alter the rights or obligations of any third party under, or give to any third party any rights of termination, amendment, acceleration, or cancellation, or require any Consent under, any Contract to which AQSP or any of its Subsidiaries is a party or otherwise bound as of the date hereof; or (iv) result in the creation of a Lien (other than Permitted Liens) on any of the properties or assets of AQSP or any of its Subsidiaries.

(c)Governmental Consents. No Consent of any Governmental Entity is required to be obtained or made by AQSP in connection with the execution, delivery, and performance by AQSP of this Agreement or the consummation by AQSP of the Merger, the AQSP Stock Issuance, and the other transactions contemplated hereby, except for: (i) the filing of the NV Articles of Merger with the Secretary of State of the State of Nevada and the IL Articles of Merger with the Secretary of State of the State of Illinois; (ii) the filing with the Securities and Exchange Commission (the “SEC”) of such reports under the Exchange Act as may be required in connection with this Agreement, the Merger, the AQSP Stock Issuance, and the other transactions contemplated by this Agreement; (iii) such Consents as may be required under applicable state securities or “blue sky” Laws and the securities Laws of any foreign country or the rules and regulations of the OTC; and (iv) the Other Governmental Approvals.

(d)Board Approval. The AQSP Board by resolutions duly adopted by a majority vote at a meeting of the directors of AQSP duly called and held and, not subsequently rescinded or modified in any way, has (A) determined that this Agreement and the transactions contemplated hereby, including the Merger, and the AQSP Stock Issuance, upon the terms and subject to the conditions set forth herein, are fair to, and in

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the best interests of, AQSP and the AQSP’s stockholders, (B) approved and declared advisable this Agreement, including the execution, delivery, and performance thereof, and the consummation of the transactions contemplated by this Agreement, including the Merger and the AQSP Stock Issuance, upon the terms and subject to the conditions set forth herein, (C) directed that the AQSP Stockholder Approval Matters be submitted to a vote of, or written consent by, AQSP’s stockholders, and (D) resolved to recommend that AQSP’s stockholders vote in favor of approval of the AQSP Stockholder Approval Matters.

Section 4.4SEC Filings; Financial Statements; Undisclosed Liabilities.

(a)SEC Filings. AQSP has filed with or furnished to, as applicable, the SEC all registration statements, prospectuses, reports, schedules, forms, statements, and other documents (including exhibits and all other information incorporated by reference) required to be filed or furnished by it with the SEC since January 1, 2016 (the “AQSP SEC Documents”). True, correct, and complete copies of all the AQSP SEC Documents are publicly available in the Electronic Data Gathering, Analysis, and Retrieval database of the SEC. As of their respective filing dates or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), each of the AQSP SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act, and the Exchange Act, and the rules and regulations of the SEC thereunder applicable to such AQSP SEC Documents. None of the AQSP SEC Documents, including any financial statements, schedules, or exhibits included or incorporated by reference therein at the time they were filed (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that AQSP makes no representation hereunder as to the accuracy and completeness of its risk factors and other disclosures regarding the manufacturing, sale, distribution or transport of CBD-infused products. To the Knowledge of AQSP, none of the AQSP SEC Documents is the subject of ongoing SEC review or outstanding SEC investigation and there are no outstanding or unresolved comments received from the SEC with respect to any of the AQSP SEC Documents. None of AQSP’s Subsidiaries is required to file or furnish any forms, reports, or other documents with the SEC.

(b)Financial Statements. Each of the consolidated financial statements (including, in each case, any notes and schedules thereto) contained in or incorporated by reference into the AQSP SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates; (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and, in the case of unaudited interim financial statements, as may be permitted by the SEC for Quarterly Reports on Form 10-Q); and (iii) fairly presented in all material respects the consolidated financial position and the results of operations, changes in

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stockholders’ equity, and cash flows of AQSP and its consolidated Subsidiaries as of the respective dates of and for the periods referred to in such financial statements, subject, in the case of unaudited interim financial statements, to normal and year-end audit adjustments as permitted by GAAP and the applicable rules and regulations of the SEC (but only if the effect of such adjustments would not, individually or in the aggregate, be material).

(c)Undisclosed Liabilities. The audited balance sheet of AQSP dated as of December 31, 2018 contained in the AQSP SEC Documents filed prior to the date hereof is hereinafter referred to as the “AQSP Balance Sheet.” Neither AQSP nor any of its Subsidiaries has any Liabilities other than Liabilities that: (i) are reflected or reserved against in the AQSP Balance Sheet (including in the notes thereto); (ii) were incurred since the date of the AQSP Balance Sheet in the ordinary course of business consistent with past practice; or (iii) are incurred in connection with the transactions contemplated by this Agreement.

Section 4.5Absence of Certain Changes or Events. Since the date of the AQSP Balance Sheet, except in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, there has not been or occurred any AQSP Material Adverse Effect or any event, condition, change, or effect that could reasonably be expected to have, individually or in the aggregate, an AQSP Material Adverse Effect.

Section 4.6Compliance; Permits.

(a)AQSP and each of its Subsidiaries are and, since November 10, 2018, have been in compliance with, all Laws or Orders applicable to AQSP or any of its Subsidiaries or by which AQSP or any of its Subsidiaries or any of their respective businesses or properties is bound. Since November 10, 2018, no Governmental Entity has issued any notice or notification stating that AQSP or any of its Subsidiaries is not in compliance with any Law.

(b)Permits. AQSP and its Subsidiaries hold, to the extent necessary to operate their respective businesses as such businesses are being operated as of the date hereof, all Permits. No suspension, cancellation, non-renewal, or adverse modifications of any Permits of AQSP or any of its Subsidiaries is pending or, to the Knowledge of AQSP, threatened.

Section 4.7Litigation. There is no Legal Action pending, or to the Knowledge of AQSP, threatened against AQSP or any of its Subsidiaries or any of their respective properties or assets or, to the Knowledge of AQSP, any officer or director of AQSP or any of its Subsidiaries in their capacities as such other than any such Legal Action that: (a) does not involve an amount that would reasonably be expected to have, individually or in the aggregate, an AQSP Material Adverse Effect; and (b) does not seek material injunctive or other material non-monetary relief. None of AQSP or any of its Subsidiaries or any of their respective properties or assets is subject to any Order of a Governmental Entity or arbitrator, whether temporary, preliminary, or permanent, which would reasonably be expected to have, individually or in the aggregate, an AQSP Material Adverse Effect. Except as set forth on Section 4.7 of the AQSP Disclosure

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Letter, to the Knowledge of AQSP, there are no SEC inquiries or investigations, other governmental inquiries or investigations, or internal investigations pending or, to the Knowledge of AQSP, threatened, in each case regarding any accounting practices of AQSP or any of its Subsidiaries or any malfeasance by any officer or director of AQSP.

Section 4.8Brokers. Except as set forth on Section 4.8 of the AQSP Disclosure Letter, neither AQSP nor any of its Affiliates has incurred, nor shall it incur, directly or indirectly, any liability for investment banker, brokerage, or finders’ fees or agents’ commissions, or any similar charges in connection with this

Agreement or any transaction contemplated hereby for which the Company would be liable in connection with the Merger.

Section 4.9Information Supplied. None of the information supplied or to be supplied by or on behalf of AQSP for inclusion or incorporation by reference in the Information Statement shall contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Information Statement shall comply as to form in all material respects with the requirements of the Exchange Act. Notwithstanding the foregoing, no representation or warranty is made by AQSP with respect to statements made or incorporated by reference therein based on information that was not supplied by or on behalf of AQSP.

Section 4.10Ownership of Company Membership Interests. Neither AQSP nor any of its Affiliates “owns” any Company Membership Interests.

Section 4.11Intended Tax Treatment. Neither AQSP nor any of its Subsidiaries has taken or agreed to take any action, and to the Knowledge of AQSP there exists no fact or circumstance, that is reasonably likely to prevent or impede the Merger, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

Section 4.12Financial Capability. AQSP has or will have prior to the Effective Time, sufficient funds to pay the aggregate Cash Consideration contemplated by this Agreement and to perform the other obligations of AQSP contemplated by this Agreement.

ARTICLE V

COVENANTS

Section 5.1Conduct of Business of the Company. During the period from the date of this Agreement until the Effective Time, the Company shall, except as expressly contemplated by this Agreement, as required by applicable Law, or with the prior written consent of AQSP (which consent shall not be unreasonably withheld, conditioned, or delayed), to conduct its business in the ordinary course of business consistent with past practice. To the extent consistent therewith, the Company shall use its reasonable best efforts to preserve substantially intact its business organization, to keep available the services of its current officers and employees, to preserve its present relationships with customers, suppliers, distributors, licensors, licensees, and other Persons having business relationships with it. Without limiting the generality of the foregoing, between the date of this Agreement and the Effective Time, except as otherwise expressly contemplated by this Agreement, as set forth in Section 5.1 of the Company Disclosure

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Letter, or as required by applicable Law, the Company shall not, without the prior written consent of AQSP (which consent shall not be unreasonably withheld, conditioned, or delayed):

(a)amend or propose to amend its Charter Documents;

(b)(i) split, combine, or reclassify any Company Membership Interests, (ii) repurchase, redeem, or otherwise acquire, or offer to repurchase, redeem, or otherwise acquire, any Company Membership Interests, or (iii) declare, set aside, or pay any dividend or distribution (whether in cash, stock, property, or otherwise) in respect of, or enter into any Contract with respect to the voting of, any shares of its capital stock, other than the Estimated Tax Distributions (for avoidance of doubt, the Company shall be permitted to make the Estimated Tax Distributions to the Company Owners prior to the Merger in accordance with Section 5.11);

(c)issue, sell, pledge, dispose of, or encumber any Company Membership Interests or in any other manner alter the ownership of the Company Membership Interests set forth in Section 3.2(a) of the Company Disclosure Letter;

(d)except as required by applicable Law or by any Company Employee Plan or Contract in effect as of the date of this Agreement (i) increase the compensation payable or that could become payable by the Company to managers, directors, officers, or employees, other than increases in compensation made to non-officer employees in the ordinary course of business consistent with past practice, (ii) promote any officers or employees, except in connection with the Company’s annual or quarterly compensation review cycle or as the result of the termination or resignation of any officer or employee, or (iii) establish, adopt, enter into, amend, terminate, exercise any discretion under, or take any action to accelerate rights under any Company Employee Plans or any plan, agreement, program, policy, trust, fund, or other arrangement that would be a Company Employee Plan if it were in existence as of the date of this Agreement, or make any contribution to any Company Employee Plan, other than contributions required by Law, the terms of such Company Employee Plans as in effect on the date hereof, or that are made in the ordinary course of business consistent with past practice;

(e)acquire, by merger, consolidation, acquisition of stock or assets, or otherwise, any business or Person or division thereof or make any loans, advances, or capital contributions to or investments in any Person outside the ordinary course of business;

(f)(i) transfer, license, sell, lease, or otherwise dispose of (whether by way of merger, consolidation, sale of stock or assets, or otherwise) or pledge, encumber, or otherwise subject to any Lien (other than a Permitted Lien), any assets; provided, however, that the foregoing shall not prohibit the Company from transferring, selling, leasing, or disposing of obsolete equipment or assets being replaced, or granting of non-exclusive licenses under the Company IP, in each case in the ordinary course of business consistent with past practice, or (ii) adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, or other reorganization;

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(g)repurchase, prepay, or incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or options, warrants, calls, or other rights to acquire any debt securities of the Company, guarantee any debt securities of another Person, enter into any “keep well” or other Contract to maintain any financial statement condition of any other Person or enter into any arrangement having the economic effect of any of the foregoing, other than in connection with the financing of ordinary course trade payables consistent with past practice;

(h)enter into or amend or modify in any material respect, or consent to the termination of (other than at its stated expiry date), any Company Material Contract or any Lease with respect to material Leased Real Estate or any other Contract or Lease that, if in effect as of the date hereof would constitute a Company Material Contract or Lease with respect to material Leased Real Estate hereunder;

(i)institute, settle, or compromise any Legal Action involving the payment of monetary damages by the Company or any of its Subsidiaries of any amount exceeding $25,000 in the aggregate, other than (i) any Legal Action brought against AQSP arising out of a breach or alleged breach of this Agreement by AQSP, and (ii) the settlement of claims, liabilities, or obligations reserved against on the Interim Balance Sheet; provided, however, that the Company shall not settle or agree to settle any Legal Action which settlement involves a conduct remedy or injunctive or similar relief or has a restrictive impact on the Company’s business;

(j)make any material change in any method of financial accounting principles or practices, in each case except for any such change required by a change in GAAP or applicable Law;

(k)(i) settle or compromise any material Tax claim, audit, or assessment for an amount materially in excess of the amount reserved or accrued on the Interim Balance Sheet, (ii) make or change any material Tax election, change any annual Tax accounting period, or adopt or change any method of Tax accounting, (iii) amend any material Tax Returns or file claims for material Tax refunds, (iv) enter into any material closing agreement, surrender in writing any right to claim a material Tax refund, offset or other reduction in Tax liability or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment relating to the Company, or (v) file an election to be classified as a partnership for U.S. federal income tax purposes;

(l)enter into any agreement, agreement in principle, letter of intent, memorandum of understanding, or similar Contract with respect to any joint venture, strategic partnership, or alliance;

(m)take any action to exempt any Person from, or make any acquisition of securities of the Company by any Person not subject to, any state takeover statute or similar statute or regulation that applies to Company, except for AQSP or any of its Subsidiaries or Affiliates, or the transactions contemplated by this Agreement;

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(n)abandon, allow to lapse, sell, assign, transfer, grant any security interest in or otherwise encumber or dispose of any material Company IP, or grant any right or license to any material Company IP other than pursuant to non-exclusive licenses entered into in the ordinary course of business consistent with past practice;

(o)terminate or modify in any material respect, or fail to exercise renewal rights with respect to, any insurance policy;

(p)enter into any discussions, negotiations, letters of intent, mergers, reorganizations, stock sales, asset sales (other than asset sales in the ordinary course of business), loan agreements, financing agreements or arrangements of any type, other capital raises, or other contracts or arrangements outside of the ordinary course of business that is intended or that would reasonably be expected to, individually or in the aggregate, prevent, materially delay, or materially impede the consummation of the Merger, or the other transactions contemplated by this Agreement; or

(q)agree or commit to do any of the foregoing.

Section 5.2Conduct of the Business of AQSP. During the period from the date of this Agreement until the Effective Time, AQSP shall not, nor shall it permit any of its Subsidiaries to, without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned, or delayed):

(a)amend its Charter Documents in a manner that would adversely affect the Company or the holders of Company Membership Interests relative to the other holders of AQSP Common Stock;

(b)(i) split, combine, or reclassify any AQSP Securities or AQSP Subsidiary Securities in a manner that would adversely affect the Company or the holders of the Company Membership Interests relative to the other holders of AQSP Common Stock, (ii) repurchase, redeem, or otherwise acquire, or offer to repurchase, redeem, or otherwise acquire, any AQSP Securities or AQSP Subsidiary Securities, or (iii) declare, set aside, or pay any dividend or distribution (whether in cash, stock, property, or otherwise) in respect of, or enter into any Contract with respect to the voting of, any shares of its capital stock (other than dividends from its direct or indirect wholly-owned Subsidiaries, dividends paid to holders of AQSP Preferred Stock, and ordinary quarterly dividends, consistent with past practice with respect to timing of declaration and payment);

(c)adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, or other reorganization;

(d)take any action that is intended or that would reasonably be expected to, individually or in the aggregate, prevent, impede, or materially delay the consummation of the Merger, or the other transactions contemplated by this Agreement, provided that this clause shall not be deemed or construed to prevent AQSP from raising capital or making acquisitions approved by Erik S. Lundgren;

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(e)issue any AQSP Securities other than as set forth on Section 5.2(e) of the AQSP Disclosure Letter or as may hereafter be approved by Erik S. Lundgren; or

(f)agree or commit to do any of the foregoing.

Section 5.3Access to Information; Confidentiality.

(a)Access to Information. From the date of this Agreement until the earlier to occur of the Effective Time or the termination of this Agreement in accordance with the terms set forth in Article VII, the Company shall afford to AQSP and AQSP’s Representatives reasonable access, at reasonable times and in a manner as shall not unreasonably interfere with the business or operations of the Company thereof, to the officers, employees, accountants, agents, properties, offices, and other facilities and to all books, records, contracts, and other assets of the Company, and the Company shall furnish promptly to AQSP such other information concerning the business and properties of the Company as AQSP may reasonably request from time to time. The Company shall not be required to provide access to or disclose information where such access or disclosure would jeopardize the protection of attorney-client privilege or contravene any Law (it being agreed that the parties shall use their reasonable best efforts to cause such information to be provided in a manner that would not result in such jeopardy or contravention). No investigation shall affect the Company’s representations, warranties, covenants, or agreements contained herein, or limit or otherwise affect the remedies available to AQSP pursuant to this Agreement.

(b)Confidentiality. AQSP and the Company shall comply with, and shall cause their respective directors, officers, employees, investment bankers, attorneys, accountants, consultants, or other agents or advisors (with respect to any Person, the foregoing Persons are referred to herein as such Person’s “Representatives”) to comply with, all of their respective obligations under the Non-Disclosure Agreement, dated October 18, 2018, between AQSP and the Company (the “Confidentiality Agreement”), which shall survive the termination of this Agreement in accordance with the terms set forth therein.

Section 5.4AQSP Stockholders Consent. As soon as reasonably practicable following the date of this Agreement, AQSP shall prepare a written consent in accordance with applicable Law and AQSP’s Charter Documents covering all AQSP Stockholder Approval Matters (the “AQSP Stockholders Consent”). AQSP shall use its best efforts to obtain the signatures from AQSP stockholders representing the Requisite AQSP Vote necessary to cause such AQSP Stockholders Consent to be properly approved by the AQSP stockholders in accordance with applicable Law and AQSP’s Charter Documents. AQSP shall promptly notify the Company upon obtaining signatures representing the Requisite AQSP Vote. Each Jacobs Owner agrees to execute promptly the AQSP Stockholders Consent and thereby vote to approve the AQSP Stockholder Approval Matters.

Section 5.5Preparation of Information Statement. As soon as reasonably practicable following approval of AQSP Stockholders Consent in accordance with applicable Law and AQSP’s Charter Documents, AQSP shall prepare and file with the SEC a preliminary

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Information Statement. AQSP shall use its reasonable best efforts to ensure that the Information Statement complies in all material respects with the applicable provisions of the Securities Act and Exchange Act. AQSP shall promptly provide the Company and its counsel with any comments or other communications, whether written or oral, that AQSP or its counsel may receive from the SEC or its staff with respect to the preliminary Information Statement promptly after the receipt of such comments and AQSP shall give reasonable and good faith consideration to any comments made by the Company or its counsel. AQSP shall use commercially reasonable efforts to respond to any such comments in an expeditious matter (and the Company and the Company Owners shall provide timely, reasonable cooperation to AQSP in respect of any such comments). As soon as practicable following the resolution of any such comments from the SEC, or in the event AQSP has not received any communications from the SEC regarding preliminary Information Statement within ten (10) Business Days of the filing thereof (or has been notified by the SEC that the SEC will not comment on the preliminary Information Statement), then AQSP shall promptly file a definitive Information Statement with the SEC and shall cause the Information Statement to be disseminated to AQSP’s stockholders in accordance with the Exchange Act as promptly as practicable thereafter (with the first day on which the definitive Information Statement is mailed to an AQSP stockholder being the “Mailing Date”). AQSP shall also take any other action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under the Securities Act, the Exchange Act, any applicable foreign or state securities or “blue sky” Laws, and the rules and regulations thereunder in connection with the issuance of AQSP Common Stock in the Merger, and the Company shall furnish to AQSP all information concerning the Company as may be reasonably requested in connection with any such actions.

Section 5.6Notices of Certain Events; Stockholder Litigation; No Effect on Disclosure Letter.

(a)The Company shall notify AQSP, and AQSP shall notify the Company, promptly of: (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; (ii) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement; and (iii) any event, change, or effect between the date of this Agreement and the Effective Time which causes or is reasonably likely to cause the failure of the conditions set forth in Section 6.2(a), Section 6.2(b), or Section 6.2(c) of this Agreement (in the case of the Company) or Section 6.3(a), Section 6.3(b), or Section 6.3(c) of this Agreement (in the case of AQSP), to be satisfied.

(b)The Company shall promptly advise AQSP in writing after becoming aware of any Legal Action commenced, or to the Company’s Knowledge threatened, after the date hereof against the Company or any of its managers or owners (on their own behalf or on behalf of the Company) relating to this Agreement or the transactions contemplated hereby (including the Merger) and shall keep AQSP reasonably informed regarding any such Legal Action. The Company shall give AQSP the opportunity to consult with the Company regarding the defense or settlement of any such litigation and shall consider AQSP’s views with respect to such litigation and shall not settle any such

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litigation without the prior written consent of AQSP (which consent shall not be unreasonably withheld, delayed, or conditioned).

(c)In no event shall: (i) the delivery of any notice by a party pursuant to this Section 5.6 limit or otherwise affect the respective rights, obligations, representations, warranties, covenants, or agreements of the parties or the conditions to the obligations of the parties under this Agreement; (ii) disclosure by the Company be deemed to amend or supplement the Company Disclosure Letter or constitute an exception to the Company’s representations or warranties; or (iii) disclosure by AQSP be deemed to amend or supplement the AQSP Disclosure Letter or constitute an exception to AQSP’s representations or warranties. This Section 5.6 shall not constitute a covenant or agreement for purposes of Section 6.2(b) or Section 6.3(b).

Section 5.7Employees; Benefit Plans.

(a)During the period commencing at the Effective Time and ending on the date which is twelve months from the Effective Time (or if earlier, the date of the employee’s termination of employment with AQSP and its Subsidiaries), and to the extent consistent with the terms of the governing plan documents, AQSP shall provide the employees of the Company who remain employed immediately after the Effective Time (collectively, the “Company Continuing Employees”) with annual base salary or wage level, annual target bonus opportunities (excluding equity-based compensation), and employee benefits (excluding any retiree health or defined benefit retirement benefits) that are, in the aggregate, no less favorable than the annual base salary or wage level, annual target bonus opportunities (excluding equity-based compensation), and employee benefits (excluding any retiree health or defined benefit retirement benefits) provided by the Company on the date of this Agreement, provided, that this Section shall be superseded, in regard to all Company Continuing Employees, by the terms and conditions of any employment agreement between any of the Company Continuing Employees and AQSP.

(b)With respect to any “employee benefit plan” as defined in Section 3(3) of ERISA maintained by AQSP or any of its Subsidiaries, excluding any retiree health plans or programs maintained by AQSP or any of its Subsidiaries, any defined benefit retirement plans or programs maintained by AQSP or any of its Subsidiaries, and any equity compensation arrangements maintained by AQSP or any of its Subsidiaries (collectively, “AQSP Benefit Plans”) in which any Company Continuing Employees shall participate effective as of the Effective Time, and subject to the terms of the governing plan documents, AQSP shall credit all service of the Company Continuing Employees with the Company as if such service were with AQSP, for purposes of eligibility to participate (but not for purposes of vesting or benefit accrual, except for vacation, if applicable) for full or partial years of service in any AQSP Benefit Plan in which such Company Continuing Employees may be eligible to participate after the Effective Time; provided, however, that such service shall not be credited to the extent that: (i) such crediting would result in a duplication of benefits; or (ii) such service was not credited under the corresponding Company Employee Plan.

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(c)This Section 5.7 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 5.7, express or implied, shall confer upon any Company Employee, any beneficiary, or any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 5.7. Nothing contained herein, express or implied: (i) shall be construed to establish, amend, or modify any benefit plan, program, agreement, or arrangement; (ii) shall alter or limit the ability of the AQSP or any of its Affiliates to amend, modify, or terminate any benefit plan, program, agreement, or arrangement at any time assumed, established, sponsored, or maintained by it; or (iii) shall prevent AQSP or any of its Affiliates from terminating the employment of any Company Continuing Employee following the Effective Time. The parties hereto acknowledge and agree that the terms set forth in this Section 5.7 shall not create any right in any Company Employee or any other Person to any continued employment with AQSP or any of its Subsidiaries or compensation or benefits of any nature or kind whatsoever, or otherwise alters any existing at-will employment relationship between any Company Employee and AQSP.

(d)With respect to matters described in this Section 5.7, the Company shall not send any written notices or other written communication materials to Company Employees without the prior written consent of AQSP.

Section 5.8Directors’ and Officers’ Exculpation and Indemnification.

(a)Other than with respect to violations of this Agreement, AQSP agrees that all rights to indemnification, advancement of Expenses, and exculpation by the Company now existing in favor of each Person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time an officer or director of the Company (each an “Indemnifiable Company Party”) as provided in the Charter Documents of the Company, in each case as in effect on the date of this Agreement, or pursuant to any other Contracts in effect on the date hereof and disclosed in Section 5.8 of the Company Disclosure Letter, shall be assumed by AQSP and shall remain in full force and effect in accordance with their terms. For a period of six years from the Effective Time, AQSP shall maintain in effect the exculpation, indemnification, and advancement of Expenses equivalent to the provisions of the Charter Documents of the Company as in effect immediately prior to the Effective Time with respect to acts or omissions by any Indemnifiable Company Party occurring prior to the Effective Time, and shall not amend, repeal, or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any Indemnifiable Company Party, provided that all rights to indemnification in respect of any claim made for indemnification within such period shall continue until the disposition of such action or resolution of such claim.

(b)The obligations of AQSP under this Section 5.8 shall survive the consummation of the Merger and shall not be terminated or modified in such a manner as to adversely affect any Indemnifiable Company Party to whom this Section 5.8 applies without the consent of such affected Indemnifiable Company Party (it being expressly agreed that the Indemnified Parties to whom this Section 5.8 applies shall be third party beneficiaries of this Section 5.8, each of whom may enforce the provisions of this Section 5.8).

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(c)In the event AQSP: (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger; or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of AQSP shall assume all of the obligations set forth in this Section 5.8. The agreements and covenants contained herein shall not be deemed to be exclusive of any other rights to which any Indemnifiable Company Party is entitled, whether pursuant to Law, Contract, or otherwise. Nothing in this Agreement is intended to, shall be construed to, or shall release, waive, or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or its officers, directors, and employees, it being understood and agreed that the indemnification provided for in this Section 5.8 is not prior to, or in substitution for, any such claims under any such policies.

Section 5.9Commercially Reasonable Efforts.

(a)Upon the terms and subject to the conditions set forth in this Agreement (including those contained in this Section 5.9), each of the parties hereto shall, and shall cause its Subsidiaries to, use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper, or advisable to consummate and make effective, and to satisfy all conditions to, in the most commercially reasonable manner practicable, the transactions contemplated by this Agreement, including: (i) the obtaining of all necessary Permits, waivers, and actions or nonactions from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entities; (ii) the obtaining of all necessary consents or waivers from third parties; and (iii) the execution and delivery of any additional instruments necessary to consummate the Merger and to fully carry out the purposes of this Agreement. The Company and AQSP shall, subject to applicable Law, promptly: (A) cooperate and coordinate with the other in the taking of the actions contemplated by clauses (i), (ii), and (iii) immediately above; and (B) supply the other with any information that may be reasonably required in order to effectuate the taking of such actions. Each party hereto shall promptly inform the other party or parties hereto, as the case may be, of any communication from any Governmental Entity regarding any of the transactions contemplated by this Agreement. If the Company, on the one hand, or AQSP, on the other hand, receives a request for additional information or documentary material from any Governmental Entity with respect to the transactions contemplated by this Agreement, then it shall use reasonable best efforts to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request, and, if permitted by applicable Law and by any applicable Governmental Entity, provide the other party’s counsel with advance notice and the opportunity to attend and participate in any meeting with any Governmental Entity in respect of any filing made thereto in connection with the transactions contemplated by this Agreement.

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(b)In the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Entity or private party challenging the Merger or any other transaction contemplated by this Agreement, or any other agreement contemplated hereby, the Company shall cooperate in all respects with AQSP and shall use its reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any Order, whether temporary, preliminary, or permanent, that is in effect and that prohibits, prevents, or restricts consummation of the transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, none of AQSP or its Affiliates shall be required to defend, contest, or resist any action or proceeding, whether judicial or administrative, or to take any action to have vacated, lifted, reversed, or overturned any Order, in connection with the transactions contemplated by this Agreement.

(c)Notwithstanding anything to the contrary set forth in this Agreement, none of AQSP or any of its Subsidiaries shall be required to, and the Company may not, without the prior written consent of AQSP, become subject to, consent to, or offer or agree to, or otherwise take any action with respect to, any requirement, condition, limitation, understanding, agreement, or order to: (i) sell, license, assign, transfer, divest, hold separate, or otherwise dispose of any assets, business, or portion of business of the Company, AQSP, or any of their respective Subsidiaries; (ii) conduct, restrict, operate, invest, or otherwise change the assets, business, or portion of business of the Company, AQSP, or any of their respective Subsidiaries in any manner; or (iii) impose any restriction, requirement, or limitation on the operation of the business or portion of the business of the Company, AQSP, or any of their respective Subsidiaries; provided, however, that if requested by AQSP, the Company shall become subject to, consent to, or offer or agree to, or otherwise take any action with respect to, any such requirement, condition, limitation, understanding, agreement, or order so long as such requirement, condition, limitation, understanding, agreement, or order is only binding on the Company in the event the Closing occurs.

Section 5.10Public Announcements. The initial press release with respect to this Agreement and the transactions contemplated hereby shall be a release mutually agreed to by the Company and AQSP substantially in the form set forth on Section 5.10 of the AQSP Disclosure Letter. Thereafter, each of the Company and AQSP agrees that no public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior written consent of the Company and AQSP (which consent shall not be unreasonably withheld, conditioned, or delayed), except as may be required by applicable Law or the rules or regulations of any applicable United States securities exchange or other Governmental Entity to which the relevant party is subject or submits, in which case the party required to make the release or announcement shall use its reasonable best efforts to allow the other party reasonable time to comment on such release or announcement in advance of such issuance. Notwithstanding the foregoing, the restrictions set forth in this Section 5.10 shall not apply to any release or announcement made or proposed to be made in connection with any disclosures made in compliance with Section 5.5.

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Section 5.11Certain Tax Matters. None of the Company or AQSP shall take or fail to take any action which action (or failure to act) would reasonably be expected to prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.  The parties acknowledge that the Company has elected to be taxable as a corporation subject to subchapter S of title 1 of the Code (an “S corporation”), and in accordance therewith, the income of the Company has been allocated to the Company Owners for federal income tax purposes.  As a result of the Merger and pursuant to Treasury Regulations Section 1.1362-3, the Company shall terminate for federal income tax purposes and shall have a short taxable year commencing on January 1, 2019, and ending on the day before the Closing Date.  In recognition of the tax obligations of the Company Owners with respect to the income of the Company for such short taxable year, the Company shall be permitted to make the Estimated Tax Distributions to the Company Owners prior to the Merger.

Section 5.12Employment Agreements. In connection with the Closing, AQSP shall execute and deliver, and Erik S. Lundgren shall execute and deliver, an employment agreement between AQSP and Erik S. Lundgren, in the form of the Employment Agreement set forth on Exhibit A, attached hereto, using the “Title” and “Base Salary” set forth for Erik S. Lundgren on Exhibit A-1, attached hereto (the “EL Employment Agreement”). AQSP shall offer employment to, and shall agree to execute and deliver employment agreements of, the individuals other than Erik S. Lundgren set forth on Exhibit A-1, attached hereto, each in the form of the Employment Agreement set forth on Exhibit A, attached hereto, using the “Title” and “Base Salary” for each such individual as set forth for such individual on Exhibit A-1, attached hereto (each, a “Key Person Employment Agreement”).

Section 5.13Stockholders Agreement. Each Jacobs Owner and each Company Owner shall execute and deliver a stockholders agreement, substantially in the form of the Stockholders Agreement set forth on Exhibit B, attached hereto.

Section 5.14Closing Date Capital Structure. On the day prior to the Closing Date, AQSP shall deliver to the Company a true, accurate and complete update to Section 4.2(a) along with any revisions made since the date hereof to AQSP’s Charter Documents (the “Closing Capital Structure Schedule”).

Section 5.15AQSP/Company Loan; Company Audit.

(a)On August 8, 2019, AQSP loaned to the Company $300,000 in immediately available funds (the "AQSP/Company Loan") to be used by the Company exclusively for growth capital and not to be used to repay any related party debt of the Company nor to pay any increased salaries or bonuses to any Company employee set forth on Exhibit A-1.  In the event the transactions contemplated hereby shall close, then, at the Closing the AQSP/Company Loan shall no longer be outstanding (as the Company shall be merged with and into AQSP). In the event this Agreement is terminated prior to the Closing, then the Company shall repay the AQSP/Company Loan in six equal monthly installments of principal together with interest thereon, with interest accruing an 6% per annum from the date of the AQSP/Company Loan, with the first monthly installment due and payable on the first day of the calendar month following the month in

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which the termination of this Agreement occurs and the AQSP Company Loan is evidenced by a promissory note in the form of Exhibit D.

(b)Concurrent with the execution hereof, AQSP shall reimburse the Company for all out-of-pocket costs expended by the Company with respect to the Company Audit and shall agree with Fruci & Associates to be primarily responsible for any future costs related to such Company Audit.

Section 5.16Name and Ticker Change. As soon as practicable following the Closing, the Surviving Entity shall take all steps necessary to effect the AQSP Name Change and the AQSP Ticker Change, subject to all necessary approvals.

Section 5.17Related Party Debt Reimbursement Amount. At least two (2) Business Days prior to the Closing Date, the Company shall deliver to AQSP a schedule setting forth the Related Party Debt Reimbursement Amount, which shall be binding absent manifest error. Concurrent with delivery of the Cash Consideration, AQSP shall pay the Related Party Debt Reimbursement Amount to the account or accounts set forth in the aforementioned schedule.

Section 5.18Escrow Agreement. At the Closing, each Company Owner, AQSP and the Escrow Agent shall have entered into an Escrow Agreement reasonably acceptable to AQSP and the Company Owners Representative (the “Escrow Agreement”).

Section 5.19Estoppel Letters. At the Closing, the Company shall have caused Chris Weiland, Chris Nauert, and each of Gary S. Lundgren and Gayle Lundgren as trustees of the Katie M. Lundgren 2008 Trust and as trustees of the Erik S. Lundgren 2008 Trust to deliver to AQSP an estoppel letter confirming that such Person does not have any ownership interest in the Company or in any Company Intellectual Property, in a form reasonably acceptable to AQSP (each, an “Estoppel Letter”).

Section 5.20Recipes. At the Closing, Erik S. Lundgren shall deliver to AQSP a file containing all product recipes used in the Company business (or proposed to be used in the Company business).

Section 5.21Purchase Option. Each Owner hereby grants to AQSP an exclusive, perpetual, non-expiring option to purchase all or any portion of such Owner’s Outside CBD Business Interests for $1.00.

Section 5.22Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Entity shall be authorized to execute and deliver, in the name and on behalf of the Company, any deeds, bills of sale, assignments, or assurances and to take and do, in the name and on behalf of the Company, any other actions and things to vest, perfect, or confirm of record or otherwise in the Surviving Entity any and all right, title, and interest in, to and under any of the rights, properties, or assets of the Company acquired or to be acquired by the Surviving Entity as a result of, or in connection with, the Merger.

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ARTICLE VI

CONDITIONS

Section 6.1Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger is subject to the satisfaction or waiver (where permissible pursuant to applicable Law) on or prior to the Closing Date of each of the following conditions:

(a)AQSP Stockholder Approval. The AQSP Stockholder Approval Matters shall have been approved by the Requisite AQSP Vote.

(b)Waiting Period. At least twenty (20) days shall have passed since the Mailing Date.

(c)No Injunctions, Restraints, or Illegality. No Governmental Entity having jurisdiction over any party hereto shall have enacted, issued, promulgated, enforced, or entered any Laws or Orders, whether temporary, preliminary, or permanent, that make illegal, enjoin, or otherwise prohibit consummation of the Merger, the AQSP Stock Issuance, or the other transactions contemplated by this Agreement.

(d)Governmental Consents. All consents, approvals and other authorizations of any Governmental Entity set forth in Section 6.1 of the Company Disclosure Letter and Section 6.1 of the AQSP Disclosure Letter and required to consummate the Merger, the AQSP Stock Issuance, and the other transactions contemplated by this Agreement (other than the filing of the NV Articles of Merger and the IL Articles of Merger) shall have been obtained, free of any condition that would reasonably be expected to have a Company Material Adverse Effect or AQSP Material Adverse Effect. All filings required under the Securities Act or the Exchange Act necessary to consummate the Merger shall have been made.

(e)Tax Opinion. The Company shall have received a written opinion from Taft Stettinius & Hollister LLP, dated as of the Closing Date to the effect that, on the basis of certain facts, representations, and assumptions set forth or referred to in such opinion, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering the opinion described in this Section 6.2(e), such counsel shall be entitled to receive and rely upon customary representation letters from AQSP and the Company.

Section 6.2Conditions to Obligations of AQSP. The obligations of AQSP to effect the Merger are also subject to the satisfaction or waiver (where permissible pursuant to applicable Law) by AQSP on or prior to the Effective Time of the following conditions:

(a)Representations and Warranties. (i) The representations and warranties of the Company set forth in Article III of this Agreement shall be true and correct in all material respects when made and on and as of the Closing Date, as if made on and as of such date (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date).

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(b)Performance of Covenants. The Company and each Company Owner shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, in this Agreement required to be performed by or complied with by it at or prior to the Closing Date, including but not limited to, delivery of the following documents:

(i)Erik S. Lundgren executing and delivering to AQSP the EL Employment Agreement;

(ii)Each Company Owner executing and delivering the Stockholders Agreement;

(iii)Each Company Owner executing and delivering the Escrow Agreement;

(iv)Each of Chris Weiland and Chris Nauert individually and Gary S. Lundgren and Gayle Lundgren as trustees of the Katie M. Lundgren 2008 Trust and as trustees of the Erik S. Lundgren 2008 Trust executing and delivering the Estoppel Letters;

(v)Each Company Owner executing and delivering to AQSP a registration rights agreement, substantially in the form of the Registration Rights Agreement set forth on Exhibit C, attached hereto; and

(vi)Erik S. Lundgren delivering to AQSP a file containing all product recipes used in the Company business.

(c)Company Material Adverse Effect. Since the date of this Agreement, there shall not have been any Company Material Adverse Effect or any event, change, or effect that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(d)Officers Certificate. AQSP shall have received a certificate, signed by the chief executive officer or chief financial officer of the Company, certifying as to the matters set forth in Section 6.2(a), Section 6.2(b), and Section 6.2(c).

(e)Audit. The Company Audit has been completed on or before August 31, 2019 and AQSP is satisfied with the results of the Company Audit.

Section 6.3Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company on or prior to the Effective Time of the following conditions:

(a)Representations and Warranties. The representations and warranties of AQSP shall be true and correct in all material respects when made and on and as of the Closing Date, as if made on and as of such date (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all material respects as of that date).

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(b)Performance of Covenants. AQSP and each Jacobs Owner shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, of this Agreement required to be performed by or complied with by it at or prior to the Closing Date including but not limited to, delivery of the following documents:

(i)AQSP executing and delivering to Erik S. Lundgren the EL Employment Agreement;

(ii)AQSP executing and delivering a Key Person Employment Agreement to the extent each applicable individual has executed and delivered to AQSP such Key Person Employment Agreement;

(iii)AQSP executing and delivering the Escrow Agreement;

(iv)Each Jacobs Owner executing and delivering the Stockholders Agreement; and

(v)AQSP executing and delivering the Registration Rights Agreement.

(c)AQSP Material Adverse Effect. Since the date of this Agreement, there shall not have been any AQSP Material Adverse Effect or any event, change, or effect that would, individually or in the aggregate, reasonably be expected to have an AQSP Material Adverse Effect.

(d)Officers Certificate. The Company shall have received a certificate, signed by an officer of AQSP, certifying as to the matters set forth in Section 6.3(a), Section 6.3(b), and Section 6.3(c).

(e)Release of the Lundgren Guaranty. The Lundgren Guaranty shall have been released to the Company’s reasonable satisfaction; provided, however, if the Lundgren Guaranty has not then been released, this condition may be satisfied by AQSP depositing into a segregated account an amount equal to the remaining sublease payments due under the Life Safety Sublease (and providing reasonable evidence of the same to the Company).

ARTICLE VII

INDEMNIFICATION

Section 7.1Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein (other than Fundamental Representations and Warranties) shall survive the Closing and shall remain in full force and effect until the date that is twelve (12) months from the Closing Date.  Fundamental Representations and Warranties shall survive the Closing and shall remain in full force and effect indefinitely, other than the representations and warranties set forth in Section 3.6 which shall remain in full force and effect until 30 days following the expiration of the applicable statute of

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limitations. None of the covenants or other agreements contained in this Agreement shall survive the Closing Date other than those which by their terms contemplate performance after the Closing Date, and each such surviving covenant and agreement shall survive the Closing for the period contemplated by its terms or if no such term of survival is contemplated, shall survive indefinitely until performed.  Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of such survival period and such claims shall survive until finally resolved.

Section 7.2Indemnification by Company Owners. Subject to the other conditions set forth in this Article VII, the Company Owners shall, jointly and severally, indemnify AQSP against, and shall hold AQSP harmless from and against, any and all Expenses incurred or sustained by, or imposed upon, Buyer based upon, arising out of, with respect to or by reason of:

(a)any inaccuracy in or breach of any of the representations or warranties of the Company or the Company Owners contained in this Agreement (other than a breach of Section 3.18) ; or

(b)any breach or non-fulfillment of any covenant, agreement or obligation to be performed by the Company or any Company Owner pursuant to this Agreement.

Section 7.3Indemnification by AQSP. Subject to the other conditions set forth in this Article VII, AQSP shall indemnify the Company Owners, and shall hold the Company Owners harmless from and against, any and all Expenses incurred or sustained by, or imposed upon, the Company Owners based upon, arising out of, with respect to or by reason of:

(a)any inaccuracy in or breach of any of the representations or warranties of AQSP contained in this Agreement;

(b)any breach or non-fulfillment of any covenant, agreement or obligation to be performed by AQSP or any Jacobs Owner pursuant to this Agreement; or

(c)the Lundgren Guaranty.

Section 7.4Certain Limitations. The party making a claim under this Article VII is referred to as the “Indemnified Party”, and the party against whom such claims are asserted under this Article VII is referred to as the “Indemnifying Party”. All determinations by and notices from the Company Owners, whether as Indemnified Party or Indemnifying Party, shall be made by the Company Owners Representative. For the avoidance of doubt, the Company and the Company Owners shall be treated as a single Indemnified Party or Indemnifying Party, as applicable. The indemnification provided for in Section 7.2 and Section 7.3 shall be subject to the following limitations:

(a)The Indemnifying Party shall not be liable to the Indemnified Party for indemnification under Section 7.2(a) or Section 7.3(a), as the case may be, until the aggregate amount of all Expense in respect of indemnification thereunder exceeds

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$30,000 (the “Deductible”), in which event the Indemnifying Party shall be liable for all Expenses in excess of the Deductible.

(b)The aggregate amount of all Expenses for which an Indemnifying Party shall be liable pursuant to Section 7.2(a) or Section 7.3(a), as the case may be (other than for breaches of Fundamental Representations and Warranties), shall not exceed ten percent (10%) of the Cash Consideration and ten percent (10%) of the Stock Consideration (the “Indemnification Cap“); provided that in no event shall the aggregate amount of all Expenses for which an Indemnifying Party shall be liable hereunder exceed the total Cash Consideration.

(c)Payments by an Indemnifying Party pursuant to Section 7.2 or Section 7.3 in respect of any Expense shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment received or reasonably expected to be received by the Indemnified Party in respect of any such claim. The Indemnified Party shall use its commercially reasonable efforts to recover under insurance policies or indemnity, contribution or other similar agreements for any Expenses prior to seeking indemnification under this Agreement.

(d)Payments by an Indemnifying Party pursuant to Section 7.2 or Section 7.3 in respect of any Expense shall be reduced by an amount equal to any Tax benefit realized or reasonably expected to be realized as a result of such Expense by the Indemnified Party.

(e)In no event shall any Indemnifying Party be liable to any Indemnified Party for any punitive, incidental, consequential, special or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, or diminution of value or any damages based on any type of multiple.

(f)Each Indemnified Party shall take, and cause its Affiliates to take, all reasonable steps to mitigate any Expense upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach that gives rise to such Expense.

(g)Any indemnification payments from the Company Owners in the form of AQSP Common Stock (whether as Escrowed Shares or otherwise) shall be treated as having a value based on the Deemed Value of the Stock Consideration.

(h)Notwithstanding anything else contained herein, neither AQSP or the Jacobs Owners, on the one hand, or the Company or the Company Owners, on the other hand, shall be deemed to be in default of, or have any liability under this Agreement (or the transactions contemplated hereby), as a result of the manufacture, sale or distribution of CBD or CBD-Infused products by the Company or AQSP or in regard to any

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representations or warranties of any nature relating directly or indirectly to the legality or illegality of CBD or CBD-Infused products.

(i)AQSP acknowledges and agrees, that notwithstanding anything else contained herein, the option set forth in this Section 5.21 shall be AQSP’s sole and exclusive remedy with respect to a breach of any representation and warranty contained in Section 3.18.

Section 7.5Indemnification Procedures.

(a)Third Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any action, suit, claim or other legal proceeding made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement (a “Third-Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party prompt written notice thereof. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third-Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Expense that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of, any Third-Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense. In the event that the Indemnifying Party assumes the defense of any Third-Party Claim, subject to Section 7.5(b), the Indemnifying Party shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third-Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right, at its own cost and expense, to participate in the defense of any Third-Party Claim with counsel selected by the Indemnified Party, subject to the Indemnifying Party’s right to control the defense thereof. If the Indemnifying Party elects not to compromise or defend such Third-Party Claim or fails to notify promptly the Indemnified Party in writing of its election to defend as provided in this Agreement, the Indemnified Party may, subject to Section 7.5(b) pay, compromise and defend such Third-Party Claim and seek indemnification for any and all Expenses based upon, arising from or relating to such Third-Party Claim. AQSP and the Company Owners shall cooperate with each other in all reasonable respects in connection with the defense of any Third-Party Claim, including making available records relating to such Third-Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third-Party Claim.

(b)Settlement of Third Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third-Party

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Claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed), except as provided in this Section 7.5(b). If a firm offer is made to settle a Third-Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third-Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within ten (10) days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third-Party Claim and in such event, the maximum liability of the Indemnifying Party as to such Third-Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third-Party Claim, the Indemnifying Party may settle the Third-Party Claim upon the terms set forth in such firm offer to settle such Third-Party Claim. If the Indemnified Party has assumed the defense pursuant to Section 7.5(a), the Indemnified Party shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed).

(c)Direct Claims. Any claim by an Indemnified Party on account of an Expense which does not result from a Third-Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party prompt written notice thereof. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Expense that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have thirty (30) days after its receipt of such notice to respond in writing to such Direct Claim. During such 30-day period, the Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim, and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such 30-day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

(d)Manner of Payment. Any amounts owing from a Company Owner pursuant to this Article VII shall be made as follows: (i) first, an amount of Escrowed Cash and Escrowed Shares, pro rata in the Cash/Share Ratio, with aggregate Deemed Value equal to the lesser of (A) the aggregate amount owing or (B) the aggregate Deemed Value of any remaining Escrowed Cash and Escrowed Shares, and (ii) thereafter, directly by the Company Owners to AQSP (payable in cash and shares of AQSP Common Stock, pro rata in the Cash/Share Ratio.

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(e)When is Payment Due. Any cash indemnification payment to be made pursuant to this Article VII shall be effected by wire transfer of immediately available funds to the applicable account designated by AQSP or Company Owners Representative, as applicable. Any indemnification payment satisfied by transfer of by AQSP Common Stock shall be effected by delivery of an assignment separate from certificate assigning such AQSP Common Stock to AQSP (or its designee). All such indemnification obligations shall be made within five (5) Business Days after the indemnified Expenses have been determined by (i) a final, non-appealable order or judgment of a court of competent jurisdiction or (ii) a written, executed agreement between AQSP and the Company Owners Representative.

(f)Release of Escrowed Shares and Escrowed Cash. On the twelve (12) month anniversary of the Closing Date (except if not a Business Day, then the next Business Day) (the “Release Date”), any portion of the Escrowed Cash remaining as of the Release Date shall be released to the Company Owners based on their Pro Rata Shares and in accordance with the instructions of the Company Owners Representative, and all Escrowed Shares shall be delivered to the applicable Company Owners; provided that the Escrow Agent shall continue to hold Escrowed Cash and Escrowed Shares, pro rata in the Cash/Share Ratio, with a Deemed Value equal to the lesser of (i) the Deemed Value of the aggregate remaining Escrowed Cash and Escrowed Shares and (ii) the sum of: (A) the aggregate amount claimed by an AQSP Indemnified Party pursuant to claims made in accordance with this Article VII and not fully resolved prior to such date, plus (B) the aggregate outstanding payments pending to an AQSP Indemnified Party pursuant to Section 7.5(c).  At any time following the Release Date, to the extent the Deemed Value of the Escrowed Cash and Escrowed Shares exceeds the aggregate amount claimed by the AQSP Indemnified Parties pursuant to claims made prior to the Release Date and not fully resolved prior to the time of determination, such excess shall be promptly released to each Company Owner as set forth with the previous sentence, pro rata in the Cash/Share Ratio.

ARTICLE VIII

TERMINATION, AMENDMENT, AND WAIVER

Section 8.1Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Effective Time (whether before or after the receipt of the Requisite AQSP Vote) by the mutual written consent of AQSP and the Company.

Section 8.2Termination by Either AQSP or the Company. This Agreement may be terminated by either AQSP or the Company at any time prior to the Effective Time (whether before or after the receipt of the Requisite AQSP Vote):

(a)if the Merger shall not have been consummated on or prior to 5:00 p.m., Central Time, on the End Date; or

(b)if any Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any Law or Order making illegal, permanently

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enjoining, or otherwise permanently prohibiting the consummation of the Merger, the AQSP Stock Issuance, or the other transactions contemplated by this Agreement, and such Law or Order shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 8.2(b) shall not be available to any party whose breach of any representation, warranty, covenant, or agreement set forth in this Agreement has been the cause of, or resulted in, the issuance, promulgation, enforcement, or entry of any such Law or Order.

Section 8.3Termination by AQSP. This Agreement may be terminated by AQSP at any time prior to the Effective Time if there shall have been a breach of any representation, warranty, covenant, or agreement on the part of the Company or any Company Owner set forth in this Agreement such that the conditions to the Closing of the Merger set forth in Section 6.2(a) or Section 6.2(b), as applicable, would not be satisfied and, in either such case, such breach is incapable of being cured by the End Date; provided, however, that AQSP shall have given the Company at least 30 days written notice prior to such termination stating AQSP’s intention to terminate this Agreement pursuant to this Section 8.3; provided further, that AQSP shall not have the right to terminate this Agreement pursuant to this Section 8.3 if AQSP is then in material breach of any representation, warranty, covenant, or obligation hereunder, which breach has not been cured.

Section 8.4Termination by the Company. This Agreement may be terminated by the Company at any time prior to the Effective Time if there shall have been a breach of any representation, warranty, covenant, or agreement on the part of AQSP or Jacobs Owner set forth in this Agreement such that the conditions to the Closing of the Merger set forth in Section 6.3(a) or Section 6.3(b), as applicable, would not be satisfied and, in either such case, such breach is incapable of being cured by the End Date; provided, however, that the Company shall have given AQSP at least 30 days written notice prior to such termination stating the Company’s intention to terminate this Agreement pursuant to this Section 8.4; provided further, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.4 if the Company is then in material breach of any representation, warranty, covenant, or obligation hereunder, which breach has not been cured.

Section 8.5Notice of Termination; Effect of Termination. The party desiring to terminate this Agreement pursuant to this Article VIII (other than pursuant to Section 8.1) shall deliver written notice of such termination to each other party hereto specifying with particularity the reason for such termination, and any such termination in accordance with this Section 8.5 shall be effective immediately upon delivery of such written notice to the other party. If this Agreement is terminated pursuant to this Article VII, it shall become void and of no further force and effect, with no liability on the part of any party to this Agreement (or any stockholder, director, officer, employee, agent, or Representative of such party) to any other party hereto, except: (a) with respect to Section 5.3(b), this Section 8.5, Section 8.6, and Article IX (and any related definitions contained in any such Sections or Article), which shall remain in full force and effect; and (b) with respect to any liabilities or damages incurred or suffered by a party, to the extent such liabilities or damages were the result of fraud or the breach by another party of any of its representations, warranties, covenants, or other agreements set forth in this Agreement. In the event of any termination, AQSP shall pay to the Company (promptly following receipt of proof of amounts owed with respect thereto) the Legal Fee Reimbursement Amount.

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Section 8.6Amendment. At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Requisite AQSP Vote, by written agreement signed by each of the parties hereto; provided, however, that following the receipt of the Requisite AQSP Vote, there shall be no amendment or supplement to the provisions of this Agreement which by Law or in accordance with the rules of any relevant self-regulatory organization would require further approval by the AQSP stockholders without such approval.

Section 8.7Extension; Waiver. At any time prior to the Effective Time, AQSP, on the one hand, or the Company, on the other hand, may: (a) extend the time for the performance of any of the obligations of the other party(ies); (b) waive any inaccuracies in the representations and warranties of the other party(ies) contained in this Agreement or in any document delivered under this Agreement; or (c) unless prohibited by applicable Law, waive compliance with any of the covenants, agreements, or conditions contained in this Agreement. Any agreement on the part of a party to any extension or waiver shall be valid only if set forth in an instrument in writing signed by such party. The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

ARTICLE IX

MISCELLANEOUS

Section 9.1Definitions. For purposes of this Agreement, the following terms shall have the following meanings when used herein with initial capital letters:

“10-Day Trading Average” means the arithmetic average (for consecutive trading days) of the closing trading price of a share of AQSP Common Stock on the OTC (for each trading day) as of the close of business during the ten consecutive trading days preceding the last Business Day before the date of this Agreement or, if this Agreement is modified with respect to a term that relates to the amount or type of the consideration the Company Owners will receive in connection with the Merger, subject to the exceptions set forth in Treasury Regulations Section 1.368-1(e)(2)(ii)(B)(2) and (3), the arithmetic average (for consecutive trading days) of the closing trading price of a share of AQSP Common Stock on the OTC (for each trading day) as of the close of business during the ten consecutive trading days preceding the last Business Day before the date of such modification.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such first Person. For the purposes of this definition, “control” (including, the terms “controlling,” “controlled by,” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by Contract, or otherwise.

“Affordable Care Act” means the Patient Protection and Affordable Care Act (PPACA), as amended by the Health Care and Education Reconciliation Act (HCERA).

“Agreement” has the meaning set forth in the Preamble.

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“Annual Financial Statements” has the meaning set forth in Section 3.4(a).

“AQSP” has the meaning set forth in the Preamble.

“AQSP Balance Sheet” has the meaning set forth in Section 4.4(c).

“AQSP Benefit Plans” has the meaning set forth in Section 5.7(b).

“AQSP Board” has the meaning set forth in the Recitals.

“AQSP/Company Loan” has the meaning set forth in Section 5.15(a).

“AQSP Common Stock” has the meaning set forth in the Recitals.

“AQSP Disclosure Letter” means the disclosure letter, dated as of the date of this Agreement and delivered by AQSP to the Company concurrently with the execution of this Agreement.

AQSP Equity Award” means an AQSP Stock Option or an AQSP Restricted Share granted under one of the AQSP Stock Plans, as the case may be.

“AQSP Fundamental Representations and Warranties” means those representations and warranties of AQSP set forth in Section 4.1, Section 4.2, Section 4.3 and Section 4.8.

“AQSP Material Adverse Effect” means any event, occurrence, fact, condition, or change that is, or would reasonably be expected to become, individually or in the aggregate, materially adverse to: (a) the business, results of operations, condition (financial or otherwise), or assets of AQSP and its Subsidiaries, taken as a whole; or (b) the ability of AQSP to consummate the transactions contemplated hereby on a timely basis; provided, however, that an AQSP Material Adverse Effect shall not be deemed to include events, occurrences, facts, conditions, or changes arising out of, relating to, or resulting from: (i) changes generally affecting the economy, financial, or securities markets; (ii) the announcement of the transactions contemplated by this Agreement; (iii) any outbreak or escalation of war or any act of terrorism; (iv) general conditions in the industry in which AQSP and its Subsidiaries operate; (v) any failure, in and of itself, by AQSP to meet any internal or published projections, forecasts, estimates, or predictions in respect of revenues, earnings, or other financial or operating metrics for any period (it being understood that the facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to become, an AQSP Material Adverse Effect, to the extent permitted by this definition and not otherwise excepted by a clause of this proviso); or (vi) any change, in and of itself, in the market price or trading volume of AQSP’s securities or in its credit ratings (it being understood that the facts or occurrences giving rise to or contributing to such change may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to become, an AQSP Material Adverse Effect, to the extent permitted by this definition and not otherwise excepted by a clause of this proviso), provided further, however, that any event, change, and effect referred to in clauses (i), (iii), or (iv) immediately above shall be taken into account in determining whether an AQSP Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such event, change, or

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effect has a disproportionate effect on AQSP and its Subsidiaries, taken as a whole, compared to other participants in the industries in which AQSP and its Subsidiaries conduct their businesses.

“AQSP Name Change” means changing the name of AQSP to “CBD Lion Corp.” or such other name mutually acceptable to the parties hereto.

“AQSP Preferred Stock” means AQSP’s Series A Preferred Stock, par value $0.001 per share and AQSP’s Series B Preferred Stock, par value $0.001 per share.

“AQSP Restricted Share” means any AQSP Common Stock subject to vesting, repurchase, or other lapse of restrictions granted under any AQSP Stock Plan.

“AQSP SEC Documents” has the meaning set forth in Section 4.4(a).

“AQSP Securities” has the meaning set forth in Section 4.2(a)(i).

“AQSP Stockholder Approval Matters” means the approval of this Agreement, the Merger and the AQSP Stock Issuance.

“AQSP Stock Issuance” has the meaning set forth in the Recitals.

“AQSP Stock Option” means any option, warrant, or right to purchase warrant to purchase AQSP Common Stock granted under any AQSP Stock Plan.

“AQSP Stock Plans” means the AQSP Board Approval for the issuance of any warrants or options exercisable or convertible into shares of AQSP Common Stock that has been approved by the AQSP Board.

“AQSP Subsidiary Securities” has the meaning set forth in Section 4.2(c).

“AQSP Ticker Change” means changing AQSP’s OTC ticker symbol to “ROAR” or such other ticker symbol mutually acceptable to the parties hereto.

“AQSP Voting Debt” has the meaning set forth in Section 4.2(b).

“Business Day” means any day, other than Saturday, Sunday, or any day on which banking institutions located in Chicago, Illinois are authorized or required by Law or other governmental action to close.

“Cash Consideration” means an amount equal to $2,000,000.

“Cash/Share Ratio” means the relative Deemed Value of the Cash Consideration compared to the Deemed Value of the Stock Consideration.

“Charge” has the meaning set forth in Section 9.16(c).

“Charter Documents” means: (a) with respect to a corporation, the charter, articles or certificate of incorporation, as applicable, and bylaws thereof; (b) with respect to a limited liability company, the certificate of formation or articles of organization, as applicable, and the

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operating or limited liability company agreement, as applicable, thereof; (c) with respect to a partnership, the certificate of formation and the partnership agreement; and (d) with respect to any other Person the organizational, constituent or governing documents or instruments of such Person.

“Closing” has the meaning set forth in Section 1.2.

“Closing Capital Structure Schedule” has the meaning set forth in Section 5.14.

“Closing Date” has the meaning set forth in Section 1.2.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in Section 4980B of the Code and Section 601 et. seq. of ERISA.

“Code” has the meaning set forth in the Recitals.

“Company” has the meaning set forth in the Preamble.

“Company Audit” means the audit of the Company’s Annual Financial Statements and Interim Financial Statements by Fruci & Associates.

“Company Continuing Employees” has the meaning set forth in Section 5.7(a).

“Company Disclosure Letter” means the disclosure letter, dated as of the date of this Agreement and delivered by the Company to AQSP concurrently with the execution of this Agreement.

“Company Employee” has the meaning set forth in Section 3.12(a).

“Company Employee Plans” has the meaning set forth in Section 3.12(a).

“Company ERISA Affiliate” means all employers, trades, or businesses (whether or not incorporated) that would be treated together with the Company or any of its Affiliates as a “single employer” within the meaning of Section 414 of the Code.

“Company Fundamental Representations and Warranties” means those representations and warranties of the Company or each Company Owner set forth in Section 3.1, Section 3.2, Section 3.3, Section 3.6, Section 3.10 and Section 3.14.

“Company IP” has the meaning set forth in Section 3.7(b).

“Company IP Agreements” means all licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, waivers, releases, permissions, and other Contracts, whether written or oral, relating to Intellectual Property and to which the Company or any of its Subsidiaries is a party, beneficiary, or otherwise bound.

“Company IT Systems” means all software, computer hardware, servers, networks, platforms, peripherals, data communication lines, and other information technology equipment and related systems that are owned or used by the Company or any of its Subsidiaries.

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“Company Material Adverse Effect” means any event, occurrence, fact, condition, or change that is, or would reasonably be expected to become, individually or in the aggregate, materially adverse to: (a) the business, results of operations, condition (financial or otherwise), or assets of the Company; or (b) the ability of the Company to consummate the transactions contemplated hereby on a timely basis; provided, however, that, a Company Material Adverse Effect shall not be deemed to include events, occurrences, facts, conditions or changes arising out of, relating to, or resulting from: (i) changes generally affecting the economy, financial, or securities markets; (ii) the announcement of the transactions contemplated by this Agreement; (iii) any outbreak or escalation of war or any act of terrorism; or (iv) general conditions in the industry in which the Company operates; provided further, however, that any event, change, and effect referred to in clauses (i), (iii), or (iv) immediately above shall be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such event, change, or effect has a disproportionate effect on the Company compared to other participants in the industries in which the Company conducts its businesses.

“Company Manager” has the meaning set forth in the Recitals.

“Company Material Contract” has the meaning set forth in Section 3.15(a).

“Company Membership Interests” has the meaning set forth in the Recitals.

“Company-Owned IP” means all Intellectual Property owned by the Company or any of its Subsidiaries.

“Company Owner” has the meaning set forth in the Preamble.

“Company Owners Representative” has the meaning set forth in Section 9.16(a).

“Confidentiality Agreement” has the meaning set forth in Section 5.3(b).

“Consent” has the meaning set forth in Section 3.3(c).

“Contracts” means any contracts, agreements, licenses, notes, bonds, mortgages, indentures, leases, or other binding instruments or binding commitments, whether written or oral.

“Deemed Value” means, with respect to cash, the face value of the cash, and with respect to AQSP Common Stock, the value calculated in accordance with the 10-Day Trading Average.

“Direct Claim” has the meaning set forth in Section 7.5(c).

“Effective Time” has the meaning set forth in Section 1.3.

“EL Employment Agreement” has the meaning in Section 5.12.

“End Date” means (i) October 31, 2019 but only in the event AQSP has not received any communications from the SEC regarding preliminary Information Statement within ten (10)

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Business Days of the filing thereof (or has been notified by the SEC that the SEC will not comment on the preliminary Information Statement), otherwise (ii) December 31, 2019.

“Environmental Laws” means any applicable Law, and any Order or binding agreement with any Governmental Entity: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials. The term “Environmental Law” includes, without limitation, the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C.

§§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Escrow Agent” means an escrow agent reasonably acceptable to AQSP and the Company Owners Representative.

“Escrow Agreement” has the meaning set forth in Section 5.18.

“Escrowed Cash” means an amount equal to $200,000.

“Escrowed Shares” means such number of shares of AQSP Common Stock equal to ten percent (10%) of the number of shares of AQSP Common Stock constituting the Stock Consideration.

“Estimated Tax Distribution” means a dividend or distribution to each Company Owner in an amount equal to the product of (a) the estimated taxable income allocated by the Company to the Company Owner for the short Tax year ending on the Closing Date (as reasonably determined by the Company’s accountant), multiplied by (b) the highest effective combined federal, state and local income tax rate (including any tax rate imposed on “net investment income” by Section 1411 of the Code) applicable during such period to an individual residing in the State of Illinois with respect to the type or character of the particular income (whether capital gain, ordinary income or otherwise), and taking into account any limitations on the deductibility of any Expenses or other amount (or the usage of any loss and treating all state and local income taxes as not deductible).

“Estoppel Letter” has the meaning set forth in Section 5.19.

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“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expenses” means, with respect to any Person, all reasonable and documented out-of-pocket fees and expenses (including all fees and expenses of counsel, accountants, financial advisors, and investment bankers of such Person and its Affiliates), incurred by such Person or on its behalf in connection with or related to the authorization, preparation, negotiation, execution, and performance of this Agreement and any transactions related thereto, any litigation with respect thereto, the preparation, printing, filing, and mailing of the Information Statement, or in connection with other regulatory approvals, and all other matters related to the Merger, the AQSP Stock Issuance, and the other transactions contemplated by this Agreement.

“Financial Statements” has the meaning set forth in Section 3.4(a).

“Fundamental Representations and Warranties” means the AQSP Fundamental Representations and Warranties and the Company Fundamental Representations and Warranties.

“GAAP” has the meaning set forth in Section 3.4(a).

“GMJ” has the meaning set forth in the Preamble.

“Governmental Entity” has the meaning set forth in Section 3.3(c).

“Hazardous Substance” shall mean: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral, or gas, in each case, whether naturally occurring or man-made, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation, and polychlorinated biphenyls.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended.

“IL Articles of Merger” has the meaning set forth in Section 1.3.

“IL LLCA” has the meaning set forth in the Recitals.

“Indemnifiable Company Party” has the meaning set forth in Section 5.8(a).

“Indemnified Party” has the meaning set forth in Section 7.4.

“Indemnifying Party” has the meaning set forth in Section 7.4.

“Information Statement” has the meaning set forth in Section 3.17.

“Intellectual Property” means any and all of the following arising pursuant to the Laws of any jurisdiction throughout the world: (a) trademarks, service marks, trade names, and similar indicia of source or origin, all registrations and applications for registration thereof, and the goodwill connected with the use of and symbolized by the foregoing; (b) copyrights and all

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registrations and applications for registration thereof; (c) trade secrets and know-how; (d) patents and patent applications; (e) internet domain name registrations, and (f) other intellectual property and related proprietary rights, including, but not limited to any logos, color schemes, packaging materials, fictitious business names, brochures, marketing and explanatory materials, and proprietary formulae.

“Interest Ratio” means a fraction, the numerator of which is one, and the denominator of which is the number of Company Membership Interests outstanding immediately prior to the Closing, as set forth in Section 3.2(a) of the Company Disclosure Letter.

“Interim Balance Sheet” has the meaning set forth in Section 3.4(a).

“Interim Financial Statements” has the meaning set forth in Section 3.4(a).

“IRS” means the United States Internal Revenue Service.

“Jacobs Owner” has the meaning set forth in the Preamble.

“Key Person Employment Agreement” has the meaning in Section 5.12.

“Knowledge” means: (a) with respect to the Company, the actual knowledge of each of the individuals listed in Section 9.1 of the Company’s Disclosure Letter; and (b) with respect to AQSP and its

Subsidiaries, the actual knowledge of each of the individuals listed in Section 9.1 of the AQSP Disclosure Letter; in each case, after due inquiry.

“Laws” means any federal, state, local, municipal, foreign, multi-national or other laws, common law, statutes, constitutions, ordinances, rules, regulations, codes, Orders, or legally enforceable requirements enacted, issued, adopted, promulgated, enforced, ordered, or applied by any Governmental Entity, other than any other federal or state laws prohibiting the manufacture, sale, distribution or transport of CBD-infused products or services as currently provided by the Company.

“Lease” shall mean all leases, subleases, licenses, concessions, and other agreements (written or oral) under which the Company holds any Leased Real Estate, including the right to all security deposits and other amounts and instruments deposited by or on behalf of the Company thereunder.

“Leased Real Estate” shall mean all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures, or other interest in real property held by the Company.

“Legal Action” means any legal, administrative, arbitral, mediation, or other proceedings, suits, actions, investigations, examinations, claims, audits, hearings, charges, complaints, indictments, litigations, or examinations.

“Legal Fee Reimbursement Amount” means an amount equal to 50% of the Company’s legal fees incurred in connection with the negotiation and preparation of the

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agreements and other documents prepared in connection with the transactions contemplated herein.

“Liability” shall mean any liability, indebtedness, or obligation of any kind (whether accrued, absolute, contingent, matured, unmatured, determined, determinable, or otherwise, and whether or not required to be recorded or reflected on a balance sheet under GAAP).

“Liens” means, with respect to any property or asset, all pledges, liens, mortgages, charges, encumbrances, hypothecations, options, rights of first refusal, rights of first offer, and security interests of any kind or nature whatsoever.

“Life Safety Sublease” means that certain Sublease Agreement, dated as of March 14, 2019 by and between the Company and Life Safety Power Inc., an Illinois corporation, with respect to the property located at 750 Tower Rd., Unit B, Mundelein IL.

“Lundgren Guaranty” means Erik Lundgren’s personal guaranty of the Life Safety Sublease.

“Mailing Date” has the meaning set forth in Section 5.5.

“Merger” has the meaning set forth in the Recitals.

“Merger Consideration” means the Cash Consideration and the Stock Consideration.

“Multiemployer Plan” has the meaning set forth in Section 3.12(c).

“NV Articles of Merger” has the meaning set forth in Section 1.3.

“NVCA” has the meaning set forth in the Recitals.

“OTC” means the Over-The-Counter Bulletin Board.

“Order” has the meaning set forth in Section 3.9.

“Other Governmental Approvals” has the meaning set forth in Section 3.3(c).

“Outside CBD Business Interests” has the meaning set forth in Section 3.18.

“Owned Real Estate” shall mean all land, together with all buildings, structures, fixtures, and improvements located thereon and all easements, rights of way, and appurtenances relating thereto, owned by the Company.

“PBGC” has the meaning set forth in Section 3.12(d).

“Per Interest Cash Consideration” has the meaning set forth in Section 2.1(a).

“Per Interest Stock Consideration” has the meaning set forth in Section 2.1(a).

“Permits” has the meaning set forth in Section 3.8(b).

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“Permitted Liens” means: (a) statutory Liens for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith (provided appropriate reserves required pursuant to GAAP have been made in respect thereof); (b) mechanics’, carriers’, workers’, repairers’, and similar statutory Liens arising or incurred in the ordinary course of business for amounts which are not delinquent or which are being contested by appropriate proceedings (provided appropriate reserves required pursuant to GAAP have been made in respect thereof); (c) zoning, entitlement, building, and other land use regulations imposed by Governmental Entities having jurisdiction over such Person’s owned or leased real property, which are not violated by the current use and operation of such real property; (d) covenants, conditions, restrictions, easements, and other similar non-monetary matters of record affecting title to such Person’s owned or leased real property, which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such Person’s businesses; (e) any right of way or easement related to public roads and highways, which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such Person’s businesses; and (f) Liens arising under workers’ compensation, unemployment insurance, social security, retirement, and similar legislation.

“Person” means any individual, corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association, joint venture, Governmental Entity, or other entity or group (which term shall include a “group” as such term is defined in Section 13(d)(3) of the Exchange Act).

“Pro Rata Share” means, with respect to any Company Owner, that percentage appearing next to such Company Owner’s name set forth on Section 3.2(a) of the Company Disclosure Letter.

“Related Party Debt Reimbursement Amount” means an amount not to exceed $462,430 to be used to pay off at the Closing related party indebtedness (with the exact amount to be provided by the Company to AQSP in writing not less than two Business Days prior to Closing).

“Release Date” has the meaning set forth in Section 7.5(f).

“Representatives” has the meaning set forth in Section 5.3(b).

“Requisite AQSP Vote” has the meaning set forth in Section 4.3(a).

“SEC” has the meaning set forth in Section 4.3(c).

“Securities Act” means the Securities Act of 1933, as amended.

“Stock Consideration” means 5,000,000 shares of AQSP Common Stock.

“Subsidiary” of a Person means a corporation, partnership, limited liability company, or other business entity of which a majority of the shares of voting securities is at the time beneficially owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person.

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“Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

“Tax Returns” means any return, declaration, report, claim for refund, information return or statement, or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Third-Party Claim” has the meaning set forth in Section 7.5(a).

“WCJ” has the meaning set forth in the Preamble.

Section 9.2Interpretation; Construction.

(a)The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, Exhibit, Article, or Schedule, such reference shall be to a Section of, Exhibit to, Article of, or Schedule of this Agreement unless otherwise indicated. Unless the context otherwise requires, references herein: (i) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (ii) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” and the word “or” is not exclusive. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.” A reference in this Agreement to $ or dollars is to U.S. dollars. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. The words “hereof,” “herein,” “hereby,” “hereto,” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to “this Agreement” shall include the Company Disclosure Letter and AQSP Disclosure Letter.

(b)The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

Section 9.3Confidentiality Agreement. The Confidentiality Agreement shall survive termination of this Agreement in accordance with its terms.

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Section 9.4Governing Law. This Agreement and all Legal Actions (whether based on contract, tort, or statute) arising out of or relating to this Agreement or the actions of any of the parties hereto in the negotiation, administration, performance, or enforcement hereof, shall be governed by and construed in accordance with the internal laws of the State of Illinois without giving effect to any choice or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Illinois.

Section 9.5Submission to Jurisdiction. Each of the parties hereto irrevocably agrees that any Legal Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other party hereto or its successors or assigns shall be brought and determined exclusively in the State courts located in Lake County, Illinois. Each of the parties hereto agrees that mailing of process or other papers in connection with any such Legal Action in the manner provided in Section 9.7 or in such other manner as may be permitted by applicable Laws, shall be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such Legal Action for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it shall not bring any Legal Action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim, or otherwise, in any Legal Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder: (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 9.5; (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the suit, action, or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action, or proceeding is improper, or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 9.6Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG

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OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.6

Section 9.7Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.7):

If to AQSP or any Jacobs Owner, to:	Acquired Sales Corp. 31 N. Suffolk Lane
Lake Forest, Illinois 60045
Attention: Gerard M. Jacobs
Email: lakegeneva91@gmail.com

If to the Company or any Company Owner, to:	CBD Lion LLC
750 Tower Rd., Unit B Mundelein, Illinois 60060
Attention: Erik Lundgren
Email: erik@cbdlion.com

with a copy (which shall not constitute	Taft Stettinius & Hollister LLP
notice to the Company) to:	111 E. Wacker Drive, Suite 2800 Chicago, Illinois 60601
Attention: Jeremy Stonehill
Email: jstonehill@taftlaw.com

or to such other Persons, addresses or facsimile numbers as may be designated in writing by the Person entitled to receive such communication as provided above.

Section 9.8Entire Agreement. This Agreement (including the Exhibits to this Agreement), the Company Disclosure Letter, the AQSP Disclosure Letter, and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all other prior agreements and understandings, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement. In the event of any inconsistency between the statements in the body of this Agreement, the Confidentiality Agreement, the AQSP Disclosure Letter, and the Company Disclosure Letter (other than an exception expressly set forth as such in the AQSP Disclosure Letter or Company Disclosure Letter), the statements in the body of this Agreement shall control.

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Section 9.9No Third-Party Beneficiaries. Except as provided in Section 5.8 (which shall be to the benefit of the parties referred to in such section), this Agreement is for the sole benefit of the parties hereto and their permitted assigns and respective successors and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

Section 9.10Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 9.11Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither AQSP on the one hand, nor the Company on the other hand, may assign its rights or obligations hereunder without the prior written consent of the other party. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 9.12Remedies. Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party to this Agreement shall be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at Law, or in equity. The exercise by a party to this Agreement of any one remedy shall not preclude the exercise by it of any other remedy.

Section 9.13Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Illinois or any Illinois state court, in addition to any other remedy to which they are entitled at Law or in equity.

Section 9.14Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, all of which shall be one and the same agreement. This Agreement shall become effective when each party to this Agreement shall have received counterparts signed by all of the other parties.

Section 9.15Expenses. In the event the Closing shall have occurred, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants (that remain outstanding as of the Closing), incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by AQSP. Except as otherwise expressly provided herein (including, but not limited to, Section 8.5), in the event this Agreement is terminated prior to the Closing (for any reason)

all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants,

25030699.1459

incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses; provided that in such an event, the parties hereby agree that the Legal Fee Reimbursement Amount shall be treated as an expense of AQSP and AQSP shall be responsible for paying such amount to the Company’s counsel.

Section 9.16Company Owners Representative.

(a)Effective upon each Company Owner’s execution and delivery of this Agreement, and without any further act of any of the Company Owners or the Company Owners’ Representative, Erik S. Lundgren, is hereby, subject to removal or replacement pursuant to Section 9.16(c), irrevocably appointed as the representative of the Company Owners and as the attorney-in-fact and agent for and on behalf of each Company Owner for purposes of this Agreement and all the other agreements, certificates, documents and transactions contemplated hereby (the “Company Owners Representative”). The Company Owners Representative shall be empowered to take all such actions contemplated to be taken by the Company Owners Representative under this Agreement and all such other actions on behalf of the Company Owners, individually or collectively, as he/she may deem necessary, appropriate or convenient relating to, in connection with or to consummate the transactions contemplated hereby or thereby, including (i) taking all actions and making all filings on behalf of such Company Owners with any Governmental Entity or other Person necessary to effect the consummation of the transactions contemplated by this Agreement, (ii) agreeing to, negotiating, entering into settlements and compromises of, complying with orders of courts and arbitrators with respect to, and otherwise administering and handling any claims under this Agreement on behalf of the Company Owners, including indemnification claims, (iii) negotiating and executing any waivers or amendments of this Agreement (provided, that any amendment that will adversely and disproportionately affect the rights or obligations of any Company Owner as compared to the other Company Owners will require the prior written consent of such adversely and disproportionally affected Company Owner), and (iv) taking all other actions that are either necessary, appropriate or convenient in its judgment for the accomplishment of the foregoing or contemplated by the terms of this Agreement or the Escrow Agreement.  The Company Owners Representative hereby accepts such appointment.

(b)A decision, act, consent or instruction of the Company Owners Representative hereunder will constitute a decision, act, consent or instruction of all Company Owners and will be final, binding and conclusive upon each of the Company Owners, and the Escrow Agent, the Company, AQSP and each Jacobs Owner may rely upon any such decision, act, consent or instruction of the Company Owners Representative as being the decision, act, consent or instruction of each and every Company Owner.  The Escrow Agent, the Company, AQSP and each Jacobs Owner Buyer will be relieved from any liability to any Person for any acts done by them in accordance with such decision, act, consent or instruction of the Company Owners Representative.

(c)Company Owners Representative will have the right to recover from the Company Owners, up to each Company Owner’s Pro Rata Share of, (i) the Company

25030699.1460

Owners Representative’s reasonable out-of-pocket expenses (including fees and costs of attorneys, accountants or other advisors) incurred in serving in that capacity and (ii) any amounts to which it is entitled pursuant to the indemnification provision in Section 9.16(e) (each item in the foregoing clauses (i) and (ii) referred to as a “Charge”).  Such amounts shall first be paid upon written request thereof by the Company Owners Representative including suitable backup documentation thereof.

(d)The Company Owners Representative will incur no liability with respect to any action taken or suffered by any party to this Agreement in reliance upon any notice, direction, instruction, consent, statement or other document believed by such Company Owners Representative to be genuine and to have been signed by the proper Person (and the Company Owners Representative will have no responsibility to determine the authenticity thereof), nor for any other action or inaction, except his or her own gross negligence, bad faith or willful misconduct.  In all questions arising under or relating to this Agreement or the Escrow Agreement, the Company Owners Representative may rely on the advice of outside counsel, and the Company Owners Representative will not be liable to any Company Owner for anything done, omitted or suffered in good faith by the Company Owners Representative based on such advice.

(e)The Company Owners hereby jointly and severally indemnify the Company Owners Representative and hold the Company Owners Representative harmless against any Expenses incurred on the part of the Company Owners Representative and arising out of or in connection with the acceptance or administration of the Company Owners Representative’s duties hereunder, including the reasonable fees and costs of any attorneys and advisors retained by the Company Owners Representative, except to the extent arising from Company Owners Representative’s own gross negligence, bad faith or willful misconduct.  As between the Company Owners, such Expenses shall be apportioned in accordance with their respective Pro Rata Share, and a Company Owner paying such Expenses shall have a right to reimbursement from the other Company Owners for any such Expenses paid in excess of its Pro Rata Share.

(f)At any time, a super-majority-in-interest of Company Owners may, by written consent, remove the Person then appointed as the Company Owners Representative or appoint a new Person as the Company Owners Representative.  Notice, together with a copy of the written consent appointing such new representative and bearing the signatures of a super-majority-in-interest of the Company Owners must be delivered to Company Owners Representative, AQSP, and, if applicable, the Company and the Escrow Agent not less than ten (10) Business Days prior to such appointment.  For the purposes of this Section 9.16, a “super-majority-in-interest of the Company Owners” will mean Company Owners having a combined Pro Rata Share of more than seventy five percent (75%).

(g)In the event that the Company Owners Representative becomes unable or unwilling to continue in its capacity as Company Owners Representative, or if the Company Owners Representative resigns as a Company Owners Representative, a majority-in-interest of the Company Owners may, by written consent, appoint a new representative as the Company Owner’ Representative.  Notice and a copy of the written

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consent appointing such new representative and bearing the signatures of a majority-in-interest of the Company Owners must be delivered to AQSP and, if applicable, the Escrow Agent and the Company. For the purposes of this Section 9.16, a “majority-in-interest of the Company Owners” will mean Company Owners having a combined Pro Rata Share of more than fifty percent (50%).

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

ACQUIRED SALES CORP.

By:	/s/ Gerard M. Jacobs
Name:	Gerard M. Jacobs
Title:	CEO

JACOBS OWNERS:

/s/ Gerard M. Jacobs
GERARD M. JACOBS

/s/ William C. Jacobs
WILLIAM C. JACOBS

CBD LION LLC

By:	/s/ Erik S. Lundgren

Name: Erik S. Lundgren
Title:	CEO

COMPANY OWNERS:

/s/ Erik S. Lundgren
ERIK S. LUNDGREN

/s/ Katie M. Nauert
KATIE M. NAUERT

/s/ Andrew Stepniak
ANDREW STEPNIAK

/s/ Gary S. Lundgren
GARY S. LUNDGREN

/s/ Gayle Lundgren
GAYLE LUNDGREN

802 N Washington St

                                                                                                                                                                                                                                                              Spokane, WA    99201

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Information Statement on Schedule 14C of our audit report dated October 15, 2019, with respect to the balance sheets of CBD Lion LLC as of December 31, 2018 and December 31, 2017, and the related statements of operations, changes in members’ equity (deficit), and cash flows for the period from inception (August 5, 2017) to December 31, 2017 and the year ended December 31, 2018. Our report relating to those financial statements includes an emphasis of matter paragraph regarding an uncertainty about CBD Lion LLC’s ability to continue as a going concern.

/s/ Fruci & Associates II, PLLC

Fruci & Associates II, PLLC

Spokane, Washington

November 1, 2019

802 N Washington St

                                                                                                                                                                                                                                                              Spokane, WA    99201

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Information Statement on Schedule 14C of our audit report dated March 11, 2019, with respect to the balance sheets of Acquires Sales Corp. as of December 31, 2018 and December 31, 2017, and the related statements of operations, shareholders’ equity (deficit), and cash flows for the years then ended. Our report relating to those financial statements includes an emphasis of matter paragraph regarding an uncertainty about Acquires Sales Corp.’s ability to continue as a going concern.

/s/ Fruci & Associates II, PLLC

Fruci & Associates II, PLLC

Spokane, Washington

November 1, 2019